As filed with the Securities and Exchange Commission on November 6 , 2018

Registration No. 333-227089

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1

TO

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CLS HOLDINGS USA, INC.

(Exact name of registrant as specified in its charter)

Nevada	2833	45-1352286
(State or other jurisdiction of incorporation)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

11767 South Dixie Highway, Suite 115
Miami, Florida	33156
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (888) 438-9132

Jeffrey Binder

Chief Executive Officer

11767 South Dixie Highway, Suite 115

Miami, Florida 33156

Telephone:  (888) 438-9132

Telefax:  (305) 507-9081

With copies to:

Kathleen L. Deutsch

Nelson Mullins Broad and Cassel

One North Clematis Street, Suite 500

West Palm Beach, Florida 33401

Telephone: (561) 832-3300

Telefax: (561) 655-1109

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
(Do not check if a smaller reporting company)		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section(7)(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Aggregate Offering Price Per Share		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Shares of common stock, par value $0.0001, held by selling stockholders	42,824,453	$0.955	(2)	$40,897,352.62	$4,956.76

Shares of common stock, par value $0.0001, issuable upon conversion of convertible notes held by selling stockholders	3,125,000	$0.955	(2)	$2,984,375.00	$361.71

Shares of common stock, par value $0.0001, issuable upon exercise of warrants held by a selling stockholder	21,687,690	$0.955	(2)	$20,711,743.95	$2,510.26

TOTAL	67,637,143	--		$64,593,471.57	$7,828.73	(3)

(1)

Pursuant to Rule 416 under the Securities Act, the shares of common stock being registered hereunder include such indeterminate number of shares as may be issuable with respect to the shares of common stock being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(2)

Estimated solely for the purpose of calculating the amount of registration fee pursuant to Rule 457(c) under the Securities Act. The proposed maximum offering price per share and proposed maximum aggregate offering price are based upon the average of the high and low bid prices of the shares of common stock as of November 2, 2018 as quoted on the OTCQB of $0.955.

(3)

A filing fee of $2,610.81 is being paid concurrently with the filing of this Amendment No. 1 of this registration statement on Form S-1, pursuant to the following: (i) filer previously paid a filing fee of $3,922.04 with the filing of this registration statement on Form S-1 on August 28, 2018; and (ii) pursuant to Rule 457(p), filer is offsetting an overpayment of $1,295.88 paid to the Commission in connection with the registration statement filed on Form S-1, with the Commission by the Company on August 28, 2018, Registration No. 333-227088.

WE HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL WE SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

The information contained in this Prospectus is not complete and may be changed. The Selling Stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to sell these shares, and the Selling Stockholders are not soliciting an offer to buy these shares in any state where the offer or sale is not permitted.

Subject To Completion: Dated November 6 , 2018

CLS HOLDINGS USA, INC.

67,637,143 Common Shares

This Prospectus (this “Prospectus”) relates to up to 67,637,143 shares of common stock, par value $0.0001 (the “Common Shares”), of CLS Holdings USA, Inc., a Nevada corporation (the “Company”), that may be offered for sale by the selling stockholders identified in this Prospectus (collectively, the “Selling Stockholders”).  Such Common Shares consist of:

●	42,824,453 Common Shares (the “Shares”) held by Selling Stockholders as of November 6, 2018;

●	3,125,000 Common Shares (“Note Shares”) acquirable upon the conversion of convertible notes (“Convertible Notes”) held by Selling Stockholders as of November 6, 2018; and

●

21,687,690 Common Shares (“Warrant Shares”, collectively with the Shares and Note Shares, the “Offered Shares”) acquirable upon exercise of common stock purchase warrants (“Warrants”) held by Selling Stockholders on November 6, 2018.

The Shares, Notes and Warrants were acquired by the Selling Stockholders in private placement transactions with the Company.  See “Selling Stockholders”.   The Selling Stockholders or their pledgees, assignees or successors-in-interest may offer and sell or otherwise dispose of the Offered Shares from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. The Selling Stockholders will bear all commissions and discounts, if any, attributable to the sales of Offered Shares. We will bear all other costs, expenses and fees in connection with the registration of the Offered Shares.  See “Plan of Distribution” for more information about how the Selling Stockholders may sell or dispose of their Offered Shares.

We are not selling any securities under this Prospectus and will not receive any of the proceeds from the sale of Offered Shares by the Selling Stockholders.

The outstanding Common Shares are quoted for trading on the OTCQB Venture Market (“OTCQB”) under the symbol “CLSH”. On November 2, 2018, the closing bid price of the Common Shares on the OTCQB was $0.97. The listing of the Common Shares will be subject to the Company fulfilling all the listing requirements of the CSE, which cannot be guaranteed.

Investing in our Common Shares involves a high degree of risk. See “Risk Factors” beginning on page 7 of this Prospectus.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus is                                   .

GENERAL MATTERS

Unless otherwise noted or the context indicates otherwise “we”, “us”, “our”, “CLSH” or the “Company” refer to CLS Holdings USA, Inc. and its direct and indirect subsidiaries.

References to “Management” in this Prospectus means the senior officers of the Company and/or its operating subsidiaries, as the case may be. See “Directors and Executive Officers”. Any statements in this Prospectus made by or on behalf of Management are made in such persons’ capacities as officers of the Company and not in their personal capacities.

Prospective purchasers should rely only on the information contained in this Prospectus. We have not authorized any other person to provide prospective purchasers with additional or different information. If anyone provides prospective purchasers with additional or different or inconsistent information, including information or statements in media articles about us, prospective purchasers should not rely on it. Prospective purchasers should assume that the information appearing in this Prospectus is accurate only as at its date, regardless of its time of delivery or of any distribution of Offered Shares. Our business, financial conditions, results of operations and prospects may have changed since that date.

We present its Consolidated Financial Statements (as defined below) in United States dollars. Unless otherwise indicated, all references to dollar amounts in this Prospectus are to United States dollars. Reference to “United States” or “U.S.” are references to the United States of America.

CAUTIONARY NOTE TO INVESTORS

This Prospectus qualifies the distribution of securities of an entity that derives all of its revenues from the cannabis industry in certain U.S. states, which industry is illegal under U.S. federal Law. CLSH is directly involved in the cannabis industry through the production, cultivation and sale of medical and adult-use cannabis in the State of Nevada, which has regulated such activity.

The cultivation, sale and use of cannabis is illegal under federal law pursuant to the U.S. Controlled Substance Act of 1970 (the “Controlled Substance Act”). Under the Controlled Substance Act, the policies and regulations of the United States Federal Government and its agencies are that cannabis has no medical benefit and a range of activities including cultivation and the personal use of cannabis is prohibited. The Supremacy Clause of the United States Constitution establishes that the United States Constitution and federal laws made pursuant to it are paramount and in case of conflict between federal and state law, the federal law shall apply.

Despite the current state of the federal law and the Controlled Substance Act, the states of California, Nevada, Massachusetts, Maine, Washington, Oregon, Colorado, Vermont and Alaska, and the District of Columbia, have legalized recreational use of cannabis. Massachusetts and Maine have not yet begun recreational cannabis commercial operations. In early 2018, Vermont became the first state to legalize recreational cannabis by passage in a state legislature, but does not allow commercial sales of recreational cannabis. Although the District of Columbia voters passed a ballot initiative in November 2014, no commercial recreational operations exist because of a prohibition on using funds for regulation within a federal appropriations amendment to local District spending powers.

In addition, over half of the U.S. states have enacted legislation to legalize and regulate the sale and use of medical cannabis, while other states have legalized and regulate the sale and use of medical cannabis with strict limits on the levels of Delta-9-tetrahydrocannabinol (“THC”).

Our objective is to capitalize on the opportunities presented as a result of the changing regulatory environment governing the cannabis industry in the United States and Canada. Accordingly, there are a number of significant risks associated with our business. Unless and until the United States Congress amends the Controlled Substance Act with respect to medical and/or adult-use cannabis (and as to the timing or scope of any such potential amendments there can be no assurance), there is a risk that federal authorities may enforce current federal law, and the business of CLSH or one or more of CLSH’s subsidiaries may be deemed to be producing, cultivating, extracting or dispensing cannabis in violation of federal law in the United States.

i

For these reasons, our involvement in the United States cannabis market may subject us to heightened scrutiny by regulators, stock exchanges, clearing agencies and other Canadian authorities. There are a number of significant risks associated with our business. As a result, we may be subject to significant direct and indirect interaction with public officials. There can be no assurance that this heightened scrutiny will not in turn lead to the imposition of certain restrictions on our ability to operate in the U.S. or any other jurisdiction. See sections entitled “Risk Factors” and “Our Business – Regulation and Licensure - Enforcement of United States Federal Laws”.

FORWARD-LOOKING STATEMENTS

This Prospectus contains “forward-looking statements” within the meaning of within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which is also referred to as “forward-looking information” that relate to our current expectations and views of future events. The forward-looking information is contained principally in the sections entitled “Prospectus Summary”, “Our Business”, “Management’s Discussion and Analysis” and “Risk Factors”.

In some cases, the forward-looking information can be identified by words or phrases such as “may”, “might”, “will”, “expect”, “anticipate”, “estimate”, “intend”, “plan”, “indicate”, “seek”, “believe”, “predict” or “likely”, or the negative of these terms, or other similar expressions intended to identify forward-looking information. We have based this forward-looking information on our current expectations and projections about future events and financial trends that we believe might affect our financial condition, results of operations, business strategy and financial needs. This forward-looking information includes, among other things, information and statements relating to:

●	our expectations regarding its revenue, expenses and operations
●	our anticipated cash needs, our needs for additional financing, changes to our dividend policies
●	our intention to grow the business and its operations, including the addition of retail stores, grow operation expansion and the Greenhouse Expansion
●	our anticipated phases and timing of the expansion at the Warehouse Facility and the Greenhouse Expansion and the production capacity thereof
●	the expected growth in the number of consumers using our products
●	the expected growth of the Cannabis industry in Nevada and in the U.S.
●	our ability to finance our planned operations and proposed acquisitions, including the transactions contemplated by the Option Agreement and the CannAssist LOI
●	our ability to receive financing in connection with the 2018 Convertible Debenture Offering
●	medical benefits, viability, safety, efficacy and dosing of cannabis
●	expectations with respect to future production costs and capacity
●	expectations regarding regulatory approvals of the Oasis Acquisition
●	expectations with respect to the renewal and/or extension of our licenses
●	expectations with respect to our plan to apply for additional retail store licenses
●	expectations with respect to the effects our recently awarded patent will have on costs and revenues
●	market reception of our current product offerings and other new delivery mechanisms produced by us for use by consumers
●	our competitive position and the regulatory environment in which the we operate
●	any commentary related to the legalization of medical or recreational cannabis and the timing related to such commentary or legalization

Forward-looking information is based on certain assumptions and analyses made by the Company in light of the experience and perception of historical trends, current conditions and expected future developments and other factors it believes are appropriate, and are subject to risks and uncertainties. The material factors and assumptions used to make the forward-looking information includes, among other things:

●	our revenue, expenses and operations not being subject to a material adverse effect
●	our anticipated cash needs, its needs for additional financing, changes to its dividend policies not being subject to a material adverse effect
●

our remaining able to grow the business and its operations, including the addition of retail stores, grow operation expansion, including the expansion at the Warehouse Facility and the Greenhouse Expansion

●	the price of cannabis and cannabis products not being materially adversely affected
●	there being no material adverse effect on our ability or capacity to produce cannabis or cannabis products
●	there being no material adverse effect in the anticipated phases and timing of the expansion at the Warehouse Facility and the Greenhouse Expansion and the production capacity thereof
●	the continued growth in the number of consumers using our products
●

the continued growth of the cannabis industry in Nevada and in the U.S. and there being no material adverse effect in the market for cannabis or the regulatory environment in Nevada or at the federal level in the U.S.

●

there being no material adverse effect with respect to the medical benefits, viability, safety, efficacy and dosing of cannabis, including there being no loss of public trust in the medical benefits, viability, safety, efficacy and dosing of cannabis

●	there being no material adverse effect with respect to our expectations for future production costs and capacity
●	the Company being able to renew and/or extend our licenses
●	the Company being able to apply for additional retail store licenses
●	there being no material adverse effect with respect to our expectations on the effects our recently awarded patent will have on costs and revenues
●	there remaining a positive market reception of our current product offerings and other new delivery mechanisms produced by the Company for use by consumers
●	the Company maintaining its competitive position and there being no material adverse effect in regulatory environment in which the Company operates
●	there being no material adverse effect related to the legalization of medical or recreational cannabis and the timing related to such legalization

Although we believe that the assumptions underlying this information is reasonable, they may prove to be incorrect, and we cannot assure that actual results will be consistent with this forward-looking information. Given these risks, uncertainties and assumptions, prospective investors should not place undue reliance on this forward-looking information. Whether actual results, performance or achievements will conform to our expectations and predictions is subject to a number of known and unknown risks, uncertainties, assumptions and other factors, including those listed under “Risk Factors”, which include:

●	ongoing compliance with regulatory requirements relating to our business
●	changes in laws, regulations and guidelines relating to our business
●	risk of prosecution of cannabis business at the federal level in the U.S. due to ambiguity of law in relation to medical cannabis and cannabis business
●	reliance on current research regarding the medical benefits, viability, safety, efficacy and dosing of cannabis
●	a history of losses
●	failure or delay in grow the business and its operations, including the addition of retail stores, grow operation expansion and the Greenhouse Expansion
●	failure or delay in the anticipated phases and timing of the expansion at the Warehouse Facility and the Greenhouse Expansion and a consequently reduced production capacity
●	reliance on Management and loss of members of Management or other key personnel or an inability to attract new Management team members
●	inability to raise financing to fund on-going operations, capital expenditures or acquisitions
●	inability to realize growth targets
●	requirement of additional financing
●	competition in our industry
●	inability to acquire and retain new clients
●	inability to develop new technologies and products and the obsolescence of existing technologies and products
●	vulnerability to rising energy costs
●	vulnerability to increasing costs and obligations related to investment in infrastructure, growth and regulatory compliance
●	regulatory approval of the Oasis Acquisition
●	dependence on third party transportation services to deliver our products
●	unfavorable publicity or consumer perception
●	product liability claims and product recalls
●	reliance on key inputs and their related costs
●	dependence on suppliers and skilled labor
●	difficulty associated with forecasting demand for products
●	operating risk and insurance coverage
●	inability to manage growth
●	conflicts of interest among our officers and directors
●	environmental regulations and risks
●	managing damage to our reputation and third party reputational risks
●	inability to adequately protect our intellectual property due to Cannabis being illegal under U.S. federal law
●	potential reclassification/re-categorization of cannabis as a controlled substance in the U.S.
●	changes to safety, health and environmental regulations
●	exposure to information systems security threats and breaches
●	Management of additional regulatory burdens
●	volatility in the market price for the Common Shares
●	potential imposition of additional sales practice requirements by the SEC
●	no dividends for the foreseeable future
●	future sales of Common Shares by existing shareholders causing the market price for the Common Shares to fall
●	the issuance of Common Shares in the future causing dilution

If any of these risks or uncertainties materialize, or if assumptions underlying the forward-looking information proves incorrect, actual results might vary materially from those anticipated in the forward-looking information.

Forward-looking information in this Prospectus is provided as of the date of this Prospectus, and we disclaim any obligation to update any forward-looking information, whether as a result of new information or future events or results, except to the extent required by applicable securities laws. Accordingly, potential investors should not place undue reliance on forward-looking information.

MARKET AND INDUSTRY DATA

Unless otherwise indicated, information contained in this Prospectus concerning our industry and the markets in which it operates, including its general expectations and market position, market opportunities and market share, is based on information from independent industry organizations, other third-party sources (including industry publications, surveys and forecasts) and Management studies and estimates.

Unless otherwise indicated, our estimates are derived from publicly available information released by independent industry analysts and third-party sources as well as data from our internal research, and include assumptions made by the Company which it believes to be reasonable based on its knowledge of our industry and markets. Our internal research and assumptions have not been verified by any independent source, and we have not independently verified any third-party information. While we believe the market position, market opportunity and market share information included in this Prospectus is generally reliable, such information is inherently imprecise. In addition, projections, assumptions and estimates of our future performance and the future performance of the industry and markets in which it operates are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described under the heading “Forward-Looking Statements” and “Risk Factors”.

FINANCIAL STATEMENTS PRESENTATION IN THIS PROSPECTUS

The following financial statements (the “Consolidated Financial Statements”), prepared in accordance with U.S. GAAP, have been included in this Prospectus:

(a)	the audited annual financial statements of the Company for the fiscal years ended May 31, 2018 and May 31, 2017;

(b)	the unaudited interim financial statements of the Company for the three month periods ended August 31, 2018 and 2017;

(c)	the audited consolidated financial statements of Alternative Solutions for the years ended December 31, 2017 and December 31, 2016;

(d)	the unaudited interim financial statements of Alternative Solutions for the three and six month periods ended June 30, 2018 and June 30, 2017; and

(e)	the unaudited pro forma financial information of the Company and Alternative Solutions for the 12 month period ended May 31, 2018.

v

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this Prospectus and does not contain all of the information that you should consider in making your investment decision. Before investing in our securities, you should carefully read this entire Prospectus, including our financial statements and the documents to which we refer you. The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Registration Statement on Form S-1 (the “Registration Statement”) of which this Prospectus is a part. Readers should not assume that the information contained in this Prospectus is accurate as of any date other than the date on the cover page of this Prospectus.

Our Business

Overview

We own 100% of Alternative Solutions, LLC a Nevada-based holding company (“Alternative Solutions”) that owns three separate entities with licenses to operate cannabis businesses within the State of Nevada: Serenity Wellness Center, LLC dba Oasis Cannabis (“Oasis”); Serenity Wellness Growers, LLC dba City Trees Fresh Cannabis Cultivation Wholesale; and Serenity Wellness Products, LLC dba City Trees Fresh Cannabis Production Wholesale. Oasis currently operates a retail marijuana dispensary within walking distance to the Las Vegas Strip. City Trees Cultivation and City Trees Production currently operate a small-scale cultivation and product manufacturing facility, respectively, as well as a wholesale distribution operation in North Las Vegas.

Oasis’ retail dispensary is a single location operation in Nevada. Oasis submitted retail applications for 7 different local jurisdictions in Nevada. The application scores and rankings will be available no later than December 5, 2018. Oasis will know how many retail store licenses it received at that time. Oasis is currently scouting potential locations within each jurisdiction. The existing location, which is easily accessible by tourists, is currently open 24 hours per day for walk-in customers and in-store pickup. It also delivers cannabis to residents between the hours of 10:00 AM and 8:00 PM. The central location provides logistical convenience for delivery to all parts of the Las Vegas valley.

City Trees’ wholesale operations began sales to third parties in August 2017. It had made sales to over 25 external customers by Q2 2018. Its existing product line includes vaporizers, tinctures, capsules, and concentrates. Raw materials for manufacturing are all sourced from third parties so there is a significant opportunity to capture additional margin if construction is completed on Phase 1, Phase 2 and the Greenhouse Expansion (as defined below). City Trees currently occupies 1,150 square feet in a 22,000 square feet warehouse. Management expects the facility to produce over 500 pounds of cannabis per month when it is operating at capacity. City Trees plans to use state of the art LED grow lights to dramatically reduce energy costs from what they would be with conventional methods. The lights will be used with a vertical racking system that can accommodate up to three tiers of cannabis plants. This method increases the overall size of the growth canopy that can be placed within a single building. It will further reduce raw materials and manufacturing costs by using mostly sunlight instead of electricity. See “Our Business”.

Our principal business offices are located at 11767 South Dixie Highway, Suite 115, Miami, Florida 33156.

History and Recent Developments

The Company was initially incorporated on March 31, 2011 as Adelt Design, Inc. under Chapter 78 of the Nevada Revised Statutes. On April 29, 2015, we entered into a merger agreement with CLS Labs and a newly-formed, wholly-owned subsidiary and effected the Merger (see “Our Business – The Merger”). Upon the consummation of the Merger, the separate existence of the wholly-owned subsidiary ceased and CLS Labs, the surviving corporation in the Merger, became a wholly owned subsidiary of the Company, with the Company acquiring the stock of CLS Labs, abandoning its previous business, and adopting the existing business plan and operations of CLS Labs.

Since 2014, one of the founders of CLS Labs has been developing a proprietary method of extracting cannabinoids from cannabis plants and converting the resulting cannabinoid extracts into concentrates such as oils, waxes, edibles and shatter. Recently, we began pursuing other revenue producing opportunities, which resulted in the Oasis Acquisition. See “Our Business - History”.

Darling Capital Note

On February 5, 2018, we entered into a securities purchase agreement with Darling Capital LLC, (“Darling”), whereby Darling agreed to purchase a 8% convertible promissory note in the aggregate principal amount of $550,000 from the Company (the “Darling Note”) due, subject to the terms therein, eighteen (18) months from the date of issuance (“Darling Transaction”), for a purchase price of $500,000. Darling may, at its option, convert all or a portion of the note and accrued but unpaid interest into Common Shares at a conversion price of $0.3125 per share. The note also contains a reset feature, whereby, absent certain exceptions, if the Company issues equity securities at an effective price less than $0.3125 per Common Share, the conversion price of the note will be reset to such lower price. We also issued Darling a three-year common stock purchase warrant to purchase 400,000 Common Shares at an initial exercise price of $0.75 per share.

Lamadrid Transaction

On February 26, 2018, we entered into a securities purchase agreement with David Lamadrid, our former President and Chief Financial Officer, whereby Mr. Lamadrid agreed to purchase an 8% convertible promissory note in the aggregate principal amount of $31,250 (the “Lamadrid Note”) from us due, subject to the terms therein, eighteen (18) months from the date of issuance (the “Lamadrid Transaction”). On August 21, 2018, the Company received a conversion notice from Mr. Lamadrid indicating that he had converted $31,250 in principal of, and $1,247 of accrued interest on, the Lamadrid Note into 103,989 Common Shares.

Westpark Offering

During February and March of 2018, we held four closings pursuant to a private offering of securities, which commenced on December 7, 2017, for the sale of a minimum of 800,00 units and a maximum of 4,000,000 units in the Company at a price of $1.25 per unit (there “Westpark Offering”). In connection with the Westpark Offering, we received total gross proceeds of $1,710,313 from the sale of 1,368,250 units. Each unit consisted of four Common Shares and one warrant to purchase one Common Share at $0.75 per Common Share.

Efrat Investments Note

On February 16, 2018, we entered into a securities purchase agreement with Efrat Investments LLC, (“Efrat”), whereby Efrat agreed to purchase a 8% convertible promissory note in the aggregate principal amount of $55,000 from the Company (the “Efrat Note”) due, subject to the terms therein, eighteen (18) months from the date of issuance, for a purchase price of $50,000. Efrat may, at its option, convert all or a portion of the note and accrued but unpaid interest into Common Shares at a conversion price of $0.3125 per share. The note also contains a reset feature, whereby, absent certain exceptions, if the Company issues equity securities at an effective price less than $0.3125 per Common Share, the conversion price of the note will be reset to such lower price. We also issued Efrat a three-year common stock purchase warrant to purchase 40,000 Common Shares at an initial exercise price of $0.75 per share.

YA II Transaction

On May 11, 2018, we entered into a securities purchase agreement with YA II PN, Ltd., a Cayman Island exempted limited partnership (“YA II”), pursuant to which we agreed to sell to YA II, in two closings, (i) convertible debentures in the aggregate principal amount of $1,250,000, plus accrued interest, which may be converted into Common Shares, at the discretion of either the investor or the Company in accordance with the terms of the debentures, and (ii) five-year warrants to purchase an aggregate of 3,125,000 Common Shares at $0.60 per share (“YA II Transaction”).  At the first closing, which occurred on May 14, 2018, we issued a $750,000 debenture and a warrant to purchase 1,875,000 Common Shares.  At the second closing, which occurred on July 20, 2018, we issued a $500,000 debenture and a warrant to purchase 1,250,000 additional Common Shares. The debentures bear interest at the rate of 8% per annum. If an event of default occurs and for so long as such event of default remains uncured, the interest rate on the debentures shall immediately become 15% per annum and shall remain at such increased interest rate until the applicable event of default is cured.

Commencing on December 1, 2018 and on the first day of each month thereafter through July 1, 2019, we will pay the YA II one-eighth of the principal amount of the debentures, plus accrued and outstanding interest (“Installment Amount”), plus 20% of the of the Installment Amount for Installment Amounts due within 180 days following the date of execution of the securities purchase agreement, and 25% of the Installment Amount for Installment Amounts due thereafter in cash or by converting such Installment Amount into Common Shares, if we have met the applicable conditions for such a conversion and as long as the conversion does not exceed certain maximum amounts. Each Installment Amount will be deferred to the maturity date if the daily dollar volume-weighted average price of our common stock equals or exceeds $0.40 per share for each of the 10 consecutive days preceding the fifth trading day prior to the respective installment date.

Pursuant to the terms of the debentures, YA II PN may elect to convert any portion of the principal and accrued interest under the debentures into Common Shares at a fixed conversion price of $0.40 per share.  In addition, we may, in our sole discretion, make an installment payment using Common Shares.

Canaccord Financing

On June 20, 2018, we closed an offering (the “Canaccord Special Warrant Offering”) for aggregate gross proceeds of CAD$13,037,859. Canaccord Genuity Corp. (“Canaccord”) acted as the sole agent and sole bookrunner in connection with the Canaccord Special Warrant Offering. Pursuant to the Canaccord Special Warrant Offering, we issued 28,973,019 special warrants, at a price of CAD$0.45 per special warrant (the “Special Warrants”). Each Special Warrant was automatically exercisable, for no additional consideration, into one unit consisting of one unit of our common stock and one common stock warrant on the earlier of: (i) the date that is five business days following the date on which we obtain a receipt from the applicable securities commissions for a final prospectus qualifying the distribution of the units issuable upon exercise of the Special Warrants, and (ii) November 30, 2018. On August 20, 2018, the number of units acquirable upon deemed exercise of the Special Warrants was automatically adjusted from one unit per Special Warrant to 1.1 units per Special Warrant due to the Company not having obtained that required receipt from the applicable securities commissions to qualify the distribution of the units by that date. See “Our Business - History – Canaccord Special Warrant Offering”.

Acquisition of Alternative Solutions

On June 27, 2018, we completed the purchase of all of the membership interests in Alternative Solutions and the Oasis LLCs from the members of such entities (other than Alternative Solutions). The closing occurred pursuant to a Membership Interest Purchase Agreement entered into between the Company and Alternative Solutions on December 4, 2017, as amended.  Pursuant to the Acquisition Agreement, we acquired all of the membership interests in Alternative Solutions, the parent of the Oasis LLCs, from its members, and the membership interests in the Oasis LLCs owned by members other than Alternative Solutions. See “Our Business - History – Acquisition of Alternative Solutions”.

Appointment of New Officers for CLS Nevada

On July 1, 2018, CLS Nevada, Inc., the our wholly-owned operating subsidiary, appointed Mr. Benjamin Sillitoe as its new Chief Executive Officer and Mr. Don Decatur as its new Chief Operating Officer.

Appointment of New Chief Financial Officer

On July, 24, 2018, Mr. David Lamadrid resigned as our President and Chief Financial Officer and the Company appointed Mr. Frank Tarantino as its new Chief Financial Officer.

August Koretsky Note

On August 6, 2018, we issued a convertible promissory note to Newcan Investment Partners LLC, an entity owned by Frank Koretsky, a director of the Company, in the amount of $75,000.00 (the “Newcan Convertible Note 8”), to finalize the terms of repayment with respect to a certain loan made to the Company by Newcan Investment Partners LLC on May 4, 2018, which was converted into 196,336 shares of common stock on October 23, 2018.

Navy Capital Offering

On July 31, 2018, the Company entered into a subscription agreement with Navy Capital Green International, Ltd., a British Virgin Islands limited company (“Navy Capital”), pursuant to which we agreed to sell to Navy Capital, for a purchase price of $3,000,000, 7,500,000 units, at $0.40 per unit, representing (i) 7,500,000 Common Shares, and (ii) three-year warrants to purchase an aggregate of 7,500,000 Common Shares at an exercise price of $0.60 per Common Share (the “Navy Capital Offering”). The warrants provide that they are callable at any time after the bid price of our Common Shares exceeds 120% of the exercise price of the warrants for a period of 20 consecutive business days. The subscription agreements require us to file, on or before November 1, 2018, a registration statement with the U.S. Securities and Exchange Commission registering the Common Shares and Common Shares acquirable upon exercise of the warrants issued to such investors. If we fail to file the registration statement on or before that date, we must issue to such investors an additional number of units equal to ten percent (10%) of the units originally subscribed for by the investor (which will include additional warrants at the original exercise price). Between August 8, 2018 and August 10, 2018, we entered into five subscription agreements in connection with the Navy Capital Offering, pursuant to which we agreed to sell 6,875,000 units for an aggregate purchase price of $2,750,000.

Our Operations and Products

Dispensary Operations

Oasis opened as a medical cannabis dispensary in 2015 and began retail sales to adults over the age of 21 on July 1, 2017. Oasis is a top retail cannabis where customers and patients can browse the selection of inventory in a display and ask questions to qualified staff with minimal wait times. Automated payments allow for safety, convenience, and scalability. See “Our Business – Nevada Operations – Dispensary Operations”.

Cultivation, Production & Wholesale Sales Operations

City Trees wholesale operations primarily consists of purchasing finished distilled cannabis oil from third party vendors and formulating it into a variety of finished products for sales and distribution to retail cannabis stores and medical dispensaries throughout Nevada.

The vaporizer and concentrate product line of City Trees consists of proprietary blends of cannabis oil and terpenes filled into custom branded City Trees vaporizers that utilize ceramic heating technology to deliver clean, even heat without using a wick like most traditional vaporizers. The product line of capsules is known as City Caps and includes CBD and THC blends in ratios of 10 to 1, 4 to 1, and 1 to 4. The blends are named cannabidiol (“CBD”), Rise, and Rest, respectively. The recently introduced line of tinctures include a 20 to 1, 10 to 1, and a 1 to 1 CBD to THC ratio as well as a THC only version. See “Our Business – Nevada Operations – Cultivation, Production and Wholesale Sales Operations” and “Our Business –Nevada Operations – Product Line”.

The Offering

Common Shares Offered By the Selling Stockholders	67,637,143 Common Shares including: ● 42,824,453 Shares; ● 3,125,000 Note Shares; and ● 21,687,690 Warrant Shares.

Offering Price	Determined at the time of sale by the Selling Stockholders

Use of Proceeds	We will not receive any proceeds from the sale of the Common Shares by Selling Stockholders covered by this Prospectus.

Common Shares Outstanding as of October 26, 2018	90,328,506 Common Shares

OTCQB	The shares are quoted on the OTCQB under the symbol “CLSH”.

Risk Factors	Investing in the Common Shares involves a high degree of risk. See “Risk Factors” beginning on page 7 of this Prospectus.

Dividend Policy	We currently intend to retain any future earnings to fund the development and growth of our business. Therefore, we do not currently anticipate paying cash dividends.

Selected Financial Data

The following historical financial information should be read in conjunction with the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and the related notes included elsewhere in this Prospectus. The historical results are not necessarily indicative of results to be expected for any future periods:

	August 31		May 31
Balance Sheet Data	2018	2017	2018	2017

Cash	$5,953,925	$12,099	$52,964	$78,310
Current assets	$6,771,613	$13,509	$54,374	$79,720
Total assets	$35,197,970	$15,398	$2,105,272	$131,940
Current liabilities	$5,957,447	$1,414,784	$2,689,148	$1,826,478
Total Liabilities	$6,312,182	$2,113,040	$2,733,052	$2,018,478
Stockholders’ equity (deficit)	$28,885,788	$(2,097,642)	$(627,780)	$(1,886,538)
Total liabilities and stockholders’ equity	$35,197,970	$15,398	$2,105,272	$131,940

	Three Months Ended August 31		Years Ended May 31
Statements of Operations Data:	2018	2017	2018	2017

Total Revenues	$1,179,353	$-	$-	$-
Cost of goods sold	$759,944	$-	$-	$-
Net income (loss)	$(16,656,940)	$(565,685)	$(9,577,484)	$(4,865,724)
Net loss per share attributable to common stockholders, basic and diluted	$(0.23)	$(0.02)	$(0.24)	$(0.23)
Weighted average shares used to compute net loss per share attributable to common stockholders, basic and diluted	71,296,485	32,865,727	39,224,613	20,778,785

RISK FACTORS

An investment in our securities is subject to numerous risks, including the risk factors described below. You should carefully consider the risks, uncertainties, and other factors described below, in addition to the other information set forth in this Prospectus, before making an investment decision with regard to our securities. Any of these risks, uncertainties, and other factors could materially and adversely affect our business, financial condition, results of operations, cash flows, or prospects. In that case, the trading price of our Common Shares could decline, and you may lose all or part of your investment. See also “Forward-Looking Statements.”

Risks Related to the Marijuana Industry

Cannabis continues to be a Controlled Substance under the United States Federal Controlled Substances Act and our business may result in federal civil or criminal prosecution.

We are directly engaged in the medical and adult-use cannabis industry in the U.S. where local state law permits such activities however all such activities remain illegal under federal law in the U.S. Investors are cautioned that in the U.S., cannabis is highly regulated at the state level. To our knowledge, there are to date a total of 30 states, and the District of Columbia, Puerto Rico and Guam that have legalized medical cannabis in some form, including California, although not all states have fully implemented their legalization programs. Nine states and the District of Columbia have legalized cannabis for adult use. Fifteen additional states have legalized high-cannabidiol (“CBD”), low Delta-9-tetrahydrocannabinol (“THC”) oils for a limited class of patients. Notwithstanding the permissive regulatory environment of cannabis at the state level, cannabis continues to be categorized as a Schedule I controlled substance under the U.S. Controlled Substance Act of 1970 (codified in 21 U.S.C.A. Section 812) (the “Controlled Substances Act “). Under United States federal law, a Schedule I drug is considered to have a high potential for abuse, no accepted medical use in the United States, and a lack of accepted safety for the use of the substance under medical supervision. Federal law prohibits commercial production and sale of all Schedule I controlled substances, and as such, cannabis-related activities, including without limitation, the importation, cultivation, manufacture, distribution, sale and possession of cannabis remain illegal under U.S. federal law. It is also illegal to aid or abet such activities or to conspire or attempt to engage in such activities. Strict compliance with state and local laws with respect to cannabis may neither absolve us of liability under U.S. federal law, nor provide a defense to any federal proceeding brought against us. An investor’s contribution to and involvement in such activities may result in federal civil and/or criminal prosecution, including, but not limited to, forfeiture of his, her or its entire investment, fines and/or imprisonment.

An appropriations rider contained in the fiscal year 2015, 2016, 2017, and 2018 Consolidated Appropriations Acts provides budgetary constraints on the federal government’s ability to interfere with the implementation of state-based medical cannabis laws. The Ninth Circuit Court of Appeals and other courts have interpreted the language to mean that the U.S. Department of Justice (“DOJ”) cannot expend funds to prosecute state-law-abiding medical cannabis operators complying strictly with state medical cannabis laws. The Amendment prohibits the federal government from using congressionally appropriated funds to prevent states from implementing their own medical cannabis laws. The Amendment remains in effect through September 30, the end of the 2018 fiscal year, at which point Congress will decide whether to approve its extension. Continued reauthorization of the Amendment is predicated on future political developments and cannot be guaranteed. If the Amendment expires, federal prosecutors could prosecute even state-compliant medical cannabis operators for conduct within the five-year statute of limitations. The Amendment does not protect state legal adult-use cannabis businesses and the DOJ may spend funds to prosecute persons that are operating in accordance with state adult use cannabis laws.

Violations of any federal laws and regulations could result in significant fines, penalties, administrative sanctions, convictions or settlements arising from civil proceedings conducted by either the federal government or private citizens, or criminal charges and penalties, including, but not limited to, disgorgement of profits, cessation of business activities, divestiture, or prison time. This could have a material adverse effect on us, including our reputation and ability to conduct business, our holding (directly or indirectly) of medical and adult-use cannabis licenses in the U.S., the listing of our securities on the Canadian Securities Exchange (“CSE”), our financial position, operating results, profitability or liquidity or the market price of our publicly traded shares. In addition, it is difficult for us to estimate the time or resources that would be needed for the investigation or defense of any such matters or our final resolution because, in part, the time and resources that may be needed are dependent on the nature and extent of any information requested by the applicable authorities involved, and such time or resources could be substantial.

The approach to the enforcement of cannabis laws may be subject to change, which creates uncertainty for our business.

As a result of the conflicting views between state legislatures and the federal government regarding cannabis, investments in, and the operations of, cannabis businesses in the U.S. are subject to inconsistent laws and regulations. The so-called “Cole Memorandum” issued by former Deputy Attorney General James Cole on August 29, 2013 and other Obama-era cannabis policy guidance, discussed below, provided the framework for managing the tension between federal and state cannabis laws. Subsequently, as discussed below, Attorney General Jeff Sessions rescinded the Cole Memo and related policy guidance. Although no longer in effect, these policies, and the enforcement priorities established within, appear to continue to be followed during the Trump administration and remain critical factors that inform the past and future trend of state-based legalization.

The Cole Memo directed U.S. Attorneys not to prioritize the enforcement of federal cannabis laws against individuals and businesses that comply with state medical or adult-use cannabis regulatory programs, provided certain enumerated enforcement priorities (such as diversion or sale of cannabis to minors) were not implicated. In addition to general prosecutorial guidance issued by the DOJ, FinCEN issued a the FinCEN Memorandum on February 14, 2014 outlining Bank Secrecy Act-compliant pathways for financial institutions to service state-sanctioned cannabis businesses, which echoed the enforcement priorities outlined in the Cole Memorandum. On the same day the FinCEN Memorandum was published, the DOJ issued complimentary policy guidance directing prosecutors to apply the enforcement priorities of the Cole Memo when determining whether to prosecute individuals or institutions with crimes related to financial transactions involving the proceeds of cannabis-related activities.

On January 4, 2018 Attorney General Jeff Sessions rescinded the Cole Memo, the Cole Banking Memorandum, and all other related Obama-era DOJ cannabis enforcement guidance. While the rescission did not change federal law, as the Cole Memo and other DOJ guidance documents were not themselves laws, the rescission removed the DOJ’s formal policy that state-regulated cannabis businesses in compliance with the Cole Memo guidelines should not be a prosecutorial priority. Notably, Attorney General Sessions’ rescission of the Cole Memo and the Cole Banking Memorandum has not affected the status of the FinCEN Memorandum issued by the Department of Treasury, which remains in effect. In addition to his rescission of the Cole Memo, Attorney General Sessions issued a one-page memorandum known as the “Sessions Memorandum”. The Sessions Memorandum explains the DOJ’s rationale for rescinding all past DOJ cannabis enforcement guidance, claiming that Obama-era enforcement policies are “unnecessary” due to existing general enforcement guidance adopted in the 1980s, in chapter 9.27.230 of the U.S. Attorney’s Manual (the “USAM”). The USAM enforcement priorities, like those of the Cole Memo, are based on the use of the federal government’s limited resources and include “law enforcement priorities set by the Attorney General,” the “seriousness” of the alleged crimes, the “deterrent effect of criminal prosecution,” and “the cumulative impact of particular crimes on the community.” Although the Sessions Memorandum emphasizes that cannabis is a federally illegal Schedule I controlled substance, it does not otherwise instruct U.S. Attorneys to consider the prosecution of cannabis-related offenses a DOJ priority, and in practice, most U.S. Attorneys have not changed their prosecutorial approach to date. However, due to the lack of specific direction in the Sessions Memorandum as to the priority federal prosecutors should ascribe to such cannabis activities, there can be no assurance that the federal government will not seek to prosecute cases involving cannabis businesses that are otherwise compliant with state law.

Such potential proceedings could involve significant restrictions being imposed upon us or third parties, while diverting the attention of key executives. Such proceedings could have a material adverse effect on our business, revenues, operating results and financial condition as well as our reputation and prospects, even if such proceedings were concluded successfully in our favor. In the extreme case, such proceedings could ultimately involve the criminal prosecution of key executives of the Company, the seizure of corporate assets, and consequently, the inability of the Company to continue its business operations. Strict compliance with state and local laws with respect to cannabis does not absolve the Company of potential liability under U.S. federal law, nor provide a defense to any federal proceeding which may be brought against us. Any such proceedings brought against us may adversely affect our operations and financial performance.

Uncertainty surrounding existing protection from U.S. federal prosecution may adversely affect our operations and financial performance.

Pursuant to the Amendment, until September 2018, the DOJ is prohibited from expending any funds to prevent states from implementing their own medical cannabis laws. If the Amendment or an equivalent thereof is not successfully included in the next or any subsequent federal omnibus spending bill, the protection which has been afforded thereby to U.S. medical cannabis businesses in the past would lapse, and such businesses would be subject to a higher risk of prosecution under federal law. Although unlikely, there is a possibility that all amendments may be banned from federal omnibus spending bills, and if this occurs and the substantive provisions of the Amendment are not included in the base federal omnibus spending bill or other law, these protections would lapse.

We may be in violation of anti-money laundering laws and regulations which could impact our ability to obtain banking services, result in the forfeiture or seizure of our assets and could require us to suspend or cease operations.

We are subject to a variety of laws and regulations domestically and in the U.S. that involve money laundering, financial recordkeeping and proceeds of crime, including the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada), as amended and the rules and regulations thereunder, the Criminal Code (Canada) and any related or similar rules, regulations or guidelines, issued, administered or enforced by governmental authorities in the U.S. and Canada. Since the cultivation, manufacture, distribution and sale of cannabis remains illegal under the Controlled Substances Act, banks and other financial institutions providing services to cannabis-related businesses risk violation of federal anti-money laundering statutes (18 U.S.C. §§ 1956 and 1957), the unlicensed money-remitter statute (18 U.S.C. § 1960) and the Bank Secrecy Act, among other applicable federal statutes. Banks or other financial institutions that provide cannabis businesses with financial services such as a checking account or credit card in violation of the Bank Secrecy Act could be criminally prosecuted for willful violations of money laundering statutes, in addition to being subject to other criminal, civil, and regulatory enforcement actions. Banks often refuse to provide banking services to businesses involved in the cannabis industry due to the present state of the laws and regulations governing financial institutions in the U.S. The lack of banking and financial services presents unique and significant challenges to businesses in the cannabis industry. The potential lack of a secure place in which to deposit and store cash, the inability to pay creditors through the issuance of checks and the inability to secure traditional forms of operational financing, such as lines of credit, are some of the many challenges presented by the unavailability of traditional banking and financial services. These statutes can impose criminal liability for engaging in certain financial and monetary transactions with the proceeds of a “specified unlawful activity” such as distributing controlled substances which are illegal under federal law, including cannabis, and for failing to identify or report financial transactions that involve the proceeds of cannabis-related violations of the Controlled Substances Act. We may also be exposed to the foregoing risks.

As previously introduced, in February 2014, FinCEN issued the FinCEN Memo providing instructions to banks seeking to provide services to cannabis-related businesses. The FinCEN Memo states that in some circumstances, it is permissible for banks to provide services to cannabis-related businesses without risking prosecution for violation of the Bank Secrecy Act. It refers to supplementary guidance that former Deputy Attorney General James M. Cole issued to federal prosecutors relating to the prosecution of money laundering offenses predicated on cannabis-related violations of the Controlled Substances Act. Although the FinCEN Memo remains in effect today, it is unclear at this time whether the current administration will follow the guidelines of the FinCEN Memo. Overall, the DOJ continues to have the right and power to prosecute crimes committed by banks and financial institutions, such as money laundering and violations of the Bank Secrecy Act, that occur in any state, including in states that have legalized the applicable conduct and the DOJ’s current enforcement priorities could change for any number of reasons. A change in the DOJ’s enforcement priorities could result in the DOJ prosecuting banks and financial institutions for crimes that previously were not prosecuted. If we do not have access to a U.S. banking system, its business and operations could be adversely affected.

Other potential violations of federal law resulting from cannabis-related activities include the Racketeer Influenced Corrupt Organizations Act (“RICO”). RICO is a federal statute providing criminal penalties in addition to a civil cause of action for acts performed as part of an ongoing criminal organization. Under RICO, it is unlawful for any person who has received income derived from a pattern of racketeering activity (which includes most felonious violations of the Canadian Securities Administrators), to use or invest any of that income in the acquisition of any interest, or the establishment or operation of, any enterprise which is engaged in interstate commerce. RICO also authorizes private parties whose properties or businesses are harmed by such patterns of racketeering activity to initiate a civil action against the individuals involved. Although RICO suits against the cannabis industry are rare, a few cannabis businesses have been subject to a civil RICO action. Defending such a case has proven extremely costly, and potentially fatal to a business’ operations.

In the event that any of our operations, or any proceeds thereof, any dividends or distributions therefrom, or any profits or revenues accruing from such operations in the United States were found to be in violation of money laundering legislation or otherwise, such transactions may be viewed as proceeds of crime under one or more of the statutes noted above or any other applicable legislation. This could restrict or otherwise jeopardize our ability to declare or pay dividends, effect other distributions or subsequently repatriate such funds back to Canada, and subject us to civil and/or criminal penalties. Furthermore, while there are no current intentions to declare or pay dividends on the Common Shares in the foreseeable future, in the event that a determination was made that our proceeds from operations (or any future operations or investments in the United States) could reasonably be shown to constitute proceeds of crime, we may decide or be required to suspend declaring or paying dividends without advance notice and for an indefinite period of time. We could likewise be required to suspend or cease operations entirely.

We may become subject to federal and state forfeiture laws which could negatively impact our business operations.

Violations of any federal laws and regulations could result in significant fines, penalties, administrative sanctions, convictions or settlements arising from civil proceedings conducted by either the federal government or private citizens, or criminal charges, including, but not limited to, seizure of assets, disgorgement of profits, cessation of business activities or divestiture. As an entity that conducts business in the cannabis industry, we are potentially subject to federal and state forfeiture laws (criminal and civil) that permit the government to seize the proceeds of criminal activity. Civil forfeiture laws could provide an alternative for the federal government or any state (or local police force) that wants to discourage residents from conducting transactions with cannabis related businesses but believes criminal liability is too difficult to prove beyond a reasonable doubt. Also, an individual can be required to forfeit property considered to be the proceeds of a crime even if the individual is not convicted of the crime, and the standard of proof in a civil forfeiture matter is lower than the standard in a criminal matter. Depending on the applicable law, whether federal or state, rather than having to establish liability beyond a reasonable doubt, the federal government or the state, as applicable, may be required to prove that the money or property at issue is proceeds of a crime only by either clear and convincing evidence or a mere preponderance of the evidence.

Investors located in states where cannabis remains illegal may be at risk of prosecution under federal and/or state conspiracy, aiding and abetting, and money laundering statutes, and be at further risk of losing their investments or proceeds under forfeiture statutes. Many states remain fully able to take action to prevent the proceeds of cannabis businesses from entering their state. Because state legalization is relatively new, it remains to be seen whether these states would take such action and whether a court would approve it. Investors and prospective investors of the Company should be aware of these potentially relevant federal and state laws in considering whether to invest in the Company.

We are subject to certain tax risks and treatments that could negatively impact our results of operations.

Section 280E of the Internal Revenue Code, as amended, prohibits businesses from deducting certain expenses associated with trafficking controlled substances (within the meaning of Schedule I and II of the Controlled Substances Act). The IRS has invoked Section 280E in tax audits against various cannabis businesses in the U.S. that are permitted under applicable state laws. Although the IRS issued a clarification allowing the deduction of certain expenses, the scope of such items is interpreted very narrowly and the bulk of operating costs and general administrative costs are not permitted to be deducted. While there are currently several pending cases before various administrative and federal courts challenging these restrictions, there is no guarantee that these courts will issue an interpretation of Section 280E favorable to cannabis businesses.

Our business in the cannabis industry is subject to heightened scrutiny by regulatory authorities.

For the reasons set forth above, our existing operations in the United States, and any future operations or investments, may become the subject of heightened scrutiny by regulators, stock exchanges and other authorities in Canada. As a result, we may be subject to significant direct and indirect interaction with public officials. There can be no assurance that this heightened scrutiny will not in turn lead to the imposition of certain restrictions on our ability to operate or invest in the United States or any other jurisdiction, in addition to those described herein.

It has been reported by certain publications in Canada that The Canadian Depository for Securities Limited is considering a policy shift that would see its subsidiary, CDS Clearing and Depository Services Inc. (“CDS”), refuse to settle trades for cannabis issuers that have investments in the United States. CDS is Canada’s central securities depository, clearing and settlement hub settling trades in the Canadian equity, fixed income and money markets. CDS or its parent company has not issued any public statement in regard to these reports. Although we currently have no operations in the United States, if CDS were to proceed in the manner suggested by these publications, and apply such a policy to us, it would have a material adverse effect on the ability of holders of Common Shares to make trades. In particular, the Common Shares would become highly illiquid as investors would have no ability to effect a trade of the Common Shares through the facilities of a stock exchange.

In the United States, many clearing houses for major broker-dealer firms, including Pershing LLC, the largest clearing, custody and settlement firm in the United States, have refused to handle securities or settle transactions of companies engaged in cannabis related business. Many other clearing firms have taken a similar approach. This means that certain broker-dealers cannot accept for deposit or settle transactions in the securities of companies, which may inhibit the ability of investors to trade in our securities and could negatively affect the liquidity of our securities.

In addition, on November 24, 2017, the TMX Group provided an update regarding issuers with marijuana-related activities in the United States and confirmed that TMX Group will rely on the Canadian Securities Administrators’ recommendation to defer to individual exchange’s rules for companies that have marijuana-related activities in the United States and to determine the eligibility of individual issuers to list based on those exchanges’ listing requirements. On February 8, 2018, CDS signed a memorandum (the “CDS MOU”) with Aequitas NEO Exchange Inc., CNSX Markets Inc., TSX Inc., and TSX Venture Exchange Inc. (collectively, the “Exchanges”). The CDS MOU outlines CDS’ and the Exchanges’ understanding of Canada’s regulatory framework applicable to the rules and procedures and regulatory oversight of the Exchanges and CDS. The CDS MOU confirms, with respect to the clearing of listed securities, that CDS relies on the Exchanges to review the conduct of listed issuers. As a result, there currently is no CDS ban on the clearing of securities of issuers with marijuana-related activities in the U.S. However, if CDS were to proceed in the manner suggested by these publications, and apply such a policy to us, it would have a material adverse effect on the ability of Common Shares to make trades. In particular, the Common Shares would become highly illiquid as investors would have no ability to effect a trade of Common Shares through the facilities of a stock exchange.

Any restrictions imposed by the CSE or other applicable exchange on the business of the Company and/or the potential delisting of the Common Shares from the CSE or other applicable exchange would have a material adverse effect on the Company and on the ability of holders of Common Shares to make trades.

The heightened regulatory scrutiny could have a negative impact on our ability to raise capital.

Our business activities rely on newly established and/or developing laws and regulations in multiple jurisdictions, including in Nevada. These laws and regulations are rapidly evolving and subject to change with minimal notice. Regulatory changes may adversely affect our profitability or cause it to cease operations entirely. The cannabis industry may come under the scrutiny or further scrutiny by the U.S. Food and Drug Administration, SEC, the DOJ, the Financial Industry Regulatory Authority or other federal, Nevada or other applicable state or non-governmental regulatory authorities or self-regulatory organizations that supervise or regulate the production, distribution, sale or use of cannabis for medical or non-medical purposes in the U.S. It is impossible to determine the extent of the impact of any new laws, regulations or initiatives that may be proposed, or whether any proposals will become law. The regulatory uncertainty surrounding our industry may adversely affect our business and operations, including without limitation, the costs to remain compliant with applicable laws and the impairment of its ability to raise additional capital, create a public trading market in the U.S. for securities of the Company or to find a suitable acquirer, which could reduce, delay or eliminate any return on investment in the Company.

Our business is subject to risk from changing regulatory and political environments surrounding the cannabis industry.

The success of our business strategy depends on the legality of the marijuana industry. The political environment surrounding the marijuana industry in general can be volatile and the regulatory framework remains in flux. To our knowledge, there are to date a total of 29 states, and the District of Columbia, Puerto Rico, the U.S. Virgin Islands and Guam that have legalized cannabis in some form, including Nevada, and additional states have pending legislation regarding the same; however, the risk remains that a shift in the regulatory or political realm could occur and have a drastic impact on the industry as a whole, adversely impacting our business, results of operations, financial condition or prospects.

Delays in enactment of new state or federal regulations could restrict our ability to reach strategic growth targets and lower return on investor capital. Our strategic growth strategy is reliant upon certain federal and state regulations being enacted to facilitate the legalization of medical and adult-use marijuana. If such regulations are not enacted, or enacted but subsequently repealed or amended, or enacted with prolonged phase-in periods, our growth target, and thus, the effect on the return of investor capital, could be detrimental. We are unable to predict with certainty when and how the outcome of these complex regulatory and legislative proceedings will affect its business and growth.

Further, there is no guaranty that state laws legalizing and regulating the sale and use of cannabis will not be repealed or overturned, or that local governmental authorities will not limit the applicability of state laws within their respective jurisdictions. If the federal government begins to enforce federal laws relating to cannabis in states where the sale and use of cannabis is currently legal, or if existing applicable state laws are repealed or curtailed, our business, results of operations, financial condition and prospects would be materially adversely affected. It is also important to note that local and city ordinances may strictly limit and/or restrict disbursement of marijuana in a manner that will make it extremely difficult or impossible to transact business that is necessary for the continued operation of the marijuana industry. Federal actions against individuals or entities engaged in the marijuana industry or a repeal of applicable marijuana related legislation could adversely affect us and our business, results of operations, financial condition and prospects.

We are aware that multiple states are considering special taxes or fees on businesses in the marijuana industry. It is a potential yet unknown risk at this time that other states are in the process of reviewing such additional fees and taxation. This could have a material adverse effect upon our business, results of operations, financial condition or prospects.

The commercial, medical and adult-use marijuana industries are in their infancy and we anticipate that such regulations will be subject to change as the jurisdictions in which we do business matures. We have in place a detailed compliance program overseen and maintained by external state and local regulatory/compliance counsel. Our internal compliance team (consisting of managers for each respective business unit) implements the compliance program.

Our internal compliance team oversees training for all employees, including on the following topics:

•     compliance with state and local laws

•     safe cannabis use

•     dispensing procedures

•     security and safety policies and procedures

•     inventory control

•     quality control

•     transportation procedures

Our compliance program emphasizes security and inventory control to ensure strict monitoring of cannabis and inventory from delivery by a licensed distributor to sale or disposal. Only authorized, properly trained employees are allowed to access our computerized seed-to-sale system.

Additionally, we have created comprehensive standard operating procedures that include detailed descriptions and instructions for monitoring inventory at all stages of development and distribution. We will continue to monitor compliance on an ongoing basis in accordance with its compliance program, standard operating procedures, and any changes to regulation in the marijuana industry.

Overall, the medical and adult-use marijuana industry is subject to significant regulatory change at both the state and federal level. The inability of the Company to respond to the changing regulatory landscape may cause it to not be successful in capturing significant market share and could otherwise harm its business, results of operations, financial condition or prospects.

The potential re-classification of cannabis in the United States could create additional regulatory burdens on our operations and negatively affect our results of operations.

If cannabis and/or CBD is re-categorized as a Schedule II or lower controlled substance, the ability to conduct research on the medical benefits of cannabis would most likely be improved; however, rescheduling cannabis may materially alter enforcement policies across many federal agencies, primarily the U.S. Food and Drug Administration (“FDA”). FDA is responsible for ensuring public health and safety through regulation of food, drugs, supplements, and cosmetics, among other products, through its enforcement authority pursuant to the Federal Food Drug and Cosmetic Act (“FFDCA”). FDA’s responsibilities include regulating the ingredients as well as the marketing and labeling of drugs sold in interstate commerce. Because cannabis is federally illegal to produce and sell, and because it has no federally recognized medical uses, the FDA has historically deferred enforcement related to cannabis to the U.S. Drug Enforcement Agency (“DEA”); however, the FDA has enforced the FFDCA with regard to hemp-derived products, especially CBD, sold outside of state-regulated cannabis businesses. If cannabis were to be rescheduled to a federally controlled, yet legal, substance, FDA would likely play a more active regulatory role. Further, in the event that the pharmaceutical industry directly competes with state-regulated cannabis businesses for market share, as could potentially occur with rescheduling, the pharmaceutical industry may urge the DEA, FDA, and others to enforce the Canadian Securities Administrators and FFDCA against businesses that comply with state but not federal law. The potential for multi-agency enforcement post-rescheduling could threaten or have a materially adverse effect on the operations of existing state-legal cannabis businesses, including the Company.

Even though certain U.S. and state statutes authorize the cultivation and transportation of CBD under certain circumstances, the DEA has determined that all CBD products, regardless of origin, are considered Schedule I controlled substances and issued a drug code for CBD. The United States Court of Appeals for the Ninth Circuit recently heard oral arguments challenging the DEA’s drug code for “marijuana extracts”. There can be no assurance as to the outcome of this case and regardless of such outcome, we are unable to determine what the impact of this drug code will be on our business.

Our participation in the cannabis industry may lead to costly litigation, which could adversely affect our financial condition and business operations.

Our participation in the cannabis industry may lead to litigation, formal or informal complaints, enforcement actions, and inquiries by various federal, state, or local governmental authorities against us or our investments. Litigation, complaints, and enforcement actions involving either us or our investments could consume considerable amounts of financial and other corporate resources, which could have an adverse effect on our future cash flows, earnings, results of operations and financial condition.

There is uncertainty regarding the availability of U.S. federal patent and trademark protection.

As long as cannabis remains illegal under U.S. federal law, the benefit of certain federal laws and protections which may be available to most businesses, such as federal trademark and patent protection regarding the intellectual property of a business, may not be available to us. As a result, our intellectual property may never be adequately or sufficiently protected against the use or misappropriation by third-parties. In addition, since the regulatory framework of the cannabis industry is in a constant state of flux, we can provide no assurance that it will ever obtain any protection of its intellectual property, whether on a federal, state or local level.

Current constraints on marketing our products could adversely affect our sales and results of operations.

The development of our business and operating results may be hindered by applicable restrictions on sales and marketing activities imposed by government regulatory bodies. The regulatory environment in the United States limits companies’ abilities to compete for market share in a manner similar to other industries. If we are unable to effectively market our products and compete for market share, or if the costs of compliance with government legislation and regulation cannot be absorbed through increased selling prices for our products, our sales and results of operations could be adversely affected.

We could experience difficulty enforcing our contracts.

Due to the nature of our business and the fact that our contracts involve cannabis and other activities that are not legal under U.S. federal law and in some jurisdictions, we may face difficulties in enforcing our contracts in federal and certain state courts. The inability to enforce any of our contracts could have a material adverse effect on our business, operating results, financial condition or prospects.

Risks Related to the Business

We will require additional financing to support our on-going operations.

We will require equity and/or debt financing to support on-going operations, to undertake capital expenditures or to undertake acquisitions or other business combination transactions, such as the transactions contemplated by the Option Agreement and the CannAssist LOI (defined below). There can be no assurance that additional financing will be available to us when needed or on terms which are acceptable. There can be no assurance that we will receive financing under the 2018 Convertible Debenture Offering (defined below). Our inability to raise financing to fund on-going operations, capital expenditures or acquisitions could limit our growth and may have a material adverse effect upon our business, results of operations, financial condition or prospects.

If additional funds are raised through further issuances of equity or convertible debt securities, existing shareholders could suffer significant dilution, and any new equity securities issued could have rights, preferences and privileges superior to those of holders of Common Shares. Any debt financing secured in the future could involve restrictive covenants relating to capital raising activities and other financial and operational matters, which may make it more difficult for us to obtain additional capital and to pursue business opportunities, including potential acquisitions.

We may have difficulty continuing as a going-concern.

The financial statements have been prepared on a going concern basis under which an entity is considered to be able to realize its assets and satisfy its liabilities in the ordinary course of business. Our future operations are dependent upon the identification and successful completion of equity or debt financing and the achievement of profitable operations at an indeterminate time in the future. There can be no assurances that we will be successful in completing an equity or debt financing or in achieving profitability. The financial statements do not give effect to any adjustments relating to the carrying values and classification of assets and liabilities that would be necessary should we be unable to continue as a going concern.

We had negative cash flow for the financial year ended May 31, 2018

We had negative operating cash flow for the financial year ended May 31, 2018. To the extent that we have negative operating cash flow in future periods, it may need to allocate a portion of its cash reserves to fund such negative cash flow. We may also be required to raise additional funds through the issuance of equity or debt securities. There can be no assurance that we will be able to generate a positive cash flow from its operations, that additional capital or other types of financing will be available when needed or that these financings will be on terms favorable to the Company.

We may experience difficulties in generating profits.

We may experience difficulties in its development process, such as capacity constraints, quality control problems or other disruptions, which would make it more difficult to generate profits. A failure by the Company to achieve a low-cost structure through economies of scale or improvements in manufacturing processes and design could have a material adverse effect on our business, prospects, results of operations and financial condition.

We will likely incur significant costs and obligations in relation to our on-going and anticipated business operations.

We expect to incur significant ongoing costs and obligations related to our investment in infrastructure and growth and for regulatory compliance, which could have a material adverse impact on our results of operations, financial condition and cash flows. In addition, future changes in regulations, more vigorous enforcement thereof or other unanticipated events could require extensive changes to our operations, increased compliance costs or give rise to material liabilities, which could have a material adverse effect on the business, results of operations and financial condition of the Company.

Our business is reliant on Oasis and the Warehouse Facility.

Our current activities and resources are focused on Oasis and the Warehouse Facility, The licenses held by the Oasis LLCs are specific to Oasis and the Warehouse Facility. Adverse changes or developments affecting either Oasis or the Warehouse Facility, including but not limited to, a breach of security, could have a material and adverse effect on our business, financial condition and prospects. Any breach of the security measures and other facility requirements, could also have an impact on the Oasis LLCs’ ability to continue operating under their respective licenses or the prospect of renewing their respective licenses. Oasis and the Warehouse Facility continue to operate with routine maintenance however buildings do have components that require replacement. We will bear many, if not all, of the costs of maintenance and upkeep of Oasis and the Warehouse Facility. Our operations and financial performance may be adversely affected if any of Oasis or the Warehouse Facility are unable to keep up with maintenance requirements.

We are reliant on key employees in the management of our business and loss of their services could materially adversely affect our business.

Our success is dependent upon the ability, expertise, judgment, discretion and good faith of its senior Management. While employment agreements or management agreements are customarily used as a primary method of retaining the services of key employees, these agreements cannot assure the continued services of such employees. Any loss of the services of such individuals could have a material adverse effect on our business, operating results, financial condition or prospects.

Our business is heavily regulated which could have a material adverse effect on our results of operations and financial condition.

The business and activities of the Company are heavily regulated in all jurisdictions where it carries on business. Our operations are subject to various laws, regulations and guidelines by governmental authorities, relating to the manufacture, marketing, management, transportation, storage, sale, pricing and disposal of medical marijuana and cannabis oil, and also including laws and regulations relating to health and safety, insurance coverage, the conduct of operations and the protection of the environment. Laws and regulations, applied generally, grant government agencies and self-regulatory bodies broad administrative discretion over the activities of the Company, including the power to limit or restrict business activities as well as impose additional disclosure requirements on our products and services. Achievement of our business objectives is contingent, in part, upon compliance with regulatory requirements enacted by governmental authorities and obtaining all regulatory approvals, where necessary, for the sale of our products. Similarly, the Company cannot predict the time required to secure all appropriate regulatory approvals for its products, or the extent of testing and documentation that may be required by governmental authorities. Any delays in obtaining, or failure to obtain regulatory approvals would significantly delay the development of markets and products and could have a material adverse effect on the business, results of operations and financial condition of the Company.

We will incur ongoing costs and obligations related to regulatory compliance. Failure to comply with regulations may lead to possible sanctions including the revocation or imposition of additional conditions on licenses to operate our business, the suspension or expulsion from a particular market or jurisdiction or of our key personnel, and the imposition of fines and censures. In addition, changes in regulations, more vigorous enforcement thereof or other unanticipated events could require extensive changes to our operations, increased compliance costs or give rise to material liabilities, which could have a material adverse effect on the business, results of operations and financial condition of the Company.

Our business is subject to general regulatory risks, which could negatively impact our operations.

Our business is subject to a variety of laws, regulations and guidelines relating to the manufacture, management, transportation, storage and disposal of marijuana, including laws and regulations relating to health and safety, the conduct of operations and the protection of the environment. Achievement of our business objectives are contingent, in part, upon compliance with applicable regulatory requirements and obtaining all requisite regulatory approvals. Changes to such laws, regulations and guidelines due to matters beyond the control of the Company may cause adverse effects to the Company.

We are required to obtain or renew further government permits and licenses for our current and contemplated operations. Obtaining, amending or renewing the necessary governmental permits and licenses can be a time-consuming process potentially involving numerous regulatory agencies, involving public hearings and costly undertakings on our part. The duration and success of our efforts to obtain, amend and renew permits and licenses are contingent upon many variables not within our control, including the interpretation of applicable requirements implemented by the relevant permitting or licensing authority. We may not be able to obtain, amend or renew permits or licenses that are necessary to our operations. Any unexpected delays or costs associated with the permitting and licensing process could impede the ongoing or proposed operations of the Company. To the extent permits or licenses are not obtained, amended or renewed, or are subsequently suspended or revoked, the Company may be curtailed or prohibited from proceeding with its ongoing operations or planned development and commercialization activities. Such curtailment or prohibition may result in a material adverse effect on our business, financial condition, results of operations or prospects.

While our compliance controls have been developed to mitigate the risk of any material violations of any license we hold, there is no assurance that our licenses will be renewed by each applicable regulatory authority in the future in a timely manner. Any unexpected delays or costs associated with the licensing renewal process for any of the licenses held by the Company could impede the ongoing or planned operations of the Company and have a material adverse effect on our business, financial condition, results of operations or prospects.

We may become involved in a number of government or agency proceedings, investigations and audits. The outcome of any regulatory or agency proceedings, investigations, audits, and other contingencies could harm our reputation, require the Company to take, or refrain from taking, actions that could harm its operations or require the Company to pay substantial amounts of money, harming its financial condition. There can be no assurance that any pending or future regulatory or agency proceedings, investigations and audits will not result in substantial costs or a diversion of Management’s attention and resources or have a material adverse impact on our business, financial condition, results of operations or prospects.

Changes in laws, regulations and guidelines could have a material adverse effect on the business, results of operations and financial condition of the Company.

Our operations are subject to various laws, regulations, guidelines and licensing requirements relating to the production, manufacture, sale, distribution, management, transportation, storage and disposal of medical marijuana, as well as being subject to laws and regulations relating to health and safety, the conduct of operations and the protection of the environment. While to the knowledge of Management we are currently in compliance with all such laws, any changes to such laws, regulations, guidelines and policies due to matters beyond the control of the Company could have a material adverse effect on the business, results of operations and financial condition of the Company.

Volatility of industry conditions could have a material adverse effect on our operations.

Industry conditions are influenced by numerous factors over which we have no control, including the level of medical marijuana prices, expectations about future medical marijuana prices and production, the cost of producing and delivering medical marijuana; any rates of declining current production, political, regulatory and economic conditions; alternative fuel requirements; and the ability of medical marijuana companies to raise equity capital or debt financing.

The level of activity in the medical marijuana industry is volatile. No assurance can be given that expected trends in medical marijuana production and sales activities will continue or that demand for medical marijuana will reflect the level of activity in the industry. Any prolonged substantial reduction in medical marijuana prices would likely affect medical marijuana production levels and therefore affect the demand for medical marijuana. A material decline in medical marijuana prices or industry activity could have a material adverse effect on our business, financial condition, results of operations and cash flows.

We rely on securing agreements with licensed producers.

The regulatory framework in most states restricts the Company from obtaining a license to grow, store and sell marijuana products. As such, the Company relies on securing agreements with licensed producers in the targeted jurisdictions that have been able to obtain a license with the appropriate regulatory authorities. Failure of a licensed producer to comply with the requirements of their license or any failure to maintain their license would have a material adverse impact on the business, financial condition and operating results of the Company. Should the regulatory authorities not grant a license or grant a license on different terms unfavorable to the licensed producers, and should the Company be unable to secure alternative licensed producers, the business, financial condition and results of the operation of the Company would be materially adversely affected.

Our industry is subject to intense competition.

There is potential that the Company will face intense competition from other companies, some of which can be expected to have longer operating histories and more financial resources and experience than the Company. Increased competition by larger and better-financed competitors could materially and adversely affect the business, financial condition, results of operations or prospects of the Company.

Because of the early stage of the industry in which the Company operates, the Company expects to face additional competition from new entrants. To become and remain competitive, the Company will require research and development, marketing, sales and support. We may not have sufficient resources to maintain research and development, marketing, sales and support efforts on a competitive basis which could materially and adversely affect the business, financial condition, results of operations or prospects of the Company.

The introduction of a recreational model for cannabis production and distribution may impact the medical marijuana market. The impact of this potential development may be negative for the Company, and could result in increased levels of competition in its existing medical market and/or the entry of new competitors in the overall cannabis market in which the Company operates.

If the number of users of medical marijuana increases, the demand for products will increase and the Company expects that competition will become more intense, as current and future competitors begin to offer an increasing number of diversified products. To remain competitive, the Company will require a continued high level of investment in research and development, marketing, sales and client support. We may not have sufficient resources to maintain research and development, marketing, sales and client support efforts on a competitive basis which could materially and adversely affect the business, financial condition and results of operations of the Company.

As well, the legal landscape for medical and recreational marijuana is changing internationally. More countries have passed laws that allow for the production and distribution of medical marijuana in some form or another. We have some international partnerships in place, which may be effected if more countries legalize medical marijuana. Increased international competition might lower the demand for our products on a global scale.

New well-capitalized entrants into our industry may develop large-scale operations which will make it difficult for our business to compete and remain profitable.

Currently, the marijuana industry generally is comprised of individuals and small to medium-sized entities, however, the risk remains that large conglomerates and companies who also recognize the potential for financial success through investment in this industry could strategically purchase or assume control of larger dispensaries and cultivation facilities. In doing so, these larger competitors could establish price setting and cost controls which would effectively “price out” many of the individuals and small to medium-sized entities who currently make up the bulk of the participants in the varied businesses operating within and in support of the medical marijuana industry. While the trend in most state laws and regulations seemingly deters this type of takeover, this industry remains quite nascent, so what the landscape will be in the future remains largely unknown, which in itself is a risk.

Our proposed business plan is subject to all business risks associated with new business enterprises, including the absence of any significant operating history upon which to evaluate an investment. The likelihood of our success must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered in connection with the formation of a new business, the development of new strategy and the competitive environment in which the Company will operate. It is possible that the Company will incur losses in the future. There is no guarantee that the Company will be profitable.

We could incur risks and uncertainties regarding our future acquisitions and dispositions.

Material acquisitions, dispositions and other strategic transactions, including the transactions contemplated by the Option Agreement and the CannAssist LOI (defined below), involve a number of risks, including: (i) potential disruption of our ongoing business; (ii) distraction of Management; (iii) the Company may become more financially leveraged; (iv) the anticipated benefits and cost savings of those transactions may not be realized fully or at all or may take longer to realize than expected; (v) increasing the scope and complexity of our operations; and (vi) loss or reduction of control over certain of our assets.

The presence of one or more material liabilities of an acquired company that are unknown to us at the time of acquisition could have a material adverse effect on the business, results of operations, prospects and financial condition of the Company. A strategic transaction may result in a significant change in the nature of our business, operations and strategy. In addition, the Company may encounter unforeseen obstacles or costs in implementing a strategic transaction or integrating any acquired business into our operations.

Acquisitions and strategic collaborations may never materialize or may fail.

We intend to explore a variety of acquisitions and strategic collaborations with existing marijuana growers, dispensaries and related businesses in various states, such as the transactions contemplated by the Option Agreement  and the CannAssist LOI (defined below). We are likely to face significant competition in seeking appropriate acquisitions or strategic collaborators, and these acquisitions and strategic collaborations can be complicated and time consuming to negotiate and document. We may not be able to negotiate acquisitions and strategic collaborations on acceptable terms, or at all, and we are unable to predict when, if ever, we will enter into any such acquisitions or strategic collaborations due to the numerous risks and uncertainties associated with them.

Failure to successfully integrate acquired businesses, its products and other assets into the Company, or if integrated, failure to further our business strategy, may result in our inability to realize any benefit from such acquisition.

We have grown by acquiring Alternative Solutions. The consummation and integration of any acquired business, product or other assets into the Company may be complex and time consuming and, if Alternative Solutions and its assets are not successfully integrated, the Company may not achieve the anticipated benefits, cost-savings or growth opportunities. Furthermore, the Oasis Acquisition and other arrangements, even if successfully integrated, may fail to further our business strategy as anticipated, expose the Company to increased competition or other challenges with respect to our products or geographic markets, and expose the Company to additional liabilities associated with an acquired business, technology or other asset or arrangement.

When the Company acquires cannabis businesses, it may obtain the rights to applications for licences as well as licences; however, the procurement of such applications for licences and licences generally will be subject to governmental and regulatory approval. There are no guarantees that the Company will successfully consummate such acquisitions, and even if the Company consummates such acquisitions, the procurement of applications for licences may never result in the grant of a licence by any state or local governmental or regulatory agency and the transfer of any rights to licences may never be approved by the applicable state and/or local governmental or regulatory agency.

Investors will have limited recourse against vendors of Alternative Solutions.

Investors in the Company will not have a direct statutory right or any other rights against the vendors of Alternative Solutions. The sole remedy of the investors against the vendors of Alternative Solutions will be through the Company bringing an action for a breach of the representations and warranties contained in the Acquisition Agreement. While we are indemnified for breaches of representations and warranties contained in the Acquisition Agreement, recourse for such breaches may be limited due to qualifications related to knowledge of the vendors, contractual and time limits on recourse under applicable laws, and the ability of the vendors to satisfy third-party claims. In particular, most of the representations and warranties under the Acquisition Agreement survive for a period of only one year. The inability to recover fully any significant liabilities incurred with respect to breaches of representations and warranties under the Acquisition Agreement may have adverse effects on our financial position. In addition, the vendors have not made any representation to us, and are not making any representation to investors, as to the disclosure in this Prospectus constituting full, true and plain disclosure of all material facts related to the Oasis Acquisition, or that this Prospectus does not contain a misrepresentation with respect to the Oasis Acquisition. Accordingly, the vendors will not have any liability to investors if the disclosure in this Prospectus relating to the Oasis Acquisition does not meet such standard or contains a misrepresentation.

The Company is a holding company.

The Company is a holding company and essentially all of its assets are the capital stock of its material subsidiaries. As a result, investors in the Company are subject to the risks attributable to its subsidiaries. Consequently, our cash flows and ability to complete current or desirable future enhancement opportunities are dependent on the earnings of its subsidiaries and investments and the distribution of those earnings to the Company. The ability of these entities to pay dividends and other distributions will depend on their operating results and are subject to applicable laws and regulations which require that solvency and capital standards be maintained by such companies and contractual restrictions contained in the instruments governing their debt. In the event of a bankruptcy, liquidation or reorganization of any of our material subsidiaries, holders of indebtedness and trade creditors may be entitled to payment of their claims from the assets of those subsidiaries before the Company.

We have a limited operating history.

The Company and its subsidiaries have varying and limited operating histories, which can make it difficult for investors to evaluate our operations and prospects and may increase the risks associated with investment into the Company.

We have not generated significant profits or revenues in the periods covered by its financial statements included herein, and, as a result, has only a very limited operating history upon which its business and future prospects may be evaluated.

Although the Company expects to generate some revenues from its subsidiaries, the subsidiaries will only start generating revenues in future periods and accordingly, we are therefore expected to remain subject to many of the risks common to early-stage enterprises for the foreseeable future, including challenges related to laws, regulations, licensing, integrating and retaining qualified employees; making effective use of limited resources; achieving market acceptance of existing and future solutions; competing against companies with greater financial and technical resources; acquiring and retaining customers; and developing new solutions. There is no assurance that the Company will be successful in achieving a return on shareholders’ investment and the likelihood of success must be considered in light of the early stage of operations.

Our acquisition of Oasis is subject to regulatory approval in Nevada.

The Oasis Acquisition must be approved by Nevada regulatory authorities. Although we have no reason to believe it will not receive the requisite approval, since there is no pre-approval process, there is a possibility that such approval may not be received. As such, the funds paid in satisfaction of the closing consideration may have been partially or wholly disbursed by Alternative Solutions by the time the Company makes a claim for their return. Any combination of the failure to complete the Oasis Acquisition or have the closing consideration partially or wholly refunded could have a material adverse effect on the Company.

Potential reputational risks to third parties could result in difficulties in maintaining our operations.

The parties with which the Company does business may perceive that they are exposed to reputational risk as a result of our medical marijuana business activities. While we have other banking relationships and believe that the services can be procured from other institutions, the Company may in the future have difficulty establishing or maintaining bank accounts or other business relationships. Failure to establish or maintain business relationships could have a material adverse effect on the Company.

Changes in public opinion and perception could negatively affect our business operations.

Government policy changes or public opinion may also result in a significant influence over the regulation of the cannabis industry in the United States or elsewhere. Public opinion and support for medical and adult-use marijuana has traditionally been inconsistent and varies from jurisdiction to jurisdiction. While public opinion and support appears to be rising for legalizing medical and adult-use marijuana, it remains a controversial issue subject to differing opinions surrounding the level of legalization (for example, medical marijuana as opposed to legalization in general). A negative shift in the public’s perception of cannabis in the United States or any other applicable jurisdiction could affect future legislation or regulation. Among other things, such a shift could cause state jurisdictions to abandon initiatives or proposals to legalize medical and/or adult-use cannabis, thereby limiting the number of new state jurisdictions into which the Company could expand. Any inability to fully implement our expansion strategy may have a material adverse effect on its business, results of operations or prospects.

We may be subject to unfavorable publicity or consumer perception which could negatively affect our results of operations.

We believe the medical marijuana industry is highly dependent upon consumer perception regarding the safety, efficacy and quality of the marijuana produced. Consumer perception can be significantly influenced by scientific research or findings, regulatory investigations, litigation, media attention and other publicity regarding the consumption of marijuana products. There can be no assurance that future scientific research or findings, regulatory investigations, litigation, media attention or other publicity will be favorable to the marijuana market or any particular product, or consistent with earlier publicity. Future research reports, findings, regulatory investigations, litigation, media attention or other publicity that are perceived as less favorable than, or that question, earlier research reports, findings or other publicity could have a material adverse effect on the demand for medical marijuana and on the business, results of operations, financial condition, cash flows or prospects of the Company. Further, adverse publicity reports or other media attention regarding the safety, efficacy and quality of marijuana in general, or associating the consumption of medical marijuana with illness or other negative effects or events, could have such a material adverse effect. There is no assurance that such adverse publicity reports or other media attention will not arise.

Research and development costs may negatively impact our results of operations.

Before the Company can obtain regulatory approval for the commercial sale of any of its products, it will be required to complete extensive trial testing to demonstrate safety and efficacy. Depending on the exact nature of trial testing, such trials can be expensive and are difficult to design and implement. The testing process is also time consuming and can often be subject to unexpected delays.

The timing and completion of trial testing may be subject to significant delays relating to various causes, including: inability to manufacture or obtain sufficient quantities of units and or test subjects for use in trial testing; delays arising from collaborative partnerships; delays in obtaining regulatory approvals to commence a study, or government intervention to suspend or terminate a study; delays, suspensions or termination of trial testing due to the applicable institutional review board or independent ethics board responsible for overseeing the study to protect research subjects; delays in identifying and reaching agreement on acceptable terms with prospective trial testing sites and subjects; variability in the number and types of subjects available for each study and resulting difficulties in identifying and enrolling subjects who meet trial eligibility criteria; scheduling conflicts; difficulty in maintaining contact with subjects after testing, resulting in incomplete data; unforeseen safety issues or side effects; lack of efficacy during trial testing; reliance on research organizations to conduct trial testing, which may not conduct such trials with good laboratory practices; or other regulatory delays.

We may experience difficulty in developing products.

If the Company cannot successfully develop, manufacture and distribute its products, or if the Company experiences difficulties in the development process, such as capacity constraints, quality control problems or other disruptions, the Company may not be able to develop market-ready commercial products at acceptable costs, which would adversely affect our ability to effectively enter the market. A failure by the Company to achieve a low-cost structure through economies of scale or improvements in cultivation and manufacturing processes would have a material adverse effect on our commercialization plans and our business, prospects, results of operations and financial condition.

We are dependent on the success of our new and existing products and services.

We have committed, and expect to continue to commit, significant resources and capital to develop and market existing product and service enhancements and new products and services. These products and services are relatively untested, and the Company cannot guarantee that it will achieve market acceptance for these products and services, or other new products and services that we may offer in the future. Moreover, these and other new products and services may be subject to significant competition with offerings by new and existing competitors in the business of manufacturing and distributing vaporizers and accessories. In addition, new products, services and enhancements may pose a variety of technical challenges and require us to attract additional qualified employees. The failure to successfully develop and market these new products, services or enhancements or to hire qualified employees could seriously harm our business, financial condition and results of operations.

We are dependent on the continued market acceptance by consumers of our products.

We are substantially dependent on continued market acceptance of our products by consumers. Although we believe that the use of products similar to the products designed and manufactured by the Company is gaining international acceptance, we cannot predict the future growth rate and size of this market.

We may incur significant expenses in promoting and maintaining brands, which could negatively impact our profitability.

We believe that establishing and maintaining the brand identities of products is a critical aspect of attracting and expanding a large customer base. Promotion and enhancement of brands will depend largely on success in continuing to provide high quality products. If customers and end users do not perceive our products to be of high quality, or if the Company introduces new products or enters into new business ventures that are not favorably received by customers and end users, the Company will risk diluting brand identities and decreasing their attractiveness to existing and potential customers. Moreover, in order to attract and retain customers and to promote and maintain brand equity in response to competitive pressures, the Company may have to increase substantially financial commitment to creating and maintaining a distinct brand loyalty among customers. If the Company incurs significant expenses in an attempt to promote and maintain brands, the business, results of operations and financial condition could be adversely affected.

The results of future clinical research may negatively impact our business.

Research in Canada, the U.S. and internationally regarding the medical benefits, viability, safety, efficacy, dosing and social acceptance of cannabis or isolated cannabinoids (such as CBD and THC) remains in early stages. There have been relatively few clinical trials on the benefits of cannabis or isolated cannabinoids (such as CBD and THC). Although the Company believes that the articles, reports and studies support its beliefs regarding the medical benefits, viability, safety, efficacy, dosing and social acceptance of cannabis, future research and clinical trials may prove such statements to be incorrect, or could raise concerns regarding, and perceptions relating to, cannabis. Given these risks, uncertainties and assumptions, prospective purchasers of the Common Shares should not place undue reliance on such articles and reports. Future research studies and clinical trials may draw opposing conclusions to those stated in this Prospectus or reach negative conclusions regarding the medical benefits, viability, safety, efficacy, dosing, social acceptance or other facts and perceptions related to cannabis, which could have a material adverse effect on the demand for our products with the potential to lead to a material adverse effect on our business, financial condition, results of operations or prospects.

We are reliant on key inputs and changes in their costs could negatively impact our profitability.

The manufacturing business is dependent on a number of key inputs and their related costs including raw materials and supplies related to product development and manufacturing operations. Any significant interruption or negative change in the availability or economics of the supply chain for key inputs could materially impact the business, financial condition, results of operations or prospects of the Company. Some of these inputs may only be available from a single supplier or a limited group of suppliers. If a sole source supplier was to go out of business, the Company might be unable to find a replacement for such source in a timely manner or at all. If a sole source supplier were to be acquired by a competitor, that competitor may elect not to sell to us in the future. Any inability to secure required supplies and services or to do so on appropriate terms could have a materially adverse impact on the business, financial condition, results of operations or prospects of the Company.

We are subject to environmental regulations.

Our operations are subject to environmental regulation in the various jurisdictions in which we operate. These regulations mandate, among other things, the maintenance of air and water quality standards and land reclamation. They also set forth limitations on the generation, transportation, storage and disposal of solid and hazardous waste. Environmental legislation is evolving in a manner which will require stricter standards and enforcement, increased fines and penalties for non-compliance, more stringent environmental assessments of proposed projects and a heightened degree of responsibility for companies and their officers, directors and employees. There is no assurance that future changes in environmental regulation, if any, will not adversely affect our operations.

Government environmental approvals and permits are currently, and may in the future be required in connection with CLSH’s operations. To the extent such approvals are required and not obtained, the Company may be curtailed or prohibited from its proposed business activities or from proceeding with the development of its operations as currently proposed.

Failure to comply with applicable environmental laws, regulations and permitting requirements may result in enforcement actions thereunder, including orders issued by regulatory or judicial authorities causing operations to cease or be curtailed, and may include corrective measures requiring capital expenditures, installation of additional equipment, or remedial actions. We may be required to compensate those suffering loss or damage due to our operations and may have civil or criminal fines or penalties imposed for violations of applicable laws or regulations.

Our business is subject to certain environmental risks.

Our operations are subject to environmental regulation in the various jurisdictions in which we operate. These regulations mandate, among other things, the maintenance of air and water quality standards and land reclamation. They also set forth limitations on the generation, transportation, storage and disposal of solid and hazardous waste. Environmental legislation is evolving in a manner which will require stricter standards and enforcement, increased fines and penalties for non-compliance, more stringent environmental assessments of proposed projects and a heightened degree of responsibility for companies and their officers, directors (or the equivalent thereof) and employees. There is no assurance that future changes in environmental regulation, if any, will not adversely affect our operations.

Government approvals and permits are currently, and may in the future, be required in connection with our operations. To the extent such approvals are required and not obtained, the Company may be curtailed or prohibited from its proposed production of medical marijuana or from proceeding with the development of its operations as currently proposed.

Failure to comply with applicable laws, regulations and permitting requirements may result in enforcement actions thereunder, including orders issued by regulatory or judicial authorities causing operations to cease or be curtailed, and may include corrective measures requiring capital expenditures, installation of additional equipment, or remedial actions. We may be required to compensate those suffering loss or damage by reason of our operations and may have civil or criminal fines or penalties imposed for violations of applicable laws or regulations.

Amendments to current laws, regulations and permits governing the production of medical marijuana, or more stringent implementation thereof, could have a material adverse impact on the Company and cause increases in expenses, capital expenditures or production costs or reduction in levels of production or require abandonment or delays in development.

Our business is subject to certain agricultural risks.

Our future business involves the growing of cannabis, an agricultural product. Such business will be subject to the risks inherent in the agricultural business, such as insects, plant diseases and similar agricultural risks. Although the Company expects that any such growing will be completed indoors under climate controlled conditions, there can be no assurance that natural elements will not have a material adverse effect on any such future production.

Our business is vulnerable to rising energy costs.

Adult-use and medical marijuana growing operations consume considerable energy, making the Company potentially vulnerable to rising energy costs. Rising or volatile energy costs may adversely impact the business, results of operations, financial condition or prospects of the Company.

We are dependent on suppliers and skilled labor.

Our ability to compete and grow is dependent on our having access, at a reasonable cost and in a timely manner, to skilled labor, equipment, parts and components. No assurances can be given that we will be successful in maintaining our required supply of skilled labor, equipment, parts and components. It is also possible that the final costs of the major equipment contemplated by our capital expenditure plans may be significantly greater than anticipated by our Management, and may be greater than funds available to us, in which circumstance the Company may curtail, or extend the timeframes for completing, its capital expenditure plans. This could have an adverse effect on the business, financial condition, results of operations or prospects of the Company.

The market for our products is difficult to forecast and our forecasts may not be accurate which could negatively impact our results of operations.

We must rely largely on our own market research to forecast sales as detailed forecasts are not generally obtainable from other sources at this early stage of the industry. A failure in the demand for our products to materialize as a result of competition, technological change or other factors could have a material adverse effect on the business, results of operations, financial condition or prospects of the Company.

We are subject to certain risks regarding the management of our growth.

We may be subject to growth-related risks including capacity constraints and pressure on our internal systems and controls. The ability of the Company to manage growth effectively will require it to continue to implement and improve its operational and financial systems and to expand, train and manage its employee base. The inability of the Company to deal with this growth may have a material adverse effect on our business, financial condition, results of operations or prospects.

We may experience difficulties in maintaining adequate internal controls.

Effective internal controls are necessary for the Company to provide reliable financial reports and to help prevent fraud. Failure to implement required new or improved controls, or difficulties encountered in their implementation, could harm our results of operations or cause it to fail to meet its reporting obligations. If the Company or its auditors discover a material weakness, the disclosure of that fact, even if quickly remedied, could reduce the market’s confidence in our Consolidated Financial Statements and materially adversely affect the trading price of the Common Shares.

Certain of our officers and directors may have conflicts of interest.

Certain of the directors and officers of the Company are, or may become directors and officers of other companies, and conflicts of interest may arise between their duties as officers and directors of the Company and as officers and directors of such other companies.

We may become subject to costly litigation regarding our operations.

We may become party to litigation from time to time in the ordinary course of business which could adversely affect our business. Should any litigation in which the Company becomes involved be determined against the Company, such a decision could adversely affect our ability to continue operating and the market price for the Common Shares. Even if we are involved in litigation and win, litigation can redirect significant company resources.

We are subject to product liability regarding our products, which could result in costly litigation and settlements.

As a distributor of products designed to be ingested by humans, the Company faces an inherent risk of exposure to product liability claims, regulatory action and litigation if its products are alleged to have caused significant loss or injury. In addition, the sale of our products involves the risk of injury to consumers due to tampering by unauthorized third parties or product contamination. Previously unknown adverse reactions resulting from human consumption of our products alone or in combination with other medications or substances could occur. We may be subject to various product liability claims, including, among others, that our products caused injury or illness, include inadequate instructions for use or include inadequate warnings concerning possible side effects or interactions with other substances.

A product liability claim or regulatory action against the Company could result in increased costs, could adversely affect our reputation with our clients and consumers generally, and could have a material adverse effect on our results of operations and financial condition of the Company. Although we have secured product liability insurance, and strictly enforce a quality standard within the operations, there can be no assurances that we will be able to maintain our product liability insurance on acceptable terms or with adequate coverage against potential liabilities. This scenario could prevent or inhibit the commercialization of our potential products. To date, there have been no product related issues.

Our products may become subject to product recalls, which could negatively impact our results of operations.

Manufacturers and distributors of products are sometimes subject to the recall or return of their products for a variety of reasons, including product defects, such as contamination, unintended harmful side effects or interactions with other substances, packaging safety and inadequate or inaccurate labeling disclosure. If any of our products are recalled due to an alleged product defect or for any other reason, the Company could be required to incur the unexpected expense of the recall and any legal proceedings that might arise in connection with the recall. We may lose a significant amount of sales and may not be able to replace those sales at an acceptable margin or at all. In addition, a product recall may require significant Management attention. Although we have detailed procedures in place for testing finished products, there can be no assurance that any quality, potency or contamination problems will be detected in time to avoid unforeseen product recalls, regulatory action or lawsuits. Additionally, if one of our significant brands were subject to recall, the image of that brand and the Company as its owner could be harmed. A recall for any of the foregoing reasons could lead to decreased demand for the Company's products and could have a material adverse effect on the results of operations and financial condition of the Company. Additionally, product recalls may lead to increased scrutiny of our operations by the U.S. FDA, Health Canada or other regulatory agencies, requiring further Management attention and potential legal fees and other expenses.

We are subject to certain intellectual property risks.

Our viability will depend, in part, on our ability to develop and maintain the proprietary aspects of our technology to distinguish our products from our competitors’ products. We have certain proprietary intellectual property, including but not limited to brands, trademarks, trade names, patents and proprietary processes. We will rely on this intellectual property, know-how and other proprietary information, and may require employees, consultants and suppliers to sign confidentiality agreements. However, any confidentiality agreement may be breached, and the Company may not have adequate remedies for such breaches. Third parties may independently develop substantially equivalent proprietary information without infringing upon any proprietary technology. Third parties may otherwise gain access to our proprietary information and adopt it in a competitive manner. Any loss of intellectual property protection may have a material adverse effect on our business, results of operations or prospects.

As long as cannabis remains illegal under U.S. federal law as a Schedule I controlled substance pursuant to the Controlled Substances Act, the benefit of certain federal laws and protections which may be available to most businesses, such as federal trademark and patent protection regarding the intellectual property of a business, may not be available to us. As a result, our intellectual property may never be adequately or sufficiently protected against the use or misappropriation by third parties. In addition, since the regulatory framework of the cannabis industry is in a constant state of flux, the Company can provide no assurance that it will ever obtain any protection of its intellectual property, whether on a federal, state, provincial and/ or local level.

We may also find it necessary to bring infringement or other actions against third parties to seek to protect its intellectual property rights. Litigation of this nature, even if successful, is often expensive and time-consuming to prosecute and there can be no assurance that we will have the financial or other resources to enforce our rights or prevent other parties from developing similar technology or designing around our intellectual property. Although we believe that our technology does not and will not infringe upon the patents or violate the proprietary rights of others, it is possible such infringement or violation has occurred or may occur, which could have a material adverse effect on our business.

We are not aware of any infringement by us of any person’s or entity’s intellectual property rights. In the event that products the Company sells are deemed to infringe upon the patents or proprietary rights of others, the Company could be required to modify its products or obtain a license for the manufacture and/or sale of such products or cease selling such products. In such event, there can be no assurance that the Company would be able to do so in a timely manner, upon acceptable terms and conditions, or at all, and the failure to do any of the foregoing could have a material adverse effect upon our business.

There can be no assurance that the Company will have the financial or other resources necessary to enforce or defend a patent infringement or proprietary rights violation action. If our products or proposed products are deemed to infringe or likely to infringe upon the patents or proprietary rights of others, the Company could be subject to injunctive relief and, under certain circumstances, become liable for damages, which could also have a material adverse effect on our business and financial condition.

Fraudulent or illegal activity by employees, contractors and consultants could negatively impact our operations.

We are exposed to the risk that our employees, independent contractors and consultants may engage in fraudulent or other illegal activity. Misconduct by these parties could include intentional, reckless and/or negligent conduct or disclosure of unauthorized activities to us that violates: (i) government regulations; (ii) manufacturing standards; (iii) federal and provincial healthcare fraud and abuse laws and regulations; or (iv) laws that require the true, complete and accurate reporting of financial information or data. It may not always be possible for the Company to identify and deter misconduct by its employees and other third parties, and the precautions taken by the Company to detect and prevent this activity may not be effective in controlling unknown or unmanaged risks or losses or in protecting the Company from governmental investigations or other actions or lawsuits stemming from a failure to be in compliance with such laws or regulations. If any such actions are instituted against Company, and it is not successful in defending itself or asserting its rights, those actions could have a significant impact on our business, including the imposition of civil, criminal and administrative penalties, damages, monetary fines, contractual damages, reputational harm, diminished profits and future earnings, and curtailment of our operations, any of which could have a material adverse effect on our business, financial condition, results of operations or prospects.

We are subject to certain risks regarding our information technology systems and cyber-attacks.

Our operations depend, in part, on how well we and our suppliers protect networks, equipment, IT systems and software against damage from a number of threats, including, but not limited to, cable cuts, damage to physical plants, natural disasters, intentional damage and destruction, fire, power loss, hacking, computer viruses, vandalism and theft. Our operations also depend on the timely maintenance, upgrade and replacement of networks, equipment, IT systems and software, as well as pre-emptive expenses to mitigate the risks of failures. Any of these and other events could result in information system failures, delays and/or increase in capital expenses. The failure of information systems or a component of information systems could, depending on the nature of any such failure, adversely impact our reputation and results of operations.

We have not experienced any material losses to date relating to cyber-attacks or other information security breaches, but there can be no assurance that the Company will not incur such losses in the future. Our risk and exposure to these matters cannot be fully mitigated because of, among other things, the evolving nature of these threats. As a result, cyber security and the continued development and enhancement of controls, processes and practices designed to protect systems, computers, software, data and networks from attack, damage or unauthorized access is a priority. As cyber threats continue to evolve, the Company may be required to expend additional resources to continue to modify or enhance protective measures or to investigate and remediate any security vulnerabilities.

If we experience security breaches, it could negatively impact our operations and result in litigation or civil penalties and fees.

Given the nature of our product and its lack of legal availability outside of channels approved by the Government of the United States, as well as the concentration of inventory in its facilities, despite meeting or exceeding all legislative security requirements, there remains a risk of shrinkage as well as theft. A security breach at one of our facilities could expose the Company to additional liability and to potentially costly litigation, increase expenses relating to the resolution and future prevention of these breaches and may deter potential patients from choosing our products.

In addition, the Company collects and stores personal information about its patients and is responsible for protecting that information from privacy breaches. A privacy breach may occur through procedural or process failure, information technology malfunction, or deliberate unauthorized intrusions. Theft of data for competitive purposes, particularly patient lists and preferences, is an ongoing risk whether perpetrated via employee collusion or negligence or through deliberate cyber-attack. Any such theft or privacy breach would have a material adverse effect on our business, financial condition and results of operations.

We are subject to market price volatility risks.

The market price of the Common Shares may be subject to wide fluctuations in response to many factors, including variations in the operating results of the Company, divergence in financial results from analysts’ expectations, changes in earnings estimates by stock market analysts, changes in the business prospects for the Company, general economic conditions, legislative changes, and other events and factors outside of our control. In addition, stock markets have from time to time experienced extreme price and volume fluctuations, which, as well as general economic and political conditions, could adversely affect the market price for the Common Shares.

The lack of reliable data on the medical marijuana industry may negatively impact our results of operations.

As a result of recent and ongoing regulatory and policy changes in the medical marijuana industry, the market data available is limited and unreliable. Federal, and state laws prevent widespread participation and hinder market research. Therefore, market research and projections by the Company of estimated total retail sales, demographics, demand, and similar consumer research, are based on assumptions from limited and unreliable market data, and generally represent the personal opinions of our Management team as of the date of this document.

Our business could be negatively affected by a downturn in the general economy.

Our operations could be affected by the economic context should the unemployment level, interest rates or inflation reach levels that influence consumer trends, and consequently, impact our sales and profitability. As well, general demand for banking services and alternative banking or financial services cannot be predicted and future prospects of such areas might be different from those predicted by our Management.

We are subject to risks regarding the current global financial conditions.

Following the onset of the credit crisis in 2008, global financial conditions were characterized by extreme volatility and several major financial institutions either went into bankruptcy or were rescued by governmental authorities. While global financial conditions subsequently stabilized, there remains considerable risk in the system given the extraordinary measures adopted by government authorities to achieve that stability. Global financial conditions could suddenly and rapidly destabilize in response to future economic shocks, as government authorities may have limited resources to respond to future crises.

Future economic shocks may be precipitated by a number of causes, including a rise in the price of oil, geopolitical instability and natural disasters. Any sudden or rapid destabilization of global economic conditions could impact our ability to obtain equity or debt financing in the future on terms favorable to us. Additionally, any such occurrence could cause decreases in asset values that are deemed to be other than temporary, which may result in impairment losses. Further, in such an event, our operations and financial condition could be adversely impacted.

Furthermore, general market, political and economic conditions, including, for example, inflation, interest and currency exchange rates, structural changes in the cannabis industry, supply and demand for commodities, political developments, legislative or regulatory changes, social or labor unrest and stock market trends will affect our operating environment and our operating costs, profit margins and share price. Any negative events in the global economy could have a material adverse effect on our business, financial condition, results of operations or prospects.

We are reliant on third-party suppliers.

We are reliant on third-party suppliers to develop and manufacture our products. Due to the uncertain regulatory landscape for regulating cannabis in the United States, our third party suppliers, manufacturers and contractors may elect, at any time, to decline or withdraw services necessary for our operations. Loss of these suppliers, manufacturers and contractors may have a material adverse effect on our business and operational results.

We are subject to certain operating risks for which our insurance coverage may not be adequate.

Our operations are subject to hazards inherent in the medical marijuana industry, such as equipment defects, malfunction and failures, natural disasters which result in fires, accidents and explosions that can cause personal injury, loss of life, suspension of operations, damage to facilities, business interruption and damage to or destruction of property, equipment and the environment, labor disputes, and changes in the regulatory environment. These risks could expose the Company to substantial liability for personal injury, wrongful death, property damage, pollution, and other environmental damages. The frequency and severity of such incidents will affect operating costs, insurability and relationships with customers, employees and regulators.

We continuously monitor our operations for quality control and safety. However, there are no assurances that our safety procedures will always prevent such damages. Although we maintain insurance coverage that we believe to be adequate and customary in the industry, there can be no assurance that such insurance will be adequate to cover its liabilities. In addition, there can be no assurance that we will be able to maintain adequate insurance in the future at rates we consider reasonable and commercially justifiable. The occurrence of a significant uninsured claim, a claim in excess of the insurance coverage limits maintained by the Company, or a claim at a time when it is not able to obtain liability insurance, could have a material adverse effect on us, our ability to conduct normal business operations and on our business, financial condition, results of operations and cash flows in the future.

We may have uninsured or uninsurable risk.

We may be subject to liability for risks against which we cannot insure or against which we may elect not to insure due to the high cost of insurance premiums or other factors. The payment of any such liabilities would reduce the funds available for our normal business activities. Payment of liabilities for which the Company does not carry insurance may have a material adverse effect on our financial position and operations.

We may issue debt.

From time to time, the Company may enter into transactions to acquire assets or the shares of other organizations. These transactions may be financed in whole or in part with debt, which may increase our debt levels above industry standards for companies of similar size. Depending on future exploration and development plans, the Company may require additional equity and/or debt financing that may not be available or, if available, may not be available on favorable terms to us. Neither our articles nor our by-laws limit the amount of indebtedness that the Company may incur. As a result, the level of our indebtedness from time to time, could impair its ability to obtain additional financing on a timely basis to take advantage of business opportunities that may arise.

Certain remedies shareholders may seek against our officers and directors may be limited and such officers and directors may be entitled to indemnification by the Company.

Our governing documents provide that the liability of our Board and officers is eliminated to the fullest extent allowed under the laws of the State of Nevada. Thus, the Company and the shareholders of the Company may be prevented from recovering damages for alleged errors or omissions made by the members of the Board and its officers. Our governing documents also provide that the Company will, to the fullest extent permitted by law, indemnify members of the Board and its officers for certain liabilities incurred by them by virtue of their acts on behalf of the Company.

We are dependent on attracting new customers.

Our success depends on its ability to attract and retain customers. There are many factors which could impact our ability to attract and retain clients, including but not limited to our ability to continually produce desirable and effective products, the successful implementation of our client-acquisition plan and continued growth in the aggregate number of patients selecting medical marijuana as a treatment option. Our failure to acquire and retain patients as customers would have a material adverse effect on our business, operating results and financial condition.

We are subject to interest rate risks.

Interest rate risk is the risk that future cash flows will fluctuate as a result of changes in market interest rates. Our secured debt and borrowings are all at fixed interest rates, therefore the interest rate risk is limited to potential changes on cash held with financial institutions. As interest on these balances is negligible, the Company considers interest rate risk to be immaterial.

We are subject to certain credit risks.

We are exposed to credit risk through our cash and cash equivalents. Credit risk arises from deposits with banks and outstanding receivables. We do not hold any collateral as security but mitigate this risk by dealing only with what Management believes to be financially sound counterparties and, accordingly, do not anticipate significant loss for non-performance.

Risks related to the Offering

Our directors and officers control a large portion of the Common Shares.

The officers and directors of the Company currently own approximately 35.18% of the issued and outstanding Common Shares. Our shareholders nominate and elect the Board, which generally has the ability to control the acquisition or disposition of our assets, and the future issuance of our Common Shares or other securities. Accordingly, for any matters with respect to which a majority vote of the Common Shares may be required by law, our directors and officers may have the ability to control such matters. Because the directors and officers control a substantial portion of such Common Shares, investors may find it difficult or impossible to replace our directors if they disagree with the way our business is being operated.

SEC “Penny Stock” Regulations

Our securities may be “penny stocks”. The SEC has adopted Rule 15g-9 which generally defines “penny stock” to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. The Common Shares are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and “accredited investors”. The term “accredited investor” refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the securities of the Company that are captured by the penny stock rules. Consequently, the penny stock rules may affect the ability of broker-dealers to trade our securities. Management believes that the penny stock rules could discourage investor interest in and limit the marketability of our Common Shares.

FINRA Sales Practice Requirements

The U.S. Financial Industry Regulatory Authority (“FINRA”) has adopted rules that require a broker-dealer to have reasonable grounds for believing that an investment is suitable for a customer before recommending an investment to a customer. Prior to recommending speculative, low priced securities to non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives, and other information. Pursuant to the interpretation of these rules, FINRA believes that there is a high probability that speculative, low priced securities will not be suitable for at least some customers. Thus, the FINRA requirements make it more difficult for broker-dealers to recommend the Common Shares to customers which may limit an investor’s ability to buy and sell the Common Shares, have an adverse effect on the market for the Common Shares, and thereby negatively impact the price of the Common Shares.

Our Common Shares may be subject to dilution.

We may make future acquisitions or enter into financings or other transactions involving the issuance of securities of the Company which may be dilutive to the other shareholders and any new equity securities issued could have rights, preferences and privileges superior to those of holders of Common Shares.

Our Common Shares are subject to liquidity risks.

In the United States, our Common Shares trade on the OTCQB. The OTCQB is an inter-dealer, over-the-counter market that provides significantly less liquidity than other national or regional exchanges. Securities traded on the OTCQB are usually thinly traded, highly volatile, have fewer market makers and are not followed by analysts. The SEC’s order handling rules, which apply to NASDAQ-listed securities, do not apply to securities quoted on the OTCQB. Quotes for stocks listed on the OTCQB are not listed in newspapers. Therefore, prices for securities traded solely on the OTCQB may be difficult to obtain and holders of our securities may be unable to resell their securities at or near their original acquisition price, or at any price.

We cannot predict at what prices the Common Shares of the Company will trade and there can be no assurance that an active trading market will develop or be sustained. We have applied to list the Common Shares on the CSE. The listing of the Common Shares will be subject to the Company fulfilling all the listing requirements of the CSE, which cannot be guaranteed and final approval of the CSE has not yet been obtained. There is a significant liquidity risk associated with an investment in the Company.

The shares of our common stock we may issue in the future and the options we may issue in the future may have an adverse effect on the market price of our common stock and cause dilution to investors.

We may issue shares of common stock and warrants to purchase common stock pursuant to private offerings and we may issue options to purchase common stock to our executive officers pursuant to their employment agreements. The sale, or even the possibility of sale, of shares pursuant to a separate offering or to executive officers could have an adverse effect on the market price of our common stock or on our ability to obtain future financing.

Our amended and restated articles of incorporation and bylaws could discourage acquisition proposals, delay a change in control or prevent other transactions.

Provisions of our amended and restated articles of incorporation and bylaws, as well as provisions of Nevada Corporation Law, may discourage, delay or prevent a change in control of the Company or other transactions that you as a shareholder may consider favorable and may be in your best interest.  The amended and restated articles of incorporation and bylaws contain provisions that: authorize the issuance of shares of “blank check” preferred stock that could be issued by our board of directors (“Board of Directors”) to increase the number of outstanding shares and discourage a takeover attempt; limit who may call special meetings of shareholders; and require advance notice for business to be conducted at shareholder meetings, among other anti-takeover provisions

Our directors have the authority to issue common and preferred shares without shareholder approval, and preferred shares can be issued with such rights, preferences, and limitations as may be determined by our Board of Directors. The rights of the holders of common stock will be subject to, and may be adversely affected by, the rights of any holders of preferred stock that may be issued in the future. Although we authorized a series A preferred stock in 2017, we presently have no commitments or contracts to issue any shares of preferred stock.  Authorized and unissued preferred stock could delay, discourage, hinder or preclude an unsolicited acquisition of our company, could make it less likely that shareholders receive a premium for their shares as a result of any such attempt, and could adversely affect the market prices of and the voting and other rights, of the holders of outstanding shares of our common stock.

We have not retained independent professionals for investors.

We have not retained any independent professionals to comment on or otherwise protect the interests of potential investors.  Although we have retained our own counsel, neither such counsel nor any other independent professionals have made any examination of any factual matters herein, and potential investors should not rely on our counsel regarding any matters herein described.

We may sell additional equity securities in the future and your ownership interest in the Company may be diluted as a result of such sales.

We intend to sell additional equity securities in order to fully implement our business plan. Such sales will be made at prices determined by our Board of Directors based on the market value of the Company and could be made at prices less than the price of the shares of our common stock purchased by investors, in which case, such investors could experience dilution of their investment.

Our stock price may be volatile and you may not be able to sell your shares for more than what you paid.

Our stock price may be subject to significant volatility, and you may not be able to sell shares of common stock at or above the price you paid for them. The trading price of our common stock has been subject to fluctuations in the past and the market price of the common stock could continue to fluctuate in the future in response to various factors, including, but not limited to: quarterly variations in operating results; our ability to control costs and improve cash flow; announcements of innovations or new products by us or by our competitors; changes in investor perceptions; and new products or product enhancements by us or our competitors.

USE OF PROCEEDS

This Prospectus relates to the sale or other disposition of the Offered Shares by the Selling Stockholders listed under “Selling Stockholders” section below, and their transferees. We will not receive any proceeds from any sale of the Offered Shares by the Selling Stockholders.

SELLING STOCKHOLDERS

This Prospectus covers the offering of up to 67,637,143 Common Shares by Selling Stockholders - this includes Shares held by Selling Stockholders, Note Shares acquirable upon the exercise of outstanding convertible notes and Warrant Shares acquirable upon exercise of outstanding Warrants.

Selling Stockholders are persons or entities that, directly or indirectly, have acquired Common Shares, or will acquire Common Shares from us from time to time upon conversion of certain Convertible Notes or exercise of certain Warrants. This Prospectus and any prospectus supplement will only permit the Selling Stockholders to sell the Common Shares identified in the column “Number of Shares Offered Hereby.”

The Selling Stockholders may from time to time offer and sell the Common Shares pursuant to this Prospectus and any applicable prospectus supplement. The Selling Stockholders may offer all or some portion of the Common Shares they hold or acquire, but only Common Shares that are currently outstanding or are acquired upon the conversion of certain Convertible Notes or exercise of certain Warrants, and in either case included in the “Number of Shares Offered Hereby” column, may be sold pursuant to this Prospectus or any applicable prospectus supplement.

The Common Shares issued to the Selling Stockholders are “restricted” shares under applicable federal and state securities laws and are being registered to give the Selling Stockholders the opportunity to sell their Common Shares. The registration of such Common Shares does not necessarily mean, however, that any of these shares will be offered or sold by the Selling Stockholders. The Selling Stockholders may from time to time offer and sell all or a portion of their shares in the over-the-counter market, in negotiated transactions, or otherwise, at market prices prevailing at the time of sale or at negotiated prices.

The registered Common Shares may be sold directly or through brokers or dealers, or in a distribution by one or more underwriters on a firm commitment or best efforts basis. To the extent required, the names of any agent or broker-dealer and applicable commissions or discounts and any other required information with respect to any particular offer will be set forth in an accompanying prospectus supplement. See “Plan of Distribution.”

Each of the Selling Stockholders reserves the sole right to accept or reject, in whole or in part, any proposed purchase of the registered Common Shares to be made directly or through agents. To the extent that any of the Selling Stockholders are brokers or dealers, they may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”) and any commissions received by them and any profit on the resale of the registered shares may be deemed to be underwriting commissions or discounts under the Securities Act. As of the date of this Prospectus, based on the representations received by the Company from the Selling Stockholders, none of the Selling Stockholders are brokers or dealers or affiliated with brokers or dealers.

The following table sets forth the name of persons who are offering the resale of Common Shares by this Prospectus, the number of Common Shares beneficially owned by each person, the number of Common Shares that may be sold in this offering and the number of Common Shares each person will own after the offering, assuming they sell all of the Common Shares offered. The information appearing in the table below is based on information provided by or on behalf of the named Selling Stockholders. We will not receive any proceeds from the resale of the shares by the Selling Stockholders.

Name	Number of Common Shares Beneficially Owned Prior to this Offering (1)	Beneficial Ownership Before This Offering (%)(1)	Number of Common Shares Offered Hereby	Number of Common Shares after Offering	Beneficial Ownership After This Offering (%)(1)
YA II PA, LTD. (2)	4,507,392	4.99%	6,250,000	0	**
ANDREW T. SIMS (3)	150,000	**	150,000	0	**
ANGYALFY FAMILY TRUST (4)	540,000	**	540,000	0	**
AUJLA MANAGEMENT SERVICES CORPORATION (5)	60,000	**	60,000	0	**
BLAKE ANDREWS (6)	240,000	**	240,000	0	**
CAMAPLAN ADMINISTRATOR FBO HENRY BANASZEK IRA (7)	240,000	**	240,000	0	**
CAMAPLAN ADMINISTRATOR FBO JEAN CANFIELD IRA (8)	120,000	**	120,000	0	**
COREY LAMBRECHT (9)	150,000	**	150,000	0	**
EARNEST L. AUSTIN (10)	150,000	**	150,000	0	**
ELIAS JAMES SAYEGH (11) CONGERS, NY 10920	120,000	**	120,000	0	**
FRANK GRACE (12)	240,000	**	240,000	0	**
GARY D. SISSEL (13)	150,000	**	150,000	0	**
GARY K. ERFMAN AND PATRICIA M. ERFMAN (14)	60,000	**	60,000	0	**
GARY S. BERLIN TRUST (15)	97,500	**	97,500	0	**
GLENN BERKLEY (16)	96,000	**	96,000	0	**
GREG LAMBRECHT (17)	96,000	**	96,000	0	**
IAN WHITMORE (18)	150,000	**	150,000	0	**
JANE L. DIETZ (19)	150,000	**	150,000	0	**
JASON DAWKINS (20)	120,000	**	120,000	0	**

Name	Number of Common Shares Beneficially Owned Prior to this Offering (1)	Beneficial Ownership Before This Offering (%)(1)	Number of Common Shares Offered Hereby	Number of Common Shares after Offering	Beneficial Ownership After This Offering (%)(1)
JOHN R. BUTLER (21)	120,000	**	120,000	0	**
JOSEPH SCOTT SHUGART AND WILLIAM RYAN DEGRANDE (22)	150,000	**	150,000	0	**
KOWALSKI, LLC (23)	300,000	**	300,000	0	**
MICHAEL J. NAPOLI, JR. (24)	720,000	**	720,000	0	**
PHILIP ANGELOTTI (25)	240,000	**	240,000	0	**
RANCH BUCKET BRANDS, LLC (26)	1,200,000	1.33%	1,200,000	0	**
STEVEN PERKINS (27)	150,000	**	150,000	0	**
STOCKBRIDGE ENTERPRISES LP (28)	1,200,000	1.33%	1,200,000	0	**
TIMOTHY ROMERO (29)	240,000	**	240,000	0	**
TOMMY MUNKERS (30)	240,000	**	240,000	0	**
WILLIAM D. BRANSON, JR. (31) PUEBLO WEST, CO 810	720,000	**	720,000	0	**
WESTPARK CAPITAL INC. (32)	1,026,190	1.14%	1,026,190	0	**
IONIC VENTURES, LLC (33)	1,250,000	1.38	1,250,000	0	**
NAVY CAPITAL GREEN MANAGEMENT, LLC, AS NOMINEE FOR THOMAS K. IRELAND 2003 REVOCABLE TRUST (34)	2,500,000	2.77%	2,500,000	0	**
NAVY CAPITAL GREEN MANAGEMENT, LLC, AS NOMINEE FOR MARK A. REICHENBAUM REVOCABLE TRUST (35)	5,000,000	5.54%	5,000,000	0	**
NAVY CAPITAL GREEN MANAGEMENT, LLC, AS NOMINEE FOR STEPHEN AIELLO (36)	1,250,000	1.38%	1,250,000	0	**

Name	Number of Common Shares Beneficially Owned Prior to this Offering (1)	Beneficial Ownership Before This Offering (%)(1)	Number of Common Shares Offered Hereby	Number of Common Shares after Offering	Beneficial Ownership After This Offering (%)(1)
NAVY CAPITAL GREEN MANAGEMENT, LLC, AS NOMINEE FOR JAMES A. WEIL (37)	3,750,000	4.15%	3,750,000	0	**
NAVY CAPITAL GREEN INTERNATIONAL, LTD (38)	15,000,000	16.61%	15,000,000	0	**
DAVID LAMADRID (39)	128,989	**	128,989	0	**
ILJ, LLC (40)	13,644,293	15.11%	13,644,293	0	**
BENJAMIN SILLITOE (41)	2,104,947	2.33%	1,604,947	500,000	**
DEBRA FREEMAN (42)	3,062,964	3.39%	3,062,964	0	**
GARY E. SCHNITZER (43)	420,779	**	420,779	0	**
SANDRA L. SMITH JOHNSON (44)	359,430	**	359,430	0	**
ARCHIE C. PERRY, JR. (45)	882,353	**	882,353	0	**
MYJ HOLDINGS LLC (46)	147,059	**	147,059	0	**
NEVINS FAMILY TRUST (47)	220,588	**	220,588	0	**
JEFFREY B. HELLMAN (48)	381,852	**	381,852	0	**
NEW DIRECTION IRA, FBO MICHAEL STEWART IRA (49)	180,481	**	180,481	0	**
SKYLER GREENE (50)	220,588	**	220,588	0	**
JENNIFER RAY MORRISON & JEFFERSON CRAIG MORRISON, CO-INVESTORS (51)	220,588	**	220,588	0	**
JEFFREY T. HODRICK & SARA E. HODRICK, CO-INVESTORS (52)	220,588	**	220,588	0	**
BIH LLC (53)	220,588	**	220,588	0	**
THOMAS KIM (54)	216,578	**	216,578	0	**
DON DECATUR (55)	105,147	**	55,147	50,000	**
DARLING CAPITAL, LLC (56)	1,213,641	1.34%	1,213,641	0	**

TOTAL	66,444,535		67,637,143	550,000	--

**Less than 1%
(1)

This table is based upon information supplied by the Selling Stockholders. While the Company believes the information is accurate as of the date hereof, changes in beneficial ownership may have occurred that were not reported to the Company and therefore some of the information may not be accurate as of the date hereof. We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the Selling Stockholders named in the table above have sole voting and investment power with respect to all Common Shares that they beneficially own, subject to applicable community property laws. Applicable percentages are based on 90,328,506Common Shares outstanding on October 26, 2018, adjusted as required by rules promulgated by the SEC.

(2)

Beneficial ownership includes 0 shares owned directly and 4,507,392 shares acquirable within sixty days upon the conversion of two Convertible Notes and upon exercise of Warrants at an exercise price of $0.60 per share. The Convertible Notes and Warrants were issued pursuant to the YA II Transaction.  Matthew Beckman is Manager of Yorkville Advisors II, LLC, the General Partner of Yorkville Advisors Global, LP, the investment manager of YA II PN Ltd and has voting and dispositive power over the shares.

(3)	Beneficial ownership includes 100,000 shares and 50,000 shares acquirable upon exercise of Warrants at $0.50 per share in connection with the WestPark Offering.
(4)

Beneficial ownership includes 360,000 shares and 180,000 shares acquirable upon exercise of Warrants at $0.50 per share in connection with the WestPark Offering.  William Angyalfy as trustee exercises voting and dispositive control over the shares.

(5)

Beneficial ownership includes 40,000 shares and 20,000 shares acquirable upon exercise of Warrants at $0.50 per share in connection with the WestPark Offering.  Gurvinder Aujla the Chief Executive Officer exercises voting and dispositive control over the shares.

(6)	Beneficial ownership includes 160,000 shares and 80,000 shares acquirable upon exercise of Warrants at $0.50 per share in connection with the WestPark Offering.
(7)	Beneficial ownership includes 160,000 shares and 80,000 shares acquirable upon exercise of Warrants at $0.50 per share in connection with the WestPark Offering.
(8)	Beneficial ownership includes 80,000 shares and 40,000 shares acquirable upon exercise of Warrants at $0.50 per share in connection with the WestPark Offering.
(9)	Beneficial ownership includes 100,000 shares and 50,000 shares acquirable upon exercise of Warrants at $0.50 per share in connection with the WestPark Offering.
(10)	Beneficial ownership includes 100,000 shares and 50,000 shares acquirable upon exercise of Warrants at $0.50 per share in connection with the WestPark Offering.
(11)	Beneficial ownership includes 80,000 shares and 40,000 shares acquirable upon exercise of Warrants at $0.50 per share in connection with the WestPark Offering.
(12)	Beneficial ownership includes 160,000 shares and 80,000 shares acquirable upon exercise of Warrants at $0.50 per share in connection with the WestPark Offering.
(13)	Beneficial ownership includes 100,000 shares and 50,000 shares acquirable upon exercise of Warrants at $0.50 per share in connection with the WestPark Offering.
(14)	Beneficial ownership includes 40,000 shares and 20,000 shares acquirable upon exercise of Warrants at $0.50 per share in connection with the WestPark Offering.
(15)

Beneficial ownership includes 65,000 shares and 32,500 shares acquirable upon exercise of Warrants at $0.50 per share in connection with the WestPark Offering. Gary Berlin as trustee has voting and dispositive control over the shares.

(16)	Beneficial ownership includes 64,000 shares and 32,000 shares acquirable upon exercise of Warrants at $0.50 per share in connection with the WestPark Offering.
(17)	Beneficial ownership includes 64,000 shares and 32,000 shares acquirable upon exercise of Warrants at $0.50 per share in connection with the WestPark Offering.
(18)	Beneficial ownership includes 100,000 shares and 50,000 shares acquirable upon exercise of Warrants at $0.50 per share in connection with the WestPark Offering.
(19)	Beneficial ownership includes 100,000 shares and 50,000 shares acquirable upon exercise of Warrants at $0.50 per share in connection with the WestPark Offering.

(20)	Beneficial ownership includes 80,000 shares and 40,000 shares acquirable upon exercise of Warrants at $0.50 per share in connection with the WestPark Offering.
(21)	Beneficial ownership includes 80,000 shares and 40,000 shares acquirable upon exercise of Warrants at $0.50 per share in connection with the WestPark Offering.
(22)	Beneficial ownership includes 100,000 shares and 50,000 shares acquirable upon exercise of Warrants at $0.50 per share in connection with the WestPark Offering.
(23)

Beneficial ownership includes 200,000 shares and 100,000 shares acquirable upon exercise of Warrants at $0.50 per share in connection with the WestPark Offering. John Ray as managing member has voting and dispositive control over the shares.

(24)	Beneficial ownership includes 480,000 shares and 240,000 shares acquirable upon exercise of Warrants at $0.50 per share in connection with the WestPark Offering.
(25)	Beneficial ownership includes 160,000 shares and 80,000 shares acquirable upon exercise of Warrants at $0.50 per share in connection with the WestPark Offering.
(26)

Beneficial ownership includes 800,000 shares and 400,000 shares acquirable upon exercise of Warrants at $0.50 per share in connection with the WestPark Offering. Brian J. Morgan as manager has voting and dispositive control over the shares.

(27)	Beneficial ownership includes 100,000 shares and 50,000 shares acquirable upon exercise of Warrants at $0.50 per share in connection with the WestPark Offering.
(28)

Beneficial ownership includes 800,000 shares and 400,000 shares acquirable upon exercise of Warrants at $0.50 per share in connection with the WestPark Offering. Mitchel A. Saltz as manager has voting and dispositive control over the shares.

(29)	Beneficial ownership includes 160,000 shares and 80,000 shares acquirable upon exercise of Warrants at $0.50 per share in connection with the WestPark Offering.
(30)	Beneficial ownership includes 160,000 shares and 80,000 shares acquirable upon exercise of Warrants at $0.50 per share in connection with the WestPark Offering.
(31)	Beneficial ownership includes 480,000 shares and 240,000 shares acquirable upon exercise of Warrants at $0.50 per share in connection with the WestPark Offering.
(32)

Beneficial ownership includes 820,952 shares and 205,238 shares acquirable upon exercise of Warrants at $0.50 per share in connection with the WestPark Offering. Richard Rappaport, CEO of WestPark Capital, Inc. has voting and dispositive control over the shares.

(33)	Beneficial ownership includes 625,000 shares and 625,000 shares acquirable upon exercise of Warrants at $0.60 per share in connection with the Navy Capital Offering.
(34)	Beneficial ownership includes 1,250,000 shares and 1,250,000 shares acquirable upon exercise of Warrants at $0.60 per share in connection with the Navy Capital Offering.
(35)	Beneficial ownership includes 2,500,000 shares and 2,500,000 shares acquirable upon exercise of Warrants at $0.60 per share in connection with the Navy Capital Offering.
(36)	Beneficial ownership includes 625,000 shares and 625,000 shares acquirable upon exercise of Warrants at $0.60 per share in connection with the Navy Capital Offering.
(37)	Beneficial ownership includes 1,875,000 shares and 1,875,000 shares acquirable upon exercise of Warrants at $0.60 per share in connection with the Navy Capital Offering.
(38)	Beneficial ownership includes 7,500,000 shares and 7,500,000 shares acquirable upon exercise of Warrants at $0.60 per share in connection with the Navy Capital Offering.
(39)	Beneficial ownership includes 103,989 shares and 25,000 shares acquirable upon exercise of Warrants at $0.75 per share in connection with the Lamadrid Transaction.
(40)

Beneficial ownership represents shares directly held and acquired in connection with the Oasis Acquisition. Todd Swanson, as the sole manager and member of ILJ, LLC has voting and dispositive control over the shares.

(41)

Beneficial ownership includes (i) 1,604,947 shares directly held and acquired in connection with the Oasis Acquisition; and (ii) 500,000 restricted shares of common stock which vest on June 30, 2019 assuming that Mr. Sillitoe is employed by CLS Nevada, Inc. on such date.

(42)	Beneficial ownership represents shares directly held and acquired in connection with the Oasis Acquisition.
(43)	Beneficial ownership represents shares directly held and acquired in connection with the Oasis Acquisition.

(44)	Beneficial ownership represents shares directly held and acquired in connection with the Oasis Acquisition.
(45)	Beneficial ownership represents shares directly held and acquired in connection with the Oasis Acquisition.
(46)

Beneficial ownership represents shares directly held and acquired in connection with the Oasis Acquisition. Mark E. Mecham, as Manager, of MYJ Holdings LLC has voting and dispositive control over the shares.

(47)

Beneficial ownership represents shares directly held and acquired in connection with the Oasis Acquisition. Russell Nevins, as Trustee, of the Nevins Family Trust has voting and dispositive control over the shares.

(48)	Beneficial ownership represents shares directly held and acquired in connection with the Oasis Acquisition.
(49)	Beneficial ownership represents shares directly held and acquired in connection with the Oasis Acquisition. Michael Stewart has voting and dispositive control over the shares.
(50)	Beneficial ownership represents shares directly held and acquired in connection with the Oasis Acquisition.
(51)	Beneficial ownership represents shares directly held and acquired in connection with the Oasis Acquisition.
(52)	Beneficial ownership represents shares directly held and acquired in connection with the Oasis Acquisition.
(53)	Beneficial ownership represents shares directly held and acquired in connection with the Oasis Acquisition. Robin Bundy, as member, of BIH LLC has voting and dispositive control over the shares
(54)	Beneficial ownership represents shares directly held and acquired in connection with the Oasis Acquisition.
(55)

Beneficial ownership includes 55,147 shares directly held and acquired in connection with the Oasis Acquisition; and (ii) 50,000 restricted shares of common stock which vest on June 30, 2019 assuming that Mr. Decatur is employed by CLS Nevada, Inc. on such date.

(56)	Beneficial ownership includes 813,641 shares directly held and 400,000 shares acquirable upon exercise of warrants at $0.75 per share in connection with the Darling Transaction.

Transactions with Selling Stockholders

WestPark Offering

On December 7, 2017, the Company commenced a private offering of its securities, the terms of which were amended on January 17, 2018 (the “WestPark Offering”). We offered for sale a minimum of 800,000 units and a maximum of 4,000,000 units at a price of $1.25 per unit. Each unit consisted of four Common Shares and one warrant to purchase one Common Share at $0.75 per share. We received aggregate gross proceeds of $1,710,313 and issued an aggregate of 1,368,250 Common Shares in connection with the WestPark Offering.

YA II Transaction

On May 11, 2018, the Company entered into a securities purchase agreement with YA II, pursuant to which the Company agreed to sell to YA II in two closings: (i) convertible debentures in the aggregate principal amount of $1,250,000, plus accrued interest, which may be converted into Common Shares, at the discretion of either YA II or the Company in accordance with the terms of the debentures, and (ii) five-year warrants to purchase an aggregate of 3,125,000 Common Shares at $0.60 per share (the “YA II Transaction”).  At the first closing, which occurred on May 14, 2018, we issued a $750,000 debenture to YA II and warrants to purchase 1,875,000 Common Shares.  At the second closing, which occurred on July 20, 2018, we issued a $500,000 debenture to YA II and warrants to purchase 1,250,000 additional Common Shares. The debentures bear interest at the rate of 8% per annum. If an event of default occurs and for so long as such event of default remains uncured, the interest rate on the debentures shall immediately become 15% per annum and shall remain at such increased interest rate until the applicable event of default is cured.

Commencing on December 1, 2018 and on the first day of each month thereafter through July 1, 2019, we will pay to YA II one-eighth of the principal amount of the debentures, plus accrued and outstanding interest (the “Installment Amount”), plus 20% of the of the Installment Amount for Installment Amounts due within 180 days following the date of execution of the securities purchase agreement, and 25% of the Installment Amount for Installment Amounts due thereafter in cash or by converting such Installment Amount into Common Shares if we have met the applicable conditions for such a conversion and as long as the conversion does not exceed certain maximum amounts. Each installment amount will be deferred to the maturity date if the daily dollar volume-weighted average price of our common stock equals or exceeds $0.40 per share for each of the 10 consecutive days preceding the fifth trading day prior to the respective installment date.

Pursuant to the terms of the debentures, YA II may elect to convert any portion of the principal and accrued interest under the debentures into Common Shares at a fixed conversion price of $0.40 per share.  The fixed conversion price may change if certain dilutive events or issuances occur. In addition, we may, at our sole discretion, make an installment payment using our Common Shares if certain conditions have been met. In such case, the applicable conversion price would be equal to 75% of the VWAP of our Common Shares during the fifteen consecutive trading days immediately preceding such conversion.

Navy Capital Offering

Effective July 31, 2018, the Company entered into a subscription agreement with Navy Capital, pursuant to which we agreed to sell to Navy Capital, for a purchase price of $3,000,000, 7,500,000 units, at $0.40 per unit, representing (i) 7,500,000 Common Shares, and (ii) three-year warrants to purchase an aggregate of 7,500,000 Common Shares at an exercise price of $0.60 per Common Share (the “Navy Capital Offering”). The closing occurred on August 6, 2018. In the subscription agreement, we also agreed to file, on or before November 1, 2018, a registration statement with the Commission registering the Common Shares and the warrant shares issued to Navy Capital. If we fail to file the registration statement on or before that date, we must issue to Navy Capital an additional number of units equal to ten percent (10%) of the units originally subscribed for by Navy Capital (which will include additional warrants at the original exercise price). The warrant is exercisable from time to time, in whole or in part for three years. The warrant has anti-dilution provisions that provide for an adjustment to the exercise price in the event of a future sale of Common Shares at a lower price, subject to certain exceptions as set forth in the warrant. The warrant also provides that it is callable at any time after the bid price of our Common Shares exceeds 120% of the exercise price of the warrant for a period of 20 consecutive business days.

Between August 8, 2018 and August 10, 2018, in connection with the Navy Capital Offering, the Company entered into five subscription agreements, pursuant to which the Company agreed to sell, for an aggregate purchase price of $2,750,000, 6,875,000 units, at $0.40 per unit, representing (i) 6,875,000 Common Shares and (ii) three-year warrants to purchase an aggregate of 6,875,000 Common Shares at an exercise price of $0.60 per share.

Darling Capital Note

On February 5, 2018, we entered into a securities purchase agreement with Darling, whereby Darling agreed to purchase an 8% convertible promissory note in the aggregate principal amount of $550,000 from the Company (the “Darling Note”) due, subject to the terms therein, eighteen (18) months from the date of issuance (“Darling Transaction”), for a purchase price of $500,000. Darling may, at its option, convert all or a portion of the note and accrued but unpaid interest into Common Shares at a conversion price of $0.3125 per share. The note also contains a reset feature, whereby, absent certain exceptions, if the Company issues equity securities at an effective price less than $0.3125 per Common Share, the conversion price of the note will be reset to such lower price. We also issued Darling a three-year common stock purchase warrant to purchase 400,000 Common Shares at an initial exercise price of $0.75 per share.

Lamadrid Transaction

On February 26, 2018, the Company entered into a securities purchase agreement with David Lamadrid, our former President and Chief Financial Officer, whereby Mr. Lamadrid agreed to purchase an 8% convertible promissory note in the aggregate principal amount of $31,250 (the “Lamadrid Note”) from us due, subject to the terms therein, eighteen (18) months from the date of issuance (the “Lamadrid Transaction”).

Mr. Lamadrid could, at his option, convert all or a portion of the Lamadrid Note and accrued but unpaid interest into Common Shares at a conversion price of $0.3125 per share.  On the closing date, the Company also issued to Mr. Lamadrid a three-year common stock purchase warrant to purchase 25,000 Common Shares at an initial exercise price of $0.75 per share.

On August 21, 2018, the Company received a conversion notice from Mr. Lamadrid indicating that he had converted $31,250 in principal, and $1,247 of accrued interest on, the Lamadrid Note into 103,989 Common Shares.

DIVIDEND POLICY

We have not declared dividends on its Common Shares for each of the three most recently completed financial years nor in its current financial year. We do not have any restrictions that could prevent it from paying dividends. We do not intend to pay dividends on its Common Shares in the foreseeable future. Any future determination to pay dividends will be at the discretion of the Board of Directors and will depend on the financial condition, business environment, operating results, capital requirements, any contractual restrictions on the payment of dividends and any other factors that the Board of Directors deems relevant.

PLAN OF DISTRIBUTION

We are registering the Offered Shares to permit the resale of those Offered Shares from time to time after the date of this Prospectus at the discretion of the holders of such Offered Shares. We will not receive any of the proceeds from the sale by the Selling Stockholders of the Offered Shares. We will bear all fees and expenses incident to our obligation to register the Offered Shares.

The Selling Stockholders may, at their discretion, sell all, none, or a portion of the Offered Shares beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers, or agents. If the Offered Shares are sold through underwriters or broker-dealers, the Selling Stockholders will be responsible for underwriting discounts or commissions or agent's commissions. The Offered Shares may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions that may involve crosses or block transactions,

•	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;
•	in the over-the-counter market;
•	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;
•	through the writing of options, whether such options are listed on an options exchange or otherwise;
•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•	block trades in which the broker-dealer will attempt to sell the Offered Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	privately negotiated transactions;
•	short sales;
•	sales pursuant to Rule 144;
•	broker-dealers may agree with the Selling Stockholders to sell a specified number of such Offered Shares at a stipulated price per share;
•	a combination of any such methods of sale; and
•	any other method permitted pursuant to applicable law.

If the Selling Stockholders effect such transactions by selling Offered Shares to or through underwriters, broker-dealers, or agents, such underwriters, broker-dealers, or agents may receive commissions in the form of discounts, concessions, or commissions from the Selling Stockholders or commissions from purchasers of the Offered Shares for whom they may act as agent or to whom they may sell as principal (which discounts, concessions, or commissions as to particular underwriters, broker-dealers, or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the Offered Shares or otherwise, the Selling Stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the Offered Shares in the course of hedging in positions they assume. The Selling Stockholders may also sell Offered Shares short and deliver Offered Shares covered by this Prospectus to close out short positions and to return borrowed Offered Shares in connection with such short sales. The Selling Stockholders may also loan or pledge Offered Shares to broker-dealers that in turn may sell such Offered Shares.

The Selling Stockholders and any broker-dealer participating in the distribution of the Offered Shares may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act.  At the time a particular offering of the Offered Shares is made, a prospectus supplement, if required, will be distributed that will set forth the aggregate amount of Offered Shares being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions, and other terms constituting compensation from the Selling Stockholders and any discounts, commissions, or concessions allowed or re-allowed or paid to broker-dealers.

Under the securities laws of some states, the Offered Shares may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the Offered Shares may not be sold unless such Offered Shares have been registered or qualified for sale in such state, or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any Selling Stockholder will sell any or all of the Offered Shares registered pursuant to the registration statement, of which this Prospectus forms a part.

The Selling Stockholders and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act, and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the Offered Shares by the Selling Stockholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the Offered Shares to engage in market-making activities with respect to the Offered Shares. All of the foregoing may affect the marketability of the Offered Shares and the ability of any person or entity to engage in market-making activities with respect to the Offered Shares.

We will pay all expenses of the registration of the Offered Shares, estimated to be approximately $120,000 in total, including, without limitation, Securities and Exchange Commission filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, that a Selling Stockholder will pay all underwriting discounts and selling commissions, if any. We will indemnify the Selling Stockholders against liabilities, including some liabilities under the Securities Act, in accordance with applicable registration rights agreements, if any, or the Selling Stockholders will be entitled to contribution. We may be indemnified by the Selling Stockholders against civil liabilities, including liabilities under the Securities Act, that may arise from any written information furnished to us by the Selling Stockholder specifically for use in this Prospectus, in accordance with the related registration rights agreement, or we may be entitled to contribution.

Once sold under the registration statement, of which this Prospectus forms a part, the Offered Shares will be freely tradable in the hands of persons other than our affiliates.

DESCRIPTION OF SECURITIES TO BE REGISTERED

Authorized Share Capital

The authorized capital of the Company consists of 250,000,000 Common Shares and 20,000,000 shares of preferred stock issuable in series, which may contain the rights, privileges and restrictions as determined by the Board. As at October 26, 2018, there were a total of 90,328,506 Common Shares issued and no preferred shares issued and outstanding.

Common Shares

Holders of Common Shares are entitled to receive notice of any meetings of shareholders of the Company and to attend and to cast one vote per Common Share at all such meetings. Holders of Common Shares do not have cumulative voting rights with respect to the election of directors and, accordingly, holders of a majority of the Common Shares entitled to vote in any election of directors may elect all directors standing for election. Holders of Common Shares are entitled to receive on a pro rata basis such dividends, if any, as and when declared by the Board of Directors of the Company at its discretion from funds legally available therefor and upon the liquidation, dissolution or winding up of the Company are entitled to receive on a pro rata basis the net assets of the Company after payment of debts and other liabilities, in each case subject to the rights, privileges, restrictions and conditions attaching to any other series or class of shares ranking senior in priority to or on a pro rata basis with the holders of Common Shares with respect to dividends or liquidation. The Common Shares do not carry any pre-emptive, subscription, redemption or conversion rights, nor do they contain any sinking or purchase fund provisions. The common stock is not convertible or redeemable and has no preemptive, subscription or conversion rights. There are no conversions, redemption, sinking fund or similar provisions regarding the Common Shares.

Registration Rights

The Selling Stockholders are entitled to certain rights with respect to the registration of an aggregate of 63,057,916 shares of common stock (the “Registrable Securities”). We granted “piggyback” registration rights containing such terms as we reasonably determine. Jeffrey Binder, Raymond Keller, Frank Koretsky and Newcan have waived their registration rights with respect to the Registrable Securities.

We are obligated to file a registration statement with respect to the Registrable Securities. Upon becoming effective, such registration statement shall remain effective at all times the earlier of the date (i) all of the Registrable Securities have been sold pursuant to such registration statement or Rule 144, if available, or (ii) three years from the effective date of the registration statement. We must also take such action as is necessary to register and/or qualify the Registrable Securities under such other securities or blue sky laws of all applicable jurisdictions in the United States.

We will pay all reasonable expenses incurred in connection with the registrations described above. However, we will not be responsible for any broker or similar concessions or any legal fees or other costs of the Selling Stockholders.

We have also granted registration rights to certain stockholders with respect to the unit shares and warrant shares to be issued in connection with the Canaccord Special Warrant Offering. These registration rights cover an aggregate of 71,563,326 shares of common stock.

Dividends

Dividends, if any, will be contingent upon our revenues and earnings, if any, capital requirements, and financial conditions. The payment of dividends, if any, will be within the discretion of our Board. We intend to retain earnings, if any, for use in our business operations and accordingly, our Board does not anticipate declaring any dividends in the foreseeable future.

OUR BUSINESS

Background

We were originally incorporated as Adelt Design, Inc. on March 31, 2011 to manufacture and market carpet binding art. Production and marketing of carpet binding art never commenced. After CLS Labs, Inc. (“CLS Labs”) acquired 55.6% of the outstanding shares of common stock of the Company, Jeffrey Binder, the Chairman, President and Chief Executive Officer of CLS Labs, was appointed Chairman, President and Chief Executive Officer of the Company. Subsequently, the Company adopted amended and restated articles of incorporation, thereby changing its name to CLS Holdings USA, Inc.

The Merger

On April 29, 2015, the Company entered into a merger agreement with CLS Labs and a newly-formed, wholly owned subsidiary of the Company (the “Merger Sub”) and effected the Merger (the “Merger”). Upon the consummation of the Merger, the separate existence of the Merger Sub ceased and CLS Labs, the surviving corporation in the Merger, became a wholly owned subsidiary of the Company, with the Company acquiring the stock of CLS Labs, abandoning its previous business, and adopting the existing business plan and operations of CLS Labs. CLS Labs is a company that plans to generate revenues through licensing, fee-for-service and joint venture arrangements related to its proprietary method of extracting cannabinoids from cannabis plants and converting the resulting cannabinoid extracts into saleable concentrates.

Historical Operations

Since 2014, one of the founders of CLS Labs has been developing a proprietary method of extracting cannabinoids from cannabis plants and converting the resulting cannabinoid extracts into concentrates such as oils, waxes, edibles and shatter. These concentrates may be ingested in a number of ways, including through vaporization via e-cigarettes, and used for a variety of pharmaceutical and other purposes. Internal testing of the cannabinoids extracted through our patent-pending proprietary process versus the cannabinoids resulting from the processes commonly used in the industry, the results of which were reviewed and confirmed by an independent laboratory, has revealed that our process produces a cleaner, higher quality product and a significantly higher yield than the cannabinoid extraction processes currently existing in the marketplace. On April 24, 2018, the Company (via CLS Labs) was awarded a patent on its proprietary process (see “Our Business – Intellectual Property – Patent and Trademarks”).

As CLS Labs was unable to obtain a license in Colorado to operate a cannabis processing facility due to residency requirements, on April 17, 2015, CLS Labs took its first step toward commercializing its then patent pending proprietary methods and processes by entering into an arrangement, as described in the section entitled “The Colorado Arrangement” below (the “Colorado Arrangement”). During 2017, we suspended our plans to proceed with the Colorado Arrangement due to regulatory delays and have not yet determined when we will pursue it again.

We have recently been issued a U.S. patent with respect to our proprietary method of extracting cannabinoids from cannabis plants and converting the resulting cannabinoid extracts into concentrates such as oils, waxes, edibles and shatter. These concentrates may be ingested in a number of ways, including through vaporization via electronic cigarettes, and used for a variety of pharmaceutical and other purposes. Internal testing of this extraction method and conversion process has revealed that it produces a cleaner, higher quality product and a significantly higher yield than the cannabinoid extraction processes currently existing in the marketplace. We have not commercialized our proprietary process.  We plan to generate revenues through licensing, fee-for-service and joint venture arrangements related to our proprietary method of extracting cannabinoids from cannabis plants and converting the resulting cannabinoid extracts into saleable concentrates.

We intend to monetize this extraction method and generate revenues through (i) the licensing of our patented proprietary methods and processes to others, as in the Colorado Arrangement, (ii) the processing of cannabis for others, and (iii) the purchase of cannabis and the processing and sale of cannabis-related products.  We plan to accomplish this through the acquisition of companies, the creation of joint ventures, through licensing agreements, and through fee-for-service arrangements with growers and dispensaries of cannabis products. We believe that we can establish a position as one of the premier cannabinoid extraction and processing companies in the industry. Assuming we do so, we then intend to explore the creation of our own brand of concentrates for consumer use, which we would sell wholesale to cannabis dispensaries. We believe that we can create a “gold standard” national brand by standardizing the testing, compliance and labeling of our products in an industry currently comprised of small, local businesses with erratic and unreliable product quality, testing practices and labeling. We also plan to offer consulting services through Cannabis Life Sciences Consulting, LLC (“CLS Consulting”), which will generate revenue by providing consulting services to cannabis-related businesses, including growers, dispensaries and laboratories, and driving business to our processing facilities.

The Colorado Arrangement

Licensing Agreement

On April 17, 2015, CLS Labs Colorado entered into a Licensing Agreement with Picture Rock Holdings, LLC (“PRH”) whereby, in exchange for a license fee payable over the ten (10) year term of the agreement, CLS Labs Colorado granted to PRH an exclusive license for the State of Colorado of certain proprietary inventions and formulas relating to the extraction from, separation and processing of marijuana to produce certain marijuana-infused products, including edibles, e-liquids, waxes and shatter, and to practice and use such extraction processes in conjunction with the manufacture, production, sale, and distribution of the such products.

Lease and Sublease

In connection with the Colorado Arrangement, on April 17, 2015, pursuant to an Industrial Lease Agreement, CLS Labs Colorado leased 14,392 square feet of warehouse and office space in a building in Denver, Colorado where certain intended activities, including growing, extraction, conversion, assembly and packaging of cannabis and other plant materials, are permitted by and in compliance with state, city and local laws, rules, ordinances and regulations. The lease had an initial term of seventy-two (72) months and provided CLS Labs Colorado with certain renewal options.  In August 2017, as a result of our decision to suspend our proposed operations in Colorado, CLS Labs Colorado asked its landlord to be relieved from its obligations under the lease, but the parties have not yet reached an agreement on how to proceed.

Contemporaneously with the execution of the Lease, CLS Labs Colorado entered into a sublease agreement with PRH, thereby subletting the entire leased premises to PRH. As a result of our decision to suspend our plans to enter the Colorado market, PRH has vacated the subleased premises but the sublease remains effective.

Equipment Lease

In addition to the above-referenced sublease, on April 17, 2015, CLS Labs Colorado and PRH entered into an Equipment Lease Agreement (the “PRH Equipment Lease”) whereby, in exchange for a lease payment, CLS Labs Colorado agreed to commence building a fully equipped lab at the leased premises, including purchasing all equipment necessary to extract, convert and provide quality control of all cannabis products of PRH. The term of the PRH Equipment Lease was to commences upon delivery of the equipment and terminate upon the earlier of ten (10) years from its effective date or such earlier date upon which the real property lease is terminated. Due to our suspension of plans to enter the Colorado market, the PRH Equipment Lease never commenced.

The Promissory Note

On April 17, 2015, CLS Labs Colorado loaned Five Hundred Thousand Dollars ($500,000) to PRH pursuant to a promissory note (the “Note”) to be used by PRH in connection with the financing of the building out, equipping, and development of the grow facility by PRH that will be operated by the grower.  Pursuant to the Note, as amended by the parties effective June 30, 2015, October 31, 2015, April 11, 2016 and May 31, 2016, PRH will repay the principal due under the Note in twenty (20) equal quarterly installments of Twenty Five Thousand Dollars ($25,000) commencing in the month following the month in which PRH commences generating revenue at the grow facility, which commencement is currently unknown, and continuing until paid in full. Interest will accrue on the unpaid principal balance of the Note at the rate of twelve percent (12%) per annum and will be paid quarterly in arrears commencing after such initial payment and continuing until paid in full.  All outstanding principal and any accumulated unpaid interest due under the Note is due and payable on the five-year anniversary of the initial payment thereunder.  Due to the suspension of our plans to enter the Colorado market, we cannot predict when or if the Note will be paid although PRH did make one payment under the Note during the year ended May 31, 2018.

Acquisition of Alternative Solutions

On June 27, 2018, the Company completed the purchase of all of the membership interests in Alternative Solutions and the Oasis LLCs from the members of such entities (other than Alternative Solutions) (the “Oasis Acquisition”). The closing occurred pursuant to a Membership Interest Purchase Agreement (the “Acquisition Agreement”) entered into between the Company and Alternative Solutions on December 4, 2017, as amended.  Pursuant to the Acquisition Agreement, the Company initially contemplated acquiring all of the membership interests in the Oasis LLCs from Alternative Solutions. Just prior to closing, the parties agreed that the Company would instead acquire all of the membership interests in Alternative Solutions, the parent of the Oasis LLCs, from its members, and the membership interests in the Oasis LLCs owned by members other than Alternative Solutions. The revised structure of the transaction is referenced in the Oasis Note (as defined below), which modified the Acquisition Agreement.

Pursuant to the Acquisition Agreement, the Company paid a non-refundable deposit of $250,000 upon signing, which was followed by an additional payment of $1,800,000 paid in February 2018, for an initial 10% of each of the Oasis LLCs. At that time, the Company applied for regulatory approval to own an interest in the Oasis LLCs, which approval was received. On June 27, 2018, the Company made the payments to indirectly acquire the remaining 90% of the Oasis LLCs, which were equal to cash in the amount of $6,200,000, a $4.0 million promissory note due in December 2019 (the “Oasis Note”), and 22,058,823 shares of common stock. We used the proceeds of its Canaccord Special Warrant Offering to fund the cash portion of the closing consideration. The necessary documentation to transfer the remaining 90% interest was submitted to the NV DOT on June 29, 2018. To date, our transfer request is still pending and has been delayed due to a backlog at the DOT. On June 21, 2018, we were approved for the transfer of the ownership interests of Alternative Solutions as part of the closing of the Oasis Acquisition. This is a procedural approval process because we have already been approved as an owner of Alternative Solutions. We completed all necessary background checks and approvals in order to be listed as 100% owner of Alternative Solutions. The change of ownership in the Oasis LLCs to us will be recorded upon receipt of such regulatory approvals.

The number of purchase price shares was equal to 80% of the offering price of the Company’ common stock in its last equity offering, which price was $0.34 per share.  The Oasis Note is secured by a first priority security interest over the membership interests in Alternative Solutions and the Oasis LLCs, as well as by the assets of the Oasis LLCs.  The Oasis Note bears interest at the rate of 6% per annum and both principal and accrued interest are due and payable in full on December 4, 2019 but may be prepaid at any time without penalty. We also delivered a confession of judgment to a third party neutral representative of the parties that will become effective, in general, if we default under the Oasis Note.

Oasis currently owes certain amounts to a consultant known as 4Front Advisors, LLC.  If the Company makes any payments to this company post-closing, the Company will be entitled to deduct the present value of such payments from the principal amount due under the Oasis Note.

The sellers of the membership interests in Alternative Solutions are also entitled to a $1,000,000 payment from the Company on May 30, 2020 if the Oasis LLCs have maintained an average revenue of $20,000 per day during the 2019 calendar year.

None of the sellers of the membership interests in Alternative Solutions or the Oasis LLCs was affiliated with the Company prior to the closing.  In connection with the closing, however, the Company employed Mr. Ben Sillitoe, the CEO and a member of Alternative Solutions, as the Chief Executive Officer of CLS Nevada, Inc., and Don Decatur the COO of the Oasis LLCs as the Chief Operating Officer of CLS Nevada, Inc.

Corporate Structure

We have four direct and three indirect, active, wholly-owned subsidiaries. CLS Labs, CLS Labs Nevada, Inc., CLS Massachusetts, Inc. and Alternative Solution are owned directly, and Alternative Solutions owns 100% of the issued and outstanding shares of: (i) Oasis ; (ii) Serenity Wellness Products, LLC dba City Trees Fresh Cannabis Production, Wholesale (“City Trees Production”); and (iii) Serenity Wellness Growers, LLC dba City Trees Fresh Cannabis Cultivation, Wholesale (“City Trees Cultivation”, together with City Trees Production, “City Trees” and together with Oasis and City Trees Production, the “Oasis LLCs”). The following diagram illustrates the inter-corporate relationships of the Company, and all of the parents own 100% of the issued and outstanding shares of their subsidiaries:

Notes:

(1)	The Company owns 100% of CLS Nevada, Inc., CLS Labs, Inc., and CLS Massachusetts, Inc.
(2)

All consideration has been given from the Company for the Oasis LLCs to be considered fully owned subsidiaries and the necessary documentation to transfer the remaining 90% interest in Alternative Solutions to the Company was submitted to the NV DOT on June 29, 2018.

(3)	Alternative Solutions owns 100% of Oasis, City Trees Production and City Trees Cultivation.
(4)	All entities in the corporate chart were incorporated and are existing under the laws of the state of Nevada.
(5)

The directors and officers of the Company are set out in the “Directors and Officers” section. Frank Koretsky and Jeffrey Binder are the directors of both CLS Nevada and CLS Labs, Inc. Jeffrey Binder is the Chief Executive Officer of CLS Labs, Inc. Ben Sillitoe is the Chief Executive Officer of CLS Nevada and Don Decatur is the Chief Operating Officer of CLS Nevada Alternative Solutions and the Oasis LLCs are limited liability companies that each are governed by a “manager”. The Company is the manager of Alternative Solutions and Alternative Solutions is the manager of all three Oasis LLCs.

Nevada Operations

We own 100% of Alternative Solutions, which is a Nevada-based holding company that owns three separate entities with licenses to operate cannabis businesses within the State of Nevada. Oasis currently operates a retail marijuana dispensary within walking distance to the Las Vegas Strip. Its other subsidiaries, which do business as City Trees Cultivation and City Trees Production, currently operate a small-scale cultivation and product manufacturing facility, as well as a wholesale distribution operation in North Las Vegas. Management expects that the vertically integrated business model will drive strong margins to the bottom line on a large portion of existing sales at the dispensary as the build out of the Warehouse Facility becomes operational. (See section entitled “Expansion of Cultivation Activities” below.)

Oasis’ retail dispensary is a single location operation in Nevada and occupies over 5,000 square feet of an over 20,000 square foot building. Oasis submitted retail applications for 7 different local jurisdictions in Nevada. The application scores and rankings will be available no later than December 5, 2018. Oasis will know how many retail store licenses it received at that time. Oasis is currently scouting potential locations within each jurisdiction. Although Oasis believes that it is a strong candidate to be granted additional licenses, there is no guaranty that it will be granted several or even one additional license (see section entitled “Licenses” below). The existing location, which is easily accessible by tourists, is currently open 24 hours per day for walk-in customers and in-store pickup. It also delivers cannabis to residents between the hours of 10:00 AM and 8:00 PM. The central location provides logistical convenience for delivery to all parts of the Las Vegas valley.

City Trees’ wholesale operations, which occupies approximately 1,150 square feet of a 22,000 square foot warehouse (the “Warehouse Facility”), began sales to third parties in August 2017. It had made sales to over 25 external customers by Q2 2018. Its existing product line includes vaporizers, tinctures, capsules, and concentrates. At present, the City Trees cultivation facility only grows breeding stock to preserve valuable genetics and does not offer its crops for sale or processing, As a result, all raw materials for manufacturing are sourced from third parties.

Market Growth

According to the 2017 report compiled by ArcView Market Research, legal cannabis sales in the U.S. grew by over 37% in 2017 to $9.5 billion. This growth trend is expected to continue as more states legalize medical and retail cannabis and as more consumers choose to make legal cannabis purchases instead of buying through traditional sources. Consumers who are learning about new research supporting the health and the perceived medical benefits of cannabis will be a secondary source of strong growth in the market for the next several years.

Cannabis sales in Nevada have exceeded all expectations since recreational sales began on July 1, 2017. The Nevada Department of Taxation (“NV DOT”) indicated it had exceeded its marijuana tax collection projection for the entire fiscal year after only nine months of sales.1 Management believes that the Nevada market will continue to grow at double digit rates for the next few years. This expectation is supported by sales trends in other legal markets like Colorado and Washington.

Internal Growth Strategy

Oasis expects to continue to grow its dispensary market share both organically and by adding additional locations within the Nevada market. Locations will be added if and when Oasis is awarded new licenses following open application periods and through strategic acquisitions in select jurisdictions in Nevada. The NV DOT opened a new application period on September 7, 2018, which lasted 10 days. Oasis submitted retail applications for 7 different local jurisdictions in Nevada. The application scores and rankings will be available no later than December 5, 2018. Oasis will know how many retail store licenses it received at that time. It is expected that there will be up to 35 licenses awarded in Southern Nevada and up to 20 additional licenses awarded throughout other parts of the state. Only existing license holders may apply for new licenses during this application period and Oasis believes that it will be granted a new license or licenses during this application period (see section entitled “Licenses” below). There is currently a legal limitation on the number of licenses that may be issued during the upcoming licensing period. After the licenses are awarded, absent a change in legislation, the only way to obtain a new retail dispensary location in Nevada will be through acquisition.

Oasis plans to focus on acquisitions after the new license opportunity has passed if new locations are desired beyond what is awarded during the upcoming round of licensing. Oasis will seek to expand its footprint throughout the state in select locations with access to tourists or in residential areas with above average median income. The locations of the potential acquisitions will only matter to the extent that they are in preferable local jurisdictions. For licensing purposes, the physical location of a marijuana establishment in Nevada may be moved if it remains in the same local municipality or jurisdiction.

City Trees’ wholesale growth strategy focuses on completion of Phase 1 of the planned build out of the Warehouse Facility, with secondary focus on adding new customers and increasing product line penetration at each customer’s retail location. City Trees has about 25 customers with regular recurring orders at dispensaries located throughout Nevada. Oasis currently purchases about $30,000 per month in products from City Trees, which represents only about 10% – 15% of the total retail sales. When City Trees is able to grow and release its wholesale cannabis flower, Oasis will be able to purchase about $100,000 worth of product as it replaces some of its current third party vendors with City Trees. It is expected that other existing wholesale customers will also replace some of their current suppliers’ flower with City Trees once it has become available. At present, City Trees competes with companies that grow their own raw materials. Because City Trees currently purchases raw materials from third parties, and because competition prevents City Trees from pricing its product in a manner that would generate a typical gross margin, at present, City Trees is generally unable to generate positive cash flow from its sales. Oasis expects cash flow to improve as the build out of the Warehouse Facility becomes operational. (See section entitled “Expansion of Cultivation Facilities” below.)

[1] State of Nevada Department of Taxation “April Marijuana Revenue Statistics News Release”. June 28, 2018, accessed July 3, 2018. Available at: https://tax.nv.gov/uploadedFiles/taxnvgov/Content/TaxLibrary/News-Release-April-Marijuana.pdf.

Dispensary Operations

Oasis opened as a medical cannabis dispensary in 2015 and began retail sales to adults over the age of 21 on July 1, 2017. Customers and patients can browse the selection of inventory on display and ask questions to qualified staff with minimal wait times. Automated payments allow for safety, convenience, and scalability.

Inventory Management

All inventory is tracked in the state-mandated METRC seed to sale tracking system. Additionally, we have recently implemented MJ Platform for our point of sale and internal inventory management system. Each item is stored in a designated physical location that is also reflected in the inventory control system. All products are prepackaged before arriving at the retail store and a barcode is added to each package to ensure the proper products are fulfilled in each order. MJ Platform synchronizes its sales and inventory data with METRC for additional assurance of compliance with state mandated inventory tracking accuracy. Regular, independent inventory counts ensure that any physical variances from the tracking system are detected and addressed immediately. All product that is unusable is destroyed and logged with photo-evidence according to state regulations.

Product Selection

Product selections are currently managed by a team comprised of the General Manager, Assistant General Manager, and Inventory Team Leader. As Oasis adds new locations, it will form a centralized purchasing team that will ensure there is consistent product selection across all locations. The General Manager is responsible for negotiating bulk purchase discounts in conjunction with the Oasis CEO. The General Manager is also responsible for quality assurance and product mix. Each new vendor is researched, and their operations are visited whenever possible. Product samples are distributed to various employees and feedback is reviewed before making final product decisions. Oasis carries between 30 and 40 different cultivars or “strains” of cannabis flowers in addition to a wide variety of cannabis products such as vaporizers, concentrated oil, edibles, capsules, tinctures, and beverages.

Payment System

Payments made at Oasis are completed via both cash and electronic payment methods. All cash payments are made by customers through their use of an on-site kiosk. Electronic payments, such as those where a customer wishes to use a credit card, require an Oasis employee to load a closed loop gift card that can then be used for purchases. The kiosks operate using semi-custom and proprietary software that interfaces with the point of sale and inventory system. Oasis is in the process of implementing electronic payment methods that can be processed through a self-checkout technology as opposed to involving an Oasis employee. All cash payments are made into the kiosk, which stores the cash in a steel safe. All kiosk units are bolted to the ground and locked. By utilizing the kiosks, the exposure of operating a cash-intensive business is reduced and Oasis is able to scale and grow while minimizing labor costs associated with maintaining multiple cashiers and increasing operational efficiency.

Home Delivery and In-Store Pickup

Home delivery is currently about 15% of the total sales mix of Oasis. Customers can call or place orders online for both pickup and delivery. There is currently no fee for delivery but there are minimum order amounts based on the distance from the store. Home deliveries average well over $100 per order, which is about 75% higher than in-store orders. Oasis is centrally located within the Las Vegas valley which makes it roughly equally distant from all areas of town. This allows the store to have a much wider geographic reach than it otherwise would. Many locals work on the Las Vegas Strip close to the store and will shop there when going to and from a shift. Offering delivery also allows them to conveniently make a purchase from Oasis without having to drive past a cannabis store that might be located closer to their homes. Many consumers prefer the convenience of home delivery and this allows Oasis to be their dispensary of choice regardless of how close they live to the store.

Pricing Strategy

Oasis targets at least a 50% gross margin when determining pricing for any given product. Market dynamics such as supply, demand, and competitive pressure can cause variances from the target. The assistant general manager of Oasis, as part of the purchasing team, will conduct or oversee a pricing survey to determine which of the competition in close proximity carries the product and how much such competition is charging for similar products. Oasis offers a price match guarantee to minimize the risk of losing customers to competitors’ daily specials or discounts, and also sets prices to be consistent with the selection of product that is offered by competitor dispensaries in the area.

Marketing Strategy

Oasis uses a variety of methods to reach consumers including billboards, paid digital static and video online ads, social media, marketing to rideshare drivers, and social engagement through a calendar of events at its community center called Community Oasis.

Cultivation, Production & Wholesale Sales Operations

City Trees’ wholesale operations primarily consists of purchasing finished distilled cannabis oil from third party vendors and formulating it into a variety of finished products for sales and distribution to retail cannabis stores and medical dispensaries throughout Nevada. Although City Trees has the capability to conduct extraction, conversion and processing activities, it does not presently conduct many of these activities because it is not manufacturing its own raw materials. In the future, City Trees plans to conducts these activities using both its internally developed methods as well as our patented process. (See section entitled “Expansion of Cultivation Facilities” below.)

Due to the small size of the existing Oasis grow operation, it currently only cultivates plants for breeding and to preserve quality stock and does not harvest its plants for either production or for sale to third parties.

Expansion of Cultivation Facilities

City Trees Cultivation is in the preliminary stages of expanding its grow operation and implementing additional manufacturing operations using both Alternative Solutions’ existing processing methods and the Company’s patented processing methods. City Trees Cultivation intends to build out a processing facility and a grow operation to manufacture product for Oasis. City Trees Cultivation intends to construct a multi-level grow operation in the Warehouse Facility.

During the next twelve months the Company expects to complete phase 1 (“Phase 1”) of its expansion plan (the “Expansion Plan”). The timeline for the commencement and completion of phase 2 of the Expansion Plan (“Phase 2”) is currently not known. At present, Management of the Company estimates that the Company will require up to $3,000,000 to complete Phase 1 and up to $2,000,000 to complete Phase 2 of the Expansion Plan (excluding development of the outdoor space). The Company expects to fund the cost of the Expansion Plan from a portion of the proceeds of the 2018 Convertible Debenture Offering (defined below).

Phase 1 includes tenant improvements to expand within the current facility to add one room for mother plants and two rooms for flowering stage in addition to rooms for trimming, curing, drying, packaging, and storage and to add seven additional rooms for the flowering stages. The Company expects the power upgrade aspect of Phase 1 to take six months. The Company expects Phase 1 will be completed within the next 12 months. Phase 2 includes the possible addition of additional flower rooms to the remaining unused portion of the building. The Company anticipates that City Trees Cultivation will use state of the art LED grow lights and a vertical racking system to dramatically reduce energy costs and increase growth capacity.

The anticipated steps for Phase 1 are as follows:

1.	Finalize construction plan revisions and execute a construction contract for Phase 1 cultivation and production.

2.	Floor plans and operational plans including standard operating procedures and required equipment will be submitted for approval to the NV DOT.

3.	Building permits will be obtained from North Las Vegas Building Department.

4.	Power upgrades will be completed.

5.	Finalize construction plans for Phase 1 and execute a construction contract for Phase 1 cultivation.

6.	Tenant improvements for Phase 1 will be completed.

The anticipated timing and steps for Phase 2 are to be determined at a later date.

The Company currently anticipates commencing Phase 1 in November 2018 and projects completion of Phase 1 in the fourth quarter of 2019.

The Warehouse Facility also has a 34,000 square foot enclosed yard that City Trees Cultivation may develop into a greenhouse (the “Greenhouse Expansion”) in the future as doing so would further reduce raw materials and manufacturing costs by using mostly sunlight instead of electricity. The Greenhouse Expansion is separate from the Phase 1 and Phase 2 expansions and will be completed on the existing, enclosed asphalt yard after the Warehouse Facility is operating at full capacity within the current structure, i.e. Phase 1 and Phase 2 are completed. The Greenhouse Expansion will be constructed in one phase. The anticipated cost for the Greenhouse Expansion is approximately $2,000,000.

As City Trees Cultivation completes the phases of the Expansion Plan, the Company expects to capture additional margin as less of the raw materials will be purchased from third parties.

Product Line

City Trees offers the following product lines to its wholesale customers:

●     The vaporizer and concentrate product line consists of proprietary blends of cannabis oil and terpenes filled into custom branded City Trees vaporizers that utilize ceramic heating technology to deliver clean, even heat without using a wick like most traditional vaporizers. The City Trees product line of capsules is known as City Caps and includes CBD and THC blends in ratios of 10 to 1, 4 to 1, and 1 to 4. The blends are named cannabidiol “CBD”, Rise, and Rest, respectively.

●    The recently introduced City Trees line of tinctures includes a 20 to 1, 10 to 1, and a 1 to 1 CBD to THC ratio as well as a THC only version.

Pricing Strategy

The raw materials cost inputs are very high for the current product line relative to what would be seen in a normal market. Because of competitive pressure from companies that are producing their own raw materials, City Trees has not been able to set prices high enough to achieve targeted margins in the short term. City Trees has chosen to remain very competitive with pricing in order to grow and maintain market share during its expansion project. After construction of Phase 1 is completed and we are harvesting our own raw materials, the margins are expected to be recaptured from the third party suppliers.

Vertical Farming

As wholesale cannabis flower and trim moves toward becoming priced like a commodity, minimizing output costs will become more important than ever before. Wholesale price compression will reduce profitability and put many operators who are not able to grow outdoors or in greenhouses in difficult positions. Vertical farms use cubic feet instead of square feet to calculate how much space is available for cultivation. The Phase 1 and Phase 2 construction project plans for 20-foot ceilings that can accommodate up to 3 tiers of grow canopy, essentially tripling the potential output in the building. Management expects City Trees will start with 2 tiers in most areas during Phase 1 of its expansion and test 3 tiers on a smaller scale before rolling it out across the entire facility in Phase 2.

The vertical farm will reduce electricity and rent costs per pound but has the potential to increase labor costs per pound if proper automation is not used. City Trees plans to utilize a moderate amount of automated technology to offset the potential additional labor costs. Automated watering, feeding, lighting systems are in the design phase.

Energy Efficient Heating & Cooling

In addition to using LED lights to conserve energy, City Trees plans to utilize natural gas heat pumps to minimize its heavy reliance on electricity. The units are able to heat and cool critical areas of the building using natural gas instead of relying on the already over-burdened electrical system of an indoor cultivation facility.

Single Stream Inventory

In Nevada, as long as a wholesale facility holds both a medical and a recreational license, it may sell products to dispensaries that may be sold to both recreational and medical customers. As long as the dispensary also holds both licenses, the inventory may be sold to either type of customer as long as it came from a wholesale company with both license types. This reduces logistical challenges that would otherwise arise from having two separate streams of inventory to service the medical and adult-use segments.

Licenses

A Retail Marijuana Store License or Medical Marijuana Dispensary Registration Certificate allows for the sale of cannabis products to the applicable end consumer. A company must hold both licenses to be able to sell products to both types of consumers. A retail marijuana store may also deliver to residents in Nevada without any additional licensing. Both local and state licenses are required.

A Retail (adult-use or recreational) Marijuana Cultivation or Medical Marijuana Cultivation Registration Certificate allows the holder to grow as much cannabis as it can in its approved production space. There is no limitation to the number of plants that maybe be grown at any time. The state only approves the production space regarding compliance, not size.

A Retail (adult-use or recreational) Marijuana Product Manufacturing license or Medical Marijuana Production Registration Certificate allows for the extraction, conversion, and manufacturing of raw cannabis material into finished consumer packaged goods. The NV DOT must approve all formulas, processes, equipment, products, and packaging prior to any manufacturing or sales.

A Retail (adult-use or recreational) Marijuana Distributor License allows licensees to deliver wholesale products from a cultivator or manufacturer to a retail store. This is only a requirement for products that could be sold to recreational customers. Many vertically integrated operators are forced to use third party distributors to deliver products from their wholesale facilities to their own stores and to other customers. City Trees holds one of only 29 distributor licenses that exist to serve the more than 60 dispensaries and 195 wholesalers in the State. Oasis is licensed to operate in the city of Las Vegas as a Dual Use Marijuana Business, and in the State of Nevada as a Medical Marijuana Dispensary Establishment and a Retail Marijuana Store. City Trees Production is licensed to operate in the state of Nevada as a Medical Marijuana Production Establishment, a Retail Marijuana Product Manufacturing facility and a Retail Marijuana Distributor. City Trees Production is also licensed to operate in the state of Nevada as a Medical Marijuana Cultivation Facility and a Retail Marijuana Cultivator. Please see “Our Business – Regulation and Licensure – Oasis LLC Licenses” for a complete list of state and local licenses held by the Oasis LLCs.

Oasis submitted retail applications for 7 different local jurisdictions in Nevada. The application scores and rankings will be available no later than December 5, 2018. Oasis will know how many retail store licenses it received at that time.

Specialized Skill & Knowledge

Commercial cannabis cultivation requires access to employees with specialized skills and knowledge in order to maximize harvest quality and yield in addition to having the capacity for developing new varieties. Botanical extraction of concentrated oils, product formulation and product manufacturing each require their own specific sets of specialized skill and knowledge to ensure maximization of yields and quality from extraction and to create consistent, high quality products. Additionally, the operation of a quality retail cannabis store requires extensive product knowledge to provide the optimal experience for customers. Each of these operations requires extensive knowledge and understanding of the Nevada regulatory landscape to ensure compliance with all local and state laws and regulations.

The COO of CLS Nevada, Inc has gained important skills and knowledge through experience with all areas needed to run a successful cultivation operation. With these skills and knowledge, we expect the Company to continue to develop unique, new strains that are only available to City Trees and will build on the current knowledge of the organization through testing new techniques and technologies in a small research and development room within the cultivation facility. The previous experience of the management team of CLS Nevada, along with independent consultation, is the basis for Oasis’ proprietary standard operating procedures that we believe will ensure consistent quality and yield performance. The COO of CLS Nevada has practical experience with the extraction of cannabis including no-solvent, butane, carbon dioxide and the finishing of the extracts into consumer-packaged goods.

The extraction / product formulation team includes employees with hands on experience in cannabis extraction and product manufacturing in addition to employees with undergraduate chemistry degrees and limited experience in cannabis extraction. This provides access to both the technical and hands-on applications of knowledge that benefits product formulation in addition to extraction efficiency and productivity.

The leadership at CLS Nevada is knowledgeable in all the products available in the United States market because the leadership at Oasis has operated in Nevada since the beginning of medical cannabis sales.

We conduct ongoing training to ensure compliance with all laws and regulations. The leadership of each business unit attends regular compliance training conducted by local and state officials which provides content and updates for internal training.

In addition to our internal resources, there is a broad market of skilled employees with cannabis knowledge and experience in Nevada to facilitate growth of the labor force.

Competitive Conditions

We currently operate in the Nevada cannabis market, which has limited licensing opportunities for retail locations in accordance with state regulations. There is currently no legal limitation on the number of cultivation and product manufacturing licenses that may be issued and there is no limitation on how much can be grown or produced with those licenses. These conditions create significant barriers to entry for new competition.

The limitation on the number of licenses available for retail creates a significant barrier to entry for potential competition in the retail cannabis market. Prospective competitors will not be able to acquire any of the currently proposed new licenses unless they are operating in Nevada. This leaves acquisition as the only method available for most companies to enter the state’s retail cannabis market absent changes in legislation. There is also a 10% legal limitation on the number of retail licenses that may be owned by any one entity within a given county. The size and number of locations in a potential acquisition are limited as a result. These conditions mitigate the risk of losing market share to new companies entering the Nevada retail market.

Nevada wholesale prices have increased since recreational sales began as a result of a demand spike being met with a limited supply. Expansion projects, like the City Trees cultivation facility, have been completed or are underway to meet the additional demand. Most of the additional supply is coming from existing participants within the market as very few new cultivation licenses have been issued. The ability to expand facilities without limitation will allow the market to reach an equilibrium wholesale price point without the need to license additional operators. Although there is no legal limitation on cultivation and production licenses, we do not currently anticipate that new licenses will be issued

Components

Raw materials for processing and manufacturing are available from a variety of sources. Oasis maintains relationships with various suppliers for each key component of the raw materials to mitigate vendor concentration risk. City Trees wholesale operations is the sole purchaser of raw materials within the organization because the retail operation only stocks finished consumer packaged products. All raw materials are currently purchased from third parties. City Trees is expected to be able to supply a large portion of the raw cannabis material upon completion of Phase 1, but certain items will always come from third parties. The following table describes the key components of the supply chain for City Trees products:

Raw Material Item	Description	Sources	# of Suppliers	Pricing	Internal Sourcing
Raw Cannabis Trim	Raw cannabis leaf that is trimmed from raw flowers that will be sold directly to consumers. Trim makes up the majority of what is extracted into oil.	Nevada Licensed Cultivators (115 active licenses as of April 2018)	5+	Wholesale prices are currently in the range of $500 - $750 per pound. Target pricing is $350 per pound in order to match the cost of sourcing finished bulk oil.	Gradually increasing amount will be sourced internally upon completion of Phase 1 and Phase 2.
Raw Cannabis Flower

Raw cannabis flower is typically trimmed, packaged and sold to consumers or it is rolled into pre-rolled joints, packaged and sold to consumers. City Trees is currently not purchasing or harvesting flower.

		Nevada Licensed Cultivators (115 active licenses as of April 2018)	5+	Wholesale prices currently range from $2,000 - $3,000 per pound.	Gradually increasing amount will be sourced internally for City Trees upon completion of Phase 1 and Phase 2.

Bulk Distillate Cannabis Oil	Cannabis oil refined through distillation processes that maximize potency and remove impurities.	Nevada Licensed Product Manufacturers (80 active licenses as of April 2018)	4+	Wholesale prices currently range from $16 - $18 per gram.	Gradually increasing amount will be sourced and processed internally upon completion of Greenhouse Expansion.
Custom All-in-One Disposable Vaporizer Pens	Cannabis oil vaporizer “pens” with ceramic heating that contain a single use battery charge customized with City Trees logos and imagery.	Distributors of Chinese Manufacturing Products	2	$3.35 each	N/A
Vaporizer Pen Cartridges and Custom Batteries	Cannabis oil vaporizer cartridges with ceramic heating that attach to a rechargeable battery customized with City Trees logos and imagery.	Distributors of Chinese Manufacturing Products	2	Cartridges: $2.50 each Custom Batteries: $3.25 each	N/A
Vegan Capsules	Empty capsules that are filled with proprietary blends of cannabis oil and terpenes	Online Medical Supply Companies	2	1.3 cents per capsule	N/A
Botanical Terpenes	Natural compounds found in essential oils of plants with strong fragrance and flavor. Some terpenes have been shown to be biologically active with specific effects	Domestic online suppliers of cannabis-derived and non-cannabis derived terpenes.	2	Isolated Terpenes: $290 per kilogram	Some terpenes will be sourced internally through a fractional distillation process.
CBD Isolate	Cannabidiol (CBD) in powder form that is 99.9% pure CBD	Domestic Industrial Hemp Growers and Processors	2	Wholesale prices range from $7,000 - $10,000 per kilogram	N/A

Intellectual Property

Domains

We have protected its Internet domain names with the following registered domains as of the date of this Prospectus:

●	https://www.clsholdingsinc.com/

●	https://oasiscannabis.com/

●	http://www.citytrees.com/

Patent and Trademarks

We have developed extraction and processing methods that are proprietary and, on April 24, 2018, the Company (via CLS Labs) was awarded a non-provisional U.S. utility patent for cannabidiol extraction and conversion process (the “Extraction Process”) by the United States Patent and Trademark Office (U.S. patent number 9,950,976 B1). The Extraction Process is expected to result in increased product consistency, cost savings for growers, and increased anticipated revenues for us due to the larger amount of Delta-9 THC that we believe it can produce. We expect to use a version of the patented technology on a smaller scale in connection with the Phase 1, Phase 2 and the Greenhouse Expansion, on completion.

Internal testing of the Extraction Process has revealed that such process produces a cleaner, higher quality product and a higher yield than the cannabinoid extraction processes currently existing in the marketplace. We have not commercialized the Extraction Process. We plan to generate revenues through licensing, fee-for-service and joint venture arrangements related to the Extraction Process from cannabis plants and converting the resulting cannabinoid extracts into saleable concentrates.

We intend to monetize the Extraction Process and generate revenues through (i) the licensing of its patented processes to others, (ii) the processing of cannabis for others, and (iii) the purchase of cannabis and the processing and sale of cannabis-related products. We plan to accomplish this through the acquisition of companies, the creation of joint ventures, through licensing agreements, and through fee-for-service arrangements with growers and dispensaries of cannabis products. We then intend to explore the creation of its own brand of concentrates for consumer use, which it would sell wholesale to cannabis dispensaries. We believe that it can standardize the testing, compliance and labeling of its products in the cannabis industry.

Employees

As of June 15, 2018, the Oasis LLCs had 54 employees. The employees are distributed among the following departments:

Nevada Market Administration	Number of Employees
Administrative Accounting	2 1
Oasis Cannabis Retail
Product Sales and Customer Service Inventory Control Dispatch / Delivery Safety / Security Leadership Communications	20 9 8 6 2 1
City Trees Wholesale
Wholesale Sales and Distribution Leadership Cultivation / Product Manufacturing Inventory Control	2 1 1 1
Total Employees	54

We believe in equal opportunity employment and we recruit, hire and promote individuals that are best qualified for each position without regard to race, color, creed, sex, national origin or handicap. We pride ourselves on using a selection process that recruits people who are trainable, co-operative and share the core values of the Company. Our employees are highly-talented individuals who have educational achievements ranging from masters and undergraduate degrees in a wide range of disciplines, as well as staff who have been trained on the job to uphold the highest standards set as a Company.

We recruit based on a rigorous interview process to ensure the right candidates are selected for the Company and the individual team. In addition to adherence to our core values, it requires that each employee acts with integrity and constant striving to uphold the highest professional standards.

In addition, the safety of our employees is a priority and we are committed to the prevention of illness and injury through the provision and maintenance of a healthy workplace. We take all reasonable step to ensure staff are appropriately informed and trained to ensure the safety of themselves as well as others around them.

In addition to the Oasis employees, the Company employs three executive and Management personnel and engages one consultant in a Management capacity.

Growth Strategy

Our growth strategy includes the following plans:

●	Securing capital for the construction of processing centers.

●	Obtaining the necessary state and local licensure for each proposed facility.

●

Securing initial licensing, processing or sales arrangements, as applicable, with growers and dispensaries. Such arrangements may result from marketing efforts, relationships within the industry or the CLS Consulting business.

●	Constructing processing facilities.

●	Expanding per-facility capacity and increasing revenues.

●	Developing a national brand of cannabis concentrates, which will be sold wholesale to dispensaries, through standardization of the testing, compliance and labeling process.

We may also grow by acquiring existing cannabis industry companies that will benefit from the use of our proprietary technology as well as other companies in the cannabis industry that are compatible with our proposed operations, including but not limited to completion of the proposed Pure Harvest transaction

Regulation and Licensure

Despite 30 states and the District of Columbia, Puerto Rico and Guam having legalized or decriminalized marijuana use for medical purposes, the prescription, use and possession of marijuana remains illegal under federal law. As such, although we will only operate processing facilities in states that permit the possession, sale and use of cannabis, certain activities of our business, including the possession of cannabis for processing and the sale of cannabis concentrates, will be in violation of federal law.

We, through the Oasis LLCs, are directly involved in the cultivation, distribution and sale of cannabis in the State of Nevada. All of our operations are in the United States. Therefore, our balance sheet and operating statement exposure to U.S. marijuana-related activities is 100%.

Enforcement of United States Federal Laws

In the United States, cannabis is highly regulated at the state level. To our knowledge, there are to date a total of 30 states, plus the District of Columbia, Puerto Rico and Guam that have legalized medical cannabis in some form although not all states have fully implemented their legalization programs. Nine states and the District of Columbia have legalized cannabis for adult use. Fifteen additional states have legalized high-cannabidoil (CBD), low Tetrahydrocannabinol (THC) oils for a limited class of patients. Notwithstanding the permissive regulatory environment of cannabis at the state level, cannabis continues to be categorized as a Schedule I controlled substance under the Controlled Substances Act (codified in 21 U.S.C.A. Section 812). Under United States federal law, a Schedule I drug is considered to have a high potential for abuse, no accepted medical use in the United States, and a lack of accepted safety for the use of the substance under medical supervision. Federal law prohibits commercial production and sale of all Schedule I controlled substances, and as such, cannabis-related activities, including without limitation, the importation, cultivation, manufacture, distribution, sale and possession of cannabis that remain illegal under U.S. federal law. It is also illegal to aid or abet such activities or to conspire or attempt to engage in such activities. Strict compliance with state and local laws with respect to cannabis may neither absolve the Company of liability under U.S. federal law, nor provide a defense to any federal proceeding brought against the Company. An investor’s contribution to and involvement in such activities may result in federal civil and/or criminal prosecution, including, but not limited to, forfeiture of his, her or its entire investment, fines and/or imprisonments.

As a result of the conflicting views between state legislatures and the federal government regarding cannabis, investments in, and the operations of, cannabis businesses in the U.S. are subject to inconsistent laws and regulations. The so-called “Cole Memorandum” or “Cole Memo” issued by former Deputy Attorney General James Cole on August 29, 2013 and other Obama-era cannabis policy guidance, discussed below, provided the framework for managing the tension between federal and state cannabis laws. Subsequently, as discussed below, Attorney General Jeff Sessions rescinded the Cole Memo and related policy guidance. Although no longer in effect, these policies, and the enforcement priorities established within, appear to continue to be followed during the Trump administration and remain critical factors that inform the past and future trend of state-based legalization.

The Cole Memo directed U.S. Attorneys not to prioritize the enforcement of federal cannabis laws against individuals and businesses that comply with state medical or adult-use cannabis regulatory programs, provided certain enumerated enforcement priorities (such as diversion or sale of cannabis to minors) were not implicated. In addition to general prosecutorial guidance issued by the DOJ, the U.S. Department of the Treasury’s Financial Crimes Enforcement Network (“FinCEN”) issued a memorandum on February 14, 2014 outlining Bank Secrecy Act-compliant pathways for financial institutions to service state-sanctioned cannabis businesses, which echoed the enforcement priorities outlined in the Cole Memo (the “FinCEN Memorandum” or “FinCEN Memo”). On the same day the FinCEN Memorandum was published, the DOJ issued complimentary policy guidance directing prosecutors to apply the enforcement priorities of the Cole Memo when determining whether to prosecute individuals or institutions with crimes related to financial transactions involving the proceeds of cannabis-related activities (the “Cole Banking Memorandum”).

On January 4, 2018 Attorney General Jeff Sessions rescinded the Cole Memo, the Cole Banking Memorandum, and all other related Obama-era DOJ cannabis enforcement guidance. While the rescission did not change federal law, as the Cole Memo and other DOJ guidance documents were not themselves laws, the rescission removed the DOJ’s formal policy that state-regulated cannabis businesses in compliance with the Cole Memo guidelines should not be a prosecutorial priority. Notably, Attorney General Sessions’ rescission of the Cole Memo and the Cole Banking Memorandum has not affected the status of the FinCEN Memorandum issued by the Department of Treasury, which remains in effect. In addition to his rescission of the Cole Memo, Attorney General Sessions issued a one-page memorandum known as the “Sessions Memorandum”. The Sessions Memorandum explains the DOJ’s rationale for rescinding all past DOJ cannabis enforcement guidance, claiming that Obama-era enforcement policies are “unnecessary” due to existing general enforcement guidance adopted in the 1980s, in chapter 9.27.230 of the USAM. The USAM enforcement priorities, like those of the Cole Memo, are based on the use of the federal government’s limited resources and include “law enforcement priorities set by the Attorney General,” the “seriousness” of the alleged crimes, the “deterrent effect of criminal prosecution,” and “the cumulative impact of particular crimes on the community.” Although the Sessions Memorandum emphasizes that cannabis is a federally illegal Schedule I controlled substance, it does not otherwise instruct U.S. Attorneys to consider the prosecution of cannabis-related offenses a DOJ priority, and in practice, most U.S. Attorneys have not changed their prosecutorial approach to date. However, due to the lack of specific direction in the Sessions Memorandum as to the priority federal prosecutors should ascribe to such cannabis activities, there can be no assurance that the federal government will not seek to prosecute cases involving cannabis businesses that are otherwise compliant with state law. See “Risk Factors”.

Such potential proceedings could involve significant restrictions being imposed upon the Company or third parties, and also divert the attention of key executives. Such proceedings could have a material adverse effect on our business, revenues, operating results and financial condition as well as our reputation, even if such proceedings were concluded successfully in favor of the Company. See “Risk Factors”.

For the reasons set forth above, our existing operations in the United States, and any future operations or investments the Company may engage in, may become the subject of heightened scrutiny by regulators, stock exchanges and other authorities in Canada. As a result, the Company may be subject to significant direct and indirect interaction with public officials. There can be no assurance that this heightened scrutiny will not in turn lead to the imposition of certain restrictions on our ability to operate in the United States or any other jurisdiction. See “Risk Factors”.

Government policy changes or public opinion may also result in a significant influence over the regulation of the cannabis industry in the United States or elsewhere. A negative shift in the public’s perception of medical cannabis in the United States or any other applicable jurisdiction could affect future legislation or regulation. Among other things, such a shift could cause state jurisdictions to abandon initiatives or proposals to legalize medical cannabis, thereby limiting the number of new state jurisdictions into which the Company could expand. Any inability to fully implement our expansion strategy may have a material adverse effect on our business, financial condition and results of operations. See “Risk Factors”.

Further, violations of any federal laws and regulations could result in significant fines, penalties, administrative sanctions, convictions or settlements arising from civil proceedings conducted by either the federal government or private citizens, or criminal charges, including, but not limited to, disgorgement of profits, cessation of business activities or divestiture. This could have a material adverse effect on the Company, including its reputation and ability to conduct business, its holding (directly or indirectly) of medical cannabis licenses in the United States, the listing of its securities on various stock exchanges, its financial position, operating results, profitability or liquidity or the market price of its publicly traded shares. In addition, it is difficult for the Company to estimate the time or resources that would be needed for the investigation of any such matters or its final resolution because, in part, the time and resources that may be needed are dependent on the nature and extent of any information requested by the applicable authorities involved, and such time or resources could be substantial. See “Risk Factors”.

United States Enforcement Proceedings

An appropriations rider contained in the fiscal year 2015, 2016, 2017, and 2018 Consolidated Appropriations Acts (formerly known as the “Rohrabacher-Farr Amendment”; now known as the “Rohrabacher-Blumenauer Amendment” and currently proposed for the next appropriations rider as the “Joyce Amendment”, referred to herein as the “Amendment”) provides budgetary constraints on the federal government’s ability to interfere with the implementation of state-based medical cannabis laws. The Ninth Circuit Court of Appeals and other courts have interpreted the language to mean that the DOJ cannot expend funds to prosecute state-law-abiding medical cannabis operators complying strictly with state medical cannabis laws. The Amendment prohibits the federal government from using congressionally appropriated funds to prevent states from implementing their own medical cannabis laws. The Amendment was extended until December 8, 2018 as part of the passage of an emergency aid package. Continued reauthorization of the Amendment is predicated on future political developments and cannot be guaranteed. If the Amendment expires, federal prosecutors could prosecute even state-compliant medical cannabis operators for conduct within the five-year statute of limitations. The Amendment does not protect state legal adult-use cannabis businesses and the DOJ may spend funds to prosecute persons that are operating in accordance with state adult use cannabis laws.

Ability to Access Public and Private Capital

We have historically, and continue to have, access to equity and debt financing from the public and prospectus exempt (private placement) markets in Canada. Our executive team and Board of Directors of the Company also have extensive relationships with sources of private capital (such as funds and high net worth individuals), that could be investigated at a higher cost of capital. If such equity and/or debt financing was no longer available in the public markets in Canada due to changes in applicable law, then the Company expects that it would have access to raise equity and/or debt financing privately.

Although we are not able to obtain bank financing in the U.S. or financing from other U.S. federally regulated entities, we currently have access to equity financing through the private markets in Canada and public and private markets in the United States. Since the use of marijuana is illegal under U.S. federal law, and in light of concerns in the banking industry regarding money laundering and other federal financial crime related to marijuana, U.S. banks have been reluctant to accept deposit funds from businesses involved with the marijuana industry. Consequently, businesses involved in the marijuana industry often have difficulty finding a bank willing to accept their business. Likewise, marijuana businesses have limited, if any, access to credit card processing services. As a result, marijuana businesses in the U.S. are largely cash-based. This complicates the implementation of financial controls and increases security issues.

Commercial banks, private equity firms and venture capital firms have approached the cannabis industry cautiously to date. However, there are increasing numbers of high net worth individuals and family offices that have made meaningful investments in companies and projects similar to our projects. Although there has been an increase in the amount of private financing available over the last several years, there is neither a broad nor deep pool of institutional capital that is available to cannabis license holders and license applicants. There can be no assurance that additional financing, if raised privately, will be available to us when needed or on terms which are acceptable. Our inability to raise financing to fund capital expenditures or acquisitions could limit our growth and may have a material adverse effect upon future profitability. See “Risk Factors”.

State-Level Overview

The following sections present an overview of market and regulatory conditions for the marijuana industry in the state of Nevada, in which we have an operating presence in, and is presented as of August 2018, unless otherwise indicated. Although our activities are compliant with applicable United States state and local law, strict compliance with state and local laws with respect to cannabis may neither absolve the Company of liability under United States federal law, nor may it provide a defense to any federal proceeding which may be brought against the Company.

Nevada Summary

Nevada has a medical marijuana program and passed an adult-use legalization through the ballot box in November 2016. In 2000, Nevada voters passed an amendment to the Nevada state constitution allowing physicians to recommend cannabis for an inclusive set of qualifying conditions including chronic pain and created a limited non-commercial medical marijuana patient/caregiver system. Senate Bill 374, which passed the legislature and was signed by the Governor in 2013, expanded this program and established a for-profit regulated medical marijuana industry.

The Nevada Division of Public and Behavioral Health licensed medical marijuana establishments up until July 1, 2017 when the state’s medical marijuana program merged with adult-use marijuana enforcement under the NV DOT. In 2014, Nevada accepted medical marijuana business applications and a few months later the Division approved 182 cultivation licenses, 118 licenses for the production of edibles and infused products, 17 independent testing laboratories, and 55 medical marijuana dispensary licenses. The number of dispensary licenses was then increased to 66 by legislative action in 2015. The application process is merit-based, competitive, and is currently closed. Residency is not required to own or invest in a Nevada medical cannabis business. In addition, vertical integration is neither required nor prohibited. Nevada’s medical law includes patient reciprocity, which permits medical patients from other states to purchase marijuana from Nevada dispensaries. Nevada also allows for dispensaries to deliver medical marijuana to patients.

Each medical marijuana establishment must register with the NV DOT and apply for a medical marijuana establishment registration certificate. Among other requirements, there are minimum liquidity requirements and restrictions on the geographic location of a medical marijuana establishment as well as restrictions relating to the age and criminal background of employees, owners, officers and board members of the establishment. All employees must be over 21 and all owners, officers and board members must not have any previous felony convictions or had a previously granted medical marijuana registration revoked. Additionally, each volunteer, employee, owner, officer and board member of a medical marijuana establishment must be registered with the NV DOT as a medical marijuana agent and hold a valid medical marijuana establishment agent card. The establishment must have adequate security measures and use an electronic verification system and inventory control system. If the proposed medical marijuana establishment will sell or deliver edible marijuana products or marijuana-infused products, proposed operating procedures for handling such products which must be preapproved by the NV DOT.

In response to the rescission of the Cole Memorandum, Nevada Attorney General Adam Laxalt has issued a public statement, pledging to defend the law after it was approved by voters. Governor Brian Sandoval also stated, “Since Nevada voters approved the legalization of recreational marijuana in 2016, I have called for a well-regulated, restricted and respected industry. My administration has worked to ensure these priorities are met while implementing the will of the voters and remaining within the guidelines of both the Cole and Wilkinson federal memos,” and that he would like for Nevada to follow in the footsteps of Colorado, where the U.S. attorneys do not plan to change the approach to prosecuting crimes involving recreational marijuana.

To our knowledge, there have not been any additional statements or guidance made by federal authorities or prosecutors regarding the risk of enforcement action in Nevada.

In determining whether to issue a medical marijuana establishment registration certificate pursuant to NRS 453A.322, the NV DOT, in addition the application requirements set out, considers the following criteria of merit:

(a)	the total financial resources of the applicant, both liquid and illiquid;

(b)

the previous experience of the persons who are proposed to be owners, officers or board members of the proposed medical marijuana establishment at operating other businesses or non- profit organizations;

(c)	the educational achievements of the persons who are proposed to be owners, officers or board members of the proposed medical marijuana establishment;

(d)

any demonstrated knowledge or expertise on the part of the persons who are proposed to be owners, officers or board members of the proposed medical marijuana establishment with respect to the compassionate use of marijuana to treat medical conditions;

(e)	whether the proposed location of the proposed medical marijuana establishment would be convenient to serve the needs of persons who are authorized to engage in the medical use of marijuana;

(f)	the likely impact of the proposed medical marijuana establishment on the community in which it is proposed to be located;

(g)	the adequacy of the size of the proposed medical marijuana establishment to serve the needs of persons who are authorized to engage in the medical use of marijuana;

(h)	whether the applicant has an integrated plan for the care, quality and safekeeping of medical marijuana from seed to sale;

(i)

the amount of taxes paid to, or other beneficial financial contributions made to, the State of Nevada or its political subdivisions by the applicant or the persons who are proposed to be owners, officers or board members of the proposed medical marijuana establishment; and

(j)	any other criteria of merit that the Division determines to be relevant.

A medical marijuana establishment registration certificate expires 1 year after the date of issuance and may be renewed upon resubmission of the application information and renewal fee to the NV DOT.

Adult-Use Retail Marijuana Program

The sale of marijuana for adult-use in Nevada was approved by ballot initiative on November 8, 2016 and Nevada Revised Statute 453D exempts a person who is 21 years of age or older from state or local prosecution for possession, use, consumption, purchase, transportation or cultivation of certain amounts of marijuana and requires the NV DOT to begin receiving applications for the licensing of marijuana establishments on or before January 1, 2018. The legalization of retail marijuana does not change the medical marijuana program.

In February 2017, the Nevada Department of Taxation announced plans to issue “early start” recreational marijuana establishment licenses in the summer of 2017. These licenses, beginning on July 1, 2017, allowed marijuana establishments holding both a retail marijuana store and dispensary license to sell their existing medical marijuana inventory as either medical or adult-use marijuana, and expired at the end of the year. Starting July 1, 2017, medical and adult-use marijuana have incurred a 15% excise tax on the first wholesale sale (calculated on the fair market value) and adult-use cannabis have incurred an additional 10% special retail marijuana sales tax in addition to any general state and local sales and use taxes.

On January 16, 2018, the Marijuana Enforcement Division of the NV DOT issued final rules governing its adult-use marijuana program, pursuant to which up to sixty-six (66) permanent adult-use marijuana dispensary licenses will be issued. Existing adult-use marijuana licensees under the “early start” regulations must re-apply for licensure under the permanent rules in order to continue adult-use sales.

Under Nevada’s adult-use marijuana law, the NV DOT licenses marijuana cultivation facilities, product manufacturing facilities, distributors, retail stores and testing facilities. After merging medical and adult-use marijuana regulation and enforcement, the single regulatory agency is now known as the “Marijuana Enforcement Division of the Department of Taxation.” For the first 18 months, applications to the Department for adult-use establishment licenses can only be accepted from existing medical marijuana establishment certificate holders and existing liquor distributors for the adult-use distribution license. In November 2018, the NV DOT may open up the application process to those not holding a medical marijuana establishment certificate.

There are five types of retail marijuana establishment licenses under Nevada's retail marijuana program:

1.

Cultivation Facility - licensed to cultivate (grow), process, and package marijuana; to have marijuana tested by a testing facility; and to sell marijuana to retail marijuana stores, to marijuana product manufacturing facilities, and to other cultivation facilities, but not to consumers.

2.	Distributor - licensed to transport marijuana from a marijuana establishment to another marijuana establishment. For example, from a cultivation facility to a retail store.

3.

Product Manufacturing Facility - licensed to purchase marijuana; manufacture, process, and package marijuana and marijuana products; and sell marijuana and marijuana products to other product manufacturing facilities and to retail marijuana stores, but not to consumers. Marijuana products include things like edibles, ointments, and tinctures.

4.	Testing Facility - licensed to test marijuana and marijuana products, including for potency and contaminants.

5.

Retail Store - licensed to purchase marijuana from cultivation facilities, marijuana and marijuana products from product manufacturing facilities, and marijuana from other retail stores; can sell marijuana and marijuana products to consumers.

Administration of the regular retail program in Nevada will be governed by permanent regulations, currently being drafted by the NV DOT. The NV DOT has been conducting public consultation and receiving public comments on the Revised Proposed Adult-Use Marijuana Regulation (LCB File No. R092-17) dated December 13, 2017 (the “Nevada Adult-Use Regulation”). On February 27, 2018, the NV DOT adopted the Nevada Adult- Use Regulations and the NV DOT is now accepting applications for adult-use marijuana registration certificates.

License and Regulations

In the state of Nevada, only cannabis that is grown or produced in the state by a licensed establishment may be sold in the state. The Nevada regulatory regime is not a vertically integrated system and only permits the holder of a retail dispensary license and registration certificate to purchase marijuana from cultivation facilities, marijuana and marijuana products from product manufacturing facilities and marijuana from other retail stores, and allows the sale of marijuana and marijuana products to consumers.

A medical cultivation license permits its holder to acquire, possess, cultivate, deliver, transfer, have tested, transport, supply or sell marijuana and related supplies to medical marijuana dispensaries, facilities for the production of edible medical marijuana products and/or medical marijuana-infused products, or other medical marijuana cultivation facilities.

The medical product manufacturing license permits its holder to acquire, possess, manufacture, deliver, transfer, transport, supply, or sell edible marijuana products or marijuana infused products to other medical marijuana production facilities or medical marijuana dispensaries.

Reporting Requirements

The state of Nevada uses a computerized track and trace system used to track commercial cannabis activity and seed-to-sale. Individual licensees whether directly or through third-party integration systems are required to push data to the state to meet all reporting requirements. (See section entitled “Compliance with Applicable State Law in the United States” below.)

Storage and Security

To ensure the safety and security of cannabis business premises and to maintain adequate controls against the diversion, theft, and loss of cannabis or cannabis products, Nevada state law requires the following:

(a)	be an enclosed, locked facility;

(b)	have a single secure entrance;

(c)

train employees in security measures and controls, emergency response protocol, confidentiality requirements, safe handling of equipment, procedures for handling products, as well as the differences in strains, methods of consumption, methods of cultivation, methods of fertilization and methods for health monitoring;

(d)	install security equipment to deter and prevent unauthorized entrances, which includes:

a.	devices that detect unauthorized intrusion which may include a signal system; and

b.	exterior lighting to facilitate surveillance;

(e)	electronic monitoring must be in place, which includes:

a.	at least one call-up monitor that is 19 inches or more;

b.	a video printer capable of immediately producing a clear still photo from any video camera image;

c.

video cameras with a recording resolution of at least 704 x 480 which provides coverage of all entrances to and exits from limited access areas and all entrances to and exits from the building and which can identify any activity occurring in or adjacent to the building;

d.

a video camera at each point-of-sale location which allows for the identification of any person who holds a valid registry identification card, including, without limitation, a designated primary caregiver, purchasing medical marijuana;

e.	a video camera in each grow room which can identify any activity occurring within the grow room in low light conditions;

f.	a method for storing video recordings from the video cameras for at least thirty (30) calendar days;

g.	a failure notification system that provides an audible and visual notification of any failure in the electronic monitoring system;

h.	sufficient battery backup for video cameras and recording equipment to support at least five (5) minutes of recording in the event of a power outage; and

i.	security alarm to alert local law enforcement of unauthorized breach of security; and

(f)	implement security procedures that:

a.	restrict access of the establishment to only those persons/employees authorized to be there;

b.	deter and prevent theft;

c.	provide identification (badge) for those persons/employees authorized to be in the establishment;

d.	prevent loitering;

e.	require and explain electronic monitoring; and

f.	require and explain the use of automatic or electronic notification to alert local law enforcement of an unauthorized breach of security.

Transportation

In Nevada, marijuana may only be transported from a licensed grow or production facility by a licensed marijuana distributor. Prior to transporting the marijuana or marijuana products, the distributor must complete a trip plan which includes: the agent name and registration number providing and receiving the marijuana; the date and start time of the trip; a description, including the amount, of the marijuana or marijuana products being transported; and the anticipated route of transportation.

During the transportation of marijuana or marijuana products, the licensed marijuana distributor agent must: (a) carry a copy of the trip plan with him or her for the duration of the trip; (b) have his or her marijuana establishment agent card in his or her immediate possession; (c) use a vehicle without any identification relating to marijuana and which is equipped with a secure lockbox or locking cargo area which must be used for the sanitary and secure transportation of marijuana, or marijuana products; (d) have a means of communicating with the marijuana establishment for which he or she is providing the transportation; and (e) ensure that all marijuana or marijuana products are not visible. After transporting marijuana or marijuana products a licensed marijuana distributor agent must enter the end time of the trip and any changes to the trip plan that was completed.

Each licensed marijuana distributor agent transporting marijuana or marijuana products must report any: (a) vehicle accident that occurs during the transportation to a person designated by the marijuana distributor to receive such reports within two (2) hours after the accident occurs; and (b) loss or theft of marijuana or marijuana products that occurs during the transportation to a person designated by the marijuana distributor to receive such reports immediately after the marijuana establishment agent becomes aware of the loss or theft. A marijuana distributor that receives a report of loss or theft pursuant to this paragraph must immediately report the loss or theft to the appropriate law enforcement agency and to the NV DOT. The distributor must report any unauthorized stop that lasts longer than two (2) hours to the NV DOT.

A marijuana distributor shall maintain the required documents and provide a copy of the documents required to the NV DOT for review upon request. Each marijuana distributor shall maintain a log of all received reports.

Employees of licensed marijuana distributors, including drivers transporting marijuana and marijuana products, must be 21 years of age or older and must obtain a valid marijuana establishment agent registration card issued by the NV DOT. If a marijuana distributor is co-located with another type of business, all employees of co-located businesses must have marijuana establishment agent registration cards unless the co-located business does not include common entrances, exits, break room, restrooms, locker rooms, loading docks, and other areas as are expedient for business and appropriate for the site as determined and approved by Department inspectors. While engaged in the transportation of marijuana and marijuana products, any person that occupies a transport vehicle when it is loaded with marijuana or marijuana products must have their physical marijuana establishment agent registration card in their possession.

All drivers must carry in the vehicle valid driver’s insurance at the limits required by the State of Nevada and the NV DOT. All drivers must be bonded in an amount sufficient to cover any claim that could be brought, or disclose to all parties that their drivers are not bonded. Marijuana establishment agent registration cardholders and the licensed marijuana distributor they work for are responsible for the marijuana and marijuana product once they takes control of the product and leave the premises of the marijuana establishment.

There is no load limit on the amount or weight of marijuana and marijuana products that are being transported by a licensed marijuana distributor. Marijuana distributors are required to adhere to NV DOT regulations and those required through their insurance coverage. When transporting by vehicle, marijuana and marijuana product must be in a lockbox or locked cargo area. A trunk of a vehicle is not considered secure storage unless there is no access from within the vehicle and it is not the same key access as the vehicle. Live plants can be transported in a fully enclosed, windowless locked trailer or secured area inside the body/compartment of a locked van or truck so that they are not visible to the outside. If the value of the marijuana and marijuana products being transported by vehicle is in excess of $10,000 (the insured value per the shipping manifest), the transporting vehicle must be equipped with a car alarm with sound or have no less than two (2) of the marijuana distributor’s marijuana establishment agent registration cardholders involved in the transportation. All marijuana and marijuana product must be tagged for purposes of inventory tracking with a unique identifying label as required by the NV DOT and remain tagged during transport. This unique identifying label should be similar to the stamp for cigarette distribution. All marijuana and marijuana product when transported by vehicle must be transported in sealed packages and containers and remain unopened during transport. All marijuana and marijuana product transported by vehicle should be inventoried and accounted for in the inventory tracking system. Loading and unloading of marijuana and marijuana products from the transporting vehicle must be within view of existing video surveillance systems prior to leaving the origination location. Security requirements are required for the transportation of marijuana and marijuana products.

Oasis LLC Licenses

Oasis is licensed to operate in the City of Las Vegas as a Dual Use Marijuana Business, and in the State of Nevada as a Medical Marijuana Dispensary Establishment and a Retail Marijuana Store. City Trees Production is licensed to operate in the state of Nevada as a Medical Marijuana Production Establishment, a Retail Marijuana Product Manufacturing facility and a Retail Marijuana Distributor. City Trees Production is licensed to operate in the state of Nevada as a Medical Marijuana Cultivation Facility and a Retail Marijuana Cultivator. The table below lists the licenses issued to the Oasis LLCs in respect of the Oasis LLCs’ operations in Nevada (including municipal licenses). Under applicable laws, the licenses permit the Oasis LLCs to cultivate, manufacture, process, package, sell, and purchase marijuana pursuant to the terms of the licenses, which are issued by the NV DOT under the provisions of Nevada Revised Statutes section 453A, 453D, their associated sections of the Nevada Administrative Code and local regulations pertaining to cannabis businesses. All provisional licenses owned by Oasis are, as of the date hereof, active with the state of Nevada. All licenses are independently issued for each approved activity for use at the Oasis LLCs facilities in Nevada.

All marijuana establishments must register with the NV DOT. If applications contain all required information and after vetting by officers, establishments are issued a medical marijuana establishment registration certificate. In a local governmental jurisdiction that issues business licenses, the issuance by the NV DOT of a medical marijuana establishment registration certificate is considered provisional until the local government has issued a business license for operation and the establishment is in compliance with all applicable local governmental ordinances. Final registration certificates are valid for a period of one year and are subject to annual renewals after required fees are paid and the business remains in good standing. Renewal requests are typically communicated through email from NV DOT and include a renewal form. The renewal periods serve as an update for NV DOT on the licensee’s status toward active licensure. Maintaining the licenses in good standing is critical to the success of a marijuana business in Nevada. Failure to adhere to the regulations can result in significant fines and penalties, including the suspension or revocation of the license.

The licenses are independently issued for each approved activity for use at Oasis LLC facilities. The table below lists the licenses issued to the Oasis LLCs in respect of their operations in Nevada.

Licenses in the State of Nevada

Holding Entity	Permit/License	Location City	Expiration/Renewal Date	Description
Serenity Wellness Center LLC dba Oasis Cannabis	Dual Use Marijuana License License #: M62-00010	Las Vegas	6/30/19	City of Las Vegas Dual-Use Marijuana Business License for Medical and Recreational Dispensary
	Medical Marijuana Registration Certificate: # 02916424476864783141 ME Code: D046		6/30/19	State of NV Final Registration Certificate – Medical Marijuana Dispensary Establishment
	Retail Marijuana Store License Taxpayer ID: 1017566771-001		6/30/19	State of NV – Retail Marijuana Store License
Serenity Wellness Products LLC dba City Trees	MM08 Production – GS License #: 105437	North Las Vegas	7/31/18* *Renews every 90 days	City of North Las Vegas Marijuana Production License
	Medical Marijuana Registration Certificate: # 40297970315350477547 Code: P024		6/30/19	State of NV Final Registration Certificate – Medical Marijuana Production Establishment
	Retail Marijuana Product Manufacturing License Taxpayer ID: 1029305234-001		6/30/19	State of NV Retail Marijuana Product Manufacturing License
	Retail Marijuana Distributor License Taxpayer ID: 1029305234-001 Code: T073		6/30/19	State of NV Retail Marijuana Distributor License
	Inter-jurisdictional Business License #: 2017305794		N/A	City of Henderson license required to sell to dispensaries within its jurisdiction
	Medical Marijuana Production Facility OLV Marijuana Production License #: M65-00015		N/A	City of Las Vegas license required to sell to dispensaries within its jurisdiction
Serenity Wellness Growers LLC dba City Trees	MM02 Cultivation - GS License #: 105436	North Las Vegas	7/31/18* *Renews every 90 days	City of North Las Vegas Marijuana Cultivation License
	Medical Marijuana Registration Certificate: 36161311931874315998 Code: C039		6/30/19	State of NV Medical Marijuana Cultivation Facility Registration Certificate
	Retail Marijuana Cultivator License Taxpayer ID: 1029305170-001		6/30/19	State of NV Retail Marijuana Cultivator License

Nevada License and Regulations

The retail dispensary licenses permit the Oasis LLCs to purchase marijuana from Nevada licensed cultivation facilities, marijuana and marijuana products from Nevada licensed product manufacturing facilities and marijuana from other Nevada licensed retail stores, and allows the sale of marijuana and marijuana products to consumers. No marijuana or marijuana infused products may be brought into Nevada from outside of Nevada. Unlicensed marijuana activities are subject to harsh criminal penalties under Nevada state law.

The medical cultivation licenses permit the Oasis LLCs to acquire, possess, cultivate, deliver, transfer, have tested, transport, supply or sell marijuana and related supplies to Nevada licensed medical marijuana dispensaries, facilities for the production of edible medical marijuana products and/or medical marijuana-infused products, or other medical marijuana cultivation facilities.

The medical product manufacturing license permits the Oasis LLCs to acquire, possess, manufacture, deliver, transfer, transport, supply, or sell edible marijuana products or marijuana infused products to other Nevada licensed medical marijuana production facilities or medical marijuana dispensaries.

Nevada Reporting Requirements

The state of Nevada uses METRC as the state’s computerized T&T system for seed-to-sale. Individual licensees whether directly or through third-party integration systems are required to push data to the state to meet all reporting requirements. The Oasis LLCs have designated an in-house computerized seed to sale software that integrate with METRC via API (GreenBits), which captures the required data points for cultivation, manufacturing and retail as required in Nevada Revised Statutes section 453A.

Compliance with Applicable State Law in the United States

We, via the Oasis LLCs, are classified as having a “direct” involvement in the U.S. marijuana industry and are in compliance with applicable licensing requirements and the regulatory framework enacted by the state of Nevada. Neither the Company nor the Oasis LLCs are subject to any citations or notices of violation with applicable licensing requirements and the regulatory framework enacted by each applicable U.S. state which may have an impact on its licenses, business activities or operations.

We have in place a detailed compliance program overseen and maintained by external state and local regulatory/compliance counsel. Our internal compliance team (consisting of managers for each respective business unit) implements the compliance program.

Our internal compliance team oversees training for all employees, including on the following topics:

●	compliance with state and local laws

●	safe cannabis use

●	dispensing procedures

●	security and safety policies and procedures

●	inventory control

●	quality control

●	transportation procedures

Our compliance program emphasizes security and inventory control to ensure strict monitoring of cannabis and inventory from delivery by a licensed distributor to sale or disposal. Only authorized, properly trained employees are allowed to access our computerized seed-to-sale system.

Our internal compliance team, together with external state and local regulatory/compliance counsel, monitors all compliance notifications from the regulators and inspectors in each market, timely resolving any issues identified. We keep records of all compliance notifications received from the state regulators or inspectors and how and when the issue was resolved.

Further, we have created comprehensive standard operating procedures that include detailed descriptions and instructions for receiving shipments of inventory, inventory tracking, recordkeeping and record retention practices related to inventory, as well as procedures for performing inventory reconciliation and ensuring the accuracy of inventory tracking and recordkeeping. We maintain accurate records of our inventory at all licensed facilities. Adherence to our standard operating procedures is mandatory and ensures that our operations are compliant with the rules set forth by the applicable state and local laws, regulations, ordinances, licenses and other requirements. We ensure adherence to standard operating procedures by regularly conducting internal inspections and ensure that any issues identified are resolved quickly and thoroughly.

In January 2018, United States Attorney General, Jeff Sessions rescinded the Cole Memorandum and thereby created a vacuum of guidance for enforcement agencies and the Department of Justice.2 As an industry best practice, despite the recent rescission of the Cole Memorandum, the Company continues to do the following to ensure compliance with the guidance provided by the Cole Memorandum:

●

Ensure the operations of its subsidiaries are compliant with all licensing requirements that are set forth with regards to cannabis operation by the applicable state, county, municipality, town, township, borough, and other political/administrative divisions. To this end, the Company retains appropriately experienced legal counsel to conduct the necessary due diligence to ensure compliance of such operations with all applicable regulations;

●

the Company only works through licensed operators, which must pass a range of requirements, adhere to strict business practice standards and be subjected to strict regulatory oversight whereby sufficient checks and balances ensure that no revenue is distributed to criminal enterprises, gangs and cartels; and

●

we conduct reviews of products and product packaging to ensure that the products comply with applicable regulations and contain necessary disclaimers about the contents of the products to prevent adverse public health consequences from cannabis use and prevent impaired driving.

We, together with external state and local regulatory/compliance counsel, will continue to monitor compliance on an ongoing basis in accordance with our compliance program and standard operating procedures. While our operations are in full compliance with all applicable state laws, regulations and licensing requirements, such activities remain illegal under United States federal law. For the reasons described above and the risks further described in the “Risk Factors” section below, there are significant risks associated with the business of the Company. Readers are strongly encouraged to carefully read all of the risk factors contained in the “Risk Factors” section below.

Although state-licensed businesses engaged in such activities are currently proceeding largely free from federal prosecution and recently-enacted federal spending legislation prohibits the Department of Justice from using federal funds to prevent states from implementing their own marijuana laws, changes in congress or in the executive administration, including presidential elections, could result in changes to current federal enforcement policies regarding cannabis-related activities which are legal under certain state laws. Therefore, by operating the business, we will face the possibility of civil and criminal sanctions.

Additionally, certain states in which we seek to operate may prohibit non-resident companies from conducting business directly in the state. In such states, we will seek to enter into a collaborative arrangement with a local entity holding the necessary licensure, whereby we will agree to lease our facilities, equipment and employees to the licensed entity in exchange for a fee. Such an arrangement may be difficult to secure and/or expensive to maintain, as we will be reliant on the licensee to maintain its license in order to continue operations. Further, various state and local licensure application and approval processes may require significant time and expense, and, upon becoming authorized to do business in a state, it may be difficult or expensive for us to comply with the oft-changing laws, regulations and licensure requirements of each state and municipality where we are doing business.

We will need to obtain applicable state licenses in each state in which we will operate processing facilities.  License requirements and procedures vary from state to state. The initial state in which we plan to operate is Colorado.  Subsequently, we will likely seek to operate in Nevada and Washington.

[2] U.S. Dept. of Justice. (2013). Memorandum for all United States Attorneys re: Guidance Regarding Marijuana Enforcement. Washington, DC: US Government Printing Office. Retrieved from https://www.justice.gov/iso/opa/resources/3052013829132756857467.pdf.

PROPERTIES

Our principal offices are located at 11767 South Dixie Highway, Suite 115, Miami, Florida 33156. We currently maintain an administrative office at 3355 SW 59th Avenue, Miami, Florida 33155. Alternative Solutions and the Oasis LLCs lease space for a dispensary and administrative offices at 1800 Industrial Road, Suite 180, Las Vegas, Nevada 89102, and for a cultivation and processing facility at 203 E. Mayflower Avenue, North Las Vegas, Nevada 89030.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The management’s discussion and analysis of financial condition of the Company as at and for the three months ended August 31, 2018 and August 31, 2017 and the years ended May 31, 2018 and May 31, 2017, should be read in conjunction the Consolidated Financial Statements of the Company included in this Prospectus. The “MD&A” is presented as of the date of this Prospectus and is current to that date unless otherwise stated. The financial information presented in the MD&A is derived from the Consolidated Financial Statements of the Company. The MD&A contains forward-looking statements that involve risks, uncertainties and assumptions, including statements regarding anticipated developments in future financial periods and our plans and objectives. There can be no assurance that such information will prove to be accurate, and readers are cautioned not to place undue reliance on such forward-looking statements. See “Forward-Looking Statements” and “Risk Factors” in this Prospectus.

Unless otherwise stated all dollar amounts in the MD&A are in United States dollars (other than per share amounts and operating statistics).

History and Outlook

We were incorporated on March 31, 2011 as Adelt Design, Inc. to manufacture and market carpet binding art. Production and marketing of carpet binding art never commenced.  On November 20, 2014, we adopted amended and restated articles of incorporation, thereby changing our name to CLS Holdings USA, Inc. Effective December 10, 2014, we effected a reverse stock split of our issued and outstanding common stock at a ratio of 1-for-0.625 (the “Reverse Split”), wherein 0.625 shares of our common stock were issued in exchange for each share of common stock issued and outstanding.

On April 29, 2015, the Company, CLS Labs and the Merger Sub consummated the Merger, whereby the Merger Sub merged with and into CLS Labs, with CLS Labs remaining as the surviving entity. As a result of the Merger, we acquired the business of CLS Labs and abandoned our previous business. As such, only the financial statements of CLS Labs are included herein.

CLS Labs was originally incorporated in the state of Nevada on May 1, 2014 under the name RJF Labs, Inc. before changing its name to CLS Labs, Inc. on October 24, 2014. It was formed to commercialize a proprietary method of extracting cannabinoids from cannabis plants and converting the resulting cannabinoid extracts into concentrates such as oils, waxes, edibles and shatter. These concentrates may be ingested in a number of ways, including through vaporization via electronic cigarettes (“e-cigarettes”), and used for a variety of pharmaceutical and other purposes. Testing in conjunction with two Colorado growers of this extraction method and conversion process has revealed that it produces a cleaner, higher quality product and a significantly higher yield than the cannabinoid extraction processes currently existing in the marketplace.

On April 17, 2015, CLS Labs took its first step toward commercializing its proprietary methods and processes by entering into the Colorado Arrangement through its wholly owned subsidiary, CLS Labs Colorado, with certain Colorado entities, including PRH. During 2017, we suspended our plans to proceed with the Colorado Arrangement due to regulatory delays and have not yet determined if or when we will pursue it again.

We have been issued a U.S. patent with respect to our proprietary method of extracting cannabinoids from cannabis plants and converting the resulting cannabinoid extracts into concentrates such as oils, waxes, edibles and shatter. These concentrates may be ingested in a number of ways, including through vaporization via electronic cigarettes, and used for a variety of pharmaceutical and other purposes. Internal testing of this extraction method and conversion process has revealed that it produces a cleaner, higher quality product and a significantly higher yield than the cannabinoid extraction processes currently existing in the marketplace. We have not commercialized our proprietary process. We plan to generate revenues through licensing, fee-for-service and joint venture arrangements related to our proprietary method of extracting cannabinoids from cannabis plants and converting the resulting cannabinoid extracts into saleable concentrates.

We intend to monetize our extraction and conversion method and generate revenues through (i) the licensing of our patented proprietary methods and processes to others, (ii) the processing of cannabis for others, and (iii) the purchase of cannabis and the processing and sale of cannabis-related products. We plan to accomplish this through the acquisition of companies, the creation of joint ventures, through licensing agreements, and through fee-for-service arrangements with growers and dispensaries of cannabis products. We believe that we can establish a position as one of the premier cannabinoid extraction and processing companies in the industry. Assuming we do so, we then intend to explore the creation of our own brand of concentrates for consumer use, which we would sell wholesale to cannabis dispensaries. We believe that we can create a “gold standard” national brand by standardizing the testing, compliance and labeling of our products in an industry currently comprised of small, local businesses with erratic and unreliable product quality, testing practices and labeling. We also plan to offer consulting services through Cannabis Life Sciences Consulting, LLC, which will generate revenue by providing consulting services to cannabis-related businesses, including growers, dispensaries and laboratories, and driving business to our processing facilities.

On December 4, 2017, we entered into the Acquisition Agreement with Alternative Solutions to acquire the outstanding equity interests in the Oasis LLCs. Pursuant to the Acquisition Agreement, as amended, we paid a non-refundable deposit of $250,000 upon signing, which was followed by an additional payment of $1,800,000 on February 5, 2018, for an initial 10% of Alternative Solutions and each of the subsidiaries. At the closing of our purchase of the remaining 90% of the ownership interests in Alternative Solutions and the Oasis LLCs, which occurred on June 27, 2018, we paid the following consideration:$5,995,543 in cash, a $4.0 million promissory note due in December 2019, and $6,000,000 in shares of our common stock. The cash payment of $5,995,543 was less than the $6,200,000 payment originally contemplated because we assumed an additional $204,457 of liabilities. The Oasis LLCs collectively own and operate a vertically integrated cannabis business, including one dispensary, in Las Vegas, Nevada. Our ownership of the Oasis LLCs is subject to the approval of state and local regulators. We have already received such approvals for our initial acquisition of the 10% interest in Alternative Solutions and the Oasis LLCs and expect to receive the approvals for the remaining ownership interests in due course. The change of ownership in the Oasis LLCs to us will be recorded upon receipt of such regulatory approvals.

On October 31, 2018, the Company, CLS Massachusetts, Inc., a Massachusetts corporation and a wholly-owned subsidiary of the Company (“CLS Massachusetts”), and In Good Health, Inc., a Massachusetts not-for-profit corporation (“IGH”), which will convert to a for profit corporation within 10 business days following October 31, 2018 (the “Conversion”), entered into an Option Agreement (the “Option Agreement”).   Under the terms of the Option Agreement, CLS Massachusetts has an exclusive option to acquire all of the outstanding capital stock of IGH (the “Option”) during the period beginning on the earlier of the date that is one year after the effective date of the Conversion and December 1, 2019 and ending on the date that is 60 days after such date (the “Option Period”).  If CLS Massachusetts exercises the Option, the Company, a wholly-owned subsidiary of the Company and IGH will enter into a merger agreement (the form of which has been agreed to by the parties) (the “IGH Merger Agreement”).  At the effective time of the merger contemplated by the IGH Merger Agreement, CLS Massachusetts will pay a purchase price of $47,500,000, subject to reduction as provided in the Merger Agreement, payable as follows: $35 million in cash, $7.5 million in the form of a five-year promissory note, and $5 million in the form of restricted common stock of the Company, plus $2.5 million as consideration for a non-competition agreement with IGH’s President, payable in the form of a five-year promissory note.  IGH and certain IGH stockholders holding sufficient aggregate voting power to approve the transactions contemplated by the IGH Merger Agreement have entered into agreements pursuant to which such stockholders have, among other things, agreed to vote in favor of such transactions. On October 31, 2018, as consideration for the Option, the Company made a loan to IGH (the “IGH Loan”), in the principal amount of $5,000,000 (the “IGH Loan Amount”), subject to the terms and conditions set forth in that certain Loan Agreement, dated as of October 31, 2018 between IGH as the borrower and the Company as the lender (the “IGH Loan Agreement”).  The IGH Loan is evidenced by a secured promissory note of IGH (the “IGH Note”), which bears interest at the rate of 6% per annum and matures on October 31, 2021. To secure the obligations of IGH to the Company under the IGH Loan Agreement and the IGH Note, the Company and IGH entered into a Security Agreement dated as of October 31, 2018, pursuant to which IGH granted to the Company a first priority lien on and security interest in all personal property of IGH.  If the Company does not exercise the Option on or prior to the date that is 30 days following the end of the Option Period, the Loan Amount will be reduced to $2,500,000 as a break-up fee, subject to certain exceptions set forth in the Option Agreement.

We have entered into a non-binding letter of intent (the “CannAssist LOI”) with CannAssist, LLC (“CannAssist”) setting forth the terms and conditions upon which we propose to form an 80/20 joint venture with CannAssist, of which we would own 80%. CannAssist plans to build out a recreationally licensed cultivation grow facility in Leicester, Massachusetts (the “Leicester Facility”). The planned Leicester Facility is in possession of its host community agreement and has applied for a recreational license and is awaiting state approval. We intend to use a portion of the net proceeds of the 2018 Convertible Debenture Offering (defined below) to fund construction activities at the Leicester Facility. We have not entered into any definitive agreements regarding the transactions contemplated by the CannAssist LOI, and there is no guarantee that these transactions will close.

On January 4, 2018, the Attorney General of the United States issued new written guidance concerning the enforcement of federal laws relating to marijuana. The Attorney General’s memorandum stated that previous DOJ guidance specific to marijuana enforcement, including the memorandum issued by former Deputy Attorney General James Cole on August 29, 2013 (as amended on February 14, 2014, the “Cole Memo”) is unnecessary and is rescinded, effective immediately. The Cole Memo told federal prosecutors that in states that had legalized marijuana, they should use their prosecutorial discretion to focus not on businesses that comply with state regulations, but on illicit enterprises that create harms like selling drugs to children, operating with criminal gangs, and selling across state lines. In addition, since 2014, the federal budget has prohibited the DOJ from using federal funds to prosecute medical cannabis businesses pursuant to a budget rider, which must be renewed annually and is presently set to expire on January 19, 2018. The Attorney General has now advised that it will be left to the discretion of the local US attorneys in the various districts to decide how and when to enforce the federal marijuana laws. As a result of the Attorney General’s recent guidance, it is unclear whether and how US attorneys in states with medical and/or recreational marijuana laws will enforce federal laws relating to the prohibition of the possession, ownership or sale of marijuana, among other things. It is also unclear whether any states will challenge the Attorney General’s new pronouncement in the applicable courts. However, as a result of the Attorney General’s new guidance, some banks, clearing brokers and other businesses may cease or limit how they do business with companies in the marijuana business to avoid a possible violation of federal law. It is also possible that some US attorneys may begin enforcing federal laws to prevent marijuana businesses that are otherwise validly operating under state laws, from conducting business. Thus, regardless of whether the Attorney General’s new pronouncement is enforced or found to be lawful, it could have a material adverse impact on the marijuana industry, including our business.

We incurred a net loss of $9,577,484 for the year ended May 31, 2018, resulting in an accumulated deficit as of May 31, 2018 of $18,569,094.  These conditions raise substantial doubt about our ability to continue as a going concern.

Results of Operations for the years ended May 31, 2018 and May 31, 2017.

Revenues

We had no revenues for the years ended May 31, 2018 and 2017.

Selling, General and Administrative Expenses

Selling, general and administrative expenses increased $102,604, or approximately 14%, to $821,374 during the year ended May 31, 2018, compared to $718,770 for the year ended May 31, 2017.  General and administrative expenses consisted primarily of general office expenses, travel costs, rent expense, and payroll expenses. The increase in selling general and administrative expenses for the year ended May 31, 2018 was primarily due to an increase in non-cash compensation costs, related to restricted stock granted to our former Chief Financial Officer. We expect general and administrative expenses to increase in future periods as we implement our business plan and commence operations.

Startup Costs

Startup costs were $0 for the year ended May 31, 2018, compared to $141,739 for the year ended May 31, 2017.  Startup costs consisted of costs incurred in preparing to commence operation of our processing facility in Colorado. We suspended our planned Colorado operation in 2017 due to regulatory delays.

Professional Fees

Professional fees increased $1,544,220, or approximately 206%, to $2,294,666 during the year ended May 31, 2018, compared to $750,446 for the year ended May 31, 2017.  This increase was due primarily to increases in non-cash offering fees, consulting fees, investor relations fees, and legal fees associated with our capital raises and related SEC filings during the year ended May 31, 2018.

Interest Expense

Our interest expense was $4,709,940 for the year ended May 31, 2018, an increase of 2,138,769, or 83%, compared to $2,571,171 for the year ended May 31, 2017. For the year ended May 31, 2018, interest expense consisted of  $2,534,103 of amortization of discounts on convertible notes payable to third parties, $1,882,995 of derivative liabilities associated with our issuance of convertible debt and warrants, $78,046 of interest on third party debt, $96,720 of interest on related party debt, $117,000 of amortization of deferred financing costs, and $1,076 of imputed interest associated with $17,930 due to related parties. The increase in interest expense for the year ended May 31, 2018 compared to the prior fiscal year was primarily due to the increase in the derivative financial liability recorded in connection with the convertible notes and warrants that we issued during the year ended May 31, 2018.  These new convertible notes, in the aggregate original principal amount of $1,688,000, together with, in some cases, our issuance of warrants, accounted for $1,188,995 of this increase in interest expense.  In addition, interest expense increased due to an increase in the amortization of discounts on convertible notes payable that is attributable to the beneficial conversion feature of these notes by $259,585 during the year ended May 31, 2018 compared to the prior fiscal year.  Interest expense also increased by $117,000 due to deferred financing expenses associated with the issuance of convertible debt during the year ended May 31, 2018.

Gain on Settlement of Debt

During the year ended May 31, 2018, we recognized a gain on the settlement of accounts payable in the amount of $3,480 because we repaid an account using our common stock.  There was no comparable transaction during the prior year.

Loss on Modification of Debt

Related Party Debt. During the year ended May 31, 2017, we recognized a loss on the modification of related party debt in the amount of $951,239.  There was no such gain or loss during the year ended May 31, 2018. Effective May 31, 2017, pursuant to the Omnibus Loan Agreement, the holders of an aggregate of $2,537,750 of principal and $166,490 of accrued interest converted these amounts at the rate of $0.25 per share into an aggregate of 7,609,910 shares of our common stock.  Loss on modification of debt was calculated as the difference between the market price of our common stock at the conversion date of $0.125 and the conversion price of $0.25, or $951,239.

Third Party Debt. During the year ended May 31, 2018, we recognized a loss on modification of debt in the amount of $29,145 related to the amendment of the Old Main 8% Note (defined below). This represented a decrease in the amount of $14,189 compared to the loss on modification of debt in the amount of $43,334 reported during the year ended May 31, 2017.  During the year ended May 31, 2017, we modified both the Old Main 10% Notes and the Old Main 8% Note, which included increasing the principal balances of all such notes by 10%. These amendments resulted in a loss on the modifications of such notes in the aggregate amount of $43,334 during the year ended May 31, 2017.

Loss on Note Exchange

During the year ended May 31, 2018, we recognized a loss on the exchange of debt in the amount of $404,082.  This loss related to the exchange of the April 2015 Note for our common stock. There was no comparable transaction during the prior year.

Loss on Extinguishment of Debt

During the year ended May 31, 2018, we recognized a loss on the extinguishment of debt in the amount of $989,032. This loss is related to the exchange of the Old Main 8% Note for our common stock.  There was no comparable transaction during the prior year.

Prepayment Penalty

During the year ended May 31, 2018, we incurred a prepayment penalty in the amount of $137,000 related to the redemption of the FirstFire note payable. There was no comparable transaction during the prior year.

Change in Fair Value of Derivative Liability

During the years ended May 31, 2018 and 2017, we had outstanding convertible promissory notes that contained conversion price reset features, which require us to value and record a derivative liability related to this provision on a quarterly basis.  We revalued the derivative liability at May 31, 2018 at $1,265,751, which resulted in a loss of $195,725. We also revalued the derivative liability at May 31, 2017, at $95,276, which resulted in a gain of $310,975. In both cases, we included the applicable loss or gain in the results of operations for the applicable year.  Management utilizes a lattice model to estimate the fair value of derivative liabilities.

Net Loss

For the reasons stated above, our net loss for the year ended May 31, 2018 was $9,577,484 compared to $4,865,724 for the year ended May 31, 2017, an increase of 4,711,760, or 97%. The net loss per diluted share for the year ended May 31, 2018 was $0.24, compared to a net loss per diluted share of $0.23 for the year ended May 31, 2017. These amounts were computed based on the weighted average of 39,224,613 and 20,778,765 shares outstanding during the fiscal years ended May 31, 2018 and 2017, respectively.

Results of Operations for the Three Months Ended August 31, 2018 and 2017

Revenues

We had revenues of $1,179,353 and $0 during the three months periods ended August 31, 2018 and August 31, 2017. The increase in revenue for the three months ended August 31, 2018 is due to our acquisition of the membership interest in the Oasis LLCs. Our cannabis dispensary segment accounted for $776,707 of our revenue, and our cannabis production segment accounted for $402,646 of our revenue.

Cost of goods sold

Our cost of goods sold for the three months ended August 31, 2018 was $759,944, an increase of $759,944 or approximately 100%, compared to cost of goods sold of $0 for the three months ended August 31, 2017. The increase in cost of goods sold for the three months ended August 31, 2018 is due to our acquisition of the membership interest in the Oasis LLCs. Cost of goods sold consisted of $735,330 of product cost, $21,293 of licensing fees, $2,987 of supplies and materials, and $334 of freight. Our gross margin for the three months ended August 31, 2018 was 36%.

Selling, general and administrative expenses

Selling, general and administrative expenses increased $15,032,926, or approximately 4,185%, to $15,392,130 during the three months ended August 31, 2018, compared to $359,204 for the three months ended August 31, 2017. General and administrative expenses consisted primarily of $11,886,783 of non-recurring non-cash offering costs: the fair value of the Special Warrants and compensation broker warrants issued to Canaccord in connection with our sale of the Special Warrants in the amount of $2,908,673; the fair value of additional warrants and Special Warrants issued due to the failure to meet certain registration statement filing requirements in connection with the Westpark Offering and the Canaccord Special Warrant Offering in the amount of $8,084,522; the fair value of 700,000 shares of common stock issued to Star Associates for services in connection with the Oasis transaction of $490,000; and a foreign exchange loss on conversion of the Canaccord Special Warrant Offering funds from Canadian to U.S. dollars in the amount of $403,588. Selling, general, and administrative expenses also included $1,060,773 of non-recurring cash offering costs paid to Canaccord in connection with our fundraising activities, consisting of broker and agent fees and expenses. Selling, general and administrative expenses also increased due to legal and accounting costs associated with the Oasis acquisition and related financing activities, and due to costs associated with the ongoing operations of the Oasis LLCs from the acquisition date of June 27, 2018 through August 31, 2018. Although we expect expenses related to fundraising activities to vary depending on our future growth, we expect ongoing general and administrative expenses to increase in future periods as we implement our business plan and commence operations.

Interest expense

Interest expense for the three months ended August 31, 2018 was $1,684,219, an increase of $1,609,353, or 2,150%, compared to $74,866 for the three months ended August 31, 2017. We have recorded discounts on certain of our convertible debt due to beneficial conversion features; interest expense in connection with the amortization of these discounts increased by $1,556,442 to $1,598,502, compared to $42,060 in the prior period. Also during the three months ended August 31, 2018, accrued interest on notes payable increased by $73,612 to $81,949 compared to $8,337 in the prior period. This increase was the result on an increase in the principal amount of notes payable from $1,397,255 at August 31, 2017 to $5,189,959 at August 31, 2018. Also during the three months ended August 31, 2018, interest expense on related party debt decreased by $20,701 to $3,497, compared to $24,198 in the prior period as a result of a decrease in the principal amount of related party notes payable.

Gain on Settlement of Debt

During the three months ended August 31, 2017, we recognized a gain on the settlement of accounts payable in the amount of $3,480 because we repaid an account using our common stock. There was no comparable transaction during the current year.

Loss on Modification of Debt

During the three months ended August 31, 2017, we recognized a loss on modification of debt in the amount of $29,145 related to the amendment of the Old Main 8% Note. There was no comparable transaction during the first quarter of the current year.

Change in fair value of derivative liability

During the three months ended August 31, 2017, we incurred a loss on the revaluation of derivative liability of $105,950. On June 1, 2018, the Company adopted ASU 2017-11 and reclassified the aggregate amount of $1,295,751, which is the fair value of the reset provisions embedded in previously issued convertible notes payable and certain warrants with embedded anti-dilutive provisions, from liability to equity. Upon adoption of ASU 2017-11, we are no longer required to treat reset (anti-dilution) provisions as derivative liabilities.

Net loss

For the reasons above, the Company incurred a net loss for the three months ended August 31, 2018 of $16,656,940, which is an increase of $16,091,255, or approximately 2,845%, compared to a net loss of $565,685 during the three months ended August 31, 2017.

Liquidity and Capital Resources

The following table summarizes our total current assets, liabilities and working capital at August 31, 2018 compared to May 31, 2018.

	August 31,	May 31,
	2018	2018
Current Assets	$6,771,613	$54,374
Current Liabilities	$5,957,447	$2,689,148
Working Capital (Deficit)	$814,166	$(2,634,774)

At August 31, 2018, we had working capital of $814,166, an increase of $3,448,940 from the working capital deficit of $2,634,774 we had at May 31, 2018. Our working capital at August 31, 2018, includes $5,953,925 of cash. The increase in working capital was a result of our successful financing activities during the three months ended August 31, 2018, including $15,535,978 in proceeds from the sale of equity, $500,000 from the issuance of convertible notes, and $81,961 from the issuance of related party notes. We are presently seeking to expand the Oasis and related City Trees businesses in Nevada and are considering other potential acquisitions. Our working capital needs will likely continue to increase, which could result in future working capital deficits, until we complete at least Phase 1 of our Expansion Plan at Oasis. We have operated at a loss since inception.

Cash flows used in operating activities was $1,425,298 during the year ended May 31, 2018, an increase of $242,993 or 21%, compared to $1,182,305 during the year ended May 31, 2017.  Although our net loss for the year ended May 31, 2018 increased by $4,711,760, or 97%, from the year ended May 31, 2017, most of this increase was due to non-cash expenses, such as the amortization of debt discount of $2,534,103, loss on shares for settlement of notes payable, and $33,000 of original issue discounts), loss on extinguishment of debt of $989,032, and share based compensation of $794,607.  Cash used in operations increased by only $242,993, or approximately 21% for the year.

Cash flows used in operating activities was $3,810,387 during the three months ended August 31, 2018 compared to $183,978 during the three months ended August 31, 2017, an increase of $3,626,409 or 1,971%. The increase was primarily due to approximately $1,060,773 of cash offering costs in connection with our fundraising activities. The increase in cash used in operating activities is also related to the acquisition of the Oasis LLCs, which operated at a loss. We expect cash flows from operating activities to improve in the next twelve months as the revenue generated by the Oasis LLCs increases.

Cash used in investing activities were $2,050,000 for the year ended May 31, 2018, an increase of $2,014,987, or 5,755%, compared to $35,013 during the year ended May 31, 2017.  During the year ended May 31, 2018, we made cash payments in the amount of $2,050,000 for our investment in Alternative Solutions.

Cash flows used in investing activities was $5,982,710 during the three months ended August 31, 2018 compared to $0 during the three months ended August 31, 2017. The amounts used during the three months ended August 31, 2018 consisted of the cash payment of $5,995,543, net of cash acquired of $12,833, in connection with our acquisition of the Oasis LLCs.

Cash flows provided by financing activities were $3,449,952 during the year ended May 31, 2018, an increase of $2,242,568 or 186% compared to $1,207,384 provided during the year ended May 31, 2017. During the year ended May 31, 2018, we borrowed approximately $1,655,000 by issuing convertible notes payable to FirstFire, Darling, Efrat, and YA II PN, and an additional $761,829 by issuing convertible notes payable to related parties.  We also raised $410,000 from the issuance of notes payable, and $1,460,917 from the sale of equity in the WestPark Offering. In addition, we made principal payments in the amount of $500,000, $237,794, and $100,000 under convertible notes payable, convertible notes payable to related parties, and notes payable, respectively.  During the year ended May 31, 2017, we borrowed approximately $1,597,550 from our officers and directors, and made principal payments in the amounts of $329,166 and $61,000 on convertible notes payable and convertible notes payable to related parties, respectively.

Cash flows provided by financing activities was $15,694,058 during the three months ended August 31, 2018 compared to $117,767 during the three months ended August 31, 2017. The increase in cash flows from financing activities during the three months ended August 31, 2018 was primarily due to our receipt of proceeds from the Special Warrant Offering of $9,785,978 and $5,750,000 from our sale of common stock; and our receipt of $500,000 from the issuance of a convertible note. Cash flows from financing activities decreased by $310,000 due to principal payments on notes.

Third Party Debt

The table below summarizes the status of our third party debt and reflects whether such debt remains outstanding, has been repaid, or has been converted into or exchanged for our common stock:

Name of Note	Original Principal Amount	Outstanding or Repaid	Payment Details

April 2015 Note	$200,000	Repaid	Repaid in part and exchanged in part

Old Main 8% Note	$200,000	Repaid	Exchanged for 4,500,000 shares

FirstFire Note	$363,000	Repaid	Repaid

Darling Capital Note	$550,000	Repaid	Converted into 1,808,000 shares

Efrat Investments Note	$55,000	Repaid	Converted into 183,040 shares

Todd Blatt	$210,000	Repaid	Repaid

AJG Group	$100,000	Repaid	Repaid

YA II PN Note	$1,250,000	Outstanding	Repayment commences December 2018

Oasis Note	$4,000,000	Outstanding	Due December 2019

April 2015 Note

On April 29, 2015, we issued a convertible promissory note (the “April 2015 Note”) to an unaffiliated individual in the amount of $200,000.  Interest accrued on the April 2015 Note at a rate of 15% per annum. On the first anniversary of the April 2015 Note, all then-accrued interest was due thereunder. Thereafter, principal together with accrued interest was due in eight (8) equal quarterly payments, in arrears, commencing on July 1, 2016.  All outstanding principal and any accumulated unpaid interest thereon was due and payable on the third anniversary of note. At the holder's election, at any time prior to payment or prepayment of the April 2015 Note in full, all principal and accrued interest under the April 2015 Note could be converted in whole, but not in part, into our securities. For each dollar converted, the holder would receive two shares of common stock and a three-year warrant to purchase 1.33 shares of common stock at $0.75 per share.  During the year ended May 31, 2017, we repaid principal in the amount of $100,000 and interest in the amount of $53,837 on this note.

On September 20, 2017, we entered into an exchange agreement, whereby we agreed to exchange the April 2015 Note for 1,500,000 shares of our common stock. The holder of the April 2015 Note had previously sold it for $105,219, which represented the balance due by us, to StarForce Media, Inc., an entity that is not affiliated with us.  We recognized a loss on this exchange in the amount of $404,082, which was charged to operations during the twelve months ended May 31, 2018.  We also expensed the remaining discount in the amount of $18,155 to interest expense during the twelve months ended May 31, 2018.

Old Main Note and Equity Line

On March 18, 2016, we issued Old Main Capital, LLC (“Old Main”) an 8% Convertible Promissory Note (the “Old Main 8% Note”) in the principal amount of $200,000 for Old Main’s commitment to enter into an equity line transaction with us and prepare all of the related transaction documents. The Old Main 8% Note bore interest at the rate of 8% per annum. On October 6, 2016, we amended the Old Main 8% Note, among other documents (the “First Amendment”) to defer the commencement of amortization payments on the Old Main 8% Note so that they commenced at the earlier of February 3, 2017 or on the date the registration statement with respect to the underlying shares had been declared effective by the SEC.  On such date, we were required to begin to redeem 1/6th of the face amount of the Old Main 8% Note and any accrued but unpaid interest on a monthly basis. Such amortization payment could be made, at our option, in cash or, subject to certain conditions, in our common stock pursuant to a conversion rate equal to the lower of (a) $1.07 or (b) 75% of the lowest VWAP in the twenty (20) consecutive trading days ending on the trading day that is immediately prior to the applicable conversion date.

On November 28, 2016, we entered into a Second Amendment to the Old Main 8% Note issued on March 18 (the “Second Amendment”) to amend the Old Main 8% Note, among other documents, as amended by the First Amendment, in certain respects.  Pursuant to the Second Amendment, among other things, the Old Main 8% Note was converted from an installment note to a “balloon” note, with all principal and interest on the Old Main 8% Note due on March 18, 2017; the fixed conversion price associated with the Old Main 8% Note was changed to a variable conversion price equal to the lesser of the prior fixed conversion price or 75% of the lowest VWAP in the fifteen trading days ending on the trading day immediately prior to the conversion date; our ability to repay the Old Main 8% Note with our common stock was deleted except pursuant to a voluntary conversion by Old Main; and Old Main was prohibited from selling, per trading day, an amount of our common stock in excess of the greater of $5,000 or 25% of the average number of shares of common stock sold per day for the five trading days preceding the day of sale multiplied by the average daily VWAP during the immediately preceding 5-trading day period.

On March 27, 2017, we entered into the third amendment to the Old Main 8% Note, which, among other things, increased the outstanding amount due under the Old Main 8% Note as of March 18, 2017 by 5%.  In exchange for doing so, Old Main agreed to extend the maturity of the Old Main 8% Note until July 1, 2017 and to suspend conversions under the Old Main 8% Note until July 1, 2017.

On July 6, 2017, we entered into the fourth amendment to the Old Main 8% Note (the “Fourth Amendment”) to further amend the terms of the Old Main 8% Note.  Pursuant to the Fourth Amendment, the maturity date of the Old Main 8% Note was extended to July 15, 2017 and the outstanding balance of the Old Main 8% Note as of June 30, 2017 was increased by multiplying it by 1.075.  The Fourth Amendment was effective on June 30, 2017.

On August 23, 2017, we entered into the fifth amendment to the Old Main 8% Note (the “Fifth Amendment”) to further amend the terms of the Old Main 8% Note.  Pursuant to the Fifth Amendment, the maturity date of the Old Main 8% Note was extended to September 15, 2017 and the outstanding balance remained unchanged.  The Fifth Amendment was effective on July 15, 2017.

On September 25, 2017, but effective as of September 15, 2017, we entered into an exchange agreement, whereby we agreed to exchange the Old Main 8% Note for 4,500,000 shares of our common stock. Pursuant to an oral agreement with the original holder of the Old Main 8% Note, principal due under the Old Main 8% note was increased by $96,862 to a total of $322,612 prior to the date on which the exchange of the 8% Note for common stock occurred.

On April 18, 2016, we also entered into an equity line agreement with Old Main whereby we may issue and sell to Old Main, at our option from time to time, up to $4,000,000 of our common stock at a purchase price equal to 80% of the lowest VWAP of the common stock during a five day “Valuation Period.”

On October 6, 2016, we entered into an amendment to the equity line agreement to amend the new commitment period, which is 24 months from the date of this amendment.  Second, the equity line agreement was amended to prohibit us from delivering a subsequent put notice from the beginning of any “Valuation Period” until the fourth trading day immediately following the closing associated with the prior put notice.  Third, the beneficial ownership limitation was amended to increase the beneficial ownership limitation to 9.99% and to remove the ability of Old Main to increase or decrease the beneficial ownership limitation. We have not “put” any common stock to Old Main under the equity line agreement.

FirstFire Note

On November 15, 2017, we entered into a securities purchase agreement with FirstFire Global Opportunities Fund, LLC (“FirstFire”), whereby FirstFire agreed to purchase a 5% senior convertible promissory note in the aggregate principal amount of $363,000 (the “FirstFire Note”) from us due, subject to the terms therein, seven (7) months from the date of issuance, for a purchase price of $330,000.

The FirstFire Note bore interest at the rate of 5% per annum. Any past due accrued and unpaid interest to be paid under the FirstFire Note was to bear interest at the lesser of 15% per annum or the maximum rate permitted by applicable law. At any time prior to the 180th day following the date of issuance, we could prepay all or any portion of the principal amount of the FirstFire Note and any accrued and unpaid interest by paying the following amounts:  (i) within the initial 90 days after the date of issuance: 115% multiplied by the principal amount then due plus accrued interest; and (ii) from the 91st day through the 180th day after the date of issuance: 125% multiplied by the principal amount then due plus accrued interest.

The FirstFire Note was convertible at any time into shares of our common stock, at the option of the holder, at an initial fixed conversion rate equal $0.40 per share of common stock.  Any time on or after the 180th day after the issuance of the FirstFire Note, the conversion price would equal the lower of (a) the fixed conversion price or (b) 75% of the lowest traded price of our common stock in the 20 consecutive trading days immediately prior to the day that we receive the applicable conversion notice.

On the closing date, we also issued FirstFire a three-year common stock purchase warrant to purchase 350,000 shares of our common stock at an initial exercise price of $0.75 per share and agreed to issue FirstFire promptly following the closing date 250,000 shares of our restricted common stock as a commitment fee to enter into the purchase agreement and prepare all of the related transaction documents.

During the three months ended February 28, 2018, an event occurred that triggered the reduction of the FirstFire fixed conversion price from $0.40 per share to $0.3125 per share.

On May 9, 2018, we entered into an amendment to the FirstFire Note, whereby we agreed to make a $50,000 payment on or before May 14, 2018 and a $450,000 payment on or before May 31, 2018 to repay the FirstFire Note in full.  We also agreed to issue an additional warrant to purchase 25,000 shares of our common stock.  In exchange, the note holder agreed that it would not convert the FirstFire Note until after May 31, 2018.  During the twelve months ended May 31, 2018, we made payments of $500,000 on this note, which amounts repaid the FirstFire Note in full.

Darling Capital Note

On February 5, 2018, we entered into a securities purchase agreement with Darling, whereby Darling agreed to purchase a 8% convertible promissory note in the aggregate principal amount of $550,000 (the “Darling Note”) from us due, subject to the terms therein, eighteen (18) months from the date of issuance, for a purchase price of $500,000.

Darling could, at its option, convert all or a portion of the Darling Note and accrued but unpaid interest into shares of common stock at a conversion price of $0.3125 per share. On the closing date, we also issued Darling a three-year common stock purchase warrant to purchase 400,000 shares of our common stock at an initial exercise price of $0.75 per share.

On June 12, 2018, we received a conversion notice from Darling notifying us that it had converted $550,000 in principal and $15,000 of accrued interest into 1,808,000 shares of our common stock.

Efrat Investments Note

On February 16, 2018, we entered into a securities purchase agreement with Efrat, whereby Efrat agreed to purchase a 8% convertible promissory note in the aggregate principal amount of $55,000 (the “Efrat Note”) from us due, subject to the terms therein, eighteen (18) months from the date of issuance, for a purchase price of $50,000.

Efrat could, at its option, convert all or a portion of the Efrat Note and accrued but unpaid interest into shares of common stock at a conversion price of $0.3125 per share. On the closing date, we also issued Efrat a three-year common stock purchase warrant to purchase 40,000 shares of our common stock at an initial exercise price of $0.75 per share.

On August 9, 2018, we received a conversion notice from Efrat notifying us that it had converted $55,000 in principal and $2,200 of accrued interest into 183,040 shares of our common stock.

The YA II PN, Ltd. Notes

On May 11, 2018, we entered into a securities purchase agreement with YA II, pursuant to which we agreed to sell to YA II, in two closings, (i) convertible debentures in the aggregate principal amount of $1,250,000, plus accrued interest, which may be converted into shares of our common stock, at the discretion of either YA II or us in accordance with the terms of the debentures, and (ii) five-year warrants to purchase an aggregate of 3,125,000 shares of our common stock at $0.60 per share of common stock. At the first closing, which occurred on May 14, 2018, we issued a $750,000 debenture to YA II and warrants to purchase 1,875,000 shares of our common stock. At the second closing, which occurred on July 20, 2018, we issued a $500,000 debenture to YA II and warrants to purchase 1,250,000 additional shares of our common stock.

The debentures bear interest at the rate of 8% per annum. If an event of default occurs and for so long as such event of default remains uncured, the interest rate on the debentures shall immediately become 15% per annum and shall remain at such increased interest rate until the applicable event of default is cured.

Commencing on December 1, 2018 and on the first day of each month thereafter through July 1, 2019, we shall pay to YA II one-eighth of the principal amount of the debentures, plus accrued and outstanding interest (the “Installment Amount”), plus 20% of the of the Installment Amount for Installment Amounts due within 180 days following the date of execution of the purchase agreement, and 25% of the Installment Amount for Installment Amounts due thereafter in cash or by converting such Installment Amount into shares of our common stock. if we have met the applicable conditions for such a conversion and as long as the conversion does not exceed certain maximum amounts. Each Installment Amount will be deferred to the maturity date if the daily dollar volume-weighted average price of our common stock equals or exceeds $0.40 per share for each of the 10 consecutive days preceding the fifth trading day prior to the respective installment date.

Pursuant to the terms of the debentures, YA II may elect to convert any portion of the principal and accrued interest under the debentures into our common stock at a fixed conversion price of $0.40 per share. The fixed conversion price may change if certain dilutive events or issuances occur. In addition, we may, at our sole discretion, make an installment payment using our common stock if certain conditions have been met. In such case, the applicable conversion price would be equal to 75% of the VWAP of our common stock during the fifteen consecutive trading days immediately preceding such conversion. During the three months ended August 31, 2018, a reset event occurred. As a result, the conversion price of the first YA II PN Note, in the principal amount of $750,000, was reduced to $0.34 per share of common stock.

Blatt Note

On February 7, 2018, we issued a note payable to Todd Blatt in the amount of $210,000. This note accrued interest at a rate of 6% per annum and was due on February 7, 2019. This note along with $5,627 of accrued interest was paid on July 20, 2018.

AJG Group Note

On February 7, 2018, we issued a note payable to AJG Group in the amount of $200,000. This note accrued interest at a rate of 6% per annum and was due on February 7, 2019. We made a principal payment in the amount of $100,000 on this note on March 30, 2018; we then made an additional principal payment of $100,000, together with accrued interest in the amount of $3,337, on July 9, 2018.

Oasis Note

On June 27, 2018, the Company closed on the purchase of the remaining 90% of the membership interests of Alternative Solutions and the Oasis LLCs.  The closing occurred pursuant to the Acquisition Agreement dated December 4, 2017, as amended.  On such date, the Company made the payments to indirectly acquire the remaining 90% of the Oasis LLCs, which were equal to cash in the amount of $5,995,543, a $4.0 million promissory note due in December 2019 (the “Oasis Note”), and 22,058,823 shares of its common stock. The Oasis Note bears interest at the rate of 6% per annum.  The Oasis Note may be prepaid at any time without penalty.  The cash payment of $5,995,543 was less than the $6,200,000 payment originally contemplated because the Company assumed an additional $204,457 in liabilities. The Oasis Note is secured by all of the membership interests in Alternative Solutions and the Oasis LLCs and by the assets of the Oasis LLCs.  We also applied for regulatory approval to own the additional 90% in membership interests in the Oasis LLCs, which we expects to receive in due course.  The change of ownership in the Oasis LLCs to us will be recorded upon receipt of such regulatory approvals.

Related Party Debt

David Lamadrid Note

On February 26, 2018, we entered into a securities purchase agreement with Lamadrid, our former President and Chief Financial Officer, whereby Mr. Lamadrid agreed to purchase a 8% convertible promissory note in the aggregate principal amount of $31,250 (the “Lamadrid Note”) from us due, subject to the terms therein, eighteen (18) months from the date of issuance.

Mr. Lamadrid could, at his option, convert all or a portion of the Lamadrid Note and accrued but unpaid interest into shares of common stock at a conversion price of $0.3125 per share. On the closing date, we also issued Mr. Lamadrid a three-year common stock purchase warrant to purchase 25,000 shares of our common stock at an initial exercise price of $0.75 per share.

On August 21, 2018, we received a conversion notice from Mr. Lamadrid notifying us that he had converted $31,250 in principal and $1,247 of accrued interest into 103,989 shares of our common stock.

Koretsky and Affiliate Notes

Between August 11, 2015 and May 31, 2017, we borrowed an aggregate of $1,657,000 from Frank Koretsky, a director of the Company, and $150,000 from CLS CO 2016, LLC and $465,000 from Newcan, two entities that are affiliated with Mr. Koretsky.  These loans were unsecured, accrued interest between 6% and 15% per year, were due either on demand or within three years after the date of the applicable note, and, in some cases, were convertible into shares of our common stock and warrants at rates between $0.25 and 1.07 per share.  Effective on May 31, 2017, we entered into the Omnibus Loan Amendment Agreement, whereby the portion of these loans that was advanced prior to December 31, 2017 was converted into our common stock, together with accrued interest on these loans.  As a result of these conversions, Mr. Koretsky, CLS CO 2016, LLC and Newcan converted an aggregate of $1,485,000, $150,000, and $460,000 in principal, and $130,069, 49,247 and $7,747 in accrued interest, into an aggregate of 6,460,276, 636,988 and 1,870,988 shares of common stock at $.25 per share.  Pursuant to the Omnibus Loan Amendment Agreement, the conversion rate on all of the loans made by Mr. Koretsky, CO CLS 2016, and Newcan was reduced, if applicable, to $.25 per share and Mr. Koretsky and his affiliates gave up the right to receive warrants upon conversion.  Thus, each of Mr. Koretsky, CLS CO 2016, LLC and Newcan received 4,560,849, 488,159 and 1,433,841 shares of common stock in excess of what they would have received had they converted their loans into common stock prior to the effective date of the Omnibus Loan Amendment Agreement.

Between June 1, 2017 and May 31, 2018, we borrowed an aggregate of $145,000 from Newcan Investment Partners, LLC, an entity that is affiliated with Mr. Koretsky.  These loans were unsecured, accrued interest at 10% per year, were due either on demand or within three years after the date of the applicable note, and were convertible into shares of our common stock and warrants at $0.25 per share.  On January 10, 2018, effective December 1, 2017, we entered into the Second Omnibus Loan Agreement with Newcan and Mr. Binder. The Second Omnibus Loan Agreement provides that the conversion price of all outstanding convertible promissory notes issued to Newcan as of the date of the agreement would be increased from $0.25 to $0.3125 per share of common stock.  The remaining terms of such notes remain unchanged. Following the Second Omnibus Loan Agreement, on March 12, 2018, Newcan converted all of its outstanding convertible loans, which totaled $956,658 in principal and $98,098 in accrued interest, into a total of 3,375,220 shares of our common stock.

On August 6, 2018, we issued a convertible promissory note to Newcan, an entity owned by Frank Koretsky, a director of the Company, in the amount of $75,000.00 (the “Newcan Convertible Note 8”), to finalize the terms of repayment with respect to a certain loan made to the Company by Newcan on May 4, 2018, which was converted into 196,336 shares of common stock on October 23, 2018.

Binder Notes

Between June 1, 2015 and May 31, 2017, we borrowed an aggregate of $251,800 from Jeffrey Binder, a director and officer of the Company.  These loans were unsecured, accrued interest between 6% and 10% per year, were due either on demand or within three years after the date of the applicable note, and, in some cases, were convertible into shares of our common stock and warrants at rates between $.25 and 1.07 per share.  Effective on May 31, 2017, we entered into the Omnibus Loan Amendment Agreement, whereby the portion of these loans that was advanced prior to May 31, 2017 was converted into our common stock, together with accrued interest on these loans.  As a result of these conversions, Mr. Binder converted an aggregate of $442,750 in principal and $19,427 in accrued interest, into an aggregate of 1,848,708 shares of common stock at $.25 per share.  Pursuant to the Omnibus Loan Amendment Agreement, the conversion rate on all of the loans made by Mr. Binder was reduced, if applicable, to $.25 per share and Mr. Binder gave up the right to receive warrants upon conversion.  Thus, Mr. Binder received 1,127,061 shares of common stock in excess of what he would have received had he converted his loans into common stock prior to the effective date of the Omnibus Loan Amendment Agreement.

Between June 1, 2017 and March 31, 2018, we borrowed an aggregate of $204,881 from Mr. Binder.  These loans were unsecured, accrued interest at 10% per year, were due either on demand or within three years after the date of the applicable note, and were convertible into shares of our common stock and warrants at $0.25 per share.  On January 10, 2018, effective December 1, 2017, we entered into the Second Omnibus Loan Agreement with Newcan and Mr. Binder. The Second Omnibus Loan Agreement provides that the conversion price of all outstanding convertible promissory notes issued to Mr. Binder as of the date of the agreement would be increased from $0.25 to $0.3125 per share of common stock.  The remaining terms of such notes remain unchanged. Following the Second Omnibus Loan Agreement, on March 12, 2018, Mr. Binder converted all of his outstanding convertible loans, which totaled $464,698 in principal and $43,058 in accrued interest, into a total of 1,624,819 shares of our common stock.

On April 6, 2018, we issued Binder Convertible Note 9, in the amount of $37,500.00, to Mr. Binder with respect to certain compensation payable to Mr. Binder as of February 28, 2018, which was repaid in full on August 7, 2018.

Omnibus Loan Amendment Agreements

On May 31, 2017, we entered into an Omnibus Loan Amendment Agreement (the “Omnibus Loan Amendment”) with Jeffrey Binder, Frank Koretsky, Newcan Investment Partners LLC and CLS CO 2016, LLC (collectively, the “Insiders”).  Pursuant to the Omnibus Loan Amendment, we agreed with the Insiders to amend certain terms of loans the Insiders made to us for working capital purposes, which loans were initially demand loans, and, except for certain loans made in 2017, were later memorialized as convertible loans (the “Insider Loans”), in exchange for the agreement of the Insiders to convert all Insider Loans where funds were advanced prior to January 1, 2017, which total $2,537,750, plus $166,490 of accrued interest thereon, into an aggregate of 10,816,960 shares of our common stock, and forego the issuance of warrants to purchase our common stock upon conversion.  This resulted in the issuance of an additional 7,609,910 shares compared to the original number of shares issuable upon conversion of the Insider Loans prior to the Omnibus Loan Agreement. We valued the shares at $0.125, which was the market price of our stock at the conversion date, and charged the amount of $951,239 to loss on modification of debt during the twelve months ended May 31, 2017.

We entered into the Omnibus Loan Amendment in order to ease the debt burden on us and prevent us from defaulting on the Insider Loans. Pursuant to the Omnibus Loan Amendment, the following amendments were made to the Insider Loans: (a) we reduced the conversion price on the Insider Loans from between $0.75 and $1.07 per share of common stock to $0.25 per share of common stock, in those cases where the conversion price was greater than $0.25, which reduced conversion price exceeds the closing price of the common stock during the last three months; (b) we deleted the requirement to issue warrants to purchase our common stock upon conversion of the Insider Loans; (c) we amended one Insider Loan to permit conversion of only the portion of the Insider Loan related to services that were provided to us prior to January 1, 2017; and (d) we amended the terms of the Insider Loans where funds were advanced on or after January 1, 2017, which Insider Loans were not converted into our common stock, to provide for, where not already the case, a 10% interest rate per annum, a $0.25 conversion price per share of common stock, and the deletion of the requirement that we issue warrants to purchase our common stock upon conversion of such Insider Loans.

On January 10, 2018, effective December 1, 2017, we entered into the Second Omnibus Loan Agreement with Jeffrey I. Binder, an officer and director of the Company, and Newcan, an entity owned by Frank Koretsky, a director of the Company. The Second Omnibus Loan Agreement provides that the conversion price of all outstanding convertible promissory notes issued to either Mr. Binder or Newcan as of the date of such agreement would be increased from $0.25 to $0.3125 per share of common stock.  The remaining terms of such notes remain unchanged.

2018 Convertible Debenture Offering

Between October 25, 2018 and November 2, 2018, we entered into six subscription agreements, pursuant to which the Company agreed to sell, for an aggregate purchase price of $5,857,000 (U.S.), $5,857,000 in original principal amount of convertible debentures (the “Debentures”) in minimum denominations of $1,000 (U.S.) each (the “2018 Convertible Debenture Offering”).  The Debentures will bear interest, payable quarterly, at a rate of 8% per annum, with interest during the first eighteen (18) months following their issuance, being payable by increasing the then-outstanding principal amount of the Debentures. The Debentures mature on a date that is three years following their issuance.  The Debentures will be convertible into units at a conversion price of $0.80 (U.S.) per unit.  Each unit consists of (i) one (1) share of the Company’s common stock, par value $.001 and (ii) one-half of one (1) warrant, with each warrant exercisable for three years to purchase a share of common stock at a price of $1.10 (U.S.).  The Debentures have other features, such as mandatory conversion in the event our common stock trades at a particular price over a specified period of time and required redemption in the event of a “Change in Control” of the Company.  The Debentures are unsecured obligations of the Company and will rank pari passu in right of payment of principal and interest with all other unsecured obligations of the Company.   Navy Capital and its affiliates purchased $5,000,000 in principal amount of Debentures, with the remaining $857,000 in principal amount being purchased by several unaffiliated purchasers.

If the Debentures are converted, the warrants that would be issued are exercisable from time to time, in whole or in part for three years. The warrants have anti-dilution provisions that provide for an adjustment to the exercise price in the event of a future sale of our common stock at a lower price, subject to certain exceptions as set forth in the warrant. The warrants also provide that the Company can force their exercise at any time after the bid price of our common stock exceeds $2.20 for a period of 20 consecutive business days.

Sales of Equity

WestPark Offering

During February and March 2018, we held four closings of the WestPark Offering, whereby we sold units for $1.25 per unit.  Each unit consisted of four shares of common stock and one warrant to purchase one share of our common stock for $0.75 per share.  We sold a total of 1,368,250 units in the WestPark Offering for aggregate gross proceeds of $1,710,313, and aggregate net proceeds of $1,460,918 after deduction of placement agent commissions, a non-accountable expense allowance and expenses associated with the offering. We also issued WestPark Capital, Inc., as placement agent, a five-year warrant to purchase 205,238 units at a price of $1.25 per unit. The unit warrant were valued at $503,655, which amount was charged to operations during the twelve months ended May 31, 2018. We used the proceeds of the WestPark Offering towards deposits due in connection with our acquisition of Oasis and for general corporate purposes. During the three months ended August 31, 2018, we issued 1,368,250 four-year warrants at an exercise price of $0.50 per share at a fair value of $941,972 to the investors in the Westpark Offering as a penalty for failure to timely file a registration statement with respect to the securities we sold to them in the Westpark Offering.

The Canaccord Special Warrant Offering

On June 20, 2018, we executed an agency agreement with Canaccord Genuity Corp. and closed on a private offering of our Special Warrants for aggregate gross proceeds of CD$13,037,859 (USD$9,785,978).  In connection therewith, we also entered into a Special Warrant Indenture and a Warrant Indenture with Odyssey Trust Company, as Special Warrant Agent and Warrant Agent.

Pursuant to the offering, we issued 28,973,019 Special Warrants at a price of CD$0.45 (USA$0.34) per Special Warrant.  Each Special Warrant is automatically exercisable, for no additional consideration, into our units on the earlier of: (i) the date that is five business days following the date on which we obtain a receipt from the applicable securities regulatory authorities in each of the jurisdictions in Canada in which the Special Warrants were sold for a final prospectus qualifying the distribution of the units issuable upon exercise of the Special Warrants, and (ii) November 30, 2018.

Upon exercise of the Special Warrants, each unit shall consist of one share of our common stock and one warrant to purchase one share of common stock.  Each warrant will be exercisable at a price of CD$0.65 for three years after our common stock is listed on a recognized Canadian stock exchange, subject to adjustment in certain events. Because we did not receive a receipt from the applicable Canadian securities authorities for the qualifying prospectus by August 19, 2018, the unexercised Special Warrant will generally entitle the holder to receive 1.1 of our units instead of one unit.

In connection with the offering, we paid a cash commission and other fees equal to CD$1,413,267(USD$1,060,773), a corporate finance fee equal to 1,448,651 Special Warrants with a fair value of USD$1,413,300, and 2,317,842 compensation broker warrants. Each compensation broker warrant entitles the holder thereof to acquire one unit at a price of CD$0.45 per unit for a period of 36 months from the date that our common stock is listed on a recognized Canadian stock exchange, subject to adjustment in certain events. During the three months ended August 31, 2018, we also issued investors 3,042,167 Special Warrants with a fair value of $7,142,550 as a penalty for failure to timely effect a Canadian prospectus with regard to the securities underlying the Special Warrants.

We used the proceeds for the Canaccord Special Warrant Offering to close the purchase of Oasis and for general corporate purposes.

The Navy Capital Investors

Effective July 31, 2018, we entered into a subscription agreement with Navy Capital Green International, Ltd., a British Virgin Islands limited company (“Navy Capital”), pursuant to which we agreed to sell to Navy Capital, for a purchase price of $3,000,000, 7,500,000 Units ($0.40 per unit), representing (i) 7,500,000 shares of our common stock, and (ii) three-year warrants to purchase an aggregate of 7,500,000 shares of our common stock (the “Navy Warrant Shares”) at an exercise price of $0.60 per share of common stock.  The closing occurred on August 6, 2018.  In the subscription agreement, we also agreed to file, on or before November 1, 2018, a registration statement with the SEC registering the shares of common stock and Navy Warrant Shares issued to Navy Capital. If we fail to file the registration statement on or before that date, we must issue to Navy Capital an additional number of units equal to ten percent (10%) of the units originally subscribed for by Navy Capital (which will include additional warrants at the original exercise price). The warrant is exercisable from time to time, in whole or in part for three years. The warrant has anti-dilution provisions that provide for an adjustment to the exercise price in the event of a future sale of common stock at a lower price, subject to certain exceptions as set forth in the warrant. The warrant also provides that it is callable at any time after the bid price of our common stock exceeds 120% of the exercise price of the warrant for a period of 20 consecutive business days.

Between August 8, 2018 and August 10, 2018, we entered into five subscription agreements, pursuant to which we sold, for an aggregate purchase price of $2,750,000, 6,875,000 Units ($0.40 per unit), representing (i) 6,875,000 shares of our common stock, and (ii) three-year warrants to purchase an aggregate of 6,875,000 shares of our common stock at an exercise price of $0.60 per share of common stock.  The balance of the terms set forth in the subscription agreements are the same as the terms in the Navy Capital subscription agreement summarized above.

We plan to use the proceeds of the Navy Capital offering to fund certain planned expansions at our City Trees and Oasis businesses in Nevada and for general corporate purposes.

Liquidity and Capital Needs

Over the next twelve months we will likely require additional capital to cover our projected cash flow deficits, payments on the loan from YA II, the implementation of our business plan, including the expansion of our Nevada operation, and the development of other alternative revenue sources, including the potential transactions in connection with the Option Agreement and the CannAssist LOI (as such terms are defined below).

During the next twelve months we expect to complete Phase 1 and possibly Phase 2 of our Expansion Plan, which includes the substantial expansion of our grow facility in Nevada. At present, we estimate that we will require up to $3,000,000 to complete Phase 1 and up to $2,000,000 to complete Phase 2 of this expansion (excluding development of the outdoor space). We expect to fund the cost of this expansion from a portion of the proceeds of our previously announced proposed sale of up to $40 million in senior unsecured debentures through a Canadian agent on a commercially reasonable efforts private placement basis. We also plan to use the proceeds of this proposed offering to fund certain payments associated with our two proposed Massachusetts acquisitions, including working capital. We have not executed any definitive documents with respect to this financing and there can be no assurance that we will be successful in closing on all or any of the proposed offering amount. We may also pursue additional acquisitions in the next twelve months but we have not entered into any definitive agreements with respect to either additional acquisitions or the capital necessary to finance them.

Although our revenues are expected to grow as we expand our operations, our revenues are not expected to exceed our operating costs until approximately the first quarter of 2019. Although we believe we have funds sufficient to sustain our operations at their current level until such time, if we require additional cash, we expect to obtain the necessary funds as described above; however, our prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies in their early stage of operations. To address these risks, we must, among other things, seek growth opportunities through additional debt and/or equity investments and acquisitions in our industry, successfully execute our business strategy, including our planned expansion and acquisitions, and successfully navigate any changes that may arise in the cannabis regulatory environment. We cannot assure that we will be successful in addressing such risks, and the failure to do so could have a material adverse effect on our business prospects, financial condition and results of operations.

Although PRH made one payment to us during fiscal 2018, because we do not know when we will re-visit commencing operations in Colorado, there can be no assurance that PRH will ever generate sufficient cash to repay the $500,000 loan from CLS Labs Colorado or to meet PRH’s obligations under the Licensing Agreement or PRH Equipment Lease. Further, due to the delays we encountered with the construction of our Colorado processing facility, we have placed our proposed Colorado operations on hold and will pursue revenue producing opportunities in other states.

Oasis Cannabis Transaction

On December 4, 2017, we entered into the Acquisition Agreement with Alternative Solutions for us to acquire all of the outstanding equity interests in Alternative Solutions and the Oasis LLCs.  Pursuant to the Acquisition Agreement, we paid a non-refundable deposit of $250,000 upon signing, which was followed by an additional payment of $1,800,000 approximately 45 days thereafter and were to receive, upon receipt of applicable regulatory approvals, an initial 10% of each of the Oasis LLCs. Regulatory approvals were received and the 10% membership interests were transferred to us.

On June 27, 2018, we closed on the purchase of the remaining 90% of the membership interests in Alternative Solutions and the Oasis LLCs from the owners thereof (excluding Alternative Solutions). The closing consideration was as follows: $5,995,543 in cash, a $4.0 million promissory note due in December 2019, known as the Oasis Note, and $6,000,000 in shares of our common stock. The cash payment of $5,995,543 was less than the $6,200,000 payment originally contemplated because the Company assumed an additional $204,457 in liabilities.

The number of shares to be issued was computed as follows: $6,000,000 divided by the lower of $1.00 or the conversion price to receive one share of our common stock in our first equity offering of a certain minimum size that commenced in 2018, multiplied by 80%.  This price was determined to be $0.272 per share. The Oasis Note is secured by a first priority security interest over our membership interests in Alternative Solutions and the Oasis LLCs, and by the assets of each of the Oasis LLCs and Alternative Solutions. We also delivered a confession of judgment to a representative of the former owners of Alternative Solutions and the Oasis LLCs (other than Alternative Solutions) that will generally become effective in the event of any event of default under the Oasis Note.

Oasis currently owes certain amounts to a consultant known as 4Front Advisors, LLC.  If we make any payments to this company post-closing, generally speaking, we will be entitled to deduct the present value of such payments from the principal amount due under the Oasis Note.

In May 2020, the former owners Alternative Solutions and the Oasis LLCs (other than Alternative Solutions) will also be entitled to a $1,000,000 payment from us if the existing dispensary operated by an Oasis LLC has maintained an average revenue of $20,000 per day during the 2019 calendar year.

The transfer of 90% of the membership interests in Alternative Solutions and the Oasis LLCs to us is ineffective unless approved by the State of Nevada and any municipality in which the Oasis LLC’s operations is licensed. Such approvals are pending and we expect to receive them in due course.

Consulting Agreements

We periodically use the services of outside investor relations consultants. During the year ended May 31, 2016, pursuant to a consulting agreement, we agreed to issue 10,000 shares of common stock per month, valued at $11,600 per month, to a consultant in exchange for investor relations consulting services. The consulting agreement was terminated during the first month of its term.  The parties are in discussions regarding whether any shares of our common stock have been earned and it is uncertain whether any shares will be issued. As of May 31, 2018, we have included 20,000 shares of common stock, valued at $23,200 in stock payable on the accompanying balance sheets.  The shares were valued based on the closing market price on the grant date.

On December 29, 2015, pursuant to a consulting agreement, we agreed to issue 25,000 shares of common stock per month, valued at $21,250, to a consultant in exchange for investor relations consulting services.   The consulting agreement was terminated during the first month of its term.  The parties are in discussions regarding whether any shares of our common stock have been earned and it is uncertain whether any shares will be issued.  As of May 31, 2018, we had 50,000 shares of common stock, valued at $42,500 included in stock payable on the accompanying balance sheet.  The shares were valued based on the closing market price on the grant date.

In June 2017, we entered into a letter agreement to amend our September 22, 2014 Investor Relations Consulting Agreement.  Pursuant to the amendment, we agreed to issue the consultant 24,000 shares of our restricted common stock to satisfy $6,000 of past due invoices for services previously rendered by the consultant from January 2017 through June 2017.

On March 2, 2018, we issued 350,000 shares of common stock to a consultant pursuant to the terms of a consulting agreement for investor relations services.  The shares were valued on the date of grant at $261,800.

On July 24, 2018, we issued 700,000 shares of common stock with a fair value of $490,000 to Star Associates for services in connection with the Oasis acquisition. Star Associates is controlled by Andrew Glashow, a director of the Company.

Going Concern

Our financial statements were prepared using accounting principles generally accepted in the United States of America applicable to a going concern, which contemplate the realization of assets and liquidation of liabilities in the normal course of business. We have incurred continuous losses from operations since inception, have an accumulated deficit of $35,226,034 as of August 31, 2018, up from $18,569,094 as of May 31, 2018, and had working capital of $814,166 as of August 31, 2018, compared to a working capital deficit of $2,634,774 at May 31, 2018. The report of our independent auditors for the year ended May 31,2018 contained a going concern qualification. Our ability to continue as a going concern must be considered in light of the problems, expenses, and complications frequently encountered by early stage companies.

Our ability to continue as a going concern is dependent on our ability to generate sufficient cash from operations to meet our cash needs, to borrow capital and to raise equity to sell equity to support our plans to acquire operating businesses, open processing facilities and finance ongoing operations. There can be no assurance, however, that we will be successful in our efforts to raise additional debt or equity capital and/or that cash generated by our future operations will be adequate to meet our needs. These factors, among others, indicate that we may be unable to continue as a going concern for a reasonable period of time.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have, or are reasonably likely to have, a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to stockholders.

Critical Accounting Estimates

Management uses various estimates and assumptions in preparing our financial statements in accordance with generally accepted accounting principles. These estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and our reported revenues and expenses. Accounting estimates that are the most important to the presentation of our results of operations and financial condition, and which require the greatest use of judgment by Management, are designated as our critical accounting estimates. We have the following critical accounting estimates:

●

Estimates and assumptions used in valuation of derivative liability: Management utilizes a lattice model to estimate the fair value of derivative liabilities. The model includes subjective assumptions that can materially affect the fair value estimates.

Recently Issued Accounting Standards

Accounting standards promulgated by the Financial Accounting Standards Board (“FASB”) are subject to change. Changes in such standards may have an impact on our future financial statements. The following are a summary of recent accounting developments.

In August 2016, FASB issued ASU 2016-15, Statement of Cash Flows (Topic 230). The update addresses eight specific cash flow issues and is intended to reduce diversity in practice in how certain cash receipts and cash payments are presented and classified in the statement of cash flows. This update will be effective for reporting periods beginning after December 15, 2017, including interim periods within the reporting period. Early adoption is permitted. We are currently evaluating the potential impact of the update on our financial statements.

In January 2017, the FASB issued ASU No. 2017-04, Simplifying the Test for Goodwill Impairment, which simplifies the subsequent measurement of goodwill by eliminating Step 2 from the goodwill impairment test. In computing the implied fair value of goodwill under Step 2, current U.S. GAAP requires the performance of procedures to determine the fair value at the impairment testing date of assets and liabilities (including unrecognized assets and liabilities) following the procedure that would be required in determining the fair value of assets acquired and liabilities assumed in a business combination. Instead, the amendments under this ASU require the goodwill impairment test to be performed by comparing the fair value of a reporting unit with its carrying amount. An impairment charge should be recognized for the amount by which the carrying amount exceeds the reporting unit's fair value; however, the loss recognized should not exceed the total amount of goodwill allocated to that reporting unit. The ASU became effective for us on January 1, 2020. The amendments in this ASU will be applied on a prospective basis. Early adoption is permitted for interim or annual goodwill impairment tests performed.

In May 2017, the FASB issued ASU No. 2017-09, Stock Compensation - Scope of Modification Accounting, which provides guidance on which changes to the terms or conditions of a share-based payment award require an entity to apply modification accounting. The ASU requires that an entity account for the effects of a modification unless the fair value (or calculated value or intrinsic value, if used), vesting conditions and classification (as equity or liability) of the modified award are all the same as for the original award immediately before the modification. The ASU becomes effective for us on January 1, 2018, and will be applied prospectively to an award modified on or after the adoption date. Early adoption is permitted, including adoption in any interim period. We are currently assessing the impact that this standard will have on any awards that are modified.

Effective June 1, 2018, we adopted Accounting Standards Codification (“ASC”) 606 — Revenue from Contracts with Customers. Under ASC 606, the we recognize revenue from the commercial sales of products, licensing agreements and contracts to perform pilot studies by applying the following steps: (1) identify the contract with a customer; (2) identify the performance obligations in the contract; (3) determine the transaction price; (4) allocate the transaction price to each performance obligation in the contract; and (5) recognize revenue when each performance obligation is satisfied. For the comparative periods, revenue has not been adjusted and continues to be reported under ASC 605 — Revenue Recognition. Under ASC 605, revenue is recognized when the following criteria are met: (1) persuasive evidence of an arrangement exists; (2) the performance of service has been rendered to a customer or delivery has occurred; (3) the amount of fee to be paid by a customer is fixed and determinable; and (4) the collectability of the fee is reasonably assured. There was no impact on our financial statements as a result of adopting Topic 606.

In July 2017, FASB issued Accounting Standards Update (“ASU”) No. 2017-11, Earnings Per Share (Topic 260), Distinguishing Liabilities from Equity (Topic 480), Derivatives and Hedging (Topic 815). The amendments in Part I of this update change the classification analysis of certain equity-linked financial instruments (or embedded features) with down round features.

When determining whether certain financial instruments should be classified as liabilities or equity instruments, a down round feature no longer precludes equity classification when assessing whether the instrument is indexed to an entity’s own stock. The amendments also clarify existing disclosure requirements for equity-classified instruments. As a result, a freestanding equity-linked financial instrument (or embedded conversion option) no longer would be accounted for as a derivative liability at fair value as a result of the existence of a down round feature. For freestanding equity classified financial instruments, the amendments require entities that present earnings per share (EPS) in accordance with Topic 260 to recognize the effect of the down round feature when it is triggered. That effect is treated as a dividend and as a reduction of income available to common shareholders in basic EPS. Convertible instruments with embedded conversion options that have down round features are now subject to the specialized guidance for contingent beneficial conversion features (in Subtopic 470-20, Debt—Debt with Conversion and Other Options), including related EPS guidance (in Topic 260). The amendments in Part II of this update recharacterize the indefinite deferral of certain provisions of Topic 480 that now are presented as pending content in the Codification, to a scope exception.

Those amendments do not have an accounting effect. For public business entities, the amendments in Part I of this update are effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2018. Early adoption is permitted for all entities, including adoption in an interim period. If an entity early adopts the amendments in an interim period, any adjustments should be reflected as of the beginning of the fiscal year that includes that interim period.

On June 1, 2018, the we adopted ASU 2017-11 and accordingly reclassified the fair value of the reset provisions embedded in convertible notes payable and certain warrants with embedded anti-dilutive provisions from liability to equity in the aggregate amount of $1,265,751.

Management does not believe that any other recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the accompanying unaudited condensed consolidated financial statements.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have, or are reasonably likely to have, a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors.

Critical Accounting Estimates

Management uses various estimates and assumptions in preparing our financial statements in accordance with generally accepted accounting principles. These estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Accounting estimates that are the most important to the presentation of our results of operations and financial condition, and which require the greatest use of judgment by Management, are designated as our critical accounting estimates. We have the following critical accounting estimates:

●

Estimates and assumptions used in the valuation of derivative liabilities: Management utilizes a lattice model to estimate the fair value of derivative liabilities. The model includes subjective assumptions that can materially affect the fair value estimates.

DIRECTORS AND EXECUTIVE OFFICERS

Our Board of Directors has appointed Jeffrey Binder, Frank Koretsky and Andrew Glashow to serve on the Company’s audit committee. Mr. Glashow serves as chairman of the audit committee. We currently do not have nominating or compensation committee, or committees performing similar functions, nor do we have a written nominating or compensation committee charter. Our Board of Directors does not believe that it is necessary to have such committees because it believes the functions of such committees can be adequately performed by the entire Board of Directors.

All directors of the Company hold office until the next annual meeting of the stockholders or until their successors have been elected and qualified. The officers of the Company are appointed by the Board of Directors and hold office until their death, resignation or removal from office. To date, the directors and executive officers of the Company, their ages, positions held, and duration as such, are as follows:

Name, Age, State and Country of Residence	Position	Date First Elected or Appointed	Occupation for Last 5 Years
Jeffrey Binder (71) Florida, United States	Chairman, CEO and Director(1)(2)	2014

Mr. Binder was one of the individuals who founded CLS Labs in 2014 and he has served as its Chairman, President, Chief Executive Officer and a director since its inception. Upon CLS Labs’ acquiring control of the Company on November 12, 2014, Mr. Binder was appointed Chairman, President, Chief Executive Officer and a director of the Company. He continues to serve in these roles. Since 2008, Mr. Binder has served as founder, Chairman and President of Power 3 Network, Inc., a company that develops websites and back offices for home-based businesses. In 2003, Mr. Binder founded Infinity 8, Inc., a software development company, where he served as its Chairman, Treasurer and a director until 2011. In addition to his employment history, Mr. Binder has invested in and mentored several start-up and mid-stage companies through his private holding company, JeMJ Financial Services, Inc., which he formed in 1988 and for which he serves as Chairman, President and a director. Through JeMJ, Mr. Binder invested in GGL Industries, Inc., a private holding company that owned Sterling Yacht and Classic Motor Carriages, as well as various other companies, and had extensive real estate holdings. Mr. Binder received his Juris Doctorate from the National Law Center, George Washington University, in 1971, where he received the honor of membership in the Order of the Coif. He also served as a legislative assistant to Adlai Stevenson II, a United States Senator for Illinois, and practiced Law at Sonnenschein Nath & Rosenthal, LLP, Chicago, Illinois for five years.

Name, Age, State and Country of Residence	Position	Date First Elected or Appointed	Occupation for Last 5 Years
Frank Tarantino (59) Las Vegas, Nevada	Chief Financial Officer(2)	2018

Mr. Tarantino was appointed to serve as our Chief Financial Officer commencing on August 1, 2018. Mr. Tarantino has more than 10 years of executive management experience in private companies.  Mr. Tarantino was the Controller and Acting CFO of Ira Green Holdings, Inc., a manufacturer, distributor and retailer of insignia and tactical products to all branches of the U.S. military, during 2017.  Between 2015 and 2016, Mr. Tarantino served as the CFO at Duto Textiles, one of the largest dyers, printers, finishers and distributors of fabric and textile products in the United States.  From 2008 until 2015, Mr. Tarantino was COO/CFO of Wild Things, LLC, a manufacturer of extreme, cold weather clothing and climbing gear used primarily by elite mountain climbers and the US Military, where he managed all financial functions, all aspects of operations, assisted with the creation, development and production of the WT Tactical® military clothing layering system, developed and implemented the WT Tactical® fire retardant military clothing line, and implemented an operating system which resulted in the consolidation of all design, purchasing, production management and financial functions. Mr. Tarantino earned a Bachelor of Science in Business Administration with a double major in Accounting and Finance from Babson College and is a Certified Public Accountant. Between 1983 and 1986, he worked for the accounting firm of Coopers & Lybrand, now PricewaterhouseCoopers, in the audit division.

Andrew Glashow (55) Rhode Island, United States	Director(1)	2017

Mr. Glashow is a founding partner of New World Merchant Partners LLC and has served as a Managing Director since its inception. Mr. Glashow is an investment banker specializing in microcap transactions in the $5 million to $50 million range. He has in excess of twenty years of experience in the capital markets and in all phases of business start-up and growth, including feasibility studies, business plans, equity and debt funding, private placements, reverse mergers and IPOs. Mr. Glashow has worked with many investment banking firms and maintains close relationships with decision makers at several of them. Prior to founding New World Merchant Partners, he was a partner in STAR Associates, a corporate finance firm specializing in the placement of capital for small and emerging growth companies. Mr. Glashow has served as CEO and President of multiple companies which he helped capitalize. Mr. Glashow is a graduate of the University of New Hampshire’s Whitemore School of Business and Economics.

Name, Age, State and Country of Residence	Position	Date First Elected or Appointed	Occupation for Last 5 Years
Frank Koretsky (56) Florida, United States	Director(1)	2014

Mr. Koretsky is a founder and has served as a director of CLS Labs since its formation in 2014. Upon consummation of the Merger, Mr. Koretsky was also appointed a director of the Company. It is expected that Mr. Koretsky will serve as a consultant to the Company in the future. Since 1995, Mr. Koretsky has served as the President of East Coast News Corp., a leading company in the adult product distribution industry. As a result of Mr. Koretsky’s business experience, he brings a strong background in management, marketing and branding to the Company.

Ben Sillitoe (41) Las Vegas, Nevada	Chief Executive Officer of CLS Nevada, Inc.(2)	2018

Mr. Sillitoe was appointed to serve as Chief Executive Officer of CLS Nevada, Inc. commencing on July 1, 2018. Mr. Sillitoe co-founded Oasis Cannabis Center, LLC, a premier cannabis dispensary, in 2014 where he first served as the Finance Director and then as its CEO beginning in 2015. CLS acquired all of the membership interests in Alternative Solutions, L.L.C., the owner of Oasis Cannabis Center, LLC, in June 2018. Mr. Sillitoe has been a leader in the local Las Vegas cannabis industry since its inception, having served on the Board of Directors for the Nevada Dispensary Association, the largest cannabis trade association in Nevada, for over two years. Between 2012 and 2014, Mr. Sillitoe was the Finance Director of Proficio Mortgage, a subsidiary of Proficio Bank. Mr. Sillitoe earned a Bachelor of Science in Business Administration with a major in Managerial Finance from the University of Las Vegas.

Don Decatur (35) Las Vegas, Nevada	Chief Operating Officer of CLS Nevada, Inc.(2)	2018

Mr. Decatur was appointed to serve as the Chief Operating Officer of CLS Nevada, Inc. commencing on July 1, 2018. Prior to this appointment, Mr. Decatur was the Director of Operations of Alternative Solutions, L.L.C., which CLS acquired in June 2018 between 2016 and the date of the Acquisition.  Between 2015 and 2016, Mr. Decatur was the Director of Product Development for Nevada Medical Group, LLC, d/b/a Body and Mind (BaM), a cannabis company. From 2010 until 2015, Mr. Decatur owned and served as CEO of SinCity Style, LLC, a cannabis merchandise and apparel company. Mr. Decatur has over 18 years of experience in the cannabis and horticulture business. He is responsible for the creation of numerous strains of cannabis, has won numerous industry awards, and has been honored by High Times magazine for creating two “Top Ten Strains of the Year”

Notes:

(1)	Each director’s term of office will expire at the next annual general meeting of the shareholders.

(2)

Messrs. Binder and Tarantino work full time for the Company and Messrs. Sillitoe and Decatur work full time for CLS Nevada, Inc. Each is an employee of the Company or one of its subsidiaries. Messrs. Binder, Sillitoe and Decatur have entered into a Confidentiality, Non-Compete and Property Rights Agreement with the Company. Mr. Tarantino’s employment agreement is in the process of finalization. Messrs. Glashow and Koretsky devote time to the Company solely as directors and are neither employees nor independent contractors of the Company. Messrs. Glashow and Koretsky have not entered into a non-competition and non-disclosure agreement with the Company.

Our amended and restated articles of incorporation provide that the Board of Directors be divided into three classes with each class serving a staggered three-year term. The term of Class I expires at our 2018 annual meeting, the term of Class II expired at our 2016 annual meeting, and the term of Class III expires at our 2017 annual meeting. Andrew Glashow serves as the sole member of Class I, Frank Koretsky serves as the sole member of Class II and Jeffrey Binder serves as the sole member of Class III. We did not hold a 2015, 2016 or 2017 annual meeting due to our desire to conserve cash and focus on financing the Company. As a result, Messrs. Koretsky and Binder are continuing to serve as our Class II and Class III directors since their successors have not been elected. We anticipate that we will hold an annual meeting during 2018 to elect directors. Executive officers are appointed by the Board of Directors and serve at its pleasure. None of our directors are independent, as that term is defined by Nasdaq rules. None of our directors is a financial expert, as that term is defined by the SEC.

We are not currently listed on any national securities exchange or quoted on an inter-dealer quotation system that has a requirement that certain of the members of the Board of Directors be independent. In evaluating the independence of its members and the composition of its planned committees, the Board of Directors utilizes the definition of “independence” developed by the Nasdaq Stock Market and in SEC rules, including the rules relating to the independence standards of audit committee members and the non-employee director definition of Rule 16b-3 promulgated under the Exchange Act. The Board of Directors has determined that none of its current members is independent.

The Board of Directors expects to continue to evaluate whether and to what extent the members of the Board of Directors are independent. We intend to appoint persons to the Board of Directors who will meet the corporate governance requirements imposed by a national securities exchange. Therefore, we expect that in the future a majority of our directors will be independent directors of which at least one director will qualify as an “audit committee financial expert,” within the meaning of SEC rules.

Additionally, the Board of Directors expects to appoint a governance committee and compensation committee and to adopt charters relative to each such committee in the future.

Board of Directors and Corporate Governance

Upon the closing of the Merger, Frank Koretsky was appointed to our Board of Directors. The Board currently consists of three (3) members and is divided into three classes with each class of directors serving a staggered three-year term. Frank Koretsky’s term as a director expired in 2016, and Jeff Binder’s term expired in 2017, but each of them continues to hold office until his successor is elected.  Andrew Glashow holds office until our 2018 annual meeting.

Board Independence and Committees

We are not currently listed on any national securities exchange or quoted on an inter-dealer quotation system that has a requirement that certain of the members of the Board of Directors be independent. In evaluating the independence of its members and the composition of its planned committees, the Board of Directors utilizes the definition of “independence” developed by the Nasdaq Stock Market and in SEC rules, including the rules relating to the independence standards in audit committee members and the non-employee director definition of Rule 16b-3 promulgated under the Exchange Act. The Board of Directors has determined that none of its current members is independent.

The Board of Directors expects to continue to evaluate whether and to what extent the members of the Board of Directors are independent. We intend to appoint persons to the Board of Directors who will meet the corporate governance requirements imposed by a national securities exchange. Therefore, the Company expects that in the future a majority of our directors will be independent directors of which at least one director will qualify as an “audit committee financial expert,” within the meaning of SEC rules.

Additionally, the Board of Directors expects to appoint an audit committee, governance committee and compensation committee and to adopt charters relative to each such committee in the future.

Corporate Bankruptcies

None of our directors or executive officers has, within the 10 years prior to the date of this Prospectus, become bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency or was subject to or instituted any proceedings, arrangement or comprise with creditors or had a receiver, receiver manager or trustee appointed to hold its assets, been a director or executive officer of any company, that, while that person was acting in that capacity, or within a year of that person ceasing to act in that capacity, became bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency or was subject to or instituted any proceedings, arrangement or comprise with creditors or had a receiver, receiver manager or trustee appointed to hold its assets.

Penalties or Sanctions

None of our directors, officers or principal shareholders are, or have been within the last 10 years, the subject of any penalties or sanctions imposed by a court relating to Canadian securities legislation or by a Canadian securities regulatory authority or have entered into a settlement agreement with a Canadian securities regulatory authority or been subject to any other penalties or sanctions imposed by a court or regulatory body that would be likely to be considered important to a reasonable investor making an investment decision.

Arrangements between Officers and Directors

To our knowledge, there is no arrangement or understanding between any of our officers and any other person, including directors, pursuant to which the officer was selected to serve as an officer.

Family Relationships

None of our directors are related by blood, marriage, or adoption to any other director, executive officer, or other key employees.

Other Directorships

None of the directors of the Company are also directors of issuers with a class of securities registered under Section 12 of the Exchange Act (or which otherwise are required to file periodic reports under the Exchange Act).

Legal Proceedings

Other than as noted below, we are not aware of any of our directors or officers being involved in any legal proceedings in the past ten years relating to any matters in bankruptcy, insolvency, criminal proceedings (other than traffic and other minor offenses) or being subject to any of the items set forth under Item 401(f) of Regulation S-K.

Conflicts of Interest

Our directors and officers may serve as directors or officers of other companies or have significant shareholdings in other companies and, to the extent that such other companies may participate in ventures in which the Company may participate, the directors of the Company may have a conflict of interest in negotiating and concluding terms respecting the extent of such participation. In the event that such a conflict of interest arises at a meeting of our directors, a director who has such a conflict will abstain from voting for or against the approval of such a participation or such terms. The directors of the Company are required to act honestly, in good faith and in the best interests of the Company.

The directors and officers of the Company are aware of the existence of laws governing the accountability of directors and officers for corporate opportunity and requiring disclosures by the directors of conflicts of interest and the Company will rely upon such laws in respect of any directors’ and officers’ conflicts of interest or in respect of any breaches of duty by any of its directors and officers. All such conflicts will be disclosed by such directors or officers in accordance with applicable laws and shall govern themselves in respect thereof to the best of their ability in accordance with the obligations imposed upon them by law. The directors and officers of the Company are not aware of any such conflicts of interests.

EXECUTIVE COMPENSATION

As a smaller reporting company, we are required to disclose the executive compensation of our named executive officers, which consist of the following individuals, for the fiscal years ended May 31, 2017 and May 31, 2018, respectively: (i) any individual serving as our principal executive officer or acting in a similar capacity, during the fiscal year ended May 31, 2018; (ii) the two other most highly compensated executive officers of the Company serving as executive officers at the end of the most recently completed fiscal year; and (iii) up to two additional individuals for whom disclosure would have been provided but for the fact that the individual was not serving as an executive officer at the end of the most recently completed fiscal year.

Summary Compensation Table

The following table discloses compensation paid or to be paid to our named executive officers for the fiscal years ended May 31, 2017 and May 31, 2018, respectively.

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation ($)	All Other Compensation ($)	Total ($)

Jeffrey Binder,	2018	150,000	—	—	—	—	—	150,000
Chairman, and Chief Executive Officer(1)	2017	150,000	—	—	—	—	—	150,000

David Lamadrid,
President and Chief Financial Officer (2)	2018	87,500	–––	(3)	–––	–––	---	87,500

1

Although Mr. Binder’s employment agreement provides for an annual salary of $150,000 per annum; through February 28, 2018,, he deferred all compensation from the Company, including the referenced salary, which has been transferred to convertible promissory notes due to him.

2

Mr. Lamadrid and the Company entered into an employment agreement effective December 1, 2017 and he was appointed President and Chief Financial Officer of the Company effective December 1, 2017. Mr. Lamadrid resigned effective July 13, 2018.

3

Pursuant to the terms of his employment agreement, Mr. Lamadrid was to be issued 500,000 shares of restricted common stock on December 1, 2017, the effective date of the employment agreement. In July 2018, in connection with his separation, the Company and Mr. Lamadrid agreed to issue him 600,000 shares of common stock in satisfaction of this obligation as well as other obligations the Company had or allegedly had to issue him common stock.

Narrative Disclosure to Summary Compensation Table

We currently do not have a stock option plan or any other incentive plan that provides for compensation intending to serve as an incentive for performance except as provided in the employment agreements of Messrs. Binder, Sillitoe and Decatur.

The following is a narrative discussion of our officers’ employment agreements that we believe is necessary to understand the information disclosed in the foregoing Summary Compensation Table with respect to fiscal years 2018 and 2017, and which relates to executive officers we hired after the end of the most recent fiscal year.

Employment Agreements

CLS Labs and Jeffrey Binder entered into a five-year employment agreement effective October 1, 2014. Under the agreement, Mr. Binder serves as CLS Labs’ Chairman, President and Chief Executive Officer and is entitled to receive an annual salary of $150,000. Under the agreement, Mr. Binder is also entitled to receive a performance bonus equal to 2% of CLS Labs’ annual EBITDA, up to a maximum annual cash compensation of $1 million (including his base salary), and annual stock options, exercisable at the fair market value of CLS Labs’ common stock on the date of grant, in an amount equal to 2% of its annual EBITDA up to $42.5 million and 4% of its annual EBITDA in excess of $42.5 million.

On April 28, 2015, Mr. Binder, CLS Labs and the Company entered into an addendum to Mr. Binder’s employment agreement whereby Mr. Binder agreed that following the Merger, in addition to his obligations to CLS Labs, he would serve the Company and its subsidiaries in such roles as the Company may request. In exchange, the Company agreed to assume the obligations of CLS Labs to grant Mr. Binder annual stock options, as referenced above. Mr. Binder continues to receive an annual salary of $150,000 from CLS Labs for serving as its Chairman, President and Chief Executive Officer. Mr. Binder deferred all of the $250,000 in salary payable to him under his employment agreement through May 31, 2016. On July 20, 2016 and March 31, 2017, we issued Mr. Binder convertible promissory notes in exchange for $250,000 and $112,500 in deferred salary, respectively, among other amounts owed to Mr. Binder by the Company.

Effective November 30, 2017, the Company and Mr. Lamadrid entered into a one-year employment agreement. Pursuant to the agreement, Mr. Lamadrid commenced serving as our President and Chief Financial Officer on December 1, 2017. Under the agreement, Mr. Lamadrid is entitled to receive an annual salary of $175,000. Further, he is entitled to receive a performance bonus equal to 2% of our annual EBITDA, and annual restricted stock awards of our Common Stock in an amount equal to 3% of its annual EBITDA. Additionally, Mr. Lamadrid is entitled to a one-time signing bonus of 500,000 shares of restricted common stock of the Company, which shall become fully vested one year from the effective date of the agreement.

On July 24, 2018, the Company and Mr. Lamadrid, its President and Chief Financial Officer, mutually agreed to terminate the employment agreement dated December 1, 2017 between CLS and Mr. Lamadrid effective July 13, 2018. Mr. Lamadrid resigned as President and Chief Financial Officer effective as of July 13, 2018. The parties further agreed that neither party would have any further obligations under the employment agreement after such date. In connection with such separation, we agreed, among other provisions, to issued Mr. Lamadrid 600,000 shares of our common stock in full satisfaction of all obligations we had or allegedly had to issue him common stock for any reason, including the obligation to issue him restricted stock under his employment agreement. We also agreed to release Mr. Lamadrid from his non-competition obligations under the Confidentiality, Non-Compete and Property Rights Agreement dated November 30, 2017 between the parties. The balance of the terms of the confidentiality agreement will remain in full force and effect.

On July 31, 2018, CLS Nevada, Inc. and Mr. Sillitoe entered into a one-year employment agreement. Pursuant to the agreement, Mr. Sillitoe commenced serving as CLS Nevada’s Chief Executive Officer effective July 1, 2018. Under the agreement, Mr. Sillitoe is entitled to receive an annual salary of $150,000. Further, he is entitled to receive a performance bonus equal to 2% of CLS Nevada’s annual EBITDA, and annual restricted stock awards of our common stock in an amount equal to 3% of CLS Nevada’s annual EBITDA. Additionally, Mr. Sillitoe is entitled to a one-time signing bonus of 500,000 shares of restricted common stock of the Company, which shall become fully vested one year from the effective date of this agreement assuming Mr. Sillitoe remains employed by CLS Nevada on such date. Effective July 1, 2018, and in connection with the employment agreement, Mr. Sillitoe and the Company entered into a Confidentiality, Non-Compete and Proprietary Rights Agreement. Pursuant thereto, Mr. Sillitoe agreed (i) not to compete with the Company or CLS Nevada during the term of his employment and, unless he is terminated without cause, for a period of one year thereafter, (ii) not to release or disclose the Company’s or CLS Nevada’s confidential information, and (iii) to assign the rights to all work product to CLS Nevada, among other terms.

CLS Nevada and Mr. Decatur entered into a one-year employment agreement on July 31, 2018. Pursuant to the agreement, Mr. Decatur commenced serving as CLS Nevada’s Chief Operating Officer on July 1, 2018. Under the agreement, Mr. Decatur is entitled to receive an annual salary of $150,000. Further, he is entitled to receive a performance bonus equal to 2% of CLS Nevada’s annual EBITDA, and annual restricted stock awards of the Company’s Common Stock in an amount equal to 3% of CLS Nevada’s annual EBITDA. Additionally, Mr. Decatur is entitled to a one-time signing bonus of 50,000 shares of restricted common stock of the Company, which shall become fully vested one year from the effective date of the agreement assuming Mr. Decatur remains employed by CLS Nevada on such date. Effective July 1, 2018, and in connection with the employment agreement, Mr. Decatur and the Company entered into a Confidentiality, Non-Compete and Proprietary Rights Agreement. Pursuant thereto, Mr. Decatur agreed (i) not to compete with the Company or CLS Nevada during the term of his employment and, unless he is terminated without cause, for a period of one year thereafter, (ii) not to release or disclose the Company’s or CLS Nevada’s confidential information, and (iii) to assign the rights to all work product to CLS Nevada, among other terms.

Outstanding Equity Awards at May 31, 2018

None of our named executive officers had any outstanding stock options or unvested equity awards as of May 31, 2018, except Mr. Lamadrid who had 500,000 shares of restricted stock (pursuant to his employment agreement) and the right to receive up to an additional 500,000 shares of stock (related to the Oasis Cannabis acquisition) outstanding as of May 31, 2018. Effective July 13, 2018, we entered into a severance agreement with Mr. Lamadrid and, as one of the terms thereof, issued him 600,000 shares of our common stock in full satisfaction of any and all obligations we had to issue him common stock.

Director Compensation

To date, we have not paid our directors any compensation for services on our Board of Directors. Our directors are, however, entitled to receive compensation as determined by the Board of Directors. On July 24, 2018, which was after the end of the fiscal year, we awarded Star Associates, LLC, a limited liability company owned by Andrew Glashow, a director of CLS, a cash payment in the amount of $250,000 and 700,000 restricted shares of CLS’ common stock in recognition of Mr. Glashow’s efforts, through Star Associates, in successfully assisting us over the past year in negotiating and obtaining the financing necessary to acquire Alternative Solutions, L.L.C.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information with respect to the beneficial ownership of our common stock as of October 26, 2018 by (i) each stockholder known by us to be the beneficial owner of more than 5% of our Common Shares, (ii) each of our directors and executive officers, and (iii) all of our directors and executive officers as a group. Our only class of voting securities is our Common Shares. To our knowledge, none of the shares listed below are held under a voting trust or similar agreement. To our knowledge, there are no pending arrangements, including any pledges by any person of securities of the Company, the operation of which may at a subsequent date result in a change in control of the Company. There were 90,328,506 Common Shares issued and outstanding on October 26, 2018.

Unless otherwise indicated in the following table, the address for each person named in the table is c/o CLS Holdings USA, Inc., 11767 S. Dixie Hwy, Suite 115, Miami, FL 33156.  Pursuant to SEC rules, we have included Common Shares that the person has the right to acquire within 60 days from October 26, 2018.

Officers and Directors

Title of Class	Name of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership		Percentage of Class
Common Stock	Jeffrey I. Binder	8,962,415	(2)	9.87%
Common Stock	David Lamadrid	728,989	(3)	*
Common Stock	Frank Koretsky	20,115,933	(4)	21.69%
Common Stock	Andrew Glashow	700,000	(5)	*
	All directors and executive officers as a group (7 persons)	32,742,431		35.12%

* Indicates ownership of less than 1% of the outstanding shares of the Company’s common stock.
1

Except as otherwise indicated, to our knowledge, the persons named in this table have sole voting, investment and dispositive power with respect to all shares of common stock listed. Under the rules of the Securities and Exchange Commission, a person (or group of persons) is deemed to be a “beneficial owner” of a security if he or she, directly or indirectly, has or shares the power to vote or to direct the voting of such security, or the power to dispose of or to direct the disposition of such security. Accordingly, more than one person may be deemed to be a beneficial owner of the same security. A person is also deemed to be a beneficial owner of any security, which that person has the right to acquire within 60 days, such as options or warrants to purchase our common stock.

2

Includes (i) 8,473,527 shares of our common stock directly held by Mr. Binder; and (ii) 488,888 shares issuable upon the exercise of 222,222 Special Warrants which will be deemed to be automatically exercised on behalf of, and without any further action or payment required on the part of Mr. Binder, at 5:00 p.m. (Toronto time) on the date that is the earlier of: (a) the fifth business day after the date a receipt is issued for a final prospectus qualifying the distribution of the shares and the warrants by the securities regulatory authorities in the provinces of British Columbia, Alberta, Manitoba and Ontario; and (b) November 30, 2018.

3	Includes (i) 703,989 shares of our common stock held directly by Mr. Lamadrid, our former Chief Financial Officer, and 25,000 shares issuable upon exercise of a warrant that is currently exercisable.

4

Includes (i) 12,276,253 shares of our common stock directly held by Mr. Koretsky; (ii) 2,397,136 shares of common stock issuable upon the exercise of 1,089,608 Special Warrants which will be deemed to be automatically exercised on behalf of, and without any further action or payment required on the part of Mr. Koretsky, at 5:00 p.m. (Toronto time) on the date that is the earlier of: (a) the fifth business day after the date a receipt is issued for a final prospectus qualifying the distribution of the shares and the warrants by the securities regulatory authorities in the provinces of British Columbia, Alberta, Manitoba and Ontario; and (b) November 30, 2018; (iii) 5,442,544 shares of our common stock held of record by Newcan. Mr. Koretsky is the beneficial owner and has voting and investment power over the securities held by Newcan.

5

Represents shares of our common stock held of record by Star Associates, LLC, an entity wholly owned by Mr. Glashow. Mr. Glashow is the beneficial owner of Star Associates, LLC and has voting and investment power over the securities held by Star Associates, LLC.

5% or Greater Shareholders

Title of Class	Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership		Percentage of Class
Common Stock	VJRA Corp. 516 SW 13th Street, Suite 201, Bend, OR 97702	4,500,000	(2)	4.98%

Common Stock	Newcan Investment Partners LLC 16047 Collins Avenue, Apt. 503, Sunny Isles, FL 33160	5,442,544	(3)	6.03%

Common Stock	ILJ, LLC 10120 W. Flamingo Rd., Suite 4333, Las Vegas, NV 89135	13,644,293	(4)	15.11%

Common Stock	Raymond Keller
	27220 JC Lane, Bonita Springs, FL 34135	5,000,000		5.54%

Common Stock	Navy Capital Green International, LTD	15,000,000	(5)	15.33%
	575 Lexington Avenue, 4th Floor, New York, NY 10002

Common Stock	Navy Capital Green Management, LLC, as nominee for Mark A. Reichenbaum Revocable Trust	5,000,000	(6)	5.39%
	575 Lexington Avenue, 4th Floor, New York, NY 10002

Common Stock	Jeffrey I. Binder	8,962,415	(7)	9.87%
	Miami, FL 33156

Common Stock	Frank Koretsky	20,115,933	(8)	21.69%
	Sunny Isles Beach, FL 33160

Common Stock	Tribeca Global Natural Resources Fund	9,777,778	(9)	9.77%
	1 O’Connell St, Sydney NSW 2000

Common Stock	Canaccord Genuity Corp.	7,822,716	(10)	7.97%
	161 Bay Street, Suite 2800 Toronto, ON Canada M5J2S1

1

Under the rules of the Securities and Exchange Commission, a person (or group of persons) is deemed to be a “beneficial owner” of a security if he or she, directly or indirectly, has or shares the power to vote or to direct the voting of such security, or the power to dispose of or to direct the disposition of such security. Accordingly, more than one person may be deemed to be a beneficial owner of the same security. A person is also deemed to be a beneficial owner of any security, which that person has the right to acquire within 60 days, such as options or warrants to purchase our common stock.

2	VJRA Corp is an Oregon corporation, of which Ross Silver is the principal.

3	Represents (i) 5,442,544 shares of our common stock held directly by Newcan, which is wholly owned by Mr. Koretsky.

4	ILJ, LLC is an entity managed by Todd Swanson, a former manager of Alternative Solutions L.L.C., which we acquired on June 27, 2018.

5

Includes 7,500,000 shares and 7,500,000 shares acquirable upon exercise of Warrants at $0.60 per share in connection with the Navy Capital Offering. Navy Capital Green International, Ltd. is a British Virgin Islands limited company, of which John T. Kaden is the Managing Partner and CIO. Mr. Kaden exercises voting and dispositive power of the shares.

6

Includes 2,500,000 shares and 2,500,000 shares acquirable upon exercise of Warrants at $0.60 per share in connection with the Navy Capital Offering. Mark A. Reichenbaum, as Trustee of the Mark A. Reichenbaum Revocable Trust, exercises voting and dispositive power of the shares.

7

Includes (i) 8,473,527 shares of our common stock directly held by Mr. Binder; and (ii) 488,888 shares issuable upon the exercise of 222,222 Special Warrants which will be deemed to be automatically exercised on behalf of, and without any further action or payment required on the part of Mr. Binder, at 5:00 p.m. (Toronto time) on the date that is the earlier of: (a) the fifth business day after the date a receipt is issued for a final prospectus qualifying the distribution of the shares and the warrants by the securities regulatory authorities in the provinces of British Columbia, Alberta, Manitoba and Ontario; and (b) November 30, 2018.

8

Includes (i) 12,276,253 shares of our common stock directly held by Mr. Koretsky; (ii) 2,397,136 shares of common stock issuable upon the exercise of 1,089,608 Special Warrants which will be deemed to be automatically exercised on behalf of, and without any further action or payment required on the part of Mr. Koretsky, at 5:00 p.m. (Toronto time) on the date that is the earlier of: (a) the fifth business day after the date a receipt is issued for a final prospectus qualifying the distribution of the shares and the warrants by the securities regulatory authorities in the provinces of British Columbia, Alberta, Manitoba and Ontario; and (b) November 30, 2018; and (iii) 5,442,544 shares of our common stock held of record by Newcan. Mr. Koretsky is the beneficial owner and has voting and investment power over the securities held by Newcan.

9	Includes 4,888,889 shares acquirable upon the deemed exercise of Special Warrants and 4,888,889 shares acquirable upon exercise of Warrants underlying Special Warrants.

10

Canaccord Genuity Corp. is an affiliate of Canaccord Genuity Wealth Management (USA) Inc., Canaccord Capital Corporation USA, Inc., and Canaccord Financial (USA) Inc. which are registered broker-dealers with the Financial Industry Regulatory Authority and Canaccord is an underwriter within the meaning of the United States Securities Act of 1933, as amended, in relation to the distribution of the shares held by Canaccord Genuity Corp. Beneficial ownership includes 1,593,516 shares acquirable upon the deemed exercise of Special Warrants, 1,593,516 shares acquirable upon exercise of Warrants underlying Special Warrants, 2,317,842 shares acquirable upon exercise of special broker warrants and 2,317,842 shares acquirable upon exercise of common stock warrants underlying special broker warrants.

We are not, to the best of our knowledge, directly or indirectly owned or controlled by another corporation or foreign government.

Change in Control

We are not aware of any arrangement that might result in a change in control in the future. We have no knowledge of any arrangements, including any pledge by any person of our securities, the operation of which may at a subsequent date result in a change in the Company’s control.

RELATED PARTY TRANSACTIONS AND DIRECTOR INDEPENDENCE

Related Party Transactions

David Lamadrid Note

On February 26, 2018, we entered into a securities purchase agreement with David Lamadrid, our former President and Chief Financial Officer, whereby Mr. Lamadrid agreed to purchase a 8% convertible promissory note in the aggregate principal amount of $31,250 (the “Lamadrid Note”) from us due, subject to the terms therein, eighteen (18) months from the date of issuance.

Mr. Lamadrid could, at his option, convert all or a portion of the Lamadrid Note and accrued but unpaid interest into shares of common stock at a conversion price of $0.3125 per share. On the closing date, we also issued Mr. Lamadrid a three-year common stock purchase warrant to purchase 25,000 shares of our common stock at an initial exercise price of $0.75 per share.

On August 21, 2018, we received a conversion notice from Mr. Lamadrid notifying us that he had converted $31,250 in principal and $1,247 of accrued interest into 103,989 shares of our common stock.

Koretsky and Affiliate Notes

Between August 11, 2015 and May 31, 2017, we borrowed an aggregate of $1,657,000 from Frank Koretsky, a director of the Company, and $150,000 from CLS CO 2016, LLC and $465,000 from Newcan Investment Partners, LLC, two entities that are affiliated with Mr. Koretsky.  These loans were unsecured, accrued interest between 6% and 15% per year, were due either on demand or within three years after the date of the applicable note, and, in some cases, were convertible into shares of our common stock and warrants at rates between $0.25 and 1.07 per share.  Effective on May 31, 2017, we entered into the Omnibus Loan Amendment Agreement, whereby the portion of these loans that was advanced prior to December 31, 2017 was converted into our common stock, together with accrued interest on these loans.  As a result of these conversions, Mr. Koretsky, CLS CO 2016, LLC and Newcan converted an aggregate of $1,485,000, $150,000, and $460,000 in principal, and $130,069, 49,247 and $7,747 in accrued interest, into an aggregate of 6,460,276, 636,988 and 1,870,988 shares of common stock at $.25 per share.  Pursuant to the Omnibus Loan Amendment Agreement, the conversion rate on all of the loans made by Mr. Koretsky, CLS CO 2016, LLC, and Newcan was reduced, if applicable, to $.25 per share and Mr. Koretsky and his affiliates gave up the right to receive warrants upon conversion.  Thus, each of Mr. Koretsky, CLS CO 2016, LLC and Newcan received 4,560,849, 488,159 and 1,433,841 shares of common stock in excess of what they would have received had they converted their loans into common stock prior to the effective date of the Omnibus Loan Amendment Agreement.

Between June 1, 2017 and May 31, 2018, we borrowed an aggregate of $145,000 from Newcan Investment Partners, LLC, an entity that is affiliated with Mr. Koretsky.  These loans were unsecured, accrued interest at 10% per year, were due either on demand or within three years after the date of the applicable note, and were convertible into shares of our common stock and warrants at $0.25 per share.  On January 10, 2018, effective December 1, 2017, we entered into the Second Omnibus Loan Agreement with Newcan and Mr. Binder. The Second Omnibus Loan Agreement provides that the conversion price of all outstanding convertible promissory notes issued to Newcan as of the date of the agreement would be increased from $0.25 to $0.3125 per share of common stock.  The remaining terms of such notes remain unchanged. Following the Second Omnibus Loan Agreement, on March 12, 2018, Newcan converted all of its outstanding convertible loans, which totaled $956,658 in principal and $98,098 in accrued interest, into a total of 3,375,220 shares of our common stock.

On August 6, 2018, we issued the Newcan Convertible Note 8 to finalize the terms of repayment with respect to a certain loan made to the Company by Newcan on May 4, 2018, which was converted into 196,336 shares of common stock on October 23, 2018.

Binder Notes

Between June 1, 2015 and May 31, 2017, we borrowed an aggregate of $251,800 from Jeffrey Binder, a director and officer of the Company.  These loans were unsecured, accrued interest between 6% and 10% per year, were due either on demand or within three years after the date of the applicable note, and, in some cases, were convertible into shares of our common stock and warrants at rates between $.25 and 1.07 per share.  Effective on May 31, 2017, we entered into the Omnibus Loan Amendment Agreement, whereby the portion of these loans that was advanced prior to May 31, 2017 was converted into our common stock, together with accrued interest on these loans.  As a result of these conversions, Mr. Binder converted an aggregate of $442,750 in principal and $19,427 in accrued interest, into an aggregate of 1,848,708 shares of common stock at $.25 per share.  Pursuant to the Omnibus Loan Amendment Agreement, the conversion rate on all of the loans made by Mr. Binder was reduced, if applicable, to $.25 per share and Mr. Binder gave up the right to receive warrants upon conversion.  Thus, Mr. Binder received 1,127,061 shares of common stock in excess of what he would have received had he converted his loans into common stock prior to the effective date of the Omnibus Loan Amendment Agreement.

Between June 1, 2017 and March 31, 2018, we borrowed an aggregate of $204,881 from Mr. Binder.  These loans were unsecured, accrued interest at 10% per year, were due either on demand or within three years after the date of the applicable note, and were convertible into shares of our common stock and warrants at $0.25 per share.  On January 10, 2018, effective December 1, 2017, we entered into the Second Omnibus Loan Agreement with Newcan and Mr. Binder. The Second Omnibus Loan Agreement provides that the conversion price of all outstanding convertible promissory notes issued to Mr. Binder as of the date of the agreement would be increased from $0.25 to $0.3125 per share of common stock.  The remaining terms of such notes remain unchanged. Following the Second Omnibus Loan Agreement, on March 12, 2018, Mr. Binder converted all of his outstanding convertible loans, which totaled $464,698 in principal and $43,058 in accrued interest, into a total of 1,624,819 shares of our common stock.

On April 6, 2018, we issued Binder Convertible Note 9, in the amount of $37,500.00, to Mr. Binder with respect to certain compensation payable to Mr. Binder as of February 28, 2018, which was repaid in full on August 7, 2018.

Omnibus Loan Amendment Agreement and Second Omnibus Loan Amendment

On May 31, 2017, we entered into an Omnibus Loan Amendment Agreement (the “Omnibus Loan Amendment”) with Jeffrey I. Binder, Frank Koretsky, Newcan Investment Partners LLC and CLS CO 2016, LLC (collectively, the “Insiders”).  Pursuant to the Omnibus Loan Amendment, we agreed with the Insiders to amend certain terms of loans the Insiders made to us for working capital purposes, which loans were initially demand loans, and, except for certain loans made in 2017, were later memorialized as convertible loans (the “Insider Loans”), in exchange for the agreement of the Insiders to convert all Insider Loans where funds were advanced prior to January 1, 2017, which total $2,537,750, plus $166,490 of accrued interest thereon, into an aggregate of 10,816,960 shares of our common stock, and forego the issuance of warrants to purchase our common stock upon conversion.  This resulted in the issuance of an additional 7,609,910 shares compared to the original number of shares issuable upon conversion of the Insider Loans prior to the Omnibus Loan Agreement. We valued the shares at $0.125, which was the market price of our stock at the conversion date, and charged the amount of $951,239 to loss on modification of debt during the twelve months ended May 31, 2017.

We entered into the Omnibus Loan Amendment in order to ease the debt burden on us and prevent us from defaulting on the Insider Loans. Pursuant to the Omnibus Loan Amendment, the following amendments were made to the Insider Loans: (a) we reduced the conversion price on the Insider Loans from between $0.75 and $1.07 per share of common stock to $0.25 per share of common stock, in those cases where the conversion price was greater than $0.25, which reduced conversion price exceeds the closing price of the common stock during the last three months; (b) we deleted the requirement to issue warrants to purchase our common stock upon conversion of the Insider Loans; (c) we amended one Insider Loan to permit conversion of only the portion of the Insider Loan related to services that were provided to us prior to January 1, 2017; and (d) we amended the terms of the Insider Loans where funds were advanced on or after January 1, 2017, which Insider Loans were not converted into our common stock, to provide for, where not already the case, a 10% interest rate per annum, a $0.25 conversion price per share of common stock, and the deletion of the requirement that we issue warrants to purchase our common stock upon conversion of such Insider Loans.

On January 10, 2018, effective December 1, 2017, we entered into the Second Omnibus Loan Agreement with Jeffrey I. Binder, an officer and director of the Company, and Newcan, an entity owned by Frank Koretsky, a director of the Company. The Second Omnibus Loan Agreement provides that the conversion price of all outstanding convertible promissory notes issued to either Mr. Binder or Newcan as of the date of the Agreement would be increased from $0.25 to $0.3125 per share of common stock.  The remaining terms of such notes remain unchanged.

Agreement with StarAssociates

On July 24, 2018, the Company awarded Star Associates, LLC, a limited liability company owned by Andrew Glashow, a director of the Company, a cash payment in the amount of $250,000 and 700,000 shares of restricted common stock in recognition of Mr. Glashow’s efforts, through Star Associates, in successfully assisting the Company in negotiating and obtaining the financing necessary to acquire Alternative Solutions, L.L.C.

Director Independence

The Board currently does not have any independent directors or separately designated standing committees.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock became eligible for trading on the OTCQB on August 27, 2014 under the symbol “ADSN.” Prior to August 27, 2014, there was no public market for our common stock. Effective December 3, 2014, our trading symbol was changed to “CLSH” in connection with the Company’s name change. Trading activity commenced on June 23, 2015 following the April 29, 2015 consummation of the Merger. All historical trading prices have been adjusted to reflect the Reverse Split.  The following table sets forth the range of high and low sales prices for the applicable period on a post-Reverse-Split basis.

	Common Stock
	High ($)	Low ($)
Fiscal Year Ending May 31, 2019:
First Quarter (through August 24, 2018)	$1.35	$0.52
Fiscal Year Ending May 31, 2018:
Fourth Quarter	$0.75	$0.55
Third Quarter	$0.94	$0.41
Second Quarter	$0.50	$0.27
First Quarter	$0.57	$0.07
Fiscal Year Ended May 31, 2017:
Fourth Quarter	$0.18	$0.03
Third Quarter	$0.90	$0.07
Second Quarter	$1.83	$0.50
First Quarter	$0.88	$0.45
Fiscal Year Ending May 31, 2016:
Fourth Quarter	$1.17	$0.83
Third Quarter	$1.25	$0.72
Second Quarter	$1.31	$0.76
First Quarter	$1.80	$0.75

At October 26, 2018, we had 90,328,506 outstanding Common Shares and approximately 66 shareholders of record. The number of record holders was determined from the records of our transfer agent and does not include beneficial owners of common stock whose shares are held in the names of bank, brokers and other nominees.

We have not paid any cash dividends on our common stock to date.  Any future decisions regarding dividends will be made by our Board of Directors.  We do not anticipate paying dividends in the foreseeable future, but expect to retain earnings to finance the growth of our business.  Our Board of Directors has complete discretion on whether to pay dividends.  Even if our Board of Directors decides to pay dividends, the form, frequency and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that the Board of Directors may deem relevant.

Purchases of Equity Securities by the Small Business Issuer and Affiliates

None.

Securities Authorized for Issuance under Equity Compensation Plans

We do not have in effect any compensation plans under which our equity securities are authorized for issuance.

Penny Stock Regulations

The SEC has adopted regulations which generally define “penny stock” to be an equity security that has a market price of less than $5.00 per share. Our common stock, when and if a trading market develops, may fall within the definition of penny stock and be subject to rules that impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000, or annual incomes exceeding $200,000 individually, or $300,000, together with their spouse).

For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser’s prior written consent to the transaction. Additionally, for any transaction, other than exempt transactions, involving a penny stock, the rules require the delivery, prior to the transaction, of a risk disclosure document mandated by the SEC relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market. Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. Consequently, the penny stock rules may restrict the ability of broker-dealers to sell our common stock and may affect the ability of investors to sell their common stock in the secondary market.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

Audit Fees

Fees paid for audit services totaled approximately $21,500 during the year ended May 31, 2018. These amounts include fees associated with the annual audit of our financial and statutory statements, reviews of our quarterly financial statements and of our quarterly and annual reports on Form 10-Q and Form 10-K, respectively.

Fees paid for audit services totaled approximately $23,900 during the year ended May 31, 2017. These amounts include fees associated with the annual audit of our financial and statutory statements, reviews of our quarterly financial statements and of our quarterly and annual reports on Form 10-Q and Form 10-K, respectively.

Audit-Related Fees

We did not pay any fees for audit-related services in the year ended May 31, 2018.

We did not pay any fees for audit-related services in the year ended May 31, 2017.

Tax Fees

We did not pay any fees for tax-related services in the year ended May 31, 2018.

We did not pay any fees for tax-related services in the year ended May 31, 2017.

All Other Fees

We did not procure any other services from our auditors during the year ended May 31, 2018.

We did not procure any other services from our auditors during the year ended May 31, 2017.

LEGAL PROCEEDINGS

We are not a party to any material pending legal proceedings, and no such proceedings are known to be contemplated.

No director, officer or affiliate of the Company and no owner of record or beneficial owner of more than 5.0% of our securities or any associate of any such director, officer or security holder is a party adverse to us or has a material interest adverse to us in reference to pending litigation.

LEGAL MATTERS

The law firm of Connor and Connor LLP has provided opinions regarding the validity of the Common Shares offered pursuant to this Prospectus.

EXPERTS

The consolidated financial statements of the Company and its subsidiaries as of May 31, 2018 and May 31, 2017 and for the year and period then ended, respectively, have been audited by M&K CPAs, PLLC, an independent registered public accounting firm, and upon the authority of said firm as experts in accounting and auditing.

TRANSFER AGENT

The transfer agent for our common stock is V-Stock Transfer, LLC at 18 Lafayette Place, Woodmere, NY.   V-Stock Transfer’s telephone number is (212) 828-8436.

INTERESTS OF NAMED EXPERTS AND COUNSEL

None.

DISCLOSURE OF THE SEC POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Sections 78.7502 and 78.751 of the Nevada Revised Statutes authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit indemnification, including reimbursement of expenses incurred, under certain circumstances for liabilities arising under the Securities Act. In addition, our Bylaws provide that we have the authority to indemnify our directors and officers and may indemnify our employees and agents (other than officers and directors) against liabilities to the fullest extent permitted by Nevada law. We are also empowered under our Bylaws to purchase insurance on behalf of any person whom we are required or permitted to indemnify.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer, or controlling person in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed hereby in the Securities Act and we will be governed by the final adjudication of such issue.

WHERE YOU CAN FIND MORE INFORMATION

We have filed the Registration Statement, together with all amendments and exhibits, with the SEC. This Prospectus, which forms a part of the Registration Statement, does not contain all information included in the Registration Statement. Certain information is omitted and you should refer to the Registration Statement and its exhibits. With respect to references made in this Prospectus to any of our contracts or other documents, the references are not necessarily complete and you should refer to the exhibits attached to the Registration Statement for copies of the actual contracts or documents. Our filings and the Registration Statement, of which this Prospectus is a part, can be reviewed by accessing the SEC’s website at www.sec.gov.

We file periodic reports and other information with the SEC. Such periodic reports and other information are available for viewing at the website of the SEC referred to above. We maintain a website at www.clsholdingsinc.com. You may access our annual reports on Form 10-K and quarterly reports on Form 10-Q free of charge at our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. The information and other content contained on any of our websites are not part of this Prospectus.

All documents we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, except as to any portion of any report or documents that is not deemed filed under such provisions, on or after the date of this Prospectus until the earlier of the date on which all of the securities registered hereunder have been sold or the Registration Statement of which this Prospectus is a part has been withdrawn, shall be deemed incorporated by reference in this Prospectus and to be a part of this Prospectus from the date of filing of those documents.

INDEX FINANCIAL STATEMENTS

103

CLS Holdings USA, Inc.

AUDITED FINANCIAL STATEMENTS

For the Years Ended May 31, 2018 and 2017

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and

Stockholders of CLS Holdings USA, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of CLS Holdings USA, Inc. (the Company) as of May 31, 2018 and 2017, and the related consolidated statements of operations, changes in stockholders’ equity, and cash flows for each of the years in the two-year period ended May 31, 2018, and the related notes and schedules (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of May 31, 2018 and 2017, and the results of its operations and its cash flows for each of the years in the two-year period ended May 31, 2018, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company suffered a net loss from operations and has a net capital deficiency, which raises substantial doubt about its ability to continue as a going concern. Management’s plans regarding those matters are described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ M&K CPAS, PLLC

We have served as the Company’s auditor since 2011.

Houston, TX

August 28, 2018

CLS Holdings USA, Inc.

Consolidated Balance Sheet

	May 31,	May 31,
	2018	2017
ASSETS
Current assets
Cash and cash equivalents	$52,964	$78,310
Prepaid expenses	1,410	1,410
Total current assets	54,374	79,720

Investment	2,050,000	-
Security deposit	-	50,000
Property, plant and equipment, net of accumulated depreciation of $2,674 and $1,784	-	890
Intangible assets, net of accumulated amortization of $1,260 and $828	898	1,330

Total assets	$2,105,272	$131,940

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued liabilities	$826,621	$581,765
Accrued compensation, related party	120,417	53,750
Due to related party	17,930	17,930
Accrued interest	24,748	20,171
Accrued interest, related party	5,143	106,022
Notes payable, related parties	75,137	699,208
Notes payable	310,000	-
Convertible notes payable, net of discount of $561,599 and $57,644	43,401	252,356
Derivative liability	1,265,751	95,276

Total current liabilities	2,689,148	1,826,478

Noncurrent liabilities
Convertible notes payable, related parties, net of discount of $65,918 and $0	2,832	192,000
Convertible notes payable - Long Term, net of discount of $733,928 and $0	41,072	-

Total Liabilities	2,733,052	2,018,478

Commitments and contingencies	-	-

Stockholder’s equity
Common stock, $0.0001 par value; 250,000,000 shares authorized; 50,128,972 and 32,582,944 shares issued and outstanding at May 31, 2018 and May 31, 2017, respectively	5,013	3,286
Preferred stock, $0.001 par value; 20,000,000 shares authorized; no shares issued	-	-
Additional paid-in capital	17,628,717	7,032,836
Stock payable	307,584	68,950
Accumulated deficit	(18,569,094)	(8,991,610)
Total stockholder’s equity (deficit)	(627,780)	(1,886,538)

Total liabilities and stockholders’ equity (deficit)	$2,105,272	$131,940

See notes to consolidated financial statements.

CLS Holdings USA, Inc.

Consolidated Statements of Operations

	For the Year	For the Year
	Ended May 31,	Ended May 31,
	2018	2017

Revenue	$-	$-
Cost of goods sold	-	-
Gross margin	-	-

Selling, general and administrative expenses	821,374	718,770
Startup costs	-	141,739
Professional fees	2,294,666	750,446
Total operating expenses	3,116,040	1,610,955

Operating loss	(3,116,040)	(1,610,955)

Other (income) expense:
Interest expense	4,709,940	2,571,171
Gain on settlement of debt	(3,480)	-
Loss on modification of related party debt	-	951,239
Loss on modification of debt	29,145	43,334
Loss on note exchange	404,082	-
Loss on extinguishment of debt	989,032	-
Prepayment Penalty	137,000	-
Change in fair value of derivative	195,725	(310,975)
Total other expense	6,461,444	3,254,769

Income (Loss) before income taxes	(9,577,484)	(4,865,724)

Income tax expense	-	-

Net income (loss)	$(9,577,484)	$(4,865,724)

Net income (loss) per share - basic	$(0.24)	$(0.23)

Weighted average shares outstanding - basic	39,224,613	20,778,785

See notes to consolidated financial statements.

CLS Holdings USA, Inc.

Consolidated Statements of Stockholders’ Equity (Deficit)

	Common Stock		Additional Paid In	Stock	Accumulated
	Amount	Value	Capital	Payable	Deficit	Total

Balance, May 31, 2016	20,350,003	2,035	2,627,183	65,700	(4,125,886)	(1,430,968)

Settlement of derivative liability	-	-	612,850	-	-	612,850
Common stock issued for conversion of debt	1,685,981	169	137,331	-	-	137,500
Common stock issued for conversion of related party debt	10,816,960	1,082	2,703,158	-	-	2,704,240
Common stock payable for services	-	-	-	3,250		3,250
Loss on modification of related party debt			951,239			951,239
Imputed interest	-	-	1,075	-	-	1,075
Net loss	-	-	-	-	(4,865,724)	(4,865,724)
Balance, May 31, 2017	32,852,944	$3,286	$7,032,836	$68,950	$(8,991,610)	$(1,886,538)

Common stock issued to consultant for services	374,000	37	264,283	25,313	-	289,633
Common stock issued for debt exchange	6,000,000	600	2,353,437	-	-	2,354,037
Common stock issued as commitment fees	250,000	25	94,975	-	-	95,000
Common stock issued to officer	-	-	-	213,321	-	213,321
Common stock issued for cash, net of issuance costs	5,473,000	547	1,460,368	-	-	1,460,915
Common stock issued for conversion of debt	5,179,028	518	1,617,928	-	-	1,618,446
Stock issuance costs	-	-	(249,397)	-	-	(249,397)
Settlement of derivative liability	-	-	442,775	-	-	442,775
Warrants issued with debt	-	-	1,804,470	-	-	1,804,470
Placement agent warrants	-	-	503,655	-	-	503,655
Warrants issued to consultants	-	-	294,173	-	-	294,173
Discount on notes from beneficial conversion feature	-	-	1,758,741	-	-	1,758,741
Imputed interest	-	-	1,076	-	-	1,076
Net loss - 12 months	-	-	-	-	(9,577,484)	(9,577,484)
Balance, May 31, 2018	50,128,972	5,013	17,628,717	307,584	(18,569,094)	(627,780)

CLS Holdings USA, Inc.

Consolidated Statements of Cash Flows

	For the Year	For the Year
	Ended May 31,	Ended May 31,
	2018	2017
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$(9,577,484)	$(4,865,724)
Adjustments to reconcile net loss to net cash used in operating activities:
Imputed interest	1,076	1,075
Excess derivative	1,940,439	-
Change in fair value of derivative	195,725	(310,975)
Loss on modification of debt	29,145	43,334
Loss on modification of debt – related party	-	951,239
Stock-based compensation	794,607	3,250
Warrants issued to placement agent	503,655	-
Loss on Note exchange	404,082	-
Loss on extinguishment of debt	989,032	-
Gain on settlement of Account Payable	(3,480)	-
Prepayment Penalty	137,000	-
Amortization of debt discounts	2,534,103	2,274,519
Depreciation and amortization expense	1,322	1,324
Start-up costs	-	141,739

Changes in assets and liabilities:
Prepaid expenses	-	5,332
Other assets	50,000	-
Accounts payable and accrued expenses	300,421	238,387
Accrued compensation	216,667	150,000
Accrued interest, related party	96,211	204,364
Deferred rent	(49,565)	-
Accrued interest	11,746	(20,169)

Net cash used in operating activities	(1,425,298)	(1,182,305)

CASH FLOWS FROM INVESTING ACTIVITIES
Payment for investment in Alternative Solutions	(2,050,000)	-
Payment for construction in progress	-	(35,013)

Net cash used in investing activities	(2,050,000)	(35,013)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from related party convertible notes payable	761,829	150,000
Proceeds from related party notes payable	-	1,447,550
Proceeds from issuance of convertible note	1,655,000	-
Proceeds from notes payable	410,000	-
Payments on notes payable	(100,000)	-
Principal payments on related party notes payable	(237,794)	(61,000)
Principal payments on convertible notes payable	(500,000)	(329,166)
Proceeds from sale of equity	1,460,917	-

Net cash provided by financing activities	3,449,952	1,207,384

Net increase in cash and cash equivalents	(25,346)	(9,934)

Cash and cash equivalents at beginning of period	78,310	88,244

Cash and cash equivalents at end of period	$52,964	$78,310

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Interest paid	$-	$53,837
Income taxes paid	$-	$-

NON-CASH INVESTING AND FINANCING ACTIVITIES:
Convertible note issued for unpaid accrued salary	$150,000	$362,500
Discount on notes due to derivatives	$1,758,741	$600,564
Related party notes payable reclassified as related party convertible notes payable	$1,116,816	$849,750
Common stock issued for conversion of related party notes payable	$2,023,666	$2,704,240
Common stock issued for conversion of convertible notes payable	$2,554,924	$137,500
Common stock issued for settlement of accounts payable	$6,000	$-
Settlement of derivative liability	$442,775	$612,850

See notes to consolidated financial statements.

CLS HOLDINGS USA, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 – BUSINESS ORGANIZATION AND NATURE OF OPERATIONS

CLS Holdings USA, Inc. (the “Company”) was originally incorporated as Adelt Design, Inc. (“Adelt”) on March 31, 2011 to manufacture and market carpet binding art. Production and marketing of carpet binding art never commenced.

On November 12, 2014, CLS Labs, Inc. (“CLS Labs”) acquired 10,000,000 shares, or 55.6%, of the outstanding shares of common stock of Adelt from its founder, Larry Adelt. On that date, Jeffrey Binder, the Chairman, President and Chief Executive Officer of CLS Labs, was appointed Chairman, President and Chief Executive Officer of the Company. On November 20, 2014, Adelt adopted amended and restated articles of incorporation, thereby changing its name to CLS Holdings USA, Inc. Effective December 10, 2014, the Company effected a reverse stock split of its issued and outstanding common stock at a ratio of 1-for-0.625 (the “Reverse Split”), wherein 0.625 shares of the Company’s common stock were issued in exchange for each share of common stock issued and outstanding. As a result, 6,250,000 shares of the Company’s common stock were issued to CLS Labs in exchange for the 10,000,000 shares that it owned by virtue of the above-referenced purchase from Larry Adelt.

On April 29, 2015, the Company, CLS Labs and CLS Merger Inc., a Nevada corporation and wholly owned subsidiary of CLS Holdings  (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) and completed a merger, whereby CLS Merger Inc. merged with and into CLS Labs, with CLS Labs remaining as the surviving entity (the “Merger”). Upon the consummation of the Merger, the shares of the common stock of CLS Holdings owned by CLS Labs were extinguished and the former stockholders of CLS Labs were issued an aggregate of 15,000,000 (post Reverse Split) shares of common stock in CLS Holdings in exchange for their shares of common stock in CLS Labs. As a result of the Merger, the Company acquired the business of CLS Labs and abandoned its previous business.

The Company has been issued a U.S. patent with respect to its proprietary method of extracting cannabinoids from cannabis plants and converting the resulting cannabinoid extracts into concentrates such as oils, waxes, edibles and shatter. These concentrates may be ingested in a number of ways, including through vaporization via electronic cigarettes (“e-cigarettes”), and used for a variety of pharmaceutical and other purposes. Internal testing of this extraction method and conversion process has revealed that it produces a cleaner, higher quality product and a significantly higher yield than the cannabinoid extraction processes currently existing in the marketplace. The Company has not commercialized its proprietary process or otherwise earned any revenues.  The Company plans to generate revenues through licensing, fee-for-service and joint venture arrangements related to its proprietary method of extracting cannabinoids from cannabis plants and converting the resulting cannabinoid extracts into saleable concentrates.

On December 4, 2017, the Company and Alternative Solutions, LLC (“Alternative Solutions”) entered into a Membership Interest Purchase Agreement (the “Acquisition Agreement”) for the Company to acquire the outstanding equity interests in three subsidiaries (collectively, the “Oasis LLCs”), Serenity Wellness Center LLC d/b/a/ Oasis Medical Cannabis, Serenity Wellness Growers LLC, and Serenity Wellness Products LLS, from Alternative Solutions.  Pursuant to the Acquisition Agreement, the Company paid a non-refundable deposit of $250,000 upon signing, which was followed by an additional payment of $1,800,000 on February 5, 2018, for an initial 10% of each of the subsidiaries. The closing consideration that the Company must pay to acquire the remaining 90% of the subsidiaries, is equal to cash in the amount of $6,200,000, a $4.0 million promissory note due in December 2019, and $6,000,000 in shares of the Company’s common stock. The Oasis LLCs collectively own and operate a vertically integrated cannabis business, including one dispensary, in Las Vegas, Nevada.

NOTE 2 – GOING CONCERN

As shown in the accompanying financial statements, the Company has incurred net losses from operations resulting in an accumulated deficit of $18,569,094 as of May 31, 2018. Further losses are anticipated in the development of the Company’s business raising substantial doubt about the Company’s ability to continue as a going concern. The ability to continue as a going concern is dependent upon the Company generating profitable operations in the future and/or obtaining the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management intends to finance operating costs over the next twelve months with loans, the proceeds from the sale of securities, and/or revenues from operations. These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might result from this uncertainty.

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

These financial statements and related notes are presented in accordance with accounting principles generally accepted in the United States and are expressed in US dollars. The Company has adopted a fiscal year end of May 31st.

Principals of Consolidation

The accompanying consolidated financial statements include the accounts of CLS Holdings USA, Inc., and its wholly owned operating subsidiaries, CLS Labs, Inc. and CLS Labs Colorado, Inc.  All material intercompany transactions have been eliminated upon consolidation of these entities.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments with maturities of three months or less to be cash equivalents.  The Company had cash and cash equivalents of $52,964 and $78,310 as of May 31, 2018 and 2017.

Equipment

Property and equipment is recorded at the lower of cost or estimated net recoverable amount, and is depreciated using the straight-line method over its estimated useful life.  Computer equipment is being depreciated over a three-year period.

Concentrations of Credit Risk

The Company maintains its cash in bank deposit and other accounts, which may not be federally insured, or the balances of which at times may exceed federally insured limits. The Company continually monitors its banking relationships and consequently has not experienced any losses in such accounts.

Advertising and Marketing Costs

Advertising and marketing costs are expensed as incurred. The Company incurred no advertising and marketing costs for the years ended May 31, 2018 and 2017.

Research and Development

Research and development expenses are charged to operations as incurred. The Company incurred research and development costs of $0 and $0 for the years ended May 31, 2018 and 2017, respectively.

Fair Value of Financial Instruments

Pursuant to Accounting Standards Codification (“ASC”) No. 825 - Financial Instruments, the Company is required to estimate the fair value of all financial instruments included on its balance sheets. The carrying amounts of the Company’s cash and cash equivalents, note receivable, notes payable, accounts payable and accrued expenses, none of which is held for trading, approximate their estimated fair values due to the short-term maturities of those financial instruments.

A three-tier fair value hierarchy is used to prioritize the inputs in measuring fair value as follows:

Level 1 - Quoted prices in active markets for identical assets or liabilities.

Level 2 - Quoted prices for similar assets or liabilities in active markets, quoted prices for identical or similar assets or liabilities in markets that are not active, or other inputs that are observable, either directly or indirectly.

Level 3 - Significant unobservable inputs that cannot be corroborated by market data.

Derivative Financial Instruments

Derivatives are recorded on the condensed consolidated balance sheet at fair value. The conversion features of certain of the convertible notes are embedded derivatives and are separately valued and accounted for on the consolidated balance sheet with changes in fair value recognized during the period of change as a separate component of other income/expense. Fair values for exchange-traded securities and derivatives are based on quoted market prices. The pricing model the Company used for determining fair value of its derivatives is the Lattice Model. Valuations derived from this model are subject to ongoing internal and external verification and review. The model uses market-sourced inputs such as interest rates and stock price volatilities. Selection of these inputs involves management’s judgment and may impact net income. The derivative component of certain of the convertible notes issued are valued at issuance, at conversion or redemption, and at each period end. The following assumptions were used for the valuation of the derivative liability related to the convertible notes that contain a derivative component:

For the year ended May 31, 2018:

- That the quoted market price of the common stock, which increased from $0.1250 as of May 31, 2017 to $0.6865 as of May 31, 2018, would fluctuate with the Company’s projected volatility;

- That the conversion price of the YAN II PN Convertible Notes would be equal to $0.40 with a full reset feature, and upon default, 75% of the lowest Volume Weighted Average Price (the “VWAP”) in the 15 consecutive trading days ending on the trading day that is immediately prior to the applicable conversion date;

-The conversion prices of the various convertible notes would be equal to the lesser of (i) $1.07, $0.80, or $0.40 (reset to $0.03125) , as the case may be, or (ii) 75% of the lowest VWAP in the 15-20 consecutive trading days ending on the trading day that is immediately prior to the application conversion date;

- That the new convertible notes issued during this period with full resets would be initially issued with conversion prices of $0.3125 and $0.40, respectively, which were not reset as a result of the WestPark Offering;;

-That an event of default at a 24% or 15% interest rate would occur 0% of the time, increasing 1.00% per month to a maximum of 25%, and that instead of a penalty, there would be an alternative conversion price;

-That the projected volatility curve from an annualized analysis for each valuation period would be based on the historical volatility of the Company and the remaining term for each convertible note. The projected volatility was in the range of 97.4% to 534.5% during the year ended May 31, 2018;

-That the Company would redeem the convertible notes, projected initially at 0% of the time and increasing monthly by 1.00% to a maximum of 10.0%;

-That the holder would automatically convert the notes at the maximum of 2 times the conversion price or the stock price if the common stock underlying the YAN II PN Convertible Notes was eligible for sale in compliance with securities laws and the Company was not in default;

-That unless an Event of Default occurred, the holder would sell, per trading day, an amount of Common Stock up to the greater of (i) $5,000 or (ii) 25% multiplied by the “Aggregate Amount,” as defined in the YAN II PN Convertible Notes.

-That the exchange agreement conversions (contingent on the payment by Glashow to Old Main) would occur based on 95% probability; otherwise, the convertible note would revert to the original terms and settlement, and that the value of the 4,500,000 potential shares would be based on the market price as of September 25, 2017, which is the date the convertible notes were re-issued, and each conversion date price.

For the year ended May 31, 2017:

- That the quoted market price of the common stock, which decreased from $0.0409 as of November 30, 2016 to $0.1250 as of May 31, 2017, would fluctuate with the Company’s projected volatility;

- That the conversion price of the amended 2016 Convertible Notes would be equal to the lesser of (i) $1.07 or $0.80; or (ii) 75% of the lowest VWAP in the 15 consecutive trading days ending on the trading day that is immediately prior to the applicable conversion date;

- That an event of default at a 24% interest rate would occur 0% of the time, increasing 1.00% per month to a maximum of 10%, and that instead of a penalty, there would be an alternative conversion price;

- That the projected volatility curve from an annualized analysis for each valuation period would be based on the historical volatility of the Company and the term remaining for each note.  The projected volatility was from 265% to 407% during the year ended May 31, 2017;

- That the Company would redeem the notes expiring on September 18, 2017 (with a 130% penalty), projected initially at 50% of the time and increasing monthly by 5.0% to a maximum of 75.0% (from alternative financing being available for a redemption event to occur);

- That the holder would automatically convert the notes at the maximum of 2 times the conversion price or the stock price if the common stock underlying the 2016 Convertible Notes was eligible for sale in compliance with securities laws (assumed at September 18, 2016) and the Company was not in default; and

- That unless an Event of Default occurred, the holder would sell, per trading day, an amount of Common Stock up to the greater of (i) $5,000 or (ii) 25% multiplied by the “Aggregate Amount,” as defined in the 2016 Convertible Notes.

Revenue Recognition

The Company applies revenue recognition provisions pursuant to ASC No. 605, Revenue Recognition, which provides guidance on the recognition, presentation and disclosure of revenue in financial statements filed with the SEC. The guidance outlines the basic criteria that must be met to recognize revenue and provides guidance for disclosure related to revenue recognition policies.

Basic and Diluted Earnings or Loss Per Share

Basic net earnings per share is based on the weighted average number of shares outstanding during the period, while fully diluted net earnings per share is based on the weighted average number of shares of common stock and potentially dilutive securities assumed to be outstanding during the period using the treasury stock method. Potentially dilutive securities consist of options and warrants to purchase common stock, and convertible debt. Basic and diluted net loss per share are computed based on the weighted average number of shares of common stock outstanding during the period.  At May 31, 2018 and 2017, the Company excluded from the calculation of fully diluted shares outstanding a total of 9,929,058 (4,407,118 issuable upon the conversion of notes payable; 4,700,998 upon the exercise of warrants and 611,071 in stock payable) and 1,180,350 shares, respectively, issuable upon the conversion of notes payable because the result would have been anti-dilutive.

The Company uses the treasury stock method to calculate the impact of outstanding stock options and warrants. Stock options and warrants for which the exercise price exceeds the average market price over the period have an anti-dilutive effect on earnings per common share and, accordingly, are excluded from the calculation.

A net loss causes all outstanding stock options and warrants to be antidilutive. As a result, the basic and dilutive losses per common share are the same for the year ended May 31, 2018 and 2017.

Income Taxes

The Company accounts for income taxes under the asset and liability method in accordance with ASC 740.  The Company recognizes deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.  The components of the deferred tax assets and liabilities are classified as current and non-current based on their characteristics.  A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations.

Commitments and Contingencies

Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur.  The Company’s management and its legal counsel assess such contingent liabilities, and such assessment inherently involves an exercise of judgment.  In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company’s legal counsel evaluates the perceived merits of any legal proceedings or unasserted claims brought to such legal counsel’s attention as well as the perceived merits of the amount of relief sought or expected to be sought therein.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s financial statements.  If the assessment indicates that a potentially material loss contingency is not probable, but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the nature of the guarantee would be disclosed.

Recent Accounting Pronouncements

In August 2016, the Financial Accounting Standards Board (the “FASB”) issued ASU 2016-15, Statement of Cash Flows (Topic 230). The update addresses eight specific cash flow issues and is intended to reduce diversity in practice in how certain cash receipts and cash payments are presented and classified in the statement of cash flows. This update will be effective for reporting periods beginning after December 15, 2017, including interim periods within the reporting period. Early adoption is permitted. The Company is currently evaluating the potential impact of the update on our financial statements.

In January 2017, the FASB issued ASU No. 2017-04, Simplifying the Test for Goodwill Impairment, which simplifies the subsequent measurement of goodwill by eliminating Step 2 from the goodwill impairment test. In computing the implied fair value of goodwill under Step 2, current U.S. GAAP requires the performance of procedures to determine the fair value at the impairment testing date of assets and liabilities (including unrecognized assets and liabilities) following the procedure that would be required in determining the fair value of assets acquired and liabilities assumed in a business combination. Instead, the amendments under this ASU require the goodwill impairment test to be performed by comparing the fair value of a reporting unit with its carrying amount. An impairment charge should be recognized for the amount by which the carrying amount exceeds the reporting unit’s fair value; however, the loss recognized should not exceed the total amount of goodwill allocated to that reporting unit. The ASU becomes effective for us on January 1, 2020. The amendments in this ASU will be applied on a prospective basis. Early adoption is permitted for interim or annual goodwill impairment tests performed.

In May 2017, the FASB issued ASU No. 2017-09, Stock Compensation - Scope of Modification Accounting, which provides guidance on which changes to the terms or conditions of a share-based payment award require an entity to apply modification accounting. The ASU requires that an entity account for the effects of a modification unless the fair value (or calculated value or intrinsic value, if used), vesting conditions and classification (as equity or liability) of the modified award are all the same as for the original award immediately before the modification. The ASU becomes effective for us on January 1, 2018, and will be applied prospectively to an award modified on or after the adoption date. Early adoption is permitted, including adoption in any interim period. The Company is currently assessing the impact that this standard will have on any awards that are modified once this standard is adopted.

There are various other updates recently issued, most of which represented technical corrections to the accounting literature or application to specific industries and are not expected to a have a material impact on the Company’s consolidated financial position, results of operations or cash flows.

NOTE 4 – PREPAID EXPENSES

Prepaid expenses consisted of the following at May 31, 2018 and 2017:

	May 31,	May 31,
	2018	2017
Prepaid legal fees	$1,410	$1,410
Total	$1,410	$1,410

NOTE 5 – SECURITY DEPOSIT

The Company had a security deposit in the amount of $0 and $50,000 at May 31, 2018 and 2017, respectively.  This amount consisted of a deposit to secure office and warehouse space. In August of 2017, the Company received a demand letter from the landlord requesting the forfeiture of the $50,000 security deposit, $10,000 in expenses, $15,699 in remaining rent due under the lease agreement and $30,000 to buy out the remaining amounts due under the lease; during the year ended May 31, 2018, the Company wrote-off the security deposit in the amount of $50,000.

NOTE 6 – PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment consisted of the following at May 31, 2018 and 2017.

	May 31,	May 31,
	2018	2017
Computer equipment	$2,674	$2,674
Property and equipment, gross	2,674	2,674
Less: accumulated depreciation	(2,674)	(1,784)
Property and equipment, net	$-	$890

Depreciation expense totaled $890 and $892 for the years ended May 31, 2018 and 2017, respectively.

NOTE 7 – INVESTMENT IN OASIS LLCS

On December 4, 2017, the Company and Alternative Solutions, LLC (“Alternative Solutions”) entered into a Membership Interest Purchase Agreement (the “Acquisition Agreement”) for the Company to acquire the outstanding equity interests in three subsidiaries (collectively, the “Oasis LLCs”), Serenity Wellness Center LLC d/b/a/ Oasis Medical Cannabis, Serenity Wellness Growers LLC, and Serenity Wellness Products LLC, from Alternative Solutions.  Pursuant to the Acquisition Agreement, the Company paid a non-refundable deposit of $250,000 upon signing, which was followed by an additional payment of $1,800,000 on February 5, 2018, for an initial 10% of each of the subsidiaries. As of May 31, 2018, the Company had a total investment of $2,050,000 in the Oasis LLCs (see note 16).

The closing consideration that the Company must pay to acquire the remaining 90% of the subsidiaries, is equal to cash in the amount of $6,200,000, a $4.0 million promissory note due in December 2019, and $6,000,000 in shares of the Company’s common stock.

The number of shares shall equal $6,000,000 divided by the lower of $1.00 or the conversion price to receive one share of the Company’s common stock in its next equity offering that it commences in 2018 that exceeds $6 million, multiplied by 80%.  The promissory note will be secured by a first priority security interest over the assets of each of the Oasis LLCs, including the Company’s 10% equity interest in the three subsidiaries, and the Company shall deliver to Alternative Solutions a confession of judgment that will become effective in the event of any event of default under the promissory note.

Assuming the Company closes on the acquisition, in May 2020, Alternative Solutions will be entitled to a $1,000,000 payment from the Company, if the existing dispensary operated by an Oasis LLC has maintained an average revenue of $20,000 per day during the 2019 calendar year.

The sale, assignment, transfer, pledge or other disposition of any interest in the Oasis LLCs or Alternative Solutions is ineffective unless approved by the State of Nevada and any municipality in which the three subsidiaries’ operations is licensed.

As of May 31, 2018, the Company had not yet received regulatory approval to own the 10% interest in Oasis LLCs.  As a result, the amount that has been paid by the Company is being held by Alternative Solutions.

NOTE 8 – NOTE RECEIVABLE

During the year ended May 31, 2015, the Company loaned $500,000 (the “Note”) to Picture Rock Holdings, LLC, a Colorado limited liability company (“PRH”).  Pursuant to the Note, as amended by the parties effective June 30, 2015, October 31, 2015, April 11, 2016, and May 31, 2016, PRH will repay the principal due under the Note in twenty (20) equal quarterly installments of Twenty Five Thousand Dollars ($25,000) commencing in the month following the month in which PRH commences generating revenue at the grow facility, which commencement was originally anticipated to occur in the first quarter of 2017, and continuing until paid in full.  The Company is currently unable to estimate when it will commence generating revenues at the grow facility. Interest will accrue on the unpaid principal balance of the Note at the rate of twelve percent (12%) per annum and will be paid quarterly in arrears commencing after such initial payment and continuing until paid in full.  All outstanding principal and any accumulated unpaid interest due under the Note is due and payable on the five-year anniversary of the initial payment thereunder.   In the event of default as defined in the agreements underlying the Note, all amounts under the Note shall be due and payable at once.  During the year ended May 31, 2015, the Company recorded an impairment related to the note receivable in the amount of $500,000.  This receivable is recorded on the balance sheet as of May 31, 2017 in the amount of $0, net of allowance in the amount of $500,000.

During the year ended May 31, 2018, the Company received a payment of $50,000 on the Note.  As a result, the Company has reduced the impairment of the note by $50,000 reflect this payment.  The receivable is recorded on the balance sheet as of May 31, 2018 in the amount of $0, net of allowance in the amount of $450,000.

NOTE 9 – ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

Accounts payable and accrued liabilities consisted of the following at May 31, 2018 and May 31, 2017.

	May 31,	May 31,
	2018	2017
Trade payables	$726,457	$497,213
Accrued payroll and related liabilities	44,465	34,987
Deferred rent liability	55,699	49,565
Total accounts payable and accrued liabilities	$826,621	$581,765

NOTE 10 – RELATED PARTY TRANSACTIONS

For the year ended May 31, 2018:

As of May 31, 2018 and 2017, the Company owed the amount of $37,500 and $37,500, respectively, to Jeffrey Binder, its Chief Executive Officer, for accrued salary. For the twelve months ended May 31, 2018, unpaid accrued salary in the amount of $150,000 was transferred to a convertible promissory note due to Mr. Binder.

As of May 31, 2018 and 2017, the Company owed the amount of $29,167 and $0, respectively, to David Lamadrid, its President and Chief Financial Officer.

As of May 31, 2018 and 2017, the Company had accrued salary due to Alan Bonsett, a former officer of the Company prior to his October 1, 2017 separation, in the amount of $37,500 and $0, respectively.

As of May 31, 2018 and 2017, the Company had accrued salary due to Michael Abrams, a former officer of the Company prior to his September 1, 2015 termination, in the amount of $16,250.

As of May 31, 2018 and 2017, the Company had related party payables in the amount of $17,930 due to officers and directors related to expenses paid on behalf of the Company. The Company imputed interest at the rate of 6% per annum on these liabilities, and recorded imputed interest expense on these liabilities in the amounts of $1,076 and $1,075 during the twelve months ended May 31, 2018 and 2017, respectively.  These interest accruals were charged to additional paid-in capital.

On March 12, 2018, the Company received conversion notices from Jeffrey I. Binder, Frank Koretsky, Newcan Investment Partners LLC and CLS CO 2016, LLC (collectively, the “Insiders”). Pursuant to the terms of the conversion notices, the following amounts of principal and accrued interest were converted to common stock of the Company:

		Accrued
	Principal	Interest	# Shares
Jeffrey Binder	$464,698	$43,058	(1,624,819)
Frank Koretsky	-	46,626	(149,203)
Newcan Investment Partners LLC	956,658	98,098	(3,375,220)
CLS CO 2016 LLC	-	9,308	(29,786)
Total	$1,421,356	$197,090	(5,179,028)

For the year ended May 31, 2017:

As of May 31, 2017, the Company owed $37,500 to Jeffrey Binder, its President and Chief Executive Officer, for accrued salary. In July 2016, $250,000 was transferred from accrued salary to a convertible promissory note due to Mr. Binder; in February 2017, an additional $112,500 was transferred from accrued salary to a convertible promissory note due to Mr. Binder.

As of May 31, 2017, the Company had accrued salary due to Michael Abrams, a former officer of the Company, prior to his September 1, 2015 termination, in the amount of $16,250.

As of May 31, 2017, the Company had amounts due to related parties of $17,930, representing expenses paid by officers and directors on behalf of the Company. The Company accrued interest at the rate of 6% per annum on these liabilities, and recorded interest expense on these liabilities in the amounts of $1,075 during the year ended May 31, 2017.  This interest accrual was charged to additional paid-in capital.

On May 31, 2017, the Company entered into the Omnibus Loan Amendment Agreement (the “Omnibus Loan Agreement”) with Jeffrey I. Binder, Frank Koretsky, Newcan Investment Partners LLC and CLS CO 2016, LLC (collectively, the “Insiders”). Pursuant to the Omnibus Loan Agreement, effective May 31, 2017, the following amounts of principal and accrued interest were converted to common stock of the Company:

		Accrued
	Principal	Interest	# Shares
Jeffrey Binder	$442,750	$19,427	(1,848,708)
Frank Koretsky	1,485,000	130,069	(6,460,276)
Newcan Investment Partners LLC	460,000	7,747	(1,870,988)
CLS CO 2016 LLC	150,000	9,247	(636,988)
Total	$2,537,750	$166,490	(10,816,960)

Related Party Notes Payable

At May 31, 2018, the Company had $143,887 in principal and $5,142 in accrued interest of convertible notes payable outstanding to Jeffrey Binder, an officer and director, David Lamadrid, an officer, and to Newcan Investment Partners, LLC, an entity wholly owned by Frank Koretsky, a director.

NOTE 11 – NOTES PAYABLE

Notes Payable

On February 7, 2018, the Company issued a note payable to Todd Blatt in the amount of $210,000.  This note accrues interest at a rate of 6% per annum and is due on February 7, 2019.  During the year ended May 31, 2018, the Company accrued interest in the amount of $3,901 on this note. As of May 31, 2018, the outstanding balance of this note is $210,000

On February 7, 2018, the Company issued a note payable to AJG Group in the amount of $200,000.  This note accrues interest at a rate of 6% per annum and is due on February 7, 2019.  During the year ended May 31, 2018, the Company made a payment of $100,000 on this note.  During the year ended May 31, 2018, the Company accrued interest in the amount of $2,696 on this note. As of May 31, 2018, the outstanding balance of this note is $100,000.

Related Party Notes Payable

On May 31, 2017, the Company entered into an Omnibus Loan Amendment Agreement (the “Omnibus Loan Amendment”) with Jeffrey I. Binder, Frank Koretsky, Newcan Investment Partners LLC and CLS CO 2016, LLC (collectively, the “Insiders”).  Pursuant to the Omnibus Loan Amendment, the Company agreed with the Insiders to amend certain terms of loans the Insiders made to the Company for working capital purposes, which loans were initially demand loans, and, except for loans made in 2017, were later memorialized as convertible loans (the “Insider Loans”), in exchange for the agreement of the Insiders to convert all Insider Loans where funds were advanced prior to January 1, 2017, which totaled $2,537,750, plus $166,490 of accrued interest thereon, into an aggregate of 10,816,960 shares of the Company’s common stock at $0.25 per share, and forego the issuance of warrants to purchase the Company’s common stock upon conversion.  This resulted in the issuance of an additional 7,609,910 shares compared to the original number of shares issuable upon conversion of the Insider Loans prior to the Omnibus Loan Agreement. The Company valued the shares at $0.125, which was the market price of the Company’s stock at the conversion date, and charged the amount of $951,239 to loss on modification of debt during the twelve months ended May 31, 2017. The Company entered into the Omnibus Loan Amendment in order to ease the debt burden on the Company and prevent it from defaulting on the Insider Loans.

Pursuant to the Omnibus Loan Amendment, the following amendments were made to the Insider Loans: (a) the Company reduced the conversion price on the Insider Loans from between $0.75 and $1.07 per share of common stock to $0.25 per share of common stock, in those cases where the conversion price was greater than $0.25, which reduced conversion price exceeded the closing price of the common stock during the three months prior to the Omnibus Loan Amendment; (b) the Company deleted the requirement to issue warrants to purchase the Company’s common stock upon conversion of the Insider Loans; (c) the Company amended one Insider Loan to permit conversion of only the portion of the Insider Loan related to services that were provided to it prior to January 1, 2017; and (d) the Company amended the terms of the Insider Loans where funds were advanced on or after January 1, 2017, which Insider Loans were not converted into the Company’s common stock, to provide for, where not already the case, a 10% interest rate per annum, a $0.25 conversion price per share of common stock, and the deletion of the requirement that the Company issue warrants to purchase its common stock upon conversion of such Insider Loans.

On January 10, 2018, effective December 1, 2017, the Company entered into an Omnibus Amendment to Convertible Notes (the “Second Omnibus Loan Agreement”) with Jeffrey I. Binder, an officer and director of the Company, and Newcan Investment Partners LLC, an entity owned by Frank Koretsky, a director of the Company. The Second Omnibus Loan Agreement provides that the conversion price of all outstanding convertible promissory notes issued to either Mr. Binder or Newcan Investment Partners, LLC as of the date of the Agreement would be increased from $0.25 to $0.3125 per share of common stock.  The remaining terms of such notes remain unchanged.

On March 12, 2018, the Company received conversion notices from the Insiders.  The Company converted a total of $1,618,446, of which $1,421,356 was principal and $197,090 was accrued interest, of related party notes payable into 5,179,028 shares of common stock (see note 11).

The following tables summarize the Company’s loan balances at May 31, 2018 and 2017:

Convertible Notes Payable Related Parties:	May 31, 2018	May 31, 2017

Notes payable to Jeffrey Binder, an officer and director of the Company, for advances to fund operations (the “Binder Funding Notes”). The Binder Funding Notes bear interest at a rate of 6% for loans made through November 30, 2016, and at a rate of 10% for loans made after November 30, 2016.  The Binder Funding Notes have no maturity date and are due on demand.   During the twelve months ended May 31, 2017, Mr. Binder advanced a total of $145,850 to the Company under the Binder Funding Notes. Also during the year ended May 31, 2017, Mr. Binder loaned the Company an additional $49,700; which was credited to the Binder Funding Notes.  Also during the year ended May 31, 2017, principal in the amount of $59,750 and accrued interest in the amount of $813 was transferred out of the Binder Funding Notes and used to fund two new convertible notes payable to Mr. Binder (See Binder Convertible Notes 3 and 4 below).  Also during the year ended May 31, 2017, the Company made principal payments in the aggregate amount of $61,000 under the Binder Funding Notes. During the year ended May 31, 2017, the Company accrued interest in the amount of $1,910 on the Binder Funding Notes. Effective May 31, 2017, pursuant to the Omnibus Loan Agreement, a conversion feature was added to the Binder Funding Notes whereby principal and accrued interest is convertible into common stock of the Company at a rate of $0.25 per share.

Effective December 1, 2017, pursuant to the Second Omnibus Loan Amendment, the conversion price was increased from $0.25 per share to $0.3125 per share and a discount in the amount of $35,023 related to the revaluation of the beneficial conversion feature of the Binder Funding Notes was charged to additional paid-in capital and amortized to interest expense.

During the twelve months ended May 31, 2018, Mr. Binder advanced a total of $440,579 to the Company under the Binder Funding Notes. During the year ended May 31, 2018, principal in the amount of $280,198 and accrued interest in the amount of $5,188 was transferred out of the Binder Funding Notes and used to fund four new convertible notes payable to Mr. Binder (See Binder Convertible Notes 5, 6, 7 and 8 below).  Also during the year ended May 31, 2018 the Company made principal payments in the aggregate of $237,794 under the Binder Funding Notes.  During the year ended May 31, 2018, the Company accrued interest in the amount of $7,364 on the Binder Funding Notes. During the year ended May 31, 2018, discounts in the amount of $385,637 related to the beneficial conversion feature of the Binder Funding Notes was charged to additional paid-in capital and amortized to interest expense.

	$137	$77,550

	May 31, 2018	May 31, 2017

Note payable to Frank Koretsky, a director of the Company, for advances to fund operations (the “Koretsky Funding Notes”). The Koretsky Funding Notes bear interest at a rate of 6% for loans made through November 30, 2016, and at a rate of 10% for loans made after November 30, 2016.  The Koretsky Funding Notes have no maturity date and are due on demand.   During the twelve months ended May 31, 2017, Mr. Koretsky advanced $550,000 to the Company under the Koretsky Funding Notes. Also during the twelve months ended May 31, 2017, $210,000 of principal and $1,346 of accrued interest was transferred out of the Koretsky Funding Notes and used to fund a new convertible note payable to Mr. Koretsky.  Also during the twelve months ended May 31, 2017, principal and accrued interest in the amounts of $410,000 and $4,046, respectively, were transferred out of the Koretsky Funding Notes and contributed to the Newcan Funding Notes (see Newcan Funding Notes, below).

	-	-

Notes payable to Newcan Investment Partners, LLC (“Newcan”), an entity owned by Frank Koretsky, a director of the Company, for advances to fund operations (the “Newcan Funding Notes”). The Newcan Funding Notes bear interest at a rate of 10%. The Newcan Funding Notes have no maturity date and are due on demand. During the twelve months ended May 31, 2017, principal and interest in the amount of $410,000 and $4,046, respectively, were transferred from the Koretsky Funding Notes into the Newcan Funding Notes.  Also during the year ended May 31, 2017, Newcan advanced $791,658 to the Company under the Newcan Funding Notes. Also during the year ended May 31, 2017, principal in the amount of $460,000 and accrued interest in the amount of $7,747, respectively, were transferred from the Newcan Finding Notes and used to fund the Newcan Convertible Notes 2 and 3 (see below); also during the year ended May 31, 2017, principal and accrued interest in the amounts of $120,000 and $2,121, respectively, were transferred out of the Newcan Funding Notes in order to fund the Newcan Convertible Note 3; see below.  During the twelve months ended May 31, 2017, the Company accrued interest in the amount of $13,434 on this note.  Effective May 31, 2017, pursuant to the Omnibus Loan Agreement, a conversion feature was added to the Newcan Funding Notes whereby principal and accrued interest is convertible into common stock of the Company at a rate of $0.25 per share.

Effective December 1, 2017, pursuant to the Second Omnibus Loan Amendment, the conversion price was increased from $0.25 per share to $0.3125 per share and a discount in the amount of $6,120 related to the revaluation of the beneficial conversion feature of the Newcan Funding Notes was charged to additional paid-in capital and amortized to interest expense.

During the twelve months ended May 31, 2018, Newcan advanced a total of $290,000 to the Company under the Newcan Funding Notes. During the year ended May 31, 2018, principal in the amount of $836,658 and accrued interest in the amount of $25,018 was transferred out of the Newcan Funding Notes and used to fund four new convertible notes payable to Newcan (See Newcan Convertible Notes 4, 5, 6 and 7 below).  During the year ended May 31, 2018, the Company accrued interest in the amount of $16,681 on the Newcan Funding Notes. During the year ended May 31, 2018, discounts in the amount of $210,120 related to the beneficial conversion feature of the Newcan Funding Notes was charged to additional paid-in capital and amortized to interest expense.

	75,000	621,658

Total – Demand Convertible Notes Payable, Related Parties	$75,137	$699,208
Current portion	$75,137	$699,208
Long term portion	$-	$-

Convertible Notes Payable:	May 31, 2018	May 31, 2017

Unsecured convertible note issued to Jeffrey Binder, an officer and director of the Company, dated April 8, 2016 and due April 1, 2019 (the “Binder Convertible Note 2.  This note bears interest at the rate of 6% per annum through February 29, 2017 and 10% per annum thereafter. No payments are required until April 1, 2017, at which time all accrued interest becomes due and payable.  Commencing on July 1, 2017, the first of eight principal payments in the amount of $5,313 will be due; subsequent principal payments will due on the first day of each October, January, April, and July until paid in full.  This note and accrued interest under the note may be converted, in whole or in part, into one “Unit” for each  $1.07 converted, with each Unit consisting of one (1) share of common stock and a five-year warrant to purchase (1) share of common stock at a price of $1.07 per share.  The Company recognized a discount of $37,840 on the value of the beneficial conversion feature at the time of issuance.

Pursuant to the Omnibus Loan Agreement, on May 31, 2017, (i) the conversion rate of the Binder Convertible Note 2 was changed to $0.25 per share, and principal and accrued interest in the amounts of $42,500 and $3,583, respectively, were converted into a total of 184,332 shares of common stock; and (ii) the requirement to issue warrants upon conversion was deleted.  During the twelve months ended May 31, 2017, the remaining discount on the Binder Convertible Note 2 in the amount of $35,260 was charged to operations, and the Company accrued interest in the amount of $4,287.

Unsecured convertible note issued to Jeffrey Binder, an officer and director of the Company, dated July 20, 2016 and due July 1, 2019 (the “Binder Convertible Note 3”).  This note bears interest at the rate of 10% per annum. No payments are required until July 1, 2017, at which time all accrued interest becomes due and payable.  Commencing on October 1, 2017, the first of eight principal payments in the amount of $32,844 will become due; subsequent principal payments will become due on the first day of each, January, April, July and October until paid in full.  This note and accrued interest under the note may be converted, in whole or in part, into one “Unit” for each  $1.07 converted, with each Unit consisting of one (1) share of common stock and a five-year warrant to purchase (1) share of common stock at a price of $1.07 per share.

Pursuant to the Omnibus Loan Agreement, on May 31, 2017, (i) the conversion rate of the Binder Convertible Note 3 was changed to $0.25 per share, and principal and accrued interest in the amounts of $262,750 and $11,972, respectively, were converted into a total of 1,098,888 shares of common stock; and (ii) the requirement to issue warrants upon conversion was deleted.  During the twelve months ended May 31, 2017, the Company accrued interest in the amount of $22,742 on the Binder Convertible Note 3.

Unsecured convertible note issued to Jeffrey Binder, an officer and director of the Company, dated March 31, 2017 (the “Binder Convertible Note 4”).  The Binder Convertible Note 4 was funded with the conversion of $112,500 of unpaid accrued salary due to Mr. Binder and $47,000 of advances Mr. Binder made to the Company under the Binder Funding Notes.  This note bears interest at the rate of 10% per annum. No interest payments are required until April 1, 2018, at which time all accrued interest becomes due and payable.  Commencing on July 1, 2018, the first of eight principal payments in the amount of $19,938 will become due; subsequent principal payments will become due on the first day of each October, January, April, and July until paid in full.  This note and accrued interest under the note may be converted, in whole or in part, into one “Unit” for each $0.25 converted, with each Unit consisting of one (1) share of common stock and a five-year warrant to purchase (1) share of common stock at a price of $0.25 per share.

Pursuant to the Omnibus Loan Agreement, on May 31, 2017, the requirement to issue warrants upon conversion was deleted, and principal in the amount of $87,500 was converted into a total of 350,000 shares of common stock.  The remaining principal balance of $72,000 will be due in eight quarterly payments in the amount of $9,000 commencing July 1, 2018; subsequent principal payments will become due on the first day of each October, January, April, and July until paid in full.  During the twelve months ended May 31, 2017, the Company accrued interest in the amount of $2,666 on the Binder Convertible Note 4.

Effective December 1, 2017, pursuant to the Second Omnibus Loan Amendment, the conversion price was increased from $0.25 per share to $0.3125 per share and a discount was recorded in the amount of $29,376 related to the revaluation of the beneficial conversion feature of the Binder Convertible Note 4; this discount was amortized to interest expense during the year ended May 31, 2018.

During the twelve months ended May 31, 2018 and 2017, interest in the amount of $5,622 and   $2,666 was accrued on Binder Convertible Note 4, respectively.

During the year ended May 31, 2018, the Binder Convertible Note 4 in the amount of $81,000, of which $72,000 was principal and $9,000 was accrued interest, was converted into 259,200 shares of common stock.

	$-	$72,000

May 31, 2018	May 31, 2017

Unsecured convertible note issued to Newcan, an entity owned by Frank Koretsky, a director of the Company, dated March 31, 2017 (the “Newcan Convertible Note 1”).  The Newcan Convertible Note 1 was funded with the conversion of $120,000 of advances made to the Company under the Newcan Funding Notes. This note bears interest at the rate of 10% per annum. No interest payments are required until April 1, 2018, at which time all accrued interest becomes due and payable.  Commencing on July 1, 2018, the first of eight principal payments in the amount of $15,000 will become due; subsequent principal payments will become due on the first day of each October, January, April, and July until paid in full.  This note and accrued interest under the note may be converted, in whole or in part, into one “Unit” for each $0.25 converted, with each Unit consisting of one (1) share of common stock and a five-year warrant to purchase (1) share of common stock at a price of $0.25 per share.  During the twelve months ended May 31, 2017, the Company accrued interest in the amount of $2,005 on the Koretsky Convertible Note 4. Pursuant to the Omnibus Loan Agreement, on May 31, 2017, the requirement to issue warrants upon conversion was deleted.

Effective December 1, 2017, pursuant to the Second Omnibus Loan Amendment, the conversion price was increased from $0.25 per share to $0.3125 per share and a discount was recorded in the amount of $48,960 related to the revaluation of the beneficial conversion feature of the Newcan Convertible Note 1; this discount was amortized during the year ended May 31, 2018.

During the twelve months ended May 31, 2018 and 2017, interest in the amount of $9,370 and $2,005 was accrued on Newcan Convertible Note 1, respectively.

During the year ended May 31, 2018, the Newcan Convertible Note 1 in the amount of $133,496, of which $120,000 was principal and $13,496 was accrued interest, was converted into 427,187 shares of common stock.

-	120,000

Unsecured convertible note issued to Jeffrey Binder, an officer and director of the Company, dated August 23, 2017 in the original principal amount of $115,050 (the “Binder Convertible Note 5”).  The Binder Convertible Note 5 was funded with the conversion of $37,500 of unpaid accrued salary due to Mr. Binder and $77,550 of advances Mr. Binder made to the Company under the Binder Funding Notes.  This note bears interest at the rate of 10% per annum. No interest payments are required until October 1, 2018, at which time all accrued interest becomes due and payable.  Commencing on January 2, 2019, the first of eight principal payments in the amount of $14,381 will become due; subsequent principal payments will become due on the first day of each April, July, October, and January until paid in full.  This note and accrued interest under the note may be converted, in whole or in part, into one share of common stock for each $0.25 converted.  The Company recognized a discount of $46,020 on the Binder Convertible Note 5 related to the value of the beneficial conversion feature at the time of issuance; this discount was amortized during the twelve months ended May 31, 2018.

Effective December 1, 2017, pursuant to the Second Omnibus Loan Amendment, the conversion price was increased from $0.25 per share to $0.3125 per share, and the discount balance in the amount of $41,859 was charged to interest expense. A new discount was recorded in the amount of $46,940 related to the value of the repriced conversion feature of Binder Convertible Note 5; this discount was amortized to interest expense during the twelve months ended May 31, 2018.

During the twelve months ended May 31, 2018 and 2017, interest in the amount of $6,336 and $0 was accrued on Binder Convertible Note 5, respectively, and 2,246 of accrued interest was transferred from the Binder Funding Notes.

During the year ended May 31, 2018, the Binder Convertible Note 5 in the amount of $123,632, of which $115,050 was principal and $8,582 was accrued interest, was converted into 395,622 shares of common stock.

-	-

May 31, 2018	May 31, 2017

Unsecured convertible note issued to Jeffrey Binder, an officer and director of the Company, dated August 23, 2017 in the original principal amount of $72,767 (the “Binder Convertible Note 6”).  The Binder Convertible Note 6 was funded with the conversion of $25,000 of unpaid accrued salary due to Mr. Binder and $47,767 of advances Mr. Binder made to the Company under the Binder Funding Notes.  This note bears interest at the rate of 10% per annum. No interest payments are required until October 1, 2018, at which time all accrued interest becomes due and payable.  Commencing on January 2, 2019, the first of eight principal payments in the amount of $9,096 will become due; subsequent principal payments will become due on the first day of each April, July, October, and January until paid in full.  This note and accrued interest under the note may be converted, in whole or in part, into one share of common stock for each $0.25 converted. The Company recognized a discount of $29,107 on the Binder Convertible Note 6 related to the value of the beneficial conversion feature at the time of issuance; this discount was amortized during the twelve months ended May 31, 2018.

Effective December 1, 2017, pursuant to the Second Omnibus Loan Amendment, the conversion price was increased from $0.25 per share to $0.3125 per share, and the discount balance in the amount of $26,475 was charged to interest expense. A new discount was recorded in the amount of $29,689 related to the value of the repriced conversion feature of Binder Convertible Note 6; this discount was amortized to interest expense during the twelve months ended May 31, 2018.

During the twelve months ended May 31, 2018 and 2017, interest in the amount of $4,007 and $0 was accrued on Binder Convertible Note 6, respectively, and 1,384 of accrued interest was transferred from the Binder Funding Notes.

During the year ended May 31, 2018, the Binder Convertible Note 6 in the amount of $78,158, of which $72,767 was principal and $5,391 was accrued interest, was converted into 250,160 shares of common stock.

-	-

Unsecured convertible note issued to Newcan, an entity owned by Frank Koretsky, a director of the Company, dated August 23, 2017 in the original principal amount of $621,658 (the “Newcan Convertible Note 4”).  The Newcan Convertible Note 4 was funded with the conversion of $621,658 of advances Newcan made to the Company under the Newcan Funding Notes.  This note bears interest at the rate of 10% per annum. No interest payments are required until October 1, 2018, at which time all accrued interest becomes due and payable.  Commencing on January 2, 2019, the first of eight principal payments in the amount of $69,074 will become due; subsequent principal payments will become due on the first day of each April, July, October, and January until paid in full.  This note and accrued interest under the note may be converted, in whole or in part, into one share of common stock for each $0.25 converted. The Company recognized a discount of $248,663 on the Newcan Convertible Note 4 related to the value of the beneficial conversion feature at the time of issuance.

Effective December 1, 2017, pursuant to the Second Omnibus Loan Amendment, the conversion price was increased from $0.25 per share to $0.3125 per share, and the discount balance in the amount of $226,181 was charged to interest expense. A new discount was recorded in the amount of $253,636 related to the value of the repriced conversion feature of Newcan Convertible Note 4; this discount was amortized to interest expense during the twelve months ended May 31, 2018.

During the twelve months ended May 31, 2018 and 2017, interest in the amount of $34,234 and $0 was accrued on Newcan Convertible Note 4, respectively, and $23,198 of accrued interest was transferred from the Newcan Funding Notes.

During the year ended May 31, 2018, the Newcan Convertible Note 4 in the amount of $679,090, of which $621,658 was principal and $57,432 was accrued interest, was converted into 2,173,088 shares of common stock.

-	-

May 31, 2018	May 31, 2017

Unsecured convertible note issued to Newcan, an entity owned by Frank Koretsky, a director of the Company, dated August 23, 2017 in the original principal amount of $70,000 (the “Newcan Convertible Note 5”).  The Newcan Convertible Note 5 was funded with the conversion of $70,000 of advances Newcan made to the Company under the Newcan Funding Notes.  This note bears interest at the rate of 10% per annum. No interest payments are required until October 1, 2018, at which time all accrued interest becomes due and payable.  Commencing on January 2, 2019, the first of eight principal payments in the amount of $8,750 will become due; subsequent principal payments will become due on the first day of each April, July, October, and January until paid in full.  This note and accrued interest under the note may be converted, in whole or in part, into one share of common stock for each $0.25 converted. The Company recognized a discount of $28,000 on the Newcan Convertible Note 5 related to the value of the beneficial conversion feature at the time of issuance.

Effective December 1, 2017, pursuant to the Second Omnibus Loan Amendment, the conversion price was increased from $0.25 per share to $0.3125 per share, and the discount balance in the amount of $25,468 was charged to interest expense. A new discount was recorded in the amount of $28,560 related to the value of the repriced conversion feature of Newcan Convertible Note 5; this discount was amortized to interest expense during the twelve months ended May 31, 2018.

During the twelve months ended May 31, 2018 and 2017, interest in the amount of $3,855 and $0 was accrued on Newcan Convertible Note 5, respectively, and $148 of accrued interest was transferred from the Newcan Funding Notes.

During the year ended May 31, 2018, the Newcan Convertible Note 5 in the amount of $74,003, of which $70,000 was principal and $4,003 was accrued interest, was converted into 236,810 shares of common stock.

-	-

Unsecured convertible note issued to Newcan, an entity owned by Frank Koretsky, a director of the Company, dated October 9, 2017 in the original amount of $30,000 (the “Newcan Convertible Note 6”). The Newcan Convertible Note 6 was funded with the conversion of $30,000 of advances Newcan made to the Company under the Newcan Funding Notes.  This note bears interest at the rate of 10% per annum.  No interest payments are required until January 2, 2019, at which time all accrued interest becomes due and payable.  Commencing on April 1, 2019, the first of eight principal payments in the amount of $3,750 will become due; subsequent principal payments will become due on the first day of each July, October, January and April until paid in full.  This note and accrued interest under the note may be converted, in whole or in part, into one share of common stock for each $0.25 converted.  The Company recognized a discount of $15,808 on the Newcan Convertible Note 6 related to the value of the beneficial conversion feature at the time of issuance.

Effective December 1, 2017, pursuant to the Second Omnibus Loan Amendment, the conversion price was increased from $0.25 per share to $0.3125 per share, and the discount balance in the amount of $11,430 was charged to interest expense. A new discount was recorded in the amount of $12,240 related to the value of the repriced conversion feature of Newcan Convertible Note 6; this discount was amortized to interest expense during the twelve months ended May 31, 2018.

During the twelve months ended May 31, 2018 and 2017, interest in the amount of 1,266 and $0 was accrued on Newcan Convertible Note 6, respectively.

During the year ended May 31, 2018, the Newcan Convertible Note 6 in the amount of $31,414, of which $30,000 was principal and $1,414 was accrued interest, was converted into 100,525 shares of common stock.

-	-

May 31, 2018	May 31, 2017

Unsecured convertible note issued to Jeffery Binder, an officer and director of the Company, dated October 9, 2017 in the original principal amount of $39,521 (the “Binder Convertible Note 7”).  The Binder Convertible Note 7 was funded with the conversion of $12,500 of unpaid accrued salary due to Mr. Binder and $27,021 of advances Mr. Binder made to the Company under the Binder Funding Notes.  This note bears interest at the rate of 10% per annum.  No interest payments are required until January 2, 2019, at which time all accrued interest becomes due and payable.  Commencing April 1, 2019, the first of eight principal payments in the amount of $4,940 will become due, subsequent payments will become due on the first day of each July, October, January and April until paid in full.  This note and accrued interest under the note may be converted, in whole or in part, into one share of common stock for each $0.25 converted.  The Company recognized a discount of $12,000 on the Binder Convertible Note 7 related to the value of the beneficial conversion feature at the time of issuance.

Effective December 1, 2017, pursuant to the Second Omnibus Loan Amendment, the conversion price was increased from $0.25 per share to $0.3125 per share, and the discount balance in the amount of $15,058 was charged to interest expense. A new discount was recorded in the amount of $16,125 related to the value of the repriced conversion feature of Binder Convertible Note 7; this discount was amortized to interest expense during the twelve months ended May 31, 2018.

During the twelve months ended May 31, 2018 and 2017, interest in the amount of $1,667 and $0 was accrued on Binder Convertible Note 7, respectively.

During the year ended May 31, 2018, the Binder Convertible Note 7 in the amount of $41,310, of which $39,521 was principal and $1,789 was accrued interest, was converted into 132,192 shares of common stock.

-	-

Unsecured convertible note issued to Newcan, an entity owned by Frank Koretsky, a director of the Company, dated, January 5, 2018 in the original amount of $115,000 (the “Newcan Convertible Note 7”).  The Newcan Convertible Note 7 was funded with the conversion of $115,000 of advances Newcan made to the Company under the Newcan Funding Notes.  This note bears interest at the rate of 10% per annum.  No interest payments are required until April 1, 2019, at which time all of the accrued interest becomes due and payable.  Commencing on July 1, 2019, the first of eight principal payments in the amount of $14,375 will become due; subsequent principal payments will become due on the first day of each October, January, April and July until paid in full.  This note and accrued interest under the note may be converted, in whole or in part, into one share of common stock for each $0.3125 converted.  The Company recognized a discount of $115,000 on the Newcan Convertible Note 7 related to the value of the beneficial conversion feature at the time of issuance. During the twelve months ended May 31, 2018, the Company amortized this discount to interest expense.

During the twelve months ended May 31, 2018 and 2017, interest in the amount of $2,079 and $0 was accrued on Newcan Convertible Note 7, respectively, and $1,014 of accrued interest was transferred from the Newcan Funding Notes.

During the year ended May 31, 2018, the Newcan Convertible Note 7 in the amount of $118,093, of which $115,000 was principal and $3,093 was accrued interest, was converted into 377,898 shares of common stock.

-	-

	May 31, 2018	May 31, 2017

Unsecured convertible note issued to Jeffery Binder, an officer and director of the Company, dated January 5, 2018 in the original principal amount of $165,360 (the “Binder Convertible Note 8”).  The Binder Convertible Note 8 was funded with the conversion of $37,500 of unpaid accrued salary due to Mr. Binder and $127,860 of advances Mr. Binder made to the Company under the Binder Funding Notes.  This note bears interest at the rate of 10% per annum.  No interest payments are required until April 1, 2019, at which time all accrued interest becomes due and payable.  Commencing July 1, 2019, the first of eight principal payments in the amount of $20,670 will become due; subsequent payments will become due on the first day of each October, January, April and July until paid in full.  This note and accrued interest under the note may be converted, in whole or in part, into one share of common stock for each $0.3125 converted.  The Company recognized a discount of $165,360 on the Binder Convertible Note 8 related to the value of the beneficial conversion feature at the time of issuance. During the twelve months ended May 31, 2018, the Company amortized this discount to interest expense.

During the twelve months ended May 31, 2018 and 2017, interest in the amount of $2,990 and $0 was accrued on Binder Convertible Note 8, respectively, and $1,437 of accrued interest was transferred from the Binder Funding Notes.

During the year ended May 31, 2018, the Binder Convertible Note 8 in the amount of $168,787, of which $165,360 was principal and $4,427 was accrued interest, was converted into 543,318 shares of common stock.

	-	-

Convertible promissory note payable to David Lamadrid (the “Lamadrid Note”) dated February 20, 2018 in the principal amount of $31,250 and bearing interest at a rate of 8% per annum.  The Lamadrid Note is due eighteen months from the date of issue.  Mr. Lamadrid may, at his option, convert all or a portion of the Lamadrid Note and accrued but unpaid interest into shares of common stock at a conversion price of $0.3125 per share. The Lamadrid Note also contains a reset feature, whereby, absent certain exceptions, if the Company issues equity securities at an effective price less than $0.3125 per share of common stock, the conversion price of the Lamadrid Note will be reset to such lower price. The Company recognized a discount of $31,250 on the Lamadrid Note related to the beneficial conversion feature at the time of issuance.  During the twelve months ended May 31, 2018, $942 of this discount was charged to operations.  During the twelve months ended May 31, 2018, the Company accrued interest in the amount of $685 on this note.

	31,250	-

Unsecured convertible note issued to Jeffery Binder, an officer and director of the Company, dated April 6, 2018 in the original principal amount of $37,500 (the “Binder Convertible Note 9”).  The Binder Convertible Note 9 was funded with the conversion of $37,500 of unpaid accrued salary due to Mr. Binder.  This note bears interest at the rate of 10% per annum.  No interest payments are required until July 1, 2019, at which time all accrued interest becomes due and payable.  Commencing October 1, 2019, the first of eight principal payments in the amount of $4,688 will become due; subsequent payments will become due on the first day of each January, April, July and October until paid in full.  This note and accrued interest under the note may be converted, in whole or in part, into one share of common stock for each $0.3125 converted.  The Company recognized a discount of $37,500 on the Binder Convertible Note 9 related to the value of the beneficial conversion feature at the time of issuance. During the twelve months ended May 31, 2018, the Company amortized $1,890 of this discount to interest expense.

During the twelve months ended May 31, 2018 and 2017, interest in the amount of $565 and $0 was accrued on Binder Convertible Note 9, respectively.

	37,500	-

Total – Convertible Notes Payable, Related Parties	$68,750	$192,000
Less: Discount	(65,918)	-
Convertible Notes Payable, Related Parties, Net of Discounts	$2,832	$192,000

Convertible Notes Payable, Related Parties, Net of Discounts, Current Portion	$2,832	$-
Convertible Notes Payable, Related Parties, Net of Discounts, Long-term Portion	-	192,000

May 31, 2018	May 31, 2017

Convertible promissory note issued to an unaffiliated third party due April 29, 2018 (the “April 2015 Note”).  During the twelve months ended May 31, 2015, the lender loaned the Company the amount of $200,000 pursuant to this note.  The April 2015 Note bears interest at a rate of 15% per annum.  On the first anniversary of this note, the all then accrued interest became due. Thereafter, the Company is required to make eight equal payments of principal together with accrued interest, quarterly in arrears, commencing on July 1, 2016 until paid in full.  The note and any accrued unpaid interest is convertible into common stock of the Company.   For each dollar converted, the note holder shall receive two shares of common stock and one three-year warrant to purchase 1.33 shares of common stock at $0.75 per share.  The Company recognized a discount of $200,000 on the April 2015 Note related to the value of the beneficial conversion feature at the time of issuance.  During the twelve months ended May 31, 2016, $66,667 of this discount was charged to operations.  During the year ended May 31, 2017, the Company repaid principal in the amount of $100,000 and interest in the amount of $53,837 on this note. Also during the year ended May 31, 2017, the Company charged $100,545 of the discount to operations, and accrued interest in the amount of $22,440 on the April 2015 Note.

On September 20, 2017, the Company entered into an Exchange Agreement, whereby it agreed to exchange the April 2015 Note for 1,500,000 shares of its common stock. The holder of the April 2015 Note had previously sold it for $105,219, which represented the balance due by the Company, to StarForce Media, Inc., an entity that is not affiliated with the Company.  The Company recognized a loss on this exchange in the amount of $404,082, which was charged to operations during the twelve months ended May 31, 2018.  The Company also expensed the remaining discount in the amount of $18,155 to interest expense during the twelve months ended May 31, 2018.

During the twelve months ended May 31, 2018, the Company accrued interest in the amount of $4,603 on the April 2015 Note.

$-	$100,000

May 31, 2018	May 31, 2017

Convertible promissory note payable to Old Main Capital, LLC (“Old Main”) dated March 18, 2016 and bearing interest at a rate of 8% (the “8% Note”).  The 8% Note was issued for Old Main’s commitment to enter into an equity line transaction with the Company and prepare all of the related transaction documents.  Old Main may, at its option, convert all or a portion of the note and accrued but unpaid interest into shares of common stock at a conversion price of $1.07 per share (post Reverse-Split) (the “8% Fixed Conversion Price”).  The 8% Fixed Conversion Price is subject to adjustment if, at any time while this note is outstanding, the Company should issue any equity security with an effective price per share that is lower than the 8% Fixed Conversion Price (the “8% Base Conversion Price”), other than certain exempt issuances.  In such an instance, the 8% Fixed Conversion Price will be lowered to match the 8% Base Conversion Price.   The shares underlying the 8% Note are subject to a registration rights agreement.   At the earlier of September 18, 2016 or two trading days after this registration statement becomes effective, the Company must begin to redeem 1/6th of the face amount of the note and any accrued but unpaid interest on a monthly basis. Such amortization payment may be made, at its option, in cash or, subject to certain conditions, in common stock pursuant to a conversion rate equal to the lower of (a) $1.07 (post Reverse-Split) or (b) 75% of the lowest daily volume weighted average price of the common stock in the twenty consecutive trading days ending on the trading day that is immediately prior to the applicable conversion date.  The Company recognized a discount of $172,108 on the value of the embedded derivative.

On November 28, 2016, the 8% Note was amended converting the note from an installment note to a “balloon” note, with all principal and accrued interest due on March 18, 2017.  In addition, the Fixed Conversion Price was changed to a variable conversion price equal to the lesser of the prior Fixed Conversion Price or 75% of the lowest VWAP in the fifteen trading days ending on the trading day immediately prior to the conversion date.  The November 28, 2016 amendment required an extinguishment analysis of the 8% Note resulting in gain on extinguishment of debt in the amount of $81,496 for the nine months ended February 28, 2017.  The gain on extinguishment of debt was included in additional paid-in capital at February 28, 2017.  The 8% Note was revalued as of the November 28, 2016 amendment and the Company recognized a discount of $169,476 on the value of the embedded derivative.

On March 27, 2017, the Company entered into a further amendment to the 8% Note, whereby the Company agreed to increase the outstanding amount due under the 8% Note as of March 18, 2017 by 5%, or $10,000.  In exchange for doing so, Old Main agreed to extend the maturity of the 8% Note until July 1, 2017 and to suspend conversions under the 8% Note until July 1, 2017.  Also during the year ended May 31, 2017, the Company accrued interest in the amount of $17,207 on the 8% Note.

On July 6, 2017, the 8% Note was further amended, whereby the maturity date was extended to July 15, 2017 and the outstanding balance was increased by $15,750. On August 23, 2017, the 8% Note was amended again to extend the maturity date to September 15, 2017.

On September 23, 2017, but effective on September 15, 2017, the 8% note was further orally amended, and the outstanding balance was increased by $96,862. The Company recognized the modification of this note as an extinguishment of debt and recognized a gain on the extinguishment of $144,851.  The Company also recognized a discount on the modified note of $300,435, which was fully charged to operations during the three months ended November 30, 2017. On September 25, 2017, but effective September 15, 2017, the Company entered into an Exchange Agreement, whereby it agreed to exchange the 8% Note for 4,500,000 shares of its common stock. Old Main, the original holder of the 8% Note, had previously sold it for $382,496.  The balance due by the Company under the 8% Note at the time it was sold was $322,612. The Company recognized a loss on this exchange in the amount of $1,113,883, which was charged to operations during the twelve months ended May 31, 2018.

During the twelve months ended May 31, 2018, the Company accrued interest in the amount of $5,587, on the 8% Note, and $30,411 of the discount was amortized to interest expense during the twelve months ended May 31, 2018.

-	210,000

May 31, 2018	May 31, 2017

Senior Convertible promissory note payable to FirstFire Global Opportunities Fund, LLC (the “FirstFire Note”) dated November 15, 2017 and bearing interest at a rate of 5% per annum.  The lender loaned the Company $330,000 and the FirstFire Note has an original issue discount of $33,000.  The FirstFire Note is due seven months from the date of issue. FirstFire may, at its option, convert all or a portion of the FirstFire Note and accrued but unpaid interest into shares of common stock at a conversion price of $0.40 per share (the “FirstFire Fixed Conversion Price”) for the first 180 calendar days after the issue date.  After the 180th day, the conversion price shall equal the lower of (i) the FirstFire Fixed Conversion Price, or (ii) 75% multiplied by the lowest traded price of the common stock during the twenty (20) consecutive trading day period immediately preceding the trading day that the Company received a notice of conversion.  During the twelve months ended May 31, 2018, a dilutive issuance occurred. As a result, the FirstFire Fixed Conversion Price was reduced to $0.3125 per share. The Company recognized a discount of $363,000 on the FirstFire Note related to the beneficial conversion feature at the time of issuance. During the twelve months ended May 31, 2018, this discount was charged to operations. During the twelve months ended May 31, 2018, the Company accrued interest in the amount of $9,000 on this note.

On May 9, 2018, the Company entered into an Amendment to the FirstFire Note, whereby the Company agreed to make a $50,000 payment on or before May 14, 2018 and a $450,000 payment on or before May 31, 2018 to repay the FirstFire Note in full.  The Company also agreed to issue an additional warrant to purchase 25,000 shares of the Company’s common stock.  In exchange, the note holder agreed that it would not convert the FirstFire Note until after May 31, 2018.  During the twelve months ended May 31, 2018, the Company made payments of $500,000 on this note, which amounts repaid the FirstFire Note in full.

-	-

Convertible promissory note payable to Darling Capital, LLC (the “Darling Note”) dated February 5, 2018 and bearing interest at a rate of 8% per annum. The lender loaned the Company $500,000 and the Darling Note has an original issue discount of $50,000.  The Darling Note is due eighteen months from the date of issue.  Darling may, at its option, convert all or a portion of the Darling Note and accrued but unpaid interest into shares of common stock at a conversion price of $0.3125 per share. The Darling Note also contains a reset feature, whereby, absent certain exceptions, if the Company issues equity securities at an effective price less than $0.3125 per share of common stock, the conversion price of the Darling Note will be reset to such lower price. The Company recognized a discount of $550,000 on the Darling Note related to the beneficial conversion feature at the time of issuance.  During the twelve months ended May 31, 2018, $40,427 of this discount was charged to operations.  During the twelve months ended May 31, 2018, the Company accrued interest in the amount of $13,863 on this note.

550,000	-

Convertible promissory note payable to Efrat Investments, LLC (the “Efrat Note”) dated February 12, 2018 and bearing interest at a rate of 8% per annum. The lender loaned the Company $50,000 and the Efrat Note has an original issue discount of $5,000.  The Efrat Note is due eighteen months from the date of issue.  Efrat may, at its option, convert all or a portion of the Efrat Note and accrued but unpaid interest into shares of common stock at a conversion price of $0.3125 per share. The Efrat Note also contains a reset feature, whereby, absent certain exceptions, if the Company issues equity securities at an effective price less than $0.3125 per share of common stock, the conversion price of the Efrat Note will be reset to such lower price. The Company recognized a discount of $55,000 on the Efrat Note related to the beneficial conversion feature at the time of issuance.  During the twelve months ended May 31, 2018, $2,974 of this discount was charged to operations.  During the twelve months ended May 31, 2018, the Company accrued interest in the amount of $1,302 on this note.

55,000	-

	May 31, 2018	May 31, 2017

Convertible promissory note payable to YA II PN, Ltd. (the “YA II PN Note”) dated May 14, 2018 and bearing an interest rate of 8% per annum. The lender loaned the Company $750,000, and the note is due November 14, 2019.  YA II PN may, at its option convert all or a portion of the YA II PN Note and accrued but unpaid interest into shares of common stock at a conversion price of $0.40 per share.  The YA II PN Note also contains a reset feature, whereby, absent certain exceptions, if the Company issues equity securities at an effective price less than $0.40 per share of common stock, the conversion price of the YA II PN Note will be reset to such lower price. The Company recognized a discount of $750,000 related to the beneficial conversion feature at the time of issuance.  During the twelve months ended May 31, 2018, $23,224 of this discount was charged to operations.  During the twelve months ended May 31, 2018, the Company accrued interest in the amount of $2,795 on this note.

	750,000	-

Unsecured convertible note issued to Jay Lasky (the “Lasky Note”), dated May 3, 2018 in the original principal amount of $25,000.  This note bears interest at the rate of 10% per annum.  No interest payments are required until July 1, 2019, at which time all accrued interest becomes due and payable.  Commencing October 1, 2019, the first of eight principal payments in the amount of $3,125 will become due; subsequent payments will become due on the first day of each January, April, July and October until paid in full.  The Lasky Note and accrued interest under the note may be converted, in whole or in part, into one share of common stock for each $0.40 converted.  The Company recognized a discount of $7,301 on the Lasky Note related to the beneficial conversion feature at the time of issuance.  During the twelve months ended May 31, 2018, $149 of this discount was charged to operations.  During the twelve months ended May 31, 2018, the Company accrued interest in the amount of $192 on this note.

	25,000	-

Total - Convertible Notes Payable	$1,380,000	$310,000
Less: Discount	(1,295,527)	(57,644)
Convertible Notes Payable, Net of Discounts	$84,473	$252,356

Total - Convertible Notes Payable, Net of Discounts, Current Portion	$43,401	$252,356
Total - Convertible Notes Payable, Net of Discounts, Long-term Portion	$41,072	$-

Discounts on notes payable amortized to interest expense	$2,534,104	$2,274,519

Beneficial Conversion Features

The 8% Note, FirstFire Note, Darling Note, Efrat Note, Lamadrid Note and YA II PN Note contain conversion features that create derivative liabilities. The pricing model the Company uses for determining fair value of its derivatives is the Lattice Model. Valuations derived from this model are subject to ongoing internal and external verification and review. The model uses market-sourced inputs such as interest rates and stock price volatilities. Selection of these inputs involves management’s judgment and may impact net income.  The derivative components of the Notes were valued at issuance, at conversion, at restructure, and at each period end.

Certain of the Company’s other convertible notes payable contain beneficial conversion features that are not derivatives, but which require valuation in order to determine the discount to the related convertible note payable. The value of these conversion features is calculated using the intrinsic value method, whereby the amount of the discount is calculated as the difference between the conversion price and the market price of the underlying common stock at the date of issuance multiplied by the number of shares issuable.

The value of these conversion features is calculated using the Black-Scholes valuation model. The following table illustrates certain key information regarding the conversion option valuation assumptions under the Black-Scholes valuation model at May 31, 2018 and 2017:

May 31,
	2018	2017
Volatility	97.4% to 534.5%	64% to 138%
Dividends	-	-
Risk-free interest rates	1.93% to 2.62%	0.86% to 1.19%
Term (years)	0.4997 to 3.1622	1.25 to 3

NOTE 12 – STOCKHOLDERS’ EQUITY

The Company’s authorized capital stock consists of 250,000,000 shares of common stock, par value $0.0001 per share and 20,000,000 shares of preferred stock, par value $0.001 per share. The Company had 50,128,972 and 32,582,944 shares of common stock issued and outstanding as of May 31, 2018 and 2017, respectively.

The Company recorded imputed interest of $1,076 and $1,075 during the year ended May 31, 2018 and 2017 on related party payables due to a director and officer of the Company.

Common Stock

Year ended May 31, 2018:

Stock Issued for Services

On July 13, 2017, the Company issued 24,000 shares of common stock to a consultant in exchange for a $6,000 accrued liability for services previously provided.  This resulted in a gain on the settlement of accounts payable in the amount of $3,480.

On March 2, 2018, the Company issued 350,000 shares of common stock to a consultant pursuant to the terms of a consulting agreement.  The shares issued for services were valued on the date of grant at $261,800.

On February 8, 2018, the Company agreed to issue 31,250 shares of common stock to a consultant. The shares were valued at $25,313, and are recorded on the balance sheet as stock payable. These shares have not been issued as of May 31, 2018.

During the year ended May 31, 2018, the Company agreed to issue 600,000 shares of common stock to an officer. These shares were valued at $213,321, and are recorded on the balance sheet as stock payable. These shares have not been issued as of May 31, 2018.

Stock Issued upon Note Conversion

On March 12, 2018, pursuant to the Omnibus Loan Agreement, related party convertible noteholders converted principal and interest in the aggregate amount of $1,421,356 and $197,090, respectively, into a total of 5,179,028 shares of common stock.

Stock Issued for Note Exchange

On September 20, 2017, the Company entered into an Exchange Agreement, whereby it agreed to exchange the April 2015 Note for 1,500,000 shares of its common stock valued at $510,000. The holder of the April 2015 Note had previously sold it for $105,219, which represented the balance due by the Company, to StarForce Media, Inc., an entity that is not affiliated with the Company.  The Company recognized a loss on this exchange in the amount of $404,082, which was charged to operations during the year ended May 31, 2018.

On September 25, 2017, the Company entered into an Exchange Agreement, whereby it agreed to exchange the 8% Note for 4,500,000 shares of its common stock valued at $1,844,035. The Company recognized a loss on this exchange in the amount of $989,032, which was charged to operations during the year ended May 31, 2018.

Stock Issued with Note

On November 15, 2017, the Company issued 250,000 shares of restricted Common Stock, valued at $95,000, as a commitment fee to a convertible note holder.

Stock Issued in Offering

On December 7, 2017, the Company commenced a private offering of its securities, the terms of which were amended on January 17, 2018 (the “WestPark Offering”).  The Company offered for sale a minimum of 800,000 units and a maximum of 4,000,000 units at a price of $1.25 per unit.  Each unit consisted of four shares of common stock and one warrant to purchase common stock at $0.75 per share.

On February 7, 2018, the Company received gross proceeds of $1,087,500 from the WestPark Offering, of which $146,975 were expenses, resulting in net proceeds of $940,525, from the sale of 870,000 units.

On February 21, 2018, the Company received additional gross proceeds of $100,000 from the WestPark Offering, of which $28,100 were expenses, resulting in net proceeds of $71,900, from the sale of 80,000 units.

On February 28, 2018, the Company received additional gross proceeds of $81,250 from the WestPark Offering, of which $12,148 were expenses, resulting in net proceeds of $69,102, from the sale of 65,000 units.

On March 29, 2018, the Company received additional gross proceeds of $441,563 from the WestPark Offering, of which $62,172 were expenses, resulting in net proceeds of $379,390, from the sale of 353,250 units.

During the year ended May 31, 2018, the Company incurred offering costs of $249,397. The offering costs were charged to additional paid in capital during the year ended May 31, 2018.

Additional Paid-in-Capital

During the year ended May 31, 2018, the Company recorded a discounts on convertible notes payable relating to the beneficial conversion feature in the amount of $1,758,741.

During the year ended May 31, 2018, the Company recorded a settlement of derivative liabilities in the amount of $442,775.

Year ended May 31, 2017:

Stock Issued for Services

In May 2017, the Company agreed to issue 25,000 shares of common stock with a fair value of $3,250 to a service provider. At May 31, 2017, these shares had not been issued, and the amount of $3,250 is included in stock payable on the Company’s balance sheet.

Additional Paid-in-Capital

In March 2017, the Company entered into a modification agreement regarding the 8% Promissory Note due to Old Main, and the derivative liability in the amount of $70,143 related to the conversion feature of this note was charged to additional paid-in capital.

In May 2017, the Company paid the 10% Notes due to Old Main, and the derivative liability in the amount of $145,268 related to the conversion feature of this note was charged to additional paid-in capital.

Stock Issued upon Note Conversions

From December 21, 2016, through March 14, 2017, Old Main, holder of the 2016 Convertible Notes, converted an aggregate of $137,500 of principal, in eight transactions, into 1,685,981 shares of common stock.  As a result of the conversions, the Company charged the amount $143,325 to additional paid-in capital related to settlement of derivative liability.  See note 10.

On May 31, 2017, pursuant to the Omnibus Loan Agreement, four related party convertible noteholders converted principal and interest in the aggregate amount of $2,537,750 and $166,490, respectively, into a total of 10,816,960 shares of common stock.  As a result of the conversions, the Company charged the amount $951,239 to loss on modification of debt.

Warrants

On November 15, 2017, in connection with the Company’s sale of a convertible debenture, the Company issued FirstFire Global Opportunities Fund, LLC (“FirstFire”) a three-year common stock purchase warrant to purchase 350,000 shares of the Company’s common stock at an initial exercise price of $0.75 per share.  These warrants were valued at $123,950 and were charged to operations during the twelve months ended May 31, 2018.

On February 9, 2018, in connection with the Company’s sale of a convertible debenture, the Company issued Darling Capital, LLC (“Darling”) a three-year common stock purchase warrant to purchase 400,000 shares of the Company’s common stock at an initial exercise price of $0.75 per share.  These warrants were valued at $313,128 and were charged to operations during the twelve months ended May 31, 2018.

On February 16, 2018, in connection with the Company’s sale of a convertible debenture, the Company issued Efrat Investments, LLC (“Efrat”) a three-year common stock purchase warrant to purchase 40,000 shares of the Company’s common stock at an initial exercise price of $0.75 per share.  These warrants were valued at $32,076 and were charged to operations during the twelve months ended May 31, 2018.

On February 26, 2018, in connection with the Company’s sale of a convertible debenture, the Company issued David Lamadrid a three-year common stock purchase warrant to purchase 25,000 shares of the Company’s common stock at an initial exercise price of $0.75 per share.  These warrants were valued at $18,794 and were charged to operations during the twelve months ended May 31, 2018.

On March 2, 2018, the Company issued three-year common stock purchase warrants to purchase an aggregate of 412,500 shares of the Company’s common stock at an exercise price of $0.75 per share to consultants.  These warrants were value at $294,173 and were changed to operations during the twelve months ended May 31, 2018.

On March 29, 2018, the Company issued three-year common stock purchase warrants to purchase an aggregate of 353,250 shares of the Company’s common stock at an exercise price of $0.75 per share, to investors in the WestPark Offering.

On May 9, 2018, in connection with the Amendment to the FirstFire Note, the Company amended the FirstFire three-year common stock purchase warrant to provide that the holder could purchase an additional 25,000 shares of the Company’s common stock at an initial exercise price of $0.75 per share.  These additional warrants were valued to $15,977 and were charge to operations during the twelve months ended May 31, 2018.

On May 14, 2018, in connections with the Company’s sale of a convertible debenture, the Company issued YA II PN, Ltd. a five-year common stock purchase warrant to purchase 1,875,000 shares of the Company’s common stock at an initial exercise price of $0.60 per share.  These warrants were valued at $1,300,545 and were charged to operations during the twelve months ended May 31, 2018.

As of May 31, 2018, the Company was obligated to issue a five-year warrant to purchase 205,238 of the Company’s units at an exercise price of $1.25 per unit (the “Unit Warrants”) to WestPark Capital, Inc., the placement agent for the WestPark Offering.  Each unit consists of four shares of common stock and one warrant to purchase a share of common stock for $0.75 per share.  The Unit Warrants are part of the placement agent’s compensation pursuant to the placement agent agreement.  The Unit Warrant were valued at $503,655, which amount was charged to operations during the twelve months ended May 31, 2018.

The following table summarizes the significant terms of warrants outstanding at May 31, 2018. These warrants were granted as part of financing agreements. This table includes the 205,238 Unit Warrants:

		Weighted	Weighted		Weighted
		average	average		average
Range of	Number of	remaining	exercise		exercise
exercise	warrants	contractual	price of	Number of	price of
Prices	Outstanding	life (years)	outstanding Warrants	warrants Exercisable	exercisable Warrants
$0.75	2,825,988	3.33	$0.75	2,825,988	$0.75
0.60	1,875,000	4.96	0.60	1,875,000	0.60
	4,700,988	3.98	0.69	4,700,988	0.69

Transactions involving warrants are summarized as follows:

	Number of Shares	Weighted Average Exercise Price
Warrants outstanding at May 31, 2017	-	$-
Granted	4,700,988	$0.69
Exercised	-	$-
Cancelled / Expired	-	$-
Warrants outstanding at May 31, 2018	4,700,988	$0.69

NOTE 13 – INCOME TAXES

The Company accounts for income taxes under FASB ASC 740-10, which provides for an asset and liability approach of accounting for income taxes. Under this approach, deferred tax assets and liabilities are recognized based on anticipated future tax consequences, using currently enacted tax laws, attributed to temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts calculated for income tax purposes.

As of May 31, 2018 and 2017, the Company had incurred a net operating loss and, accordingly, no provision for income taxes has been recorded. In addition, no benefit for income taxes has been recorded due to the uncertainty of the realization of any tax assets.

The tax effects of the temporary differences that give rise to the Company’s estimated deferred tax assets and liabilities are as follows:

	May 31,	May 31,
	2018	2017
Federal and state statutory rate	34%	34%
Net operating loss carry forwards	2,790,481	1,386,438
Valuation allowance for deferred tax assets	(2,790,481)	(1,386,438)
Net deferred tax assets	-	-

As of May 31, 2018 and 2017, the Company had net operating loss carry forwards of approximately $2,790,481 and $1,386,438 available to offset future taxable income.  The net operating loss carry forwards, if not utilized, will begin to expire in 2037.

Based on the available objective evidence, including the Company’s history of losses, management believes it is more likely than not that the net deferred tax assets will not be fully realizable. Accordingly, the Company has provided for a full valuation allowance against its net deferred tax assets at May 31, 2018 and 2017.  The Company had no uncertain tax positions as of May 31, 2018.

NOTE 14 – COMMITMENTS AND CONTINGENCIES

Lease Arrangement

In connection with the Colorado Arrangement, on April 17, 2015, pursuant to an Industrial Lease Agreement (the “Lease”), CLS Labs Colorado leased 14,392 square feet of warehouse and office space (the “Leased Real Property”) in a building in Denver, Colorado where certain intended activities, including growing, extraction, conversion, assembly and packaging of cannabis and other plant materials, are permitted by and in compliance with state, city and local laws, rules, ordinances and regulations. The Lease had an initial term of seventy-two (72) months and provided CLS Labs Colorado with two options to extend the term of the lease by up to an aggregate of ten (10) additional years.  In August 2017, as a result of the Company’s decision to suspend its proposed operations in Colorado, CLS Labs Colorado asked its landlord to be relieved from its obligations under the Lease, but the parties have not yet reached an agreement on how to proceed.

In August 2017, the Company’s Colorado subsidiary received a demand letter from its Colorado landlord requesting the forfeiture of the $50,000 security deposit, $10,000 in expenses, $15,699 in remaining rent due under the lease agreement and $30,000 to buy out the remaining amounts due under the lease.  These expenses, which are a liability of the Company’s Colorado subsidiary, have been accrued on the balance sheet as of May 31, 2018.

Employment Agreements

CLS Labs and Jeffrey Binder entered into a five-year employment agreement effective October 1, 2014. Under the agreement, Mr. Binder serves as CLS Labs’ Chairman and Chief Executive Officer and is entitled to receive an annual salary of $150,000. Under the agreement, Mr. Binder is also entitled to receive a performance bonus equal to 2% of CLS Labs’ annual EBITDA, up to a maximum annual cash compensation of $1 million (including his base salary), and annual stock options, exercisable at the fair market value of CLS Labs’ common stock on the date of grant, in an amount equal to 2% of its annual EBITDA up to $42.5 million and 4% of its annual EBITDA in excess of $42.5 million.  On April 28, 2015, CLS Labs and the Company entered into an addendum to Mr. Binder’s employment agreement whereby Mr. Binder agreed that following the merger of CLS Labs and a subsidiary of the Company, in addition to his obligations to CLS Labs, he would serve the Company and its subsidiaries in such roles as the Company may request.  In exchange, the Company agreed to assume the obligations of CLS Labs to grant Mr. Binder annual stock options, as referenced above.  Mr. Binder continues to receive an annual salary of $150,000 from CLS Labs for serving as its Chairman, President and Chief Executive Officer.  Mr. Binder has deferred all of the salary payable to him under his employment agreement through February 28, 2018.  On July 20, 2016, March 31, 2017, August 23, 2017, October 9, 2017, January 5, 2018 and April 6, 2018, the Company issued Mr. Binder convertible notes in exchange for $250,000, $112,500, $62,500, $39,521, $37,500 and $37,500 respectively, in deferred salary, among other amounts owed to Mr. Binder by the Company.  As of May 31, 2018 and May 31, 2017, the Company had accrued compensation due to Mr. Binder in the amount of 37,500 and $37,500.

Effective August 1, 2015, the Company and Alan Bonsett entered into a five-year employment agreement. Pursuant to the agreement, Mr. Bonsett commenced serving as the Company’s Chief Operating Officer on August 15, 2015. Under the agreement, Mr. Bonsett is entitled to receive an annual salary of $150,000. Further, he is entitled to receive a performance bonus equal to 2% of the Company’s annual EBITDA, up to a maximum annual cash compensation of $1 million (including his base salary), and annual stock options, exercisable at the fair market value of the Company’s common stock on the date of grant, in an amount equal to 2% of its annual EBITDA up to $42.5 million and 4% of its annual EBITDA in excess of $42.5 million. Additionally, Mr. Bonsett received a one-time signing bonus of 250,000 (post Reverse-Split) shares of restricted common stock of the Company, valued at $327,500, which became fully vested one year from the effective date of the agreement. Mr. Bonsett, as an owner of Picture Rock Holdings, LLC (“PRH”), will indirectly receive the benefits of the Colorado Arrangement discussed in Note 12. The business to be operated by PRH pursuant to the Colorado Arrangement has not yet produced revenues. Mr. Bonsett agreed to defer his salary effective July 1, 2017; at May 31, 2018, the Company had accrued compensation due to Mr. Bonsett in the amount of $37,500. On October 1, 2017, the Company and Mr. Bonsett, the Company’s Chief Operating Officer, mutually agreed to end his employment with the Company.  Mr. Bonsett may provide consulting services to the Company in the future on an as needed basis.

Effective November 30, 2017, the Company and Mr. Lamadrid entered into a one-year employment agreement. Pursuant to the agreement, Mr. Lamadrid commenced serving as the Company’s President and Chief Financial Officer on December 1, 2017. Under the agreement, Mr. Lamadrid is entitled to receive an annual salary of $175,000. Further, he is entitled to receive a performance bonus equal to 2% of the Company’s annual EBITDA, and annual restricted stock awards of the Company’s common stock in an amount equal to 3% of its annual EBITDA. Additionally, Mr. Lamadrid is entitled to a one-time signing bonus of 500,000 shares of restricted common stock of the Company, which shall become fully vested one year from the effective date of the agreement.

At May 31, 2018 and 2017, the Company had accrued salary due to Michael Abrams, a former officer of the Company, prior to his September 1, 2015 termination, in the amount of $16,250.

NOTE 15 – FAIR VALUE OF FINANCIAL INSTRUMENTS

The following summarizes the Company’s derivative financial liabilities that are recorded at fair value on a recurring basis at May 31, 2018 and 2017.

	May 31, 2018
	Level 1	Level 2	Level 3	Total
Liabilities
Derivative liabilities	$-	$-	$1,265,751	$1,265,751

	May 31, 2017
	Level 1	Level 2	Level 3	Total
Liabilities
Derivative liabilities	$-	$-	$95,276	$95,276

The estimated fair values of the Company’s derivative liabilities are as follows:

Derivative
Liability
Liabilities Measured at Fair Value

Balance as of May 31, 2016	$418,537

Issuances	600,564

Convert or Redeem	(612,850)

Revaluation gain	(310,975)

Balance as of May 31, 2017	$95,276

Issuances	3,671,505

Convert or Redeem	(2,696,755)

Revaluation loss	195,725

Balance as of May 31, 2018	$1,265,751

NOTE 16 – SUBSEQUENT EVENTS

On June 12, 2018, the Company received a conversion notice from a note holder requesting the conversion of $550,000 in principal and $15,000 of accrued interest into 1,808,000 shares of common stock.

On June 20, 2018, the Company executed an agency agreement with Canaccord Genuity Corp. and closed on a private offering of its special warrants for aggregate gross proceeds of CD$13,037,859 (USD$9,988,173).  In connection therewith, the Company also entered into a special warrant indenture and a warrant indenture with Odyssey Trust Company, as special warrant agent and warrant agent.

Pursuant to the offering, the Company issued 28,973,019 special warrants at a price of CD$0.45 (USA$0.34) per special warrant.  Each special warrant is automatically exercisable, for no additional consideration, into units of the Company on the earlier of: (i) the date that is five business days following the date on which the Company obtains a receipt from the applicable securities regulatory authorities in each of the jurisdictions in Canada in which the special warrants were sold for a final prospectus qualifying the distribution of the units, which is intended to be no later than August 31, 2018, and (ii) the date that is four months and one day after the completion of the Company's acquisition of all of the membership interests in Alternative Solutions, LLC, known as Oasis Cannabis.

Upon exercise of the special warrants, each unit shall consist of one share of the Company's common stock and one warrant to purchase one share of common stock.  Each warrant will be exercisable at a price of CD$0.65 for three years after the Company's common stock is listed on a recognized Canadian stock exchange, subject to adjustment in certain events.  If the Company has not received a receipt from the applicable Canadian securities authorities for the qualifying prospectus by August 19, 2018, the unexercised special warrant will thereafter generally entitle the holder to receive 1.1 units instead of one unit of the Company.

In connection with the offering, the Company paid a cash commission equal to CD$1,043,028 (USD$799,053), a corporate finance fee equal to 1,448,651 special warrants, and 2,317,842 compensation warrants. Each compensation warrant entitles the holder thereof to acquire one unit at a price of CD$0.45 per unit for a period of 36 months from the date that the Company's common stock is listed on a recognized Canadian stock exchange, subject to adjustment in certain events.

On June 27, 2018, the Company closed on the purchase of the remaining 90% of the membership interests of Alternative Solutions and its three operating subsidiaries (the “Oasis LLCs”).  The closing occurred pursuant to the Acquisition Agreement dated December 4, 2017, as amended.  On such date, the Company made the payments to indirectly acquire the remaining 90% of the Oasis LLCs, which were equal to cash in the amount of $6,200,000, a $4.0 million promissory note due in December 2019 (the “Oasis Note”), and 22,058,823 shares of its common stock. The Oasis Note bears interest at the rate of 6% per annum.  The Oasis Note may be prepaid at any time without penalty.  The Oasis Note is secured by all of the membership interests in Alternative Solutions and the Oasis LLCs and by the assets of the Oasis LLCs.  The Company also applied for regulatory approval to own the additional 90% in membership interests in the Oasis LLCs, which it expects to receive in due course.  The change of ownership in the Oasis LLCs to the Company will be recorded upon receipt of such regulatory approvals.

On July 24, 2018, the Company awarded Star Associates, LLC, a limited liability company owned by Andrew Glashow, a director of the Company, a cash payment in the amount of $250,000 and 700,000 restricted shares of the Company’s common stock in recognition of Mr. Glashow’s efforts, through Star Associates, in successfully assisting the Company in negotiating and obtaining the financing necessary to acquire Alternative Solutions, LLC.

On July 24, 2018, the Company and Mr. David Lamadrid, its President and Chief Financial Officer, mutually agreed to terminate the employment agreement dated December 1, 2017 between the Company and Mr. Lamadrid (the "Employment Agreement") effective July 13, 2018.  Mr. Lamadrid resigned as President and Chief Financial Officer effective as of July 13, 2018. The parties further agreed that neither party would have any further obligations under the Employment Agreement after such date.  The Company also agreed to release Mr. Lamadrid from his non-competition obligations under the Confidentiality, Non-Compete and Property Rights Agreement dated November 30, 2017 between the parties (the "Confidentiality Agreement").  The balance of the terms of the Confidentiality Agreement remain in full force and effect.

On July 27, 2018, the Company announced the appointment of Frank J. Tarantino as its Chief Financial Officer, effective August 1, 2018. In connection with his employment, the Company awarded Mr. Tarantino 25,000 shares of restricted common stock, which vests four months after the date he commenced his employment with the Company.

Mr. Benjamin Sillitoe was appointed to serve as the Chief Executive Officer of CLS Nevada, Inc. commencing on July 1, 2018. On July 31, 2018, CLS Nevada, Inc. and Mr. Sillitoe entered into a one-year employment agreement. Under the agreement, Mr. Sillitoe is entitled to receive an annual salary of $150,000. Further, he is entitled to receive a performance bonus equal to 2% of CLS Nevada, Inc.’s annual EBITDA, and annual restricted stock awards of the Company’s common stock in an amount equal to 3% of CLS Nevada, Inc.’s annual EBITDA. Additionally, Mr. Sillitoe is entitled to a one-time signing bonus of 500,000 shares of restricted common stock of the Company, which shall become fully vested one year from the effective date of this agreement assuming Mr. Sillitoe remains employed by the Company on such date. Effective July 1, 2018, and in connection with the employment agreement, Mr. Sillitoe and the Company entered into a Confidentiality, Non-Compete and Proprietary Rights Agreement. Pursuant thereto, Mr. Sillitoe agreed (i) not to compete with the Company or CLS Nevada, Inc. during the term of his employment and, unless he is terminated without cause, for a period of one year thereafter, (ii) not to release or disclose the Company’s or CLS Nevada, Inc.’s confidential information, and (iii) to assign the rights to all work product to the CLS Nevada, Inc., among other terms.

Mr. Don Decatur was appointed to serve as CLS Nevada, Inc.’s Chief Operating Officer commencing on July 1, 2018.  CLS Nevada, Inc. and Mr.  Decatur entered into a one-year employment agreement on July 31, 2018.  Under the agreement, Mr. Decatur is entitled to receive an annual salary of $150,000.  Further, he is entitled to receive a performance bonus equal to 2% of CLS Nevada, Inc.’s annual EBITDA, and annual restricted stock awards of the Company’s common stock in an amount equal to 3% of CLS Nevada, Inc.’s annual EBITDA.  Additionally, Mr. Decatur is entitled to a one-time signing bonus of 50,000 shares of restricted common stock of the Company, which shall become fully vested one year from the effective date of the agreement assuming Mr. Decatur remains employed by the Company on such date. Effective July 1, 2018, and in connection with the employment agreement, Mr. Decatur and the Company entered into a Confidentiality, Non-Compete and Proprietary Rights Agreement. Pursuant thereto, Mr. Decatur agreed (i) not to compete with the Company or CLS Nevada, Inc during the term of his employment and, unless he is terminated without cause, for a period of one year thereafter, (ii) not to release or disclose the Company’s or CLS Nevada, Inc.’s confidential information, and (iii) to assign the rights to all work product to CLS Nevada, Inc., among other terms.

Effective July 31, 2018, the Company, entered into a subscription agreement with Navy Capital Green International, Ltd., a British Virgin Islands limited company (“Navy Capital”), pursuant to which the Company agreed to sell to Navy Capital, for a purchase price of $3,000,000, 7,500,000 Units ($0.40 per unit), representing (i) 7,500,000 shares of the Company’s Common Stock, and (ii) three-year warrants to purchase an aggregate of 7,500,000 shares of our Common Stock (the “Warrant Shares”) at an exercise price of $0.60 per share of Common Stock.  The closing occurred on August 6, 2018.  In the subscription agreement, the Company also agreed to file, on or before November 1, 2018, a registration statement with the SEC registering the shares of Common Stock and Warrant Shares issued to Navy Capital. If the Company fails to file the registration statement on or before that date, the Company must issue to Navy Capital an additional number of units equal to ten percent (10%) of the units originally subscribed for by Navy Capital (which will include additional warrants at the original exercise price). The warrant is exercisable from time to time, in whole or in part for three years. The warrant has anti-dilution provisions that provide for an adjustment to the exercise price in the event of a future sale of Common Stock at a lower price, subject to certain exceptions as set forth in the warrant. The warrant also provides that it is callable at any time after the bid price of the Company’s Common Stock exceeds 120% of the exercise price of the warrant for a period of 20 consecutive business days.

On August 6, 2018, the Company issued a convertible promissory note to Newcan, an entity owned by Frank Koretsky, a director of the Company, in the amount of $75,000.00 (the “Newcan Convertible Note 8”), to finalize the terms of repayment with respect to a certain loan made to the Company by Newcan on May 4, 2018. The Newcan Convertible Note 8 is unsecured and bears interest at the rate of 10% per annum. No payments are required until October 1, 2019, at which time all accrued interest becomes due and payable. Principal will be paid in eight equal quarterly installments, together with interest accrued thereon, beginning on January 1, 2020. The Notes may be prepaid by the Company with no penalty at any time upon thirty days written notice. The holder of the Newcan Convertible Note 9 may, at any time prior to payment or prepayment in full, convert all principal and accrued interest thereunder, in whole or in part, into securities of the Company. For each $0.40 converted, the holder will receive one share of the Company’s Common Stock.

Between August 8, 2018 and August 10, 2018, the Company entered into five subscription agreements, pursuant to which the Company sold, for an aggregate purchase price of $2,750,000, 6,875,000 Units ($0.40 per unit), representing (i) 6,875,000 shares of the Company’s Common Stock, and (ii) three-year warrants to purchase an aggregate of 6,875,000 shares of the Company’s Common Stock (the “Warrant Shares”) at an exercise price of $0.60 per share of Common Stock.  The subscription agreements require the Company to file, on or before November 1, 2018, a registration statement with the SEC registering the shares of Common Stock and Warrant Shares issued to the Navy Capital Investors. If the Company fails to file the registration statement on or before that date, the Company must issue to the Navy Capital Investors an additional number of units equal to ten percent (10%) of the units originally subscribed for by each Navy Capital Investor (which will include additional warrants at the original exercise price). The warrants are exercisable from time to time, in whole or in part for three years. The warrants have anti-dilution provisions that provide for an adjustment to the exercise price in the event of a future sale of Common Stock at a lower price, subject to certain exceptions as set forth in the warrant. The warrants also provide that they are callable at any time after the bid price of the Company’s Common Stock exceeds 120% of the exercise price of the warrants for a period of 20 consecutive business days.

 CLS Holdings USA, Inc.

Unaudited Interim Financial Information

For the Three-Month Periods Ended August 31, 2018 and 2017

CLS HOLDINGS USA, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

	August 31,	May 31,
	2018	2018
ASSETS
Current assets
Cash and cash equivalents	$5,953,925	$52,964
Accounts Receivable	59,981	-
Inventory	499,399	-
Prepaid expenses	258,308	1,410
Total current assets	6,771,613	54,374

Investment	-	2,050,000
Property, plant and equipment, net of accumulated depreciation of $27,509 and $2,674	905,633	-
Intangible assets, net of accumulated amortization of $22,757 and $828	1,619,325	898
Goodwill	25,742,899	-
Other assets	158,500	-

Total assets	$35,197,970	$2,105,272

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable and accrued liabilities	$1,199,525	$826,621
Accrued compensation, related party	54,993	120,417
Due to related party	17,930	17,930
Accrued interest	22,830	24,748
Accrued interest, related party	7,393	5,143
Notes payable	3,834,242	310,000
Notes payable, related parties	5,716	75,137
Convertible notes payable, net of discount of $0 and $561,599	-	43,401
Deferred rent obligation	136,707	-
Contingent liability	678,111	-
Derivative liability	-	1,265,751

Total current liabilities	5,957,447	2,689,148

Noncurrent liabilities
Accrued interest, long-term	44,155	-
Convertible notes payable - Long Term, net of discount of $982,098 and $733,928	292,902	41,072
Convertible notes payable, related parties, net of discount of $57,322 and $65,918	17,678	2,832

Total Liabilities	6,312,182	2,733,052

Commitments and contingencies	-	-

Stockholder's equity
Preferred stock, $0.001 par value; 20,000,000 shares authorized; no shares issued	-	-
Common stock, $0.0001 par value; 250,000,000 shares authorized; 90,087,236 and 50,128,972 shares issued and outstanding at August 31, 2018 and May 31, 2018, respectively	9,009	5,013
Additional paid-in capital	63,939,091	17,628,717
Common stock subscribed	163,722	307,584
Accumulated deficit	(35,226,034)	(18,569,094)
Total stockholder's equity (deficit)	28,885,788	(627,780)

Total liabilities and stockholders' equity (deficit)	$35,197,970	$2,105,272

See accompanying notes to these financial statements.

CLS HOLDINGS USA, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	For the Three	For the Three
	Months Ended	Months Ended
	August 31, 2018	August 31, 2017

Revenue	$1,179,353	$-
Cost of goods sold	759,944	-
Gross margin	419,409	-

Selling, general and administrative expenses	15,392,130	359,204
Total operating expenses	15,392,130	359,204

Operating loss	(14,972,721)	(359,204)

Other (income) expense:
Interest expense	1,684,219	74,866
Gain on settlement of debt	-	(3,480)
Loss on modification of debt	-	29,145
Change in fair value of derivative	-	105,950
Total other expense	1,684,219	206,481

Income (Loss) before income taxes	(16,656,940)	(565,685)

Income tax expense	-	-

Net income (loss)	$(16,656,940)	$(565,685)

Net income (loss) per share - basic	$(0.23)	$(0.02)

Weighted average shares outstanding - basic	71,296,485	32,865,727

See accompanying notes to these financial statements.

CLS HOLDINGS USA, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	For the Three	For the Three
	Months Ended	Months Ended
	August 31, 2018	August 31, 2017
CASH FLOWS FROM OPERATING ACTIVITIES
Net income loss	$(16,656,940)	$(565,685)
Adjustments to reconcile net loss to net cash used in operating activities:
Imputed interest	271	271
Change in fair value of derivative	-	105,950
Warrants issued to placement agent	2,908,673	-
Warrants and Special Warrants issued to penalty	8,084,522	-
Non-cash offering costs of equity financing	403,588	-
Fair value of shares vested by officers	120,138	-
Fair value of shares issued to consultants	490,000	-
Loss on modification of debt	-	29,145
Gain on settlement of Account Payable	-	(3,480)
Expense from derivative triggering event	12,659	-
Amortization of debt discounts	1,598,501	42,060
Depreciation and amortization expense	48,461	331
Changes in assets and liabilities:
Accounts receivable	(24,544)	-
Inventory	(93,446)	-
Prepaid expenses	(151,709)	-
Other assets	-	50,000
Accounts payable and accrued expenses	(548,738)	112,068
Accrued compensation	(15,424)	62,500
Due to related parties	(50,000)	-
Accrued interest, related party	3,497	24,198
Deferred rent	667	(49,565)
Accrued interest	59,437	8,229
Net cash used in operating activities	(3,810,387)	(183,978)

CASH FLOWS FROM INVESTING ACTIVITIES
Payment for investment in Alternative Solutions, net of cash received of $14,612	(5,982,710)	-
Net cash used in investing activities	(5,982,710)	-

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from related party convertible notes payable		117,767
Proceeds from related party notes payable	81,961	-
Proceeds from convertible note payable	500,000
Principal payments on notes payable	(310,000)	-
Principal payments on related party notes payable	(76,381)	-
Principal payments on convertible notes payable	(37,500)	-
Proceeds from sale of equity	15,535,978	-
Net cash provided by financing activities	15,694,058	117,767

Net increase in cash and cash equivalents	5,900,961	(66,211)

Cash and cash equivalents at beginning of period	52,964	78,310

Cash and cash equivalents at end of period	$5,953,925	$12,099

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Interest paid	$8,964	$-
Income taxes paid	$-	$-

NON-CASH INVESTING AND FINANCING ACTIVITIES:
Convertible note issued for unpaid accrued salary	$-	$62,500
Related party notes payable reclassified as related party convertible notes payable	$75,000	$816,975
Beneficial conversion feature on convertible notes	$1,229,831	$351,790
Note payable exchanged for common stock	$654,697	$-
Shares issued for settlement of accounts payable	$-	$6,000
Charge to paid-in capital for par value of shares issued in cashless exercise of warrants	$13	$-
Reclassify derivative liability to paid-in capital upon adoption of ASU 2017-11	$1,265,751	$-

See accompanying notes to these financial statements.

CLS HOLDINGS USA, INC.

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

August 31, 2018

(Unaudited)

Note 1 – Nature of Business and Significant Accounting Policies

Basis of Presentation

These financial statements and related notes are presented in accordance with accounting principles generally accepted in the United States and are expressed in US dollars.

Principals of Consolidation

The accompanying consolidated financial statements include the accounts of CLS Holdings USA, Inc., and its wholly owned operating subsidiaries, CLS Nevada, Inc., (“CLS Nevada”), CLS Labs, Inc. (“CLS Labs”), CLS Labs Colorado, Inc. (“CLS Colorado”), and Alternative Solutions, LLC (“Alternative Solutions”). Alternative Solutions is sole owner of the following three entities (collectively, the “Oasis LLCs”): Serenity Wellness Center, LLC (“Serenity Wellness Center”); Serenity Wellness Products, LLC (“Serenity Wellness Products”); and Serenity Wellness Growers, LLC (“Serenity Wellness Growers”).  All material intercompany transactions have been eliminated upon consolidation of these entities.

Nature of Business

CLS Holdings USA, Inc. (the “Company”) was originally incorporated as Adelt Design, Inc. (“Adelt”) on March 31, 2011 to manufacture and market carpet binding art. Production and marketing of carpet binding art never commenced.

On November 12, 2014, CLS Labs, Inc. (“CLS Labs”) acquired 10,000,000 shares, or 55.6%, of the outstanding shares of common stock of Adelt from its founder, Larry Adelt. On that date, Jeffrey Binder, the Chairman, President and Chief Executive Officer of CLS Labs, was appointed Chairman, President and Chief Executive Officer of the Company. On November 20, 2014, Adelt adopted amended and restated articles of incorporation, thereby changing its name to CLS Holdings USA, Inc. Effective December 10, 2014, the Company effected a reverse stock split of its issued and outstanding common stock at a ratio of 1-for-0.625 (the “Reverse Split”), wherein 0.625 shares of the Company’s common stock were issued in exchange for each share of common stock issued and outstanding. As a result, 6,250,000 shares of the Company’s common stock were issued to CLS Labs in exchange for the 10,000,000 shares that it owned by virtue of the above-referenced purchase from Larry Adelt.

On April 29, 2015, the Company, CLS Labs and CLS Merger Inc., a Nevada corporation and wholly owned subsidiary of CLS Holdings  (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) and completed a merger, whereby CLS Merger Inc. merged with and into CLS Labs, with CLS Labs remaining as the surviving entity (the “Merger”). Upon the consummation of the Merger, the shares of the common stock of CLS Holdings owned by CLS Labs were extinguished and the former stockholders of CLS Labs were issued an aggregate of 15,000,000 (post Reverse Split) shares of common stock in CLS Holdings in exchange for their shares of common stock in CLS Labs. As a result of the Merger, the Company acquired the business of CLS Labs and abandoned its previous business.

The Company has been issued a U.S. patent with respect to its proprietary method of extracting cannabinoids from cannabis plants and converting the resulting cannabinoid extracts into concentrates such as oils, waxes, edibles and shatter. These concentrates may be ingested in a number of ways, including through vaporization via electronic cigarettes (“e-cigarettes”), and used for a variety of pharmaceutical and other purposes. Internal testing of this extraction method and conversion process has revealed that it produces a cleaner, higher quality product and a significantly higher yield than the cannabinoid extraction processes currently existing in the marketplace. The Company has not commercialized its proprietary process or otherwise earned any revenues.  The Company plans to generate revenues through licensing, fee-for-service and joint venture arrangements related to its proprietary method of extracting cannabinoids from cannabis plants and converting the resulting cannabinoid extracts into saleable concentrates.

On December 4, 2017, the Company and Alternative Solutions, LLC (“Alternative Solutions”) entered into a Membership Interest Purchase Agreement (the “Acquisition Agreement”) for the Company to acquire the outstanding equity interests in three subsidiaries (collectively, the “Oasis LLCs”), Serenity Wellness Center LLC d/b/a/ Oasis Medical Cannabis, Serenity Wellness Growers LLC, and Serenity Wellness Products LLS, from Alternative Solutions. Pursuant to the Acquisition Agreement, the Company initially contemplated acquiring all of the membership interests in the Oasis LLCs from Alternative Solutions. Just prior to closing, the parties agreed that the Company would instead acquire all of the membership interests in Alternative Solutions, the parent of the Oasis LLCs, from its members, and the membership interests in the Oasis LLCs owned by members other than Alternative Solutions.

Pursuant to the Acquisition Agreement, the Company paid a non-refundable deposit of $250,000 upon signing, which was followed by an additional payment of $1,800,000 paid in February 2018, for an initial 10% of each of the Oasis LLCs.  At that time, the Company applied for regulatory approval to own an interest in the Oasis LLCs, which approval was received. On June 27, 2018, the Company made the payments to indirectly acquire the remaining 90% of the Oasis LLCs, which were equal to cash in the amount of $5,995,543, a $4.0 million promissory note due in December 2019 (the “Oasis Note”), and 22,058,823 shares of its common stock (the “Purchase Price Shares”) collectively, the “Closing Consideration”). The cash payment of $5,995,543 was less than the $6,200,000 payment originally contemplated because the Company assumed an additional $204,457 of liabilities. The Company used the proceeds of its recent Canadian private securities offering to fund the cash portion of the Closing Consideration.  The Company then applied for regulatory approval to own the additional 90% in membership interests in the Oasis LLCs, which it expects to receive in due course.  The change of ownership in the Oasis LLCs to the Company will be recorded upon receipt of such regulatory approvals. The Company has adopted a fiscal year end of May 31st.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments with maturities of three months or less to be cash equivalents.  The Company had cash and cash equivalents of $5,953,925 and $52,964 as of August 31, 2018 and May 31, 2018, respectively.

Allowance for Doubtful Accounts

The Company generates the majority of its revenues and corresponding accounts receivable from the sale of cannabis, and cannabis related products. The Company evaluates the collectability of its accounts receivable considering a combination of factors. In circumstances where it is aware of a specific customer’s inability to meet its financial obligations to it, the Company records a specific reserve for bad debts against amounts due in order to reduce the net recognized receivable to the amount it reasonably believe will be collected. For all other customers, the Company recognizes reserves for bad debts based on past write-off experience and the length of time the receivables are past due. The Company had no bad debts expense during the three months ended August 31, 2018 and 2017.

Segment Reporting

Under FASB ASC 280-10-50, the Company operates as a single segment and will evaluate additional segment disclosure requirements as it expands its operations.

Inventory

Inventories are stated at the lower of cost or market. Cost is determined on a standard cost basis that approximates the first-in, first-out (FIFO) method. Market is determined based on net realizable value. Appropriate consideration is given to obsolescence, excessive levels, deterioration, and other factors in evaluating net realizable values. Our cannabis products consists of prepackaged purchased goods ready for resale, and cannabis flower grown in-house under our cultivation license, along with produced edibles and extracts developed under our production license.

Property, Plant and Equipment

Property and equipment is recorded at the lower of cost or estimated net recoverable amount, and is depreciated using the straight-line method over the estimated useful lives.  Computer equipment is being depreciated over a three-year period.

Concentrations of Credit Risk

The Company maintains its cash in bank deposit accounts and other accounts, the balances of which at times may be uninsured or exceed federally insured limits. From time to time, some of the Company’s funds are also held by escrow agents; these funds may not be federally insured. The Company continually monitors its banking relationships and consequently has not experienced any losses in such accounts.

Advertising and Marketing Costs

All costs associated with advertising and promoting products are expensed as incurred with the exception of the amortization of the cost of two major video productions. A music video and reality/lifestyle video were both produced in 2017. The remaining amount that hasn’t been expensed is listed on the schedule in Note 6. Total recognized advertising and promotion expenses were $127,392 and $0 for the three months ended August 31, 2018 and 2017, respectively.

Research and Development

Research and development expenses are charged to operations as incurred. The Company incurred no research and development costs for the three months ended August 31, 2018 and 2017, respectively.

Income Taxes

The Company accounts for income taxes using the asset and liability method, which requires the establishment of deferred tax assets and liabilities for the temporary differences between the financial reporting basis and the tax basis of the Company’s assets and liabilities at enacted tax rates expected to be in effect when such amounts are realized or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. A valuation allowance is provided to the extent deferred tax assets may not be recoverable after consideration of the future reversal of deferred tax liabilities, tax planning strategies, and projected future taxable income.

Fair Value of Financial Instruments

Pursuant to Accounting Standards Codification (“ASC”) No. 825 - Financial Instruments, the Company is required to estimate the fair value of all financial instruments included on its balance sheets. The carrying amount of the Company’s cash and cash equivalents, note receivable, notes payable, accounts payable and accrued expenses, none of which is held for trading, approximates their estimated fair values due to the short-term maturities of those financial instruments.

A three-tier fair value hierarchy is used to prioritize the inputs in measuring fair value as follows:

Level 1 - Quoted prices in active markets for identical assets or liabilities.

Level 2 - Quoted prices for similar assets or liabilities in active markets, quoted prices for identical or similar assets or liabilities in markets that are not active, or other inputs that are observable, either directly or indirectly.

Level 3 - Significant unobservable inputs that cannot be corroborated by market data.

Derivative Financial Instruments

Derivatives are recorded on the condensed consolidated balance sheet at fair value. The conversion features of the convertible notes are embedded derivatives and are separately valued and accounted for on the consolidated balance sheet with changes in fair value recognized during the period of change as a separate component of other income/expense. Fair values for exchange-traded securities and derivatives are based on quoted market prices. The pricing model the Company uses for determining the fair value of its derivatives is the Lattice Model. Valuations derived from this model are subject to ongoing internal and external verification and review. The model uses market-sourced inputs such as interest rates and stock price volatilities. Selection of these inputs involves management’s judgment and may impact net income (see note 14).  On June 1, 2018, the Company adopted ASU 2017-11 and accordingly reclassified the fair value of the reset provisions embedded in convertible notes payable and certain warrants with embedded anti-dilutive provisions from liability to equity in the aggregate amount of $1,265,751.

Revenue Recognition

Revenue is primarily generated through our subsidiary, Serenity Wellness LLC, DBA/ Oasis Cannabis. Oasis operates a 24-hour cannabis dispensary that recognizes revenue from the sale of cannabis products within the State of Nevada.

Revenue from the sale of our cannabis products is recognized by our subsidiary at the point of sale, at which time payment is received. Management estimates an allowance for sales returns.

The Company also recognizes revenue from Serenity Wellness Products LLC and Serenity Wellness Growers LLC, DBA/ City Trees. City Trees recognizes revenue from the sale of the following cannabis products and services to licensed dispensaries within the State of Nevada:

●	Premium organic medical cannabis sold wholesale to licensed retailers

●	Recreational marijuana cannabis products sold wholesale to distributors and retailers

●	Extraction products such as oils and waxes derived from in-house cannabis production

●	Processing and extraction services for licensed medical cannabis cultivators in Nevada

●	High quality cannabis strains in the form of vegetative cuttings for sale to licensed medical cannabis cultivators in Nevada

Effective January 1, 2018, the Company adopted ASC 606 — Revenue from Contracts with Customers. Under ASC 606. The Company recognizes revenue from the commercial sales of products, licensing agreements and contracts to perform pilot studies by applying the following steps: (1) identify the contract with a customer; (2) identify the performance obligations in the contract; (3) determine the transaction price; (4) allocate the transaction price to each performance obligation in the contract; and (5) recognize revenue when each performance obligation is satisfied. For the comparative periods, revenue has not been adjusted and continues to be reported under ASC 605 — Revenue Recognition. Under ASC 605. Revenue is recognized when the following criteria are met: (1) persuasive evidence of an arrangement exists; (2) the performance of service has been rendered to a customer or delivery has occurred; (3) the amount of fee to be paid by a customer is fixed and determinable; and (4) the collectability of the fee is reasonably assured.

There was no impact on the Company’s financial statements as a result of adopting Topic 606 for the three months ended August 31, 2018.

Basic and Diluted Loss Per Share

Basic net earnings per share is based on the weighted average number of shares outstanding during the period, while fully-diluted net earnings per share is based on the weighted average number of shares of common stock and potentially dilutive securities assumed to be outstanding during the period using the treasury stock method. Potentially dilutive securities consist of options and warrants to purchase common stock, and convertible debt. Basic and diluted net loss per share is computed based on the weighted average number of shares of common stock outstanding during the period.

The Company uses the treasury stock method to calculate the impact of outstanding stock options and warrants. Stock options and warrants for which the exercise price exceeds the average market price over the period have an anti-dilutive effect on earnings per common share and, accordingly, are excluded from the calculation.

A net loss causes all outstanding stock options and warrants to be antidilutive. As a result, the basic and dilutive losses per common share are the same for the three months ended August 31, 2018 and 2017.

Commitments and Contingencies

Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur.  The Company’s management assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment.  In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company’s legal counsel evaluates the perceived merits of any legal proceedings or unasserted claims brought to such legal counsel’s attention as well as the perceived merits of the amount of relief sought or expected to be sought therein.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s financial statements.  If the assessment indicates that a potentially material loss contingency is not probable, but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the nature of the guarantee would be disclosed.

Recent Accounting Pronouncements

Accounting standards promulgated by the Financial Accounting Standards Board (“FASB”) are subject to change. Changes in such standards may have an impact on the Company’s future financial statements. The following is a summary of recent accounting developments.

In August 2016, the FASB issued ASU 2016-15, Statement of Cash Flows (Topic 230). The update addresses eight specific cash flow issues and is intended to reduce diversity in practice in how certain cash receipts and cash payments are presented and classified in the statement of cash flows. This update will be effective for reporting periods beginning after December 15, 2017, including interim periods within the reporting period. Early adoption is permitted. The Company does not believe the implementation of this update has had a material impact on its financial statements.

In January 2017, the FASB issued ASU No. 2017-04, Simplifying the Test for Goodwill Impairment, which simplifies the subsequent measurement of goodwill by eliminating Step 2 from the goodwill impairment test. In computing the implied fair value of goodwill under Step 2, current U.S. GAAP requires the performance of procedures to determine the fair value at the impairment testing date of assets and liabilities (including unrecognized assets and liabilities) following the procedure that would be required in determining the fair value of assets acquired and liabilities assumed in a business combination. Instead, the amendments under this ASU require the goodwill impairment test to be performed by comparing the fair value of a reporting unit with its carrying amount. An impairment charge should be recognized for the amount by which the carrying amount exceeds the reporting unit’s fair value; however, the loss recognized should not exceed the total amount of goodwill allocated to that reporting unit. The ASU becomes effective for the Company on January 1, 2020. The amendments in this ASU will be applied on a prospective basis. Early adoption is permitted for interim or annual goodwill impairment tests performed.

In May 2017, the FASB issued ASU No. 2017-09, Stock Compensation - Scope of Modification Accounting, which provides guidance on which changes to the terms or conditions of a share-based payment award require an entity to apply modification accounting. The ASU requires that an entity account for the effects of a modification unless the fair value (or calculated value or intrinsic value, if used), vesting conditions and classification (as equity or liability) of the modified award are all the same as for the original award immediately before the modification. The ASU becomes effective for the Company on January 1, 2018, and will be applied prospectively to an award modified on or after the adoption date. Early adoption is permitted, including adoption in any interim period. The Company does not believe that this standard will have a material effect on its financial statements.

Effective June 1, 2018, the Company adopted Accounting Standards Codification (“ASC”) 606 — Revenue from Contracts with Customers. Under ASC 606, the Company recognizes revenue from the commercial sales of products, licensing agreements and contracts to perform pilot studies by applying the following steps: (1) identify the contract with a customer; (2) identify the performance obligations in the contract; (3) determine the transaction price; (4) allocate the transaction price to each performance obligation in the contract; and (5) recognize revenue when each performance obligation is satisfied. For the comparative periods, revenue has not been adjusted and continues to be reported under ASC 605 — Revenue Recognition. Under ASC 605, revenue is recognized when the following criteria are met: (1) persuasive evidence of an arrangement exists; (2) the performance of service has been rendered to a customer or delivery has occurred; (3) the amount of fee to be paid by a customer is fixed and determinable; and (4) the collectability of the fee is reasonably assured. There was no impact on the Company’s financial statements as a result of adopting Topic 606.

Management does not believe that any other recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the accompanying unaudited condensed consolidated financial statements.

Adoption of Accounting Standards

In July 2017, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2017-11, Earnings Per Share (Topic 260), Distinguishing Liabilities from Equity (Topic 480), Derivatives and Hedging (Topic 815). The amendments in Part I of this update change the classification analysis of certain equity-linked financial instruments (or embedded features) with down round features.

When determining whether certain financial instruments should be classified as liabilities or equity instruments, a down round feature no longer precludes equity classification when assessing whether the instrument is indexed to an entity’s own stock. The amendments also clarify existing disclosure requirements for equity-classified instruments. As a result, a freestanding equity-linked financial instrument (or embedded conversion option) no longer would be accounted for as a derivative liability at fair value as a result of the existence of a down round feature. For freestanding equity classified financial instruments, the amendments require entities that present earnings per share (EPS) in accordance with Topic 260 to recognize the effect of the down round feature when it is triggered. That effect is treated as a dividend and as a reduction of income available to common shareholders in basic EPS. Convertible instruments with embedded conversion options that have down round features are now subject to the specialized guidance for contingent beneficial conversion features (in Subtopic 470-20, Debt—Debt with Conversion and Other Options), including related EPS guidance (in Topic 260). The amendments in Part II of this update recharacterize the indefinite deferral of certain provisions of Topic 480 that now are presented as pending content in the Codification, to a scope exception.

Those amendments do not have an accounting effect. For public business entities, the amendments in Part I of this update are effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2018. Early adoption is permitted for all entities, including adoption in an interim period. If an entity early adopts the amendments in an interim period, any adjustments should be reflected as of the beginning of the fiscal year that includes that interim period.

On June 1, 2018, the Company adopted ASU 2017-11 and accordingly reclassified the fair value of the reset provisions embedded in convertible notes payable and certain warrants with embedded anti-dilutive provisions from liability to equity in the aggregate amount of $1,265,751.

Note 2 – Going Concern

As shown in the accompanying financial statements, the Company has incurred net losses from operations resulting in an accumulated deficit of $35,226,034 as of August 31, 2018. The Company’s auditors stated in their opinion on the Company’s financial statements for the year ended May 31, 2018 that there was substantial doubt about the Company’s ability to continue as a going concern, and that further losses were anticipated in the development of the Company’s business raising substantial doubt about the Company’s ability to continue as a going concern. The ability to continue as a going concern is dependent upon the Company generating profitable operations in the future and/or obtaining the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. The Company began generating revenue from operations with the Acquisition of Alternative Solutions, LLC on June 27, 2018 (note 3). Management intends to finance operating costs over the next twelve months with loans, the proceeds from the sale of securities, and/or revenues from operations. These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might result from this uncertainty.

Note 3 – Acquisition of Alternative Solutions, LLC

On June 27, 2018, the Company closed on the purchase of all of the membership interests in Alternative Solutions, LLC and its three operating subsidiaries (collectively, the “Oasis LLCs”) from the members of such entities (other than Alternative Solutions).  The Oasis LLCs operate a fully integrated cannabis business in Las Vegas, Nevada, including a grow; extraction, conversion and processing facility; and a retail dispensary.  The closing occurred pursuant to a Membership Interest Purchase Agreement (the “Acquisition Agreement”) entered into between the Company and Alternative Solutions on December 4, 2017, as amended.  Pursuant to the Acquisition Agreement, the Company initially contemplated acquiring all of the membership interests in the Oasis LLCs from Alternative Solutions. Just prior to closing, the parties agreed that the Company would instead acquire all of the membership interests in Alternative Solutions, the parent of the Oasis LLCs, from its members, and the membership interests in the Oasis LLCs owned by members other than Alternative Solutions.  The revised structure of the transaction is referenced in the Oasis Note (as defined below), which modified the Acquisition Agreement.

Pursuant to the Acquisition Agreement, the Company paid a non-refundable deposit of $250,000 upon signing, which was followed by an additional payment of $1,800,000 paid in February 2018, for an initial 10% of each of the Oasis LLCs.  At that time, the Company applied for regulatory approval to own an interest in the Oasis LLCs, which approval was received. On June 27, 2018, the Company made the payments to indirectly acquire the remaining 90% of the Oasis LLCs, which were equal to cash in the amount of $5,995,543, a $4.0 million promissory note due in December 2019 (see note 12), (the “Oasis Note”), and 22,058,823 shares of its common stock (see note 13), (the “Purchase Price Shares”) (collectively, the “Closing Consideration”). The cash payment of $5,995,543 was less than the $6,200,000 payment originally contemplated because the Company assumed an additional $204,457 of liabilities. The Company used the proceeds of its recent Canadian private securities offering to fund the cash portion of the Closing Consideration (see note 13).  The Company then applied for regulatory approval to own the additional 90% in membership interests in the Oasis LLCs, which it expects expect to receive in due course.  The change of ownership in the Oasis LLCs to the Company will be recorded upon receipt of such regulatory approvals.

The number of Purchase Price Shares was equal to 80% of the offering price of the Company’s common stock in its last equity offering, which price was $0.34 per share.  The Oasis Note is secured by a first priority security interest over the membership interests in Alternative Solutions and the Oasis LLCs, as well as by the assets of the Oasis LLCs.  The Company also delivered a confession of judgment to a representative of the sellers that will become effective, in general, if the Company defaults default under the Oasis Note.

Oasis currently owes certain amounts to a consultant known as 4Front Advisors, LLC.  If the Company makes any payments to this company post-closing, generally speaking, the Company will be entitled to deduct the present value of such payments from the principal amount due under the Oasis Note.

The sellers are also entitled to a $1,000,000 payment from the Company on May 30, 2020 if the Oasis LLCs have maintained an average revenue of $20,000 per day during the 2019 calendar year. The fair value of this contingent consideration was $678,111 as determined by the Company’s outside valuation consultants.

The acquisition date estimated fair value of the consideration transferred totaled $27,975,650, which consisted of the following:

Initial purchase price	$2,050,000
Cash paid in connection with transaction	5,995,543
Note payable	3,810,820
Contingent consideration	678,111
Common stock	15,441,176
Total purchase price	$27,975,650

Net tangible assets	$595,151
Intangible assets	1,637,600
Goodwill	25,742,899
Total purchase price	$27,975,650

The above estimated fair value of the intangible assets is based on a preliminary purchase price allocation prepared by a third party valuation expert.   During the preliminary purchase price allocation period, which may be up to one year from the business combination date, the Company may record adjustments to the assets acquired and liabilities assumed, with the corresponding offset to goodwill.  After the preliminary purchase price allocation period, the Company may record adjustments to assets acquired or liabilities assumed subsequent to the purchase price allocation period in its operating results in the period in which the adjustments were determined.

Pro forma results

The following table sets forth the unaudited pro forma results of the Company as if the acquisition of the Oasis LLCs was effective on the first day of each of the three months periods presented.  These combined results are not necessarily indicative of the results that may have been achieved had the companies always been combined.

	Three months ended August 31,
	2018	2017
	(unaudited	(unaudited)
Revenues	$1,655,744	$1,383,192
Net loss	$(12,016,196)	$(8,742,167)
Basic net income per share	$(0.18)	$(0.16)
Diluted net income per share	$(0.18)	$(0.16)
Weighted average shares - basic	67,913,333	56,199,550
Weighted average shares - diluted	67,913,333	56,199,550

Note 4 – Accounts Receivable

Accounts receivable was $59,981 and $0 at August 31, 2018 and May 31, 2018, respectively. No allowance for doubtful accounts was necessary during the three months ended August 31, 2018 and 2017.

Note 5 – Inventory

Inventory, consisting of material, overhead, labor, and manufacturing overhead, is stated at the lower of cost (first-in, first-out) or market, and consists of the following:

	August 31,	May 31,
	2018	2018
Raw materials	$197,475	$-
Finished goods	301,924	-
Total	$499,399	$-

Raw materials consist of cannabis plants and the materials that are used in our production process prior to being tested and packaged for consumption. Finished goods consist of pre-packaged materials previously purchased from other licensed cultivators and our manufactured edibles and extracts.

Note 6 – Prepaid Expenses

Prepaid expenses consisted of the following at August 31, 2018 and May 31, 2018:

	August 31,	May 31,
	2018	2018
Prepaid insurance	$5,865	$-
Prepaid advertising	23,784	-
Prepaid license fees	77,459	-
Prepaid legal fees	1,410	1,410
Prepaid general and administrative expenses	74,790	-
Prepaid consulting	75,000
Total	$258,308	$1,410

Note 7 – Other Assets

Other assets included the following as of August 31, 2018 and May 31, 2018, respectively:

	August 31	May 31,
	2018	2018
Security deposits	158,500	-
	$158,500	$-

Note 8 – Note Receivable

During the year ended May 31, 2015, the Company loaned $500,000 (the “Note”) to Picture Rock Holdings, LLC, a Colorado limited liability company (“PRH”).  Pursuant to the Note, as amended by the parties effective June 30, 2015, October 31, 2015, April 11, 2016, and May 31, 2016, PRH was expected to repay the principal due under the Note in twenty (20) equal quarterly installments of Twenty Five Thousand Dollars ($25,000) commencing in the month following the month in which PRH commenced generating revenue at the grow facility, which commencement was originally anticipated to occur in the first quarter of 2017, and continuing until paid in full.  Recently, we suspended our plans to proceed with the Colorado Arrangement due to regulatory delays and have not yet determined when we will pursue it again.  Interest will accrue on the unpaid principal balance of the Note at the rate of twelve percent (12%) per annum and will be paid quarterly in arrears commencing after such initial payment and continuing until paid in full.  All outstanding principal and any accumulated unpaid interest due under the Note is due and payable on the five-year anniversary of the initial payment thereunder.   In the event of default as defined in the agreements underlying the Note, all amounts under the Note shall be due and payable at once.  During the year ended May 31, 2015, the Company recorded an impairment related to the note receivable in the amount of $500,000.

During the year ended May 31, 2018, the Company received a payment of $50,000 on the Note.  As a result, the Company has reduced the impairment of the note by $50,000 to reflect this payment.  The receivable is recorded on the balance sheet as of August 31, 2018 in the amount of $0, net of allowance in the amount of $450,000.

Note 9 – Property, Plant and Equipment

Property, plant and equipment consisted of the following at August 31, 2018 and May 31, 2018.

	August 31,	May 31,
	2018	2018
Office equipment	120,276	2,674
Furniture and fixtures	13,112	-
Leasehold improvements	$799,754	$-
Less: accumulated depreciation	(27,509)	(2,674)
Property, plant, and equipment, net	$905,633	$-

During the three months ended August 31, 2018, the Company acquired property, plant, and equipment with an aggregate fair value of $933,142 with the acquisition of Alternative Solutions, LLC. See note 3.

Depreciation expense totaled $27,509 and $223 for the three months ended August 31, 2018 and 2017 respectively.

Note 10 – Intangible Assets

Intangible assets consisted of the following at August 31, 2018 and May 31, 2018.

August 31, 2018
		Accumulated
	Gross	Amortization	Net
Intellectual Property	$319,600	$(5,327)	$314,273
License & Customer Relations	990,000	(8,250)	981,750
Tradenames - Trademarks	301,000	(5,017)	295,983
Non-compete Agreements	27,000	(2,250)	24,750
Domain Names	4,482	(1,913)	2,569
Total	$1,642,082	$(22,757)	$1,619,325

May 31, 2018
Accumulated
	Gross	Amortization	Net
Intellectual Property	$-	$-	$-
License & Customer Relations	-	-	-
Domain name	1,726	(828)	898
Non-compete Agreements	-	-	-
Goodwill	-	-	-
Total	$1,726	$(828)	$898

Total amortization expense charged to operations for the three months ended August 31, 2018 and 2017 was $20,952 and $108, respectively.

Amount to be amortized during the twelve months ended August 31,
2019	$126,973
2020	123,466
2021	111,560
2022	111,560
2023	111,560
Thereafter	1,034,206
$1,619,325

Note 11 – Accounts Payable and Accrued Liabilities

Accrued expenses consisted of the following at August 31, 2018 and May 31, 2018:

	August 31,	May 31,
	2018	2018
Trade accounts payable	601,714	$726,457
Accrued payroll and payroll taxes	38,203	44,465
Accrued liabilities	503,909	-
Deferred rent liability	55,699	55,699
Total	$1,199,525	$826,621

Note 12 – Notes Payable and Convertible Notes Payable

Notes Payable

	August 31,	May 31,
	2018	2018

On February 7, 2018, the Company issued a note payable to Todd Blatt in the amount of $210,000 the “Blatt Note”). This note accrues interest at a rate of 6% per annum and is due on February 7, 2019. During the three months ended August 31, 2018, the Company accrued interest in the amount of $1,726 on the Blatt Note. On July 20, 2018, the Company made principal and interest payments in the amount of $210,000 and $5,627, respectively, on the Blatt Note.	$-	$210,000

On February 7, 2018, the Company issued a note payable to AJG Group in the amount of $200,000 the “AJG Note”). This note accrues interest at a rate of 6% per annum and is due on February 7, 2019. During the three months ended August 31, 2018, the Company accrued interest in the amount of $641 on the AJG Note. On July 9, 2018, the Company made principal and interest payments in the amount of $100,000 and $3,337, respectively, on the AJG Note.	-	100,000

Secured note payable to Serenity Wellness Enterprises, LLC, as nominee (“Oasis Note”). dated June 27, 2018 in the principal amount of $4,000,000 and bearing interest at a rate of 6% per annum was issued pursuant to the Membership Interest Purchase Agreement with Alternative Solutions.  The note is due December 4, 2019, but may be prepaid at any time without penalty.   The Oasis Note is secured by all of the membership interests in Alternative Solutions and the Oasis LLCs and by the assets of the Oasis LLCs.

The Company recognized an original issue discount of $189,180 on the Oasis Note.  During the three months ended August 31, 2018, $23,422 of this discount was charged to operations.  During the three months ended August 31, 2018, the Company accrued interest in the amount of $43,333 on this note.

	4,000,000	-

Total – Notes Payable	$4,000,000	$310,000
Less: Discount	(165,758)	-
Notes Payable, Net of Discounts	$3,834,242	$310,000
Current portion	$3,834,242	$310,000
Long term portion	$-	$-

Related Party Convertible Demand Notes Payable

On May 31, 2017, the Company entered into an Omnibus Loan Amendment Agreement (the “Omnibus Loan Amendment”) with Jeffrey I. Binder, Frank Koretsky, Newcan Investment Partners LLC and CLS CO 2016, LLC (collectively, the “Insiders”).  Pursuant to the Omnibus Loan Amendment, the Company agreed with the Insiders to amend certain terms of loans the Insiders made to the Company for working capital purposes, which loans were initially demand loans, and, except for loans made in 2017, were later memorialized as convertible loans (the “Insider Loans”), in exchange for the agreement of the Insiders to convert all Insider Loans where funds were advanced prior to January 1, 2017, which totaled $2,537,750, plus $166,490 of accrued interest thereon, into an aggregate of 10,816,960 shares of the Company’s common stock at $0.25 per share, and forego the issuance of warrants to purchase the Company’s common stock upon conversion.  This resulted in the issuance of an additional 7,609,910 shares compared to the original number of shares issuable upon conversion of the Insider Loans prior to the Omnibus Loan Amendment. The Company valued the shares at $0.125, which was the market price of the Company’s stock at the conversion date, and charged the amount of $951,239 to loss on modification of debt during the twelve months ended May 31, 2017. The Company entered into the Omnibus Loan Amendment in order to ease the debt burden on the Company and prevent it from defaulting on the Insider Loans.

Pursuant to the Omnibus Loan Amendment, the following amendments were made to the Insider Loans: (a) the Company reduced the conversion price on the Insider Loans from between $0.75 and $1.07 per share of common stock to $0.25 per share of common stock, in those cases where the conversion price was greater than $0.25, which reduced conversion price exceeded the closing price of the common stock during the three months prior to the Omnibus Loan Amendment; (b) the Company deleted the requirement to issue warrants to purchase the Company’s common stock upon conversion of the Insider Loans; (c) the Company amended one Insider Loan to permit conversion of only the portion of the Insider Loan related to services that were provided to it prior to January 1, 2017; and (d) the Company amended the terms of the Insider Loans where funds were advanced on or after January 1, 2017, which Insider Loans were not converted into the Company’s common stock, to provide for, where not already the case, a 10% interest rate per annum, a $0.25 conversion price per share of common stock, and the deletion of the requirement that the Company issue warrants to purchase its common stock upon conversion of such Insider Loans.

On January 10, 2018, effective December 1, 2017, the Company entered into an Omnibus Amendment to Convertible Notes (the “Second Omnibus Loan Agreement”) with Jeffrey I. Binder, an officer and director of the Company, and Newcan Investment Partners LLC, an entity owned by Frank Koretsky, a director of the Company. The Second Omnibus Loan Agreement provides that the conversion price of all outstanding convertible promissory notes issued to either Mr. Binder or Newcan Investment Partners, LLC as of the date of the Agreement would be increased from $0.25 to $0.3125 per share of common stock.  The remaining terms of such notes remain unchanged.

The following tables summarize the Company’s loan balances at August 31, 2018 and May 31, 2017:

August 31,	May 31,
2018	2018

Notes payable to Jeffrey Binder, an officer and director of the Company, for advances to fund operations (the “Binder Funding Notes”). The Binder Funding Notes bear interest at a rate of 10% per annum, have no maturity date and are due on demand.  Effective May 31, 2017, pursuant to the Omnibus Loan Agreement, a conversion feature was added to the Binder Funding Notes whereby principal and accrued interest is convertible into common stock of the Company at a rate of $0.25 per share.

Effective December 1, 2017, pursuant to the Second Omnibus Loan Amendment, the conversion price was increased from $0.25 per share to $0.3125 per share and a discount in the amount of $35,023 related to the revaluation of the beneficial conversion feature of the Binder Funding Notes was charged to additional paid-in capital and amortized to interest expense.

During the twelve months ended May 31, 2018, Mr. Binder advanced a total of $440,579 to the Company under the Binder Funding Notes. During the year ended May 31, 2018, principal in the amount of $280,198 and accrued interest in the amount of $5,188 was transferred out of the Binder Funding Notes and used to fund four new convertible notes payable to Mr. Binder, which were converted or repaid as of May 31, 2018.  Also during the year ended May 31, 2018 the Company made principal payments in the aggregate of $237,794 under the Binder Funding Notes.  During the year ended May 31, 2018, the Company accrued interest in the amount of $7,364 on the Binder Funding Notes. During the year ended May 31, 2018, discounts in the amount of $385,637 related to the beneficial conversion feature of the Binder Funding Notes was charged to additional paid-in capital and amortized to interest expense.

During the three months ended August 31, 2018, Mr. Binder advanced as total of $81,961 to the Company under the Binder Funding Notes. During the three months ended August 31, 2018. The Company made principal payments to in the amount of $76,381 under the Binder Funding Notes. During the three months ended August 31, 2018, the Company accrued interest in the amount of $347 on the Binder Funding Notes. During the three months ended August 31, 2018, a discount in the amount of $ 81,961 related to the beneficial conversion feature of the Binder Funding Notes was charged to additional-paid in capital and amortized to interest expense.

$5,716	$137

	August 31, 2018	May 31, 2018

Notes payable to Newcan Investment Partners, LLC (“Newcan”), an entity owned by Frank Koretsky, a director of the Company, for advances to fund operations (the “Newcan Funding Notes”). The Newcan Funding Notes bear interest at a rate of 10% per annum, have no maturity date and are due on demand.  Effective May 31, 2017, pursuant to the Omnibus Loan Agreement, a conversion feature was added to the Newcan Funding Notes whereby principal and accrued interest is convertible into common stock of the Company at a rate of $0.25 per share.

Effective December 1, 2017, pursuant to the Second Omnibus Loan Amendment, the conversion price was increased from $0.25 per share to $0.3125 per share and a discount in the amount of $6,120 related to the revaluation of the beneficial conversion feature of the Newcan Funding Notes was charged to additional paid-in capital and amortized to interest expense.

During the twelve months ended May 31, 2018, Newcan advanced a total of $290,000 to the Company under the Newcan Funding Notes. During the year ended May 31, 2018, principal in the amount of $836,658 and accrued interest in the amount of $25,018 was transferred out of the Newcan Funding Notes and used to fund four new convertible notes payable to Newcan, which were converted or repaid as of May 31, 2018.).  During the year ended May 31, 2018, the Company accrued interest in the amount of $16,681 on the Newcan Funding Notes. During the year ended May 31, 2018, discounts in the amount of $210,120 related to the beneficial conversion feature of the Newcan Funding Notes was charged to additional paid-in capital and amortized to interest expense.

During the three months ended August 31, 2018, principal in the amount of $75,000 and accrued interest in the amount of $1,931 was transferred out of the Newcan Funding Notes and used to create a new convertible note payable to Newcan (“Newcan Convertible Note 8”). During the three months ended August 31, 2018, the Company accrued interest in the amount of $1,377 on the Newcan Funding Notes.

	-	75,000

Total – Demand Convertible Notes Payable, Related Parties	$5,716	$75,137
Total – Demand Convertible Notes Payable, Related Parties - Current portion	$5,716	$75,137
Total – Demand Convertible Notes Payable, Related Parties - Long term portion	$-	$-

Convertible Notes Payable, Related Parties

	August 31, 2018	May 31, 2018

Convertible promissory note payable to David Lamadrid (the “Lamadrid Note”) dated February 20, 2018 in the principal amount of $31,250 and bearing interest at a rate of 8% per annum.  The Lamadrid Note is due eighteen months from the date of issue.  Mr. Lamadrid may, at his option, convert all or a portion of the Lamadrid Note and accrued but unpaid interest into shares of common stock at a conversion price of $0.3125 per share. The Lamadrid Note also contains a reset feature, whereby, absent certain exceptions, if the Company issues equity securities at an effective price less than $0.3125 per share of common stock, the conversion price of the Lamadrid Note will be reset to such lower price. The Company recognized a discount of $31,250 on the Lamadrid Note related to the beneficial conversion feature at the time of issuance.  During the twelve months ended May 31, 2018, $942 of this discount was charged to operations.  During the twelve months ended May 31, 2018, the Company accrued interest in the amount of $685 on this note.

During the three months ended August 31, 2018, interest in the amount of $562 was accrued on the Lamadrid note. During the three months ended August 31, 2018, the Lamadrid Note, in the amount of $$32,497, of which $31,250 was principal and $1,247 was accrued interest, was converted into 103,989 shares of common stock. During the three months ended August 31, 2018 the remaining discount in the amount of $30,308 was charged to operations.

	-	31,250

Unsecured convertible note issued to Jeffery Binder, an officer and director of the Company, dated April 6, 2018 in the original principal amount of $37,500 (the “Binder Convertible Note 9”).  The Binder Convertible Note 9 was funded with the conversion of $37,500 of unpaid accrued salary due to Mr. Binder.  This note bears interest at the rate of 10% per annum.  No interest payments are required until July 1, 2019, at which time all accrued interest becomes due and payable.  Commencing October 1, 2019, the first of eight principal payments in the amount of $4,688 will become due; subsequent payments will become due on the first day of each January, April, July and October until paid in full.  This note and accrued interest under the note may be converted, in whole or in part, into one share of common stock for each $0.3125 converted.  The Company recognized a discount of $37,500 on the Binder Convertible Note 9 related to the value of the beneficial conversion feature at the time of issuance. During the twelve months ended May 31, 2018, the Company amortized $1,890 of this discount to interest expense.

During the twelve months ended May 31, 2018 and 2017, interest in the amount of $565 and $0 was accrued on Binder Convertible Note 9, respectively.

During the three months ended August 31, 2018, interest in the amount of $699 was accrued on the Binder Convertible Note 9. During the three months ended August 31, 2018, the Company made a principal payment in the amount of $37,000 on the Binder Convertible Note 9. During the three months ended August 31, 2018 the remaining discount in the amount of $35,610 was charged to operations.

	-	37,500

Unsecured convertible note issued to Newcan, an entity owned by Frank Koretsky, a director of the Company, dated, August 6, 2018 in the original amount of $75,000 (the “Newcan Convertible Note 8”).  The Newcan Convertible Note 8 was funded with the conversion of $75,000 of advances Newcan made to the Company under the Newcan Funding Notes.  This note bears interest at the rate of 10% per annum.  No interest payments are required until January 1, 2020, at which time all of the accrued interest becomes due and payable.  Commencing on January 1, 2020, the first of eight principal payments in the amount of $9,375 will become due; subsequent principal payments will become due on the first day of each April, July, October, and January until paid in full.  This note and accrued interest under the note may be converted, in whole or in part, into one share of common stock for each $0.40 converted.  The Company recognized a discount of $58,594 on the Newcan Convertible Note 8 related to the value of the beneficial conversion feature at the time of issuance. During the three months ended August 31, 2018, the Company amortized $1,272 of this discount to interest expense. During the three months ended August 31, 2018, the Company accrued interest in the amount of $514 on the Newcan Convertible Note 8.

	75,000	-

Total – Convertible Notes Payable, Related Parties	$75,000	$68,750
Less: Discount	(57,322)	(65,918)
Convertible Notes Payable, Related Parties, Net of Discounts	$17,678	$2,832

Convertible Notes Payable, Related Parties, Net of Discounts, Current Portion	$-	$2,832
Convertible Notes Payable, Related Parties, Net of Discounts, Long-term Portion	17,678	-

Convertible Notes Payable

August 31, 2018	May 31, 2018

Convertible promissory note payable to Darling Capital, LLC (the “Darling Note”) dated February 5, 2018 and bearing interest at a rate of 8% per annum. The lender loaned the Company $500,000 and the Darling Note has an original issue discount of $50,000.  The Darling Note is due eighteen months from the date of issue.  Darling may, at its option, convert all or a portion of the Darling Note and accrued but unpaid interest into shares of common stock at a conversion price of $0.3125 per share. The Darling Note also contains a reset feature, whereby, absent certain exceptions, if the Company issues equity securities at an effective price less than $0.3125 per share of common stock, the conversion price of the Darling Note will be reset to such lower price. The Company recognized a discount of $550,000 on the Darling Note related to the beneficial conversion feature at the time of issuance.  During the twelve months ended May 31, 2018, $40,427 of this discount was charged to operations.  During the twelve months ended May 31, 2018, the Company accrued interest in the amount of $13,863 on this note.

During the three months ended August 31, 2018, the Company accrued interest in the amount of $1,447 on this note. During the three months ended August 31, 2018, the holder of the Darling Note converted $565,000, of which $550,000 was principal and $15,000 was accrued interest into 1,808,000 shares of common stock. Also, during the three months ended August 31, 2018, the remaining discount in the amount of $509,573 was charged to operations.

-	550,000

Convertible promissory note payable to Efrat Investments, LLC (the “Efrat Note”) dated February 12, 2018 and bearing interest at a rate of 8% per annum. The lender loaned the Company $50,000 and the Efrat Note has an original issue discount of $5,000.  The Efrat Note is due eighteen months from the date of issue.  Efrat may, at its option, convert all or a portion of the Efrat Note and accrued but unpaid interest into shares of common stock at a conversion price of $0.3125 per share. The Efrat Note also contains a reset feature, whereby, absent certain exceptions, if the Company issues equity securities at an effective price less than $0.3125 per share of common stock, the conversion price of the Efrat Note will be reset to such lower price. The Company recognized a discount of $55,000 on the Efrat Note related to the beneficial conversion feature at the time of issuance.  During the twelve months ended May 31, 2018, $2,974 of this discount was charged to operations.  During the twelve months ended May 31, 2018, the Company accrued interest in the amount of $1,302 on this note.

During the three months ended August 31, 2018, the Company accrued interest in the amount of $898 on this note. During the three months ended August 31, 2018, the holder of the Efrat Note converted $57,200, of which $55,000 was principal and $2,200 was accrued interest into 183,040 shares of common stock. Also, during the three months ended August 31, 2018, the remaining discount in the amount of $52,026 was charged to operations.

-	55,000

	August 31, 2018	May 31, 2018

Convertible promissory note payable to YA II PN, Ltd. (the “YA II PN Note”) dated May 14, 2018 and bearing interest at a rate of 8% per annum. The lender loaned the Company $750,000, and the note is due November 14, 2019.  YA II PN may, at its option, convert all or a portion of the YA II PN Note and accrued but unpaid interest into shares of common stock at a conversion price of $0.40 per share.  The YA II PN Note also contains a reset feature, whereby, absent certain exceptions, if the Company issues equity securities at an effective price less than $0.40 per share of common stock, the conversion price of the YA II PN Note will be reset to such lower price. The Company recognized a discount of $750,000 related to the beneficial conversion feature at the time of issuance.  Commencing on December 1, 2018, the first of eight payments in the amount of $93,750 will become due; subsequent payments will become due on the first day of each of the following months until paid in full. During the twelve months ended May 31, 2018, $23,224 of this discount was charged to operations.  During the twelve months ended May 31, 2018, the Company accrued interest in the amount of $2,795 on this note.

During the three months ended August 31, 2018, the Company charged $19,112 of the discount to operations. Also, during the three months ended August 31, 2018, the Company accrued interest in the amount of $15,123 on this note.

During the three months ended August 31, 2018, a reset event occurred. As a result, the conversion price of the YA II PN Note was reduced to $0.34 per share of common stock. This was considered a material modification of the note; the remaining balance of the discount to the note in the amount of $699,628 was charged to interest expense, a new discount in the amount of $750,000 was charged to additional paid-in capital, and $105,469 of the new discount was amortized to interest expense during the three months ended August 31, 2018.

	750,000	750,000

 Unsecured convertible note issued to Jay Lasky (the “Lasky Note”), dated May 3, 2018 in the original principal amount of $25,000.  This note bears interest at the rate of 10% per annum.  No interest payments are required until July 1, 2019, at which time all accrued interest becomes due and payable.  Commencing on October 1, 2019, the first of eight principal payments in the amount of $3,125 will become due; subsequent payments will become due on the first day of each January, April, July and October until paid in full.  The Lasky Note and accrued interest under the note may be converted, in whole or in part, into one share of common stock for each $0.40 converted.  The Company recognized a discount of $7,301 on the Lasky Note related to the beneficial conversion feature at the time of issuance.  During the twelve months ended May 31, 2018, $149 of this discount was charged to operations.  During the twelve months ended May 31, 2018, the Company accrued interest in the amount of $192 on this note.

During the three months ended August 31, 2018, $498 of this discount was charged to operations.  During the three months ended August 31, 2018, the Company accrued interest in the amount of $630 on this note.

	25,000	25,000

Convertible promissory note payable to YA II PN, Ltd. (the “YA II PN Note 2”) dated July 20, 2018 and bearing interest at a rate of 8% per annum. The lender loaned the Company $500,000, and the note is due November 14, 2019.  YA II PN may, at its option, convert all or a portion of the YA II PN Note 2 and accrued but unpaid interest into shares of common stock at a conversion price of $0.40 per share.  The YA II PN Note 2 also contains a reset feature, whereby, absent certain exceptions, if the Company issues equity securities at an effective price less than $0.40 per share of common stock, the conversion price of the YA II PN Note 2 will be reset to such lower price. The Company recognized a discount of $362,500 related to the beneficial conversion feature at the time of issuance.  Commencing on December 1, 2018, the first of eight payments in the amount of 62,500 will become due; subsequent payments will become due on the first day of each of the following months until paid in full. During the three months ended August 31, 2018, $31,587 of this discount was charged to operations.  During the three months ended August 31, 2018, the Company accrued interest in the amount of $4,603 on this note.

	500,000	-

Total - Convertible Notes Payable	$1,275,000	$1,380,000
Less: Discount	(982,098)	(1,295,527)
Convertible Notes Payable, Net of Discounts	$292,902	$84,473

Total - Convertible Notes Payable, Net of Discounts, Current Portion	$-	$43,401
Total - Convertible Notes Payable, Net of Discounts, Long-term Portion	$292,902	$41,072

Discounts on notes payable amortized to interest expense – 3 months ended August 31, 2018 and 2017, respectively	$1,598,502	$39,489

Beneficial Conversion Features

The Darling Note, Efrat Note, Lamadrid Note and YA II PN Notes contain conversion features that create derivative liabilities. The pricing model the Company uses for determining fair value of its derivatives is the Lattice Model. Valuations derived from this model are subject to ongoing internal and external verification and review. The model uses market-sourced inputs such as interest rates and stock price volatilities. Selection of these inputs involves management’s judgment and may impact net income.  The derivative components of the notes were valued at issuance, at conversion, at restructure, and at each period end.

Certain of the Company’s other convertible notes payable contain beneficial conversion features that are not derivatives, but which require valuation in order to determine the discount to the related convertible note payable. The value of these conversion features is calculated using the intrinsic value method, whereby the amount of the discount is calculated as the difference between the conversion price and the market price of the underlying common stock at the date of issuance multiplied by the number of shares issuable.

Note 13 – Stockholders’ Equity

The Company’s authorized capital stock consists of 250,000,000 shares of common stock, par value $0.0001 per share and 20,000,000 shares of preferred stock, par value $0.001 per share. The Company had 90,087,236 and 50,128,972 shares of common stock issued and outstanding as of August 31, 2018 and May 31, 2018, respectively.

The Company recorded imputed interest of $271 and $271 during the three months ended August 31, 2018 and 2017 on related party payables due to a director and officer of the Company.

Stock Issued upon Conversion of Notes Payable

During the three months ended August 31, 2018, Darling Capital, holder of a convertible promissory note, converted a total of $565,000, which consisted of $550,000 of principal and $15,000 of accrued interest, into 1,808,000 shares of common stock.

During the three months ended August 31, 2018, Efrat Investments, holder of a convertible promissory note, converted a total of $57,200, which consisted of $55,000 of principal and $2,200 of accrued interest, into 183,040 shares of common stock.

During the three months ended August 31, 2018, David Lamadrid, holder of a convertible promissory note, converted a total of $32,497, which consisted of $31,250 of principal and $1,247 of accrued interest, into 103,989 shares of common stock.

Stock Issued for Services

On July 24, 2018, the Company awarded Star Associates, LLC, a limited liability company owned by Andrew Glashow, a director of the Company, a cash payment in the amount of $250,000 and 700,000 restricted shares of the Company’s common stock in recognition of Mr. Glashow’s efforts, through Star Associates, in successfully assisting the Company in negotiating and obtaining the financing necessary to acquire Alternative Solutions, LLC.  The shares were valued at $490,000 and were charged to operations during the three months ended August 31, 2018.

On June 24, 2018, pursuant to the terms of a severance agreement between the Company and David Lamadrid, the Company issued 600,000 shares of common stock to Mr. Lamadrid. These shares were valued at $264,000, $213,320 of which was  previously expensed and the remaining $50,680 of which was charged to operations during the three months ended August 31, 2018.

Stock Issued for Acquisition

On June 27, 2018, the Company issued 22,058,823 shares of its common stock pursuant to the terms of the Alternative Solutions, LLC Acquisition Agreement.  These shares were valued at $15,441,176.  (See note 3).

Special Warrants Issued in Offering

On June 20, 2018, the Company executed an Agency Agreement with Canaccord Genuity Corp. and closed on a private offering of its special warrants for aggregate gross proceeds of C$13,037,859 (USD$9,785,978). Pursuant to the offering, the Company issued 28,973,020 special warrants at a price of C$0.45 (USA$0.34) per special warrant.  Each special warrant is automatically exercisable, for no additional consideration, into units of the Company on the earlier of: (i) the date that is five business days following the date on which the Company obtains a receipt from the applicable securities regulatory authorities in each of the jurisdictions in Canada in which the special warrants were sold for a final prospectus qualifying the distribution of the units, which is intended to be no later than August 31, 2018, and (ii) the date that is four months and one day after the completion of the Company's acquisition of all of the membership interests in Alternative Solutions, LLC, known as Oasis Cannabis.

Upon exercise of the special warrants, each unit shall consist of one share of the Company's common stock and one warrant to purchase one share of common stock.  Each warrant will be exercisable at a price of C$0.65 for three years after the Company's common stock is listed on a recognized Canadian stock exchange, subject to adjustment in certain events.

Because the Company did not receive a receipt from the applicable Canadian securities authorities for the qualifying prospectus by August 20, 2018, the unexercised special warrants were adjusted to entitle the holders to receive 1.1 units instead of one unit of the Company. This resulted in the issuance of an additional 3,042,167 special warrants. This penalty was valued at $7,142,550 and was charged to operations during the three months ended August 31, 2018.

In connection with the offering, the Company paid Canaccord Genuity Corp. a cash commission equal to C$1,043,028 (USD$799,053), a corporate finance fee equal to 1,448,651 special warrants, and 2,317,842 compensation broker warrants valued at $1,495,373. Each compensation broker warrant entitles the holder thereof to acquire one unit at a price of C$0.45 per unit for a period of 36 months from the date that the Company's common stock is listed on a recognized Canadian stock exchange, subject to adjustment in certain events. The 1,448,651 special units that were issued were valued at $1,413,300 and were charged to operations during the three months ended August 31, 2018.

Stock Issued in Navy Capital Offering

On July 31, 2018, the Company entered into a Subscription Agreement with Navy Capital Green International, Ltd, (the “Navy Capital Offering”) for 7,500,000 units at a price of $0.40 per unit, or an aggregate amount of $3,000,000.  The units collectively represent (i) 7,500,000 shares of common stock, and (ii) three-year warrants to purchase an aggregate of 7,500,000 shares of common stock at an exercise price of $0.60 per share of Common Stock.

In connection with the Navy Capital Offering, between August 8, 2018 and August 10, 2018, the Company entered into five subscription agreements for a total of 6,875,000 units at a price of $0.40 per unit, or an aggregate purchase price of $2,750,000.  The units collectively represent (i) 6,875,000 shares of common stock, and (ii) three-year warrants to purchase an aggregate of 6,875,000 shares of common stock at an exercise price of $0.60 per share of common stock.

Stock Issued to Officers

On July 27, 2018, the Company granted 25,000 shares of restricted common stock to its Chief Financial Officer.  These share will vest four months after issuance.  The shares were valued at $17,500, and will be amortized over the vesting period.  As of August 31, 2018, these shares had not been issued. As of August 31, 2018, $4,375 had been charged to operations, and is carried as Common Stock Subscribed on the Company’s balance sheet at August 31, 2018.

On July 31, 2018, the Company granted the Chief Executive Officer of CLS Nevada, Inc. a one-time signing bonus of 500,000 shares of restricted common stock, which shall become fully vested one year from the effective date of his employment agreement.  These shares were valued at $350,000 and will be amortized over the vesting period.  As of August 31, 2018, $59,167 had been charged to operations, and is carried as Common Stock Subscribed on the Company’s balance sheet at August 31, 2018.

On July 31, 2018, the Company granted the Chief Operating Officer of CLS Nevada, Inc. a one-time signing bonus of 50,000 shares of restricted common stock, which shall become fully vested one year from the effective date of his employment agreement.  These shares were valued at $35,000 and will be amortized over the vesting period. As of August 31, 2018, $5,917 had been charged to operations, and is carried as Common Stock Subscribed on the Company’s balance sheet at August 31, 2018.

Stock Issued upon Cashless Exercise of Warrants

On August 14, 2018, the Company issued 129,412 shares of common stock for the cashless conversion of 350,000 warrants at an exercise price of $0.75 per share.

Additional Paid-in Capital

During the three months ended August 31, 2018, the Company recorded discounts on two convertible notes payable relating to beneficial conversion features in the aggregate amount of $362,500 on the YA II PN Note 2; and $58,594 on the Newcan Convertible Note 8. Also during the three months ended August 31, 2018, a reset event occurred with regard to the YAII PN Note.

During the three months ended August 31, 2018, the Company recorded an original issue discount on the Serenity Wellness Note in the amount of $81,961.

On June 1, 2018, the Company adopted ASU 2017-11 and accordingly reclassified the fair value of the reset provisions embedded in the previously issued convertible notes payable and certain warrants with embedded anti-dilutive provisions from liability to additional paid-in capital in the aggregate amount of $1,265,751. On June 20, 2018, a reset event occurred in connection with the YA II PN  Note (see note 12), and the Company charged the change in fair value of the conversion feature in the amount of $35,833 to additional paid-in capital. This was considered a material modification of the note, and the Company created a new discount to this note in the amount of $750,000, which was charged to additional paid-in capital.

Warrants

On June 27, 2018, the Company incurred a penalty in connection with the WestPark Offering due to the late filing of the registration statement that included the resale of the securities that were sold in such offering.  As a result of the penalty, the Company issued three-year common stock warrants to purchase an aggregate of 1,368,250 shares of the Company’s common stock at an exercise price of $0.50 per share.   In addition, the Company reduced the exercise price of the common stock purchase warrants previously issued to the investors in the WestPark Offering from $0.75 per share to $0.50 per share.  The fair value of the penalty was $941,972; this amount was charged to operations during the three months ended August 31, 2018.

On June 20, 2018, in connection with the special warrant offering, the Company issued Canaccord Genuity Corp. 2,317,842 three-year broker warrants at an exercise price of C$0.45 per share as compensation.  Each warrant entitles the holder to purchase one unit, which consists of one share of common stock and a warrant to purchase one share of common stock, for C$0.65 per share. These warrants were valued at $1,495,373, and this amount was charged to operations during the three months ended August 31, 2018.

On July 20, 2018, in connection with the Company’s sale of a convertible debenture, the Company issued to YA II PN, Ltd. a five-year common stock purchase warrant to purchase 1,250,000 shares of the Company’s common stock at an initial exercise price of $0.60 per share.

On August 6, 2018, the Company issued three-year common stock purchase warrants to purchase an aggregate of 7,500,000 shares of the Company’s common stock at an exercise price of $0.60 per share, to investors in the Navy Capital Offering.

On August 8, 2018, the Company issued three-year common stock purchase warrants to purchase an aggregate of 6,875,000 shares of the Company’s common stock at an exercise price of $0.60 per share, to investors in the Navy Capital Offering.

The following table summarizes the significant terms of warrants outstanding at August 31, 2018. These warrants were granted as part of financing agreements. This table does not include the special warrants; see Special Warrant section below:

		Weighted	Weighted		Weighted
		average	average		average
Range of	Number of	remaining	exercise		exercise
exercise	warrants	contractual	price of	Number of	price of
Prices	Outstanding	life (years)	outstanding Warrants	warrants Exercisable	exercisable Warrants
$0.49	2,317,842	2.81	$0.49	2,317,842	$0.49
0.50	2,736,500	3.48	0.50	2,736,500	0.50
0.60	17,500,000	3.25	0.60	17,500,000	0.60
0.75	1,107,738	2.85	0.75	1,107,738	0.75

	23,662,080	3.22	$0.57	23,662,080	$0.57

Transactions involving warrants are summarized as follows. This table does not include the special warrants; see Special Warrant section below.

	Number of Shares	Weighted Average Exercise Price
Warrants outstanding at May 31, 2018	4,700,988	$0.75
Granted	19,311,092	$0.58
Exercised	(350,000)	$0.75
Cancelled / Expired	-	$-
Warrants outstanding at August 31, 2018	23,662,080	$0.57

Special Warrants

On June 20, 2018, the Company sold 28,973,019 special warrants for net proceeds of US$9,785,978.   Each Special Warrant is automatically exercisable, for no additional consideration, into units of the Company on the earlier of: (i) the date that is five business days following the date on which the Company obtains a receipt from the applicable securities regulatory authorities in each of the jurisdictions in Canada in which the special warrants were sold for a final prospectus qualifying the distribution of the units, which is intended to be no later than August 31, 2018, and (ii) the date that is four months and one day after the completion of the Company's acquisition of all of the membership interests in Alternative Solutions, LLC, known as Oasis Cannabis, which was June 28, 2018.

Upon exercise, each unit shall consist of one share of the Company’s common stock and one three-year warrant to purchase one share of common stock at a price of CAN$0.65.

The special warrants are not included in the tables in the Warrants section above.

Note 14 – Fair Value of Financial Instruments

The Company has issued convertible notes containing beneficial conversion features to Darling, Efrat, David Lamadrid and YA II PN Notes.  One of the features is a ratchet reset provision which, in general, reduces the conversion price should the Company issue equity with an effective price per share that is lower than the stated conversion price in the note. The Company accounts for the fair value of the conversion feature in accordance with ASC 815- Accounting for Derivatives and Hedging and Emerging Issues Task Force (“EITF”) 07-05- Determining Whether an Instrument (or Embedded Feature) Is Indexed to an Entity’s Own Stock (“EITF 07-05”). The Company carries the embedded derivative on its balance sheet at fair value and accounts for any unrealized change in fair value as a component of its results of operations.

The following summarizes the Company’s derivative financial liabilities that are recorded at fair value on a recurring basis at August 31, 2018 and May 31, 2018:

	August 31, 2018
	Level 1	Level 2	Level 3	Total
Liabilities
Contingent liabilities	$-	$-	$678,111	$678,111

	May 31, 2018
	Level 1	Level 2	Level 3	Total
Liabilities
Derivative liabilities	$-	$-	$1,265,751	$1,265,751

The estimated fair values of the Company’s derivative liabilities are as follows:

Derivative
Liability
Liabilities Measured at Fair Value

Balance as of May 31, 2018	$1,265,751

Transfers out due to the adoption of ASU 2017-11 effective June 1, 2018	(1,265,751)

Balance as of August 31, 2018	$-

Note 15 – Operating Segments

The Company has three principal operating segments, which are the retail sales of cannabis and cannabis products through its (1) cannabis dispensary, (2) cannabis production, and (3) cannabis cultivation. These operating segments were determined based on the nature of the products offered and customers. Operating segments are defined as components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision-maker in deciding how to allocate resources and in assessing performance. The Company’s chief executive officer, and CLS Nevada, Inc.’s chief executive officer and chief operating officer have been identified as the chief operating decision makers. The Company’s chief operating decision makers direct the allocation of resources to operating segments based on the profitability and cash flows of each respective segment. Neither the Company nor any of its segments depends on any single customer, small group of customers, or government for more than 10% of its sales.

Administrative functions such as finance, accounting and information systems are centralized. However, where applicable, portions of the administrative function expenses are allocated between the operating segments. The cannabis dispensary operating segment does not share distribution facilities, however, the production and cultivation segments share manufacturing and distribution facilities. The costs of operating the manufacturing and distribution facilities are captured discretely within each segment. The Company’s property, plant and equipment, inventory, and accounts receivable are captured and reported discretely within each operating segment as well.

The Company has determined that there are currently two reportable segments: (1) cannabis dispensary segment, and (2) cannabis production segment. The cannabis cultivation segment was not separately reported as it does not yet meet any of the quantitative thresholds under applicable accounting literature.

The Company evaluates performance based on several factors, of which the primary financial measure is business segment income before taxes. The accounting policies of the business segments are the same as those described in “Note 1: Summary of Significant Accounting Policies.” Intersegment sales are accounted for at fair value as if sales were to third parties. The following table shows the operations of the Company’s reportable segments for the three months ended August 31, 2018:

	Cannabis	Cannabis	Corporate
	Dispensary	Production	and
	Segment	Segment	Eliminations	Consolidated

Sales to unaffiliated customers	$776,707	$402,646	$-	$1,179,353
Intersegment sales	-	58,814	(58,814)	-
Net sales	$776,707	$461,460	$(58,814)	$1,179,353
Net income (loss)	$(204,044)	$4,022	$(16,456,918)	$(16,656,940)
Total assets(1)	$1,084,414	$361,845	$33,751,711	$35,197,970
Total liabilities	$698,867	$265,620	$5,347,695	$6,312,182
Property additions	$3,553	$-	$-	$3,553
Depreciation and amortization(2)	$22,043	$1,007	$25,411	$48,461

(1)      Total assets are the owned or allocated assets used by each business. Corporate assets consist of cash and cash equivalents, unallocated fixed assets of support divisions and common facilities, and certain other assets.

(2)      Corporate property additions and depreciation and amortization expense include items attributable to the unallocated fixed assets of support divisions and common facilities.

Note 16 – Commitments and Contingencies

In connection with the Colorado Arrangement, on April 17, 2015, pursuant to an Industrial Lease Agreement (the “Lease”), CLS Labs Colorado leased 14,392 square feet of warehouse and office space (the “Leased Real Property”) in a building in Denver, Colorado where certain intended activities, including growing, extraction, conversion, assembly and packaging of cannabis and other plant materials, are permitted by and in compliance with state, city and local laws, rules, ordinances and regulations. The Lease had an initial term of seventy-two (72) months and provided CLS Labs Colorado with two options to extend the term of the lease by up to an aggregate of ten (10) additional years.  In August 2017, as a result of the Company’s decision to suspend its proposed operations in Colorado, CLS Labs Colorado asked its landlord to be relieved from its obligations under the Lease, but the parties have not yet reached an agreement on how to proceed.

 In August 2017, the Company’s Colorado subsidiary received a demand letter from its Colorado landlord requesting the forfeiture of the $50,000 security deposit, $10,000 in expenses, $15,699 in remaining rent due under the lease agreement and $30,000 to buy out the remaining amounts due under the lease.  These expenses, which are a liability of the Company’s Colorado subsidiary, have been accrued on the balance sheet as of August 31, 2018.

Employment Agreements

CLS Labs and Jeffrey Binder entered into a five-year employment agreement effective October 1, 2014. Under the agreement, Mr. Binder serves as CLS Labs’ Chairman and Chief Executive Officer and is entitled to receive an annual salary of $150,000. Under the agreement, Mr. Binder is also entitled to receive a performance bonus equal to 2% of CLS Labs’ annual EBITDA, up to a maximum annual cash compensation of $1 million (including his base salary), and annual stock options, exercisable at the fair market value of CLS Labs’ common stock on the date of grant, in an amount equal to 2% of its annual EBITDA up to $42.5 million and 4% of its annual EBITDA in excess of $42.5 million.  On April 28, 2015, CLS Labs and the Company entered into an addendum to Mr. Binder’s employment agreement whereby Mr. Binder agreed that following the merger of CLS Labs and a subsidiary of the Company, in addition to his obligations to CLS Labs, he would serve the Company and its subsidiaries in such roles as the Company may request.  In exchange, the Company agreed to assume the obligations of CLS Labs to grant Mr. Binder annual stock options, as referenced above.  Mr. Binder continues to receive an annual salary of $150,000 from CLS Labs for serving as its Chairman, President and Chief Executive Officer. On July 20, 2016, March 31, 2017, August 23, 2017, October 9, 2017, January 5, 2018 and April 6, 2018, the Company issued Mr. Binder convertible notes in exchange for $250,000, $112,500, $62,500, $39,521, $37,500 and $37,500 respectively, in deferred salary, among other amounts owed to Mr. Binder by the Company.  As of August 31, 2018 and May 31, 2018, the Company had accrued compensation due to Mr. Binder in the amount of $0 and $37,500.

Effective August 1, 2015, the Company and Alan Bonsett entered into a five-year employment agreement. Pursuant to the agreement, Mr. Bonsett commenced serving as the Company’s Chief Operating Officer on August 15, 2015. Under the agreement, Mr. Bonsett is entitled to receive an annual salary of $150,000. Further, he was entitled to receive a performance bonus equal to 2% of the Company’s annual EBITDA, up to a maximum annual cash compensation of $1 million (including his base salary), and annual stock options, exercisable at the fair market value of the Company’s common stock on the date of grant, in an amount equal to 2% of its annual EBITDA up to $42.5 million and 4% of its annual EBITDA in excess of $42.5 million. Additionally, Mr. Bonsett received a one-time signing bonus of 250,000 (post Reverse-Split) shares of restricted common stock of the Company, valued at $327,500, which became fully vested one year from the effective date of the agreement. Mr. Bonsett, as an owner of Picture Rock Holdings, LLC (“PRH”), was expected to indirectly receive the benefits of the Colorado Arrangement discussed in Note 12. The business to be operated by PRH pursuant to the Colorado Arrangement has not yet produced revenues. Mr. Bonsett agreed to defer his salary effective July 1, 2017; at August 31, 2018, the Company had accrued compensation due to Mr. Bonsett in the amount of $37,500. On October 1, 2017, the Company and Mr. Bonsett, the Company’s Chief Operating Officer, mutually agreed to end his employment with the Company.  Mr. Bonsett may provide consulting services to the Company in the future on an as needed basis.

Effective November 30, 2017, the Company and Mr. Lamadrid entered into a one-year employment agreement. Pursuant to the agreement, Mr. Lamadrid commenced serving as the Company’s President and Chief Financial Officer on December 1, 2017. Under the agreement, Mr. Lamadrid was entitled to receive an annual salary of $175,000. Further, he was entitled to receive a performance bonus equal to 2% of the Company’s annual EBITDA, and annual restricted stock awards of the Company’s common stock in an amount equal to 3% of its annual EBITDA. Additionally, Mr. Lamadrid was entitled to a one-time signing bonus of 500,000 shares of restricted common stock of the Company, which were to become fully vested one year from the effective date of the agreement. On July 24, 2018, the Company and Mr. Lamadrid mutually agreed to terminate the employment agreement. Mr. Lamadrid resigned as President and Chief Financial Officer effective as of July 13, 2018. In connection with a severance agreement between the Company and Mr. Lamadrid, the Company paid certain amounts and issued 600,000 shares of common stock to Mr. Lamadrid, and the parties further agreed that neither party would have any further obligations under the Employment Agreement after such date.

On July 31, 2018, the Company and Mr. Sillitoe entered into a one-year employment agreement. Pursuant to the agreement, Mr. Sillitoe commenced serving as the Chief Executive Officer of CLS Nevada, Inc. effective July 1, 2018. Under the agreement, Mr. Sillitoe is entitled to receive an annual salary of $150,000. Further, he is entitled to receive a performance bonus equal to 2% of the annual EBITDA of CLS Nevada, Inc., and annual restricted stock awards of the Company’s common stock in an amount equal to 3% of the annual EBITDA of CLS Nevada, Inc. Additionally, Mr. Sillitoe is entitled to a one-time signing bonus of 500,000 shares of restricted common stock, which shall become fully vested one year from the effective date of his employment agreement assuming Mr. Sillitoe remains employed by the Company on such date. As of August 31, 2018 and May 31, 2018, the Company had accrued compensation due to Mr. Sillitoe in the amount of $25,000 and $0.

The Company and Mr.  Decatur entered into a one-year employment agreement on July 31, 2018.  Pursuant to the agreement, Mr. Decatur commenced serving as the Chief Operating Officer of CLS Nevada, Inc. on July 1, 2018.  Under the agreement, Mr. Decatur is entitled to receive an annual salary of $150,000.  Further, he is entitled to receive a performance bonus equal to 2% of the annual EBITDA of CLS Nevada, Inc., and annual restricted stock awards of the Company’ common stock in an amount equal to 3% of the annual EBITDA of CLS Nevada, Inc.  Additionally, Mr. Decatur is entitled to a one-time signing bonus of 50,000 shares of restricted common stock, which shall become fully vested one year from the effective date of his employment agreement assuming Mr. Decatur remains employed by the Company on such date.

At August 31, 2018 and May 31, 2018, the Company had accrued salary due to Michael Abrams, a former officer of the Company, prior to his September 1, 2015 termination, in the amount of $16,250.

Note 17 – Related Party Transactions

As of August 31, 2018 and May 31, 2018, the Company owed the amount of $0 and $37,500, respectively, to Jeffrey Binder, its Chief Executive Officer, for accrued salary.

As of August 31, 2018 and May 31, 2018, the Company had accrued salary due to Alan Bonsett, a former officer of the Company prior to his October 1, 2017 separation, in the amount of $37,500 and $37,500, respectively.

As of August 31, 2018 and May 31, 2018, the Company had accrued salary due to Michael Abrams, a former officer of the Company prior to his September 1, 2015 termination, in the amount of $16,250.

As of August 31, 2018 and May 31, 2018, the Company had related party payables in the amount of $17,930 due to officers and directors related to expenses paid on behalf of the Company. The Company imputed interest at the rate of 6% per annum on these liabilities, and recorded imputed interest expense on these liabilities in the amounts of $271 and $271 during the three months ended August 31, 2018 and 2017, respectively.  These interest accruals were charged to additional paid-in capital.

On July 27, 2018, the Company granted 25,000 shares of restricted common stock to its Chief Financial Officer. These share will vest four months after issuance. The shares were valued at $17,500, and will be amortized over the vesting period. As of August 31, 2018, these shares have not been issued. As of August 31, 2018, $4,375 had been charged to operations.

On July 31, 2018, the Company granted the Chief Executive Officer of CLS Nevada, Inc. a one-time signing bonus of 500,000 shares of restricted common stock, which shall become fully vested one year from the effective date of his employment agreement. These shares were valued at $355,000 and will be amortized over the vesting period. As of August 31, 2018, $59,167 had been charged to operations.

On July 31, 2018, the Company granted the Chief Operating Officer of CLS Nevada, Inc. a one-time signing bonus of 50,000 shares of restricted common stock, which shall become fully vested one year from the effective date of his employment agreement. These shares were valued at $35,000 and will be amortized over the vesting period. As of August 31, 2018, $5,917 had been charged to operations.

On July 24, 2018, the Company awarded Star Associates, LLC, a limited liability company owned by Andrew Glashow, a director of the Company, a cash payment in the amount of $250,000 and 700,000 shares of restricted common stock in recognition of Mr. Glashow’s efforts, through Star Associates, in successfully assisting the Company in negotiating and obtaining the financing necessary to acquire Alternative Solutions, LLC. The shares were valued at $490,000 and were charged to operations during the three months ended August 31, 2018.

Related Party Notes Payable

The Company has convertible notes payable outstanding to Jeffrey Binder, an officer and director, and to Newcan Investment Partners, LLC, an entity that is wholly owned by Frank Koretsky, a director (see note 12).

Note 18 – Subsequent Events

On September 6, 2018, the Company issued 13,684 shares of common stock upon the cashless exercise of 40,000 warrants at an exercise price of $0.75 per share.

On September 11, 2018, the Company issued 31,250 shares of common stock in exchange for legal services previously rendered to the Company.

ALTERNATIVE SOLUTIONS L.L.C.

AUDITED CONSOLIDATED FINANCIAL STATEMENTS

For the Years Ended December 31, 2017 and 2016

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Stockholders of Alternative Solutions, LLC.

Opinion on the Financial Statements

We have audited the accompanying consolidated statements of financial condition of Alternative Solutions, LLC (the Company) as of December 31, 2017 and 2016, and the related consolidated statements of operations, changes in partner’s capital, and cash flows for each of the years in the two-year period ended December 31, 2017, and the related notes (collectively referred to as the consolidated financial statements). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2017 and 2016, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2017, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

The accompanying consolidated financial statements have been prepared assuming that the Company will continues as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company suffered a net loss from operations and has a net capital deficiency, which raises substantial doubt about its ability to continue as a going concern. Management’s plans regarding those matters are described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ M&K CPAS, PLLC

We have served as the Company’s auditor since 2017.

Houston, TX

May 25, 2018

ALTERNATIVE SOLUTIONS L.L.C.

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

	December 31,	December 31,
	2017	2016
ASSETS

Current assets:
Cash	$332,060	$919,879
Accounts receivable	47,529	-
Inventory	307,881	73,785
Prepaid expenses	197,409	49,627
Total current assets	884,879	1,043,291

Other assets	198,500	407,500
Property and equipment, net	992,091	883,989

Total assets	$2,075,470	$2,334,780

LIABILITIES AND PARTNERS' CAPITAL

Current liabilities:
Accounts payable	$395,202	$41,564
Accrued expenses	550,030	381,326
Deferred rent obligation	134,041	85,177
Convertible notes payable	200,000	625,000
Short term loans, related parties	57,557	57,557
Total current liabilities	1,336,830	1,190,624

Total liabilities	1,336,830	1,190,624

Partners capital:
Class A partner, 2,644,653 Units	(1,309,293)	(263,756)
Class B partner, 101,851 Units	775,128	431,594
Class C partner, 301,415 Units	1,022,805	976,318
Unallocated contribution	250,000	-
Total partners' capital	738,640	1,144,156

Total liabilities and partners' capital	$2,075,470	$2,334,780

The accompanying notes are an integral part of these financial statements.

ALTERNATIVE SOLUTIONS L.L.C.

CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Years
	Ended December 31,
	2017	2016

Revenue	$4,546,210	$1,263,262
Cost of goods sold	2,878,110	1,085,115
Gross Profit	1,668,100	178,147

Operating expenses:
General and administrative	2,666,602	1,419,948
Professional fees	134,336	93,285
Guaranteed payments to members	110,000	89,250
Depreciation and amortization	155,474	125,770
Total operating expenses	3,066,412	1,728,253

Net operating loss	(1,398,312)	(1,550,106)

Other income (expense):
Interest expense	(94,204)	(147,000)
Loss on early extinguishment of loan receivable, related party	-	(375,630)
Total other income (expense)	(94,204)	(522,630)

Net loss	$(1,492,516)	$(2,072,736)

The accompanying notes are an integral part of these financial statements.

ALTERNATIVE SOLUTIONS L.L.C.

CONSOLIDATED STATEMENT OF CHANGES IN PARTNERS' CAPITAL

For the years ended December 31, 2017 and 2016

	Unallocated	Class A	Class B	Class C
	Advance	Partners	Partners	Partners	Total

Partners' capital at December 31, 2015	$-	$(76,615)	$-	$-	$(76,615)

Capital contributions, 13,590 Class A LLC Units	-	63,303	-	-	63,303

Debt exchanged, 1,457 Class A LLC Units	-	1,615,204	-	-	1,615,204

Debt converted, 86,777 Class B LLC Units	-	-	500,000	-	500,000

Subscriptions, 206,484 Class C LLC Units	-	-	-	1,115,000	1,115,000

Net loss for the year ended December 31, 2016	-	(1,865,648)	(68,406)	(138,682)	(2,072,736)

Partners' capital at December 31, 2016	$-	$(263,756)	$431,594	$976,318	$1,144,156

Capital contributions, -0- Class A LLC Units	250,000	250,000	-	-	500,000

Debt converted, 64,931 Class B LLC Units	-	-	425,000	-	425,000

Subscriptions, 30,000 Class C LLC Units	-	-	-	162,000	162,000

Net loss for the year ended December 31, 2017	-	(1,295,537)	(81,466)	(115,513)	(1,492,516)

Partners' capital at December 31, 2017	$250,000	$(1,309,293)	$775,128	$1,022,805	$738,640

The accompanying notes are an integral part of these financial statements.

ALTERNATIVE SOLUTIONS L.L.C.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Years
	Ended December 31,
	2017	2016
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(1,492,516)	$(2,072,736)
Adjustments to reconcile net loss
to net cash used in operating activities:
Depreciation and amortization	155,474	125,770
Loss on early extinguishment of loan receivable, related party	-	375,630
Decrease (increase) in assets:
Accounts receivable	(47,529)	-
Notes receivable	(40,000)	239,176
Inventory	(234,096)	25,947
Prepaid expenses	(147,782)	13,404
Other assets	249,000	(48,000)
Increase (decrease) in liabilities:
Accounts payable	353,638	(37,873)
Accrued expenses	168,704	321,158
Deferred rent obligations	48,864	79,613
Net cash used in operating activities	(986,243)	(977,911)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment	(263,576)	(118,167)
Net cash used in investing activities	(263,576)	(118,167)

CASH FLOWS FROM FINANCING ACTIVITIES
Cash contributions from partners	662,000	1,178,303
Proceeds from convertible notes payable, related party	-	100,000
Proceeds received from short term loans, related party	-	901,125
Repayments on short term loans, related party	-	(239,200)
Net cash provided by financing activities	662,000	1,940,228

NET CHANGE IN CASH	(587,819)	844,150
CASH AT BEGINNING OF PERIOD	919,879	75,729

CASH AT END OF PERIOD	$332,060	$919,879

SUPPLEMENTAL INFORMATION:
Interest paid	$100,987	$156,473
Income taxes paid	$-	$-

NON-CASH INVESTING AND FINANCING ACTIVITIES:
Convertible debt converted to capital	$425,000	$500,000
Related party debt exchanged for capital	$-	$1,615,204

The accompanying notes are an integral part of these financial statements.

ALTERNATIVE SOLUTIONS L.L.C.

Notes to Consolidated Financial Statements

Note 1 – Basis of Presentation and Significant Accounting Policies

Business

Alternative Solutions L.L.C. (“Alternative Solutions”) is a partnership that was formed under the laws of the State of Nevada on April 14, 2014. Alternative Solutions oversees various wholly-owned subsidiaries involved in the cannabis market in, and around, Las Vegas Nevada. Including, Serenity Wellness Center LLC (“SWC”), doing business as Oasis Cannabis (“Oasis”), an adult-use retail and medical cannabis dispensary, Community Oasis LLC, a licensed art gallery and multipurpose community facility adjacent to Oasis Cannabis, Serenity Wellness Products LLC (“SWP”), a cannabis production company, and Serenity Wellness Growers LLC (“SWG”), a cannabis cultivation company. All wholly-owned subsidiaries are in the form of Nevada domestic limited liability companies.

Basis of Presentation

Our consolidated financial statements are prepared using the accrual method of accounting as generally accepted in the United States of America (U.S. GAAP) and the rules of the Securities and Exchange Commission (SEC).

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of the following entities, all of which are under common control and ownership:

	State of		Abbreviated
Name of Entity (1)	Incorporation	Relationship	Reference
Alternative Solutions L.L.C. (2)	Nevada	Parent	Alternative Solutions
Serenity Wellness Center LLC	Nevada	Subsidiary	SWC
DBA/ Oasis Cannabis	Nevada	DBA	Oasis
Serenity Wellness Products LLC	Nevada	Subsidiary	SWP
DBA/ City Trees	Nevada	DBA	City Trees
Serenity Wellness Growers LLC	Nevada	Subsidiary	SWG
DBA/ City Trees	Nevada	Subsidiary	City Trees

(1)Each entity is in the form of a domestic limited liability company.

(2)Alternative Solutions L.L.C. is the parent company of each wholly-owned subsidiary.

The consolidated financial statements herein contain the operations of the wholly-owned subsidiaries listed above. All significant inter-company transactions have been eliminated in the preparation of these financial statements. The parent company, Alternative Solutions, and subsidiaries noted above, will be collectively referred to herein as the “Company”, “Alternative Solutions” or “Oasis”. The Company's headquarters are located in Las Vegas, Nevada and substantially all of its current customers are within the United States, more specifically, Las Vegas, Nevada.

These statements reflect all adjustments, consisting of normal recurring adjustments, which in the opinion of management are necessary for fair presentation of the information contained therein.

Segment Reporting

Under FASB ASC 280-10-50, the Company operates as a single segment and will evaluate additional segment disclosure requirements as it expands its operations.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

ALTERNATIVE SOLUTIONS L.L.C.

Notes to Consolidated Financial Statements

Note 1 – Basis of Presentation and Significant Accounting Policies (Continued)

Cash and Cash Equivalents

The Company maintains cash balances in non-interest-bearing accounts, which do not currently exceed federally insured limits. For the purpose of the statements of cash flows, all highly liquid investments with an original maturity of three months or less are considered to be cash equivalents.

Allowance for Doubtful Accounts

We generate the majority of our revenues and corresponding accounts receivable from the sale cannabis, and cannabis related products. We evaluate the collectability of our accounts receivable considering a combination of factors. In circumstances where we are aware of a specific customer’s inability to meet its financial obligations to us, we record a specific reserve for bad debts against amounts due in order to reduce the net recognized receivable to the amount we reasonably believe will be collected. For all other customers, we recognize reserves for bad debts based on past write-off experience and the length of time the receivables are past due. We had no debts expense during the years ended December 31, 2017 and 2016, respectively.

Inventory

Inventories are stated at the lower of cost or market. Cost is determined on a standard cost basis that approximates the first-in, first-out (FIFO) method. Market is determined based on net realizable value. Appropriate consideration is given to obsolescence, excessive levels, deterioration, and other factors in evaluating net realizable value. Our cannabis products consist of prepackaged purchased goods ready for resale, and cannabis flower grown in-house under our cultivation license, along with produced edibles and extracts developed under our production license.

Fair Value of Financial Instruments

Under FASB ASC 820-10-05, the Financial Accounting Standards Board establishes a framework for measuring fair value in generally accepted accounting principles and expands disclosures about fair value measurements. This Statement reaffirms that fair value is the relevant measurement attribute. The adoption of this standard did not have a material effect on the Company’s financial statements as reflected herein. The carrying amounts of cash, prepaid expenses and accrued expenses reported on the balance sheet are estimated by management to approximate fair value primarily due to the short term nature of the instruments.

Basic and Diluted Loss Per Share

The basic net loss per common share is computed by dividing the net loss by the weighted average number of common shares outstanding. Diluted net loss per common share is computed by dividing the net loss adjusted on an “as if converted” basis, by the weighted average number of common shares outstanding plus potential dilutive securities. For the periods presented, potential dilutive securities had an anti-dilutive effect and were not included in the calculation of diluted net loss per common share.

Deferred Rent Obligation

The Company has entered into operating lease agreements for its dispensary/corporate office and grow facility which contain provisions for future rent increases. In accordance with generally accepted accounting principles, the Company records monthly rent expense equal to the total of the payments due over the lease term, divided by the number of months of the lease terms. The difference between rent expense recorded and the amount paid is credited or charged to “Deferred rent obligation,” which is reflected as a separate line item in the accompanying Balance Sheets.

Revenue Recognition

Sales on fixed price contracts are recorded when services are earned, the earnings process is complete or substantially complete, and the revenue is measurable and collectability is reasonably assured. Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments are provided for in the same period the related sales are recorded. The Company defers any revenue from sales in which payment has been received, but the earnings process has not occurred. Amounts billed in advance of the period in which service is rendered are recorded as a liability under “Deferred revenues”.

ALTERNATIVE SOLUTIONS L.L.C.

Notes to Consolidated Financial Statements

Note 1 – Basis of Presentation and Significant Accounting Policies (Continued)

Advertising and Promotion

All costs associated with advertising and promoting products are expensed as incurred with the exception of the amortization of the cost of two major video productions. A music video and reality/lifestyle video were both produced in 2017. The remaining amount that hasn’t been expensed is listed on the schedule in Note 5. Total recognized advertising and promotion expenses were $351,841 and $180,227 for the years ended December 31, 2017 and 2016, respectively.

Stock-Based Compensation

Under FASB ASC 718-10-30-2, all share-based payments to employees, including grants of employee stock options, to be recognized in the income statement based on their fair values. Pro forma disclosure is no longer an alternative. The Company had no stock based compensation expense for the years ended December 31, 2017 and 2016, respectively.

Recent Accounting Pronouncements

Effective January 1, 2018, the Company adopted Accounting Standards Codification (“ASC”) 606 — Revenue from Contracts with Customers. Under ASC 606, the Company recognizes revenue from the commercial sales of products, licensing agreements and contracts to perform pilot studies by applying the following steps: (1) identify the contract with a customer; (2) identify the performance obligations in the contract; (3) determine the transaction price; (4) allocate the transaction price to each performance obligation in the contract; and (5) recognize revenue when each performance obligation is satisfied. For the comparative periods, revenue has not been adjusted and continues to be reported under ASC 605 — Revenue Recognition. Under ASC 605, revenue is recognized when the following criteria are met: (1) persuasive evidence of an arrangement exists; (2) the performance of service has been rendered to a customer or delivery has occurred; (3) the amount of fee to be paid by a customer is fixed and determinable; and (4) the collectability of the fee is reasonably assured. There was no impact on the Company’s financial statements as a result of adopting Topic 606 for the years ended December 31, 2018 and 2017.

In May 2017, the Financial Accounting Standards Board (“FASB”) issued Accounting Standard Update (“ASU”) 2017-09, Compensation — Stock Compensation (Topic 718): Scope of Modification Accounting. ASU 2017-09, which provides guidance about which changes to the terms or conditions of a share-based payment award require an entity to apply modification accounting in Topic 718. Per ASU 2017-9, an entity should account for the effects of a modification unless all the following are met: (1) the fair value (or calculated value or intrinsic value, if such an alternative measurement method is used) of the modified award is the same as the fair value (or calculated value or intrinsic value, if such an alternative measurement method is used) of the original award immediately before the original award is modified. If the modification does not affect any of the inputs to the valuation technique that the entity uses to value the award, the entity is not required to estimate the value immediately before and after the modification, (2) the vesting conditions of the modified award are the same as the vesting conditions of the original award immediately before the original award is modified, and (3) the classification of the modified award as an equity instrument or a liability instrument is the same as the classification of the original award immediately before the original award is modified. The current disclosure requirements in Topic 718 apply regardless of whether an entity is required to apply modification accounting under the amendments in ASU 2017-9. ASU 2017-9 is effective for public business entities for annual and interim periods in fiscal years beginning after December 15, 2017. Early adoption is permitted, including adoption in any interim period, for (1) public business entities for reporting periods for which financial statements have not yet been issued and (2) all other entities for reporting periods for which financial statements have not yet been made available for issuance. The amendments in this ASU should be applied prospectively to an award modified on or after the adoption date. The adoption of ASU 2017-9 is not expected to have a material impact on the Company’s financial statements or related disclosures.

No other new accounting pronouncements, issued or effective during the years ended December 31, 2017 and 2016, have had or are expected to have a significant impact on the Company’s financial statements.

ALTERNATIVE SOLUTIONS L.L.C.

Notes to Consolidated Financial Statements

Note 2 – Going Concern

As shown in the accompanying financial statements, the Company has insufficient cash on hand, a working capital deficit of $451,951 and incurred net losses from operations resulting in an accumulated deficit of $4,765,331 that has been distributed to the partners’ capital accounts, and used $986,243 of cash from operations during the year ended December 31, 2017. These factors raise substantial doubt about the Company’s ability to continue as a going concern. The Company is currently seeking additional sources of capital to fund short term operations. The Company, however, is dependent upon its ability to secure equity and/or debt financing and there are no assurances that the Company will be successful; therefore, without sufficient financing it would be unlikely for the Company to continue as a going concern.

The financial statements do not include any adjustments that might result from the outcome of any uncertainty as to the Company’s ability to continue as a going concern. The financial statements also do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classifications of liabilities that might be necessary should the Company be unable to continue as a going concern.

Note 3 – Fair Value of Financial Instruments

Under FASB ASC 820-10-5, fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (an exit price). The standard outlines a valuation framework and creates a fair value hierarchy in order to increase the consistency and comparability of fair value measurements and the related disclosures. Under GAAP, certain assets and liabilities must be measured at fair value, and FASB ASC 820-10-50 details the disclosures that are required for items measured at fair value.

The Company has certain financial instruments that must be measured under the new fair value standard. The Company’s financial assets and liabilities are measured using inputs from the three levels of the fair value hierarchy. The three levels are as follows:

Level 1 - Inputs are unadjusted quoted prices in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date.

Level 2 - Inputs include quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets or liabilities in markets that are not active, inputs other than quoted prices that are observable for the asset or liability (e.g., interest rates, yield curves, etc.), and inputs that are derived principally from or corroborated by observable market data by correlation or other means (market corroborated inputs).

Level 3 - Unobservable inputs that reflect our assumptions about the assumptions that market participants would use in pricing the asset or liability.

ALTERNATIVE SOLUTIONS L.L.C.

Notes to Consolidated Financial Statements

Note 3 – Fair Value of Financial Instruments (Continued)

The following schedule summarizes the valuation of financial instruments at fair value on a recurring basis in the balance sheets as of December 31, 2017 and 2016, respectively:

	Fair Value Measurements at December 31, 2017
	Level 1	Level 2	Level 3
Assets
Cash	$332,060	$-	$-
Total assets	332,060	-	-
Liabilities
Convertible note payable, related parties	-	200,000	-
Notes payable, related parties	-	57,557	-
Total liabilities	-	257,557	-
	$332,060	$(257,557)	$-

	Fair Value Measurements at December 31, 2016
	Level 1	Level 2	Level 3
Assets
Cash	$919,879	$-	$-
Total assets	919,879	-	-
Liabilities
Convertible note payable, related parties	-	625,000	-
Notes payable, related parties	-	57,557	-
Total liabilities	-	682,557	-
	$919,879	$(682,557)	$-

The fair values of our related party debts are deemed to approximate book value, and are considered Level 2 inputs as defined by ASC Topic 820-10-35.

There were no transfers of financial assets or liabilities between Level 1, Level 2 and Level 3 inputs for the years ended December 31, 2017 and 2016.

Note 4 – Accounts Receivable

Accounts receivable was $47,529 and $-0- at December 31, 2017 and 2016, respectively. No allowance for doubtful accounts was necessary during the years ended December 31, 2017 and 2016, respectively.

Note 5 – Inventory

Inventories, consisting of material, overhead, labor, and manufacturing overhead, are stated at the lower of cost (first-in, first-out) or market and consist of the following:

	December 31,	December 31,
	2017	2016
Raw materials	$41,375	$-
Finished goods	266,506	73,785
	$307,881	$73,785

Raw materials consist of cannabis plants and the materials that are used in our production process prior to being tested and packaged for consumption. Finished goods consist of pre-packaged materials previously purchased from other licensed cultivators and our manufactured edibles and extracts.

ALTERNATIVE SOLUTIONS L.L.C.

Notes to Consolidated Financial Statements

Note 6 – Prepaid Expenses

Prepaid expenses included the following as of December 31, 2017 and 2016, respectively:

	December 31,	December 31,
	2017	2016
Prepaid insurance	$11,119	$-
Prepaid advertising	113,017	-
Prepaid license fees	61,961	43,683
Prepaid general and administrative expenses	11,312	5,944
	$197,409	$49,627

Note 7 – Other Assets

Other assets included the following as of December 31, 2017 and 2016, respectively:

	December 31,	December 31,
	2017	2016
Advance to ATM Provider	$40,000	$-
State and City Bonds	-	250,000
Security deposits	158,500	157,500
	$198,500	$407,500

Note 8 – Property and Equipment

Property and equipment consist of the following at December 31, 2017 and 2016, respectively:

	December 31,	December 31,
	2017	2016
Office equipment	$191,424	$136,696
Furniture and fixtures	18,991	16,385
Website development costs	2,324	2,324
Leasehold improvements	1,063,281	857,039
Total	1,276,020	1,012,444
Less accumulated depreciation	(283,929)	(128,455)
Property and equipment, net	$992,091	$883,989

Depreciation and amortization expense totaled $155,474 and $125,770 for the years ended December 31, 2017 and 2016, respectively.

Note 9 – Accrued Expenses

Accrued expenses included the following as of December 31, 2017 and 2016, respectively:

	December 31,	December 31,
	2017	2016
Accrued state and city taxes	$173,456	$62,881
Accrued payroll and payroll taxes	84,919	20,007
Accrued interest	16,655	23,438
Accrued consulting fees	275,000	275,000
	$550,030	$381,326

Accrued consulting fees consist of an estimated fee that we may be required to pay to settle a disputed contract. This settlement, when and if, it occurs may very well not be settled within the next twelve months, despite being currently recognized as a current liability.

ALTERNATIVE SOLUTIONS L.L.C.

Notes to Consolidated Financial Statements

Note 10 – Convertible Notes Payable

Convertible notes payable consist of the following at December 31, 2017 and 2016, respectively:

December 31,	December 31,
2017	2016

On January 6, 2016, we entered into a Subscription Agreement with Jeffrey Sloane (“First Sloane Note”) for $100,000, consisting of an unsecured promissory note convertible into Class B LLC Units at the option of the Subscriber only between January 1, 2019 and February 28, 2019, subject to the execution of the Company’s operating agreement and pursuant to the State and local jurisdictions’ authorization. The Note bears interest at 15%, due and payable on November 30, 2023, and the principal is convertible into Class B LLC Units of the Company at a price based upon a total Company valuation of twenty million dollars ($20,000,000). Interest is to be paid quarterly, in arrears.

$100,000	$100,000

On December 18, 2015, we entered into a Subscription Agreement with Archie Perry (“Second Perry Note”) for $100,000, consisting of an unsecured promissory note convertible into Class B LLC Units at the option of the Subscriber only between January 1, 2019 and February 28, 2019, subject to the execution of the Company’s operating agreement and pursuant to the State and local jurisdictions’ authorization. The Note bears interest at 15%, due and payable on November 30, 2023, and the principal is convertible into Class B LLC Units of the Company at a price based upon a total Company valuation of twenty million dollars ($20,000,000). Interest is to be paid quarterly, in arrears.

-	-

On November 30, 2015, we entered into a Subscription Agreement with Jeffrey Hellman (“Second Hellman Note”) for $100,000, consisting of an unsecured promissory note convertible into Class B LLC Units at the option of the Subscriber only between January 1, 2019 and February 28, 2019, subject to the execution of the Company’s operating agreement and pursuant to the State and local jurisdictions’ authorization. The Note bears interest at 15%, due and payable on November 30, 2023, and the principal is convertible into Class B LLC Units of the Company at a price based upon a total Company valuation of twenty million dollars ($20,000,000). Interest is to be paid quarterly, in arrears.

-	100,000

On September 10, 2015, we entered into a Subscription Agreement with Archie Perry (“First Perry Note”) for $300,000, consisting of an unsecured promissory note convertible into Class B LLC Units at the option of the Subscriber only between January 1, 2019 and February 28, 2019, subject to the execution of the Company’s operating agreement and pursuant to the State and local jurisdictions’ authorization. The Note bears interest at 15%, due and payable on November 30, 2023, and the principal is convertible into Class B LLC Units of the Company at a price based upon a total Company valuation of twenty million dollars ($20,000,000). Interest is to be paid quarterly, in arrears.

-	-

ALTERNATIVE SOLUTIONS L.L.C.

Notes to Consolidated Financial Statements

Note 10 – Convertible Notes Payable (Continued)

	December 31,	December 31,
	2017	2016

On June 29, 2015, we entered into a Subscription Agreement with MYJ Holdings, LLC (“First MYJ Note”) for $100,000, consisting of an unsecured promissory note convertible into Class B LLC Units at the option of the Subscriber only between January 1, 2019 and February 28, 2019, subject to the execution of the Company’s operating agreement and pursuant to the State and local jurisdictions’ authorization. The Note bears interest at 15%, due and payable on November 30, 2023, and the principal is convertible into Class B LLC Units of the Company at a price based upon a total Company valuation of twenty million dollars ($20,000,000). Interest is to be paid quarterly, in arrears.

	-	-

On June 23, 2015, we entered into a Subscription Agreement with Jeffrey Hellman (“First Hellman Note”) for $125,000, consisting of an unsecured promissory note convertible into Class B LLC Units at the option of the Subscriber only between January 1, 2019 and February 28, 2019, subject to the execution of the Company’s operating agreement and pursuant to the State and local jurisdictions’ authorization. The Note bears interest at 15%, due and payable on November 30, 2023, and the principal is convertible into Class B LLC Units of the Company at a price based upon a total Company valuation of twenty million dollars ($20,000,000). Interest is to be paid quarterly, in arrears.

	-	125,000

On June 10, 2015, we entered into a Subscription Agreement with the Nevins Family Trust (“First Nevins Note”) for $200,000, consisting of an unsecured promissory note convertible into Class B LLC Units at the option of the Subscriber only between January 1, 2019 and February 28, 2019, subject to the execution of the Company’s operating agreement and pursuant to the State and local jurisdictions’ authorization. The Note bears interest at 15%, due and payable on November 30, 2023, and the principal is convertible into Class B LLC Units of the Company at a price based upon a total Company valuation of twenty million dollars ($20,000,000). Interest is to be paid quarterly, in arrears.

	-	200,000

On June 5, 2015, we entered into a Subscription Agreement with Sandra (Smith) Johnson (“First Johnson Note”) for $100,000, consisting of an unsecured promissory note convertible into Class B LLC Units at the option of the Subscriber only between January 1, 2019 and February 28, 2019, subject to the execution of the Company’s operating agreement and pursuant to the State and local jurisdictions’ authorization. The Note bears interest at 15%, due and payable on November 30, 2023, and the principal is convertible into Class B LLC Units of the Company at a price based upon a total Company valuation of twenty million dollars ($20,000,000). Interest is to be paid quarterly, in arrears.

	100,000	100,000

Convertible notes payable	$200,000	$625,000

The notes have been presented as current liabilities as they are expected to be converted or repaid within the next twelve months pursuant to the pending acquisition by CLS Holdings USA, Inc. The Company recorded interest expense pursuant to the stated interest rates on the convertible notes in the amount of $87,110 and $140,024 for the years ended December 31, 2017 and 2016, respectively.

ALTERNATIVE SOLUTIONS L.L.C.

Notes to Consolidated Financial Statements

Note 11 – Short Term Loans, Related Parties

Notes payable, related parties consist of the following at December 31, 2017 and 2016, respectively:

	December 31,	December 31,
	2017	2016

On various dates, the Company received non-interest bearing, unsecured loan advances, due on demand from Todd Swanson, one of the Company’s partners. Aggregate proceeds of $573,270 and $950,000 were contributed to capital on August 31, 2016 and January 1, 2016, respectively.	$10,000	$10,000

On various dates, the Company received non-interest bearing, unsecured loan advances, due on demand from Deb Freeman, one of the Company’s partners. Aggregate proceeds of $31,098 and $60,836 were contributed to capital on August 31, 2016 and January 1, 2016, respectively.	47,557	47,557

Short term loans, related parties	$57,557	$57,557

Note 12 – Changes in Partners’ Capital

Alternative Solutions is a Limited Liability Company organized under the partnership laws of the State of Nevada on April 14, 2014. The original operating agreement authorized to issue up to 5,000 Common Units. A total of 1,000 Units were awarded to four original members, with one (1) additional unit awarded for each one thousand dollars ($1,000) of capital contributed thereafter. Debra Freeman served as the initial Managing Member, and Todd Swanson, Ben Sillitoe and Gary Schnitzer were subsequently added, by amendment, as Managing Members, with Todd Swanson designated as the Principal Manager. The operating agreement, as most recently amended on August 31, 2016, authorizes the issuance of up to 5,000,000 Common Units, which can be divided into multiple types, classes or series. The current capital structure carries three membership classes, as follows:

-	Class A LLC Units: Carries voting rights equal to the percentage of LLC Interest held by such Member.
-

Class B LLC Units: May be added by a Super Majority vote of Class A Members (Members holding 66 2/3% or more). Class B Members carry no voting rights and are not subject to dilution prior to March 1, 2019.

-	Class C LLC Units: May be added by a Super Majority vote of Class A Members, and carry no voting rights.

Unallocated Advance (2017)

On December 4, 2017, the Company received a non-refundable contribution of $250,000 pursuant to the Membership Interest Purchase Agreement with CLS Holdings USA, Inc. The ownership contribution will be allocated at the scheduled closing in 2018.

Class A LLC Units Contributed (2017)

During the year ended December 31, 2017, Class A Members contributed a total of $250,000 in cash. The Class A Members agreed not to add new Units to their ownership percentage so as to not dilute minority interests.

Class A LLC Units Contributed (2016)

During the year ended December 31, 2016, Class A Members contributed a total of $63,303 in cash, representing 13,590 Units.

Class A LLC Units Contributed via Debt Exchange (2016)

During the year ended December 31, 2016, two Class A Members exchanged an aggregate $1,615,204 of outstanding debt for a total of 1,457 Class A LLC Units.

ALTERNATIVE SOLUTIONS L.L.C.

Notes to Consolidated Financial Statements

Note 12 – Changes in Partners’ Capital (Continued)

Class B LLC Units Contributed via Debt Conversion (2017)

On November 22, 2017, a Convertible Noteholder converted $200,000 of outstanding debt for 30,556 Class B LLC Units, based on a total Company valuation of $20,000,000, as approved by a super majority of voting members. The debt conversion resulted in a gain of $34,998 over the $165,002 fair value of the units converted. The related party gain was recognized back against equity and had no effect on the Company’s Statements of Operations. The Class B LLC Units are not subject to dilution prior to March 1, 2019.

On November 22, 2017, another Convertible Noteholder converted $225,000 of outstanding debt for 34,375 Class B LLC Units, based on a total Company valuation of $20,000,000, as approved by a super majority of voting members. The debt conversion resulted in a gain of $39,375 over the $185,625 fair value of the units converted. The related party gain was recognized back against equity and had no effect on the Company’s Statements of Operations. The Class B LLC Units are not subject to dilution prior to March 1, 2019.

Class B LLC Units Contributed via Debt Conversion (2016)

On August 15, 2016, a Convertible Noteholder converted $400,000 of outstanding debt for 69,422 Class B LLC Units, based on a total Company valuation of $15,000,000, as approved by a super majority of voting members. The debt conversion resulted in a gain of $25,121 over the $374,879 fair value of the units converted. The related party gain was recognized back against equity and had no effect on the Company’s Statements of Operations. The Class B LLC Units are not subject to dilution prior to March 1, 2019.

On August 15, 2016, another Convertible Noteholder converted $100,000 of outstanding debt for 17,355 Class B LLC Units, based on a total Company valuation of $15,000,000, as approved by a super majority of voting members. The debt conversion resulted in a gain of $6,283 over the $93,717 fair value of the units converted. The related party gain was recognized back against equity and had no effect on the Company’s Statements of Operations. The Class B LLC Units are not subject to dilution prior to March 1, 2019.

Class C LLC Units Contributed (2017)

On March 16, 2017, a new Class C Member contributed $162,000 in cash, representing 30,000 Units.

Class C LLC Units Contributed (2016)

During the year ended December 31, 2016, a total of seven new partners contributed an aggregate $1,115,000 of capital for an aggregate 206,484 Class C LLC Units.

Note 13 – Loss on Early Extinguishment of Loan Receivable, Related Party

On various dates between August 1, 2014 and August 25, 2016, the Company paid an aggregate total of $525,630 on the acquisition of property on behalf of SWC Real Estate, LLC, an entity under the control of Todd Swanson, the Company’s managing member. On August 25, 2016, the Company and Mr. Swanson agreed to modify the loan to the estimated present value of the property, resulting in a loss of $375,630 recognized during the year ended December 31, 2016, as presented in other expense within the Statements of Operations. Commensurate with the modification of the loan receivable, Mr. Swanson repaid the balance of $150,000.

Note 14 – Income Taxes

The Company is a partnership for tax purposes and all taxable gains and losses are passed through to the individual partners, therefore there is no tax asset or liability to be presented by the Company.

ALTERNATIVE SOLUTIONS L.L.C.

Notes to Consolidated Financial Statements

Note 15 – Future Minimum Lease Payments

Effective January 1, 2015, we leased our office/dispensary space in Las Vegas, Nevada under a 5-year operating lease expiring December 31, 2019, and is renewable for an additional five years upon expiration. The lease provides for increases in future minimum annual rental payments based on defined annual increases beginning with monthly payments of $7,500 and culminating in a monthly payment of $8,441 in 2019. The total amount of rental payments due over the lease term is being charged to rent expense according to the straight-line method over the term of the lease. The difference between rent expense recorded and the amount paid was credited or charged to “Deferred rent obligation,” in the accompanying Balance Sheets. The deferred rent obligation attributable to this lease was $8,512 and $8,429 at December 31, 2017 and 2016, respectively.

Effective January 11, 2016, SWG leased a commercial building for its cannabis production and cultivation business in North Las Vegas. The 5-year operating lease expires on February 28, 2021, and is renewable for another 5 year term. The lease provides for increases in future minimum annual rental payments based on defined annual increases beginning with monthly payments of $22,000 and culminating in a monthly payment of $29,000 in 2021. The total amount of rental payments due over the lease term is being charged to rent expense according to the straight-line method over the term of the lease. The difference between rent expense recorded and the amount paid will be credited or charged to “Deferred rent obligation,” in the Balance Sheets. The deferred rent obligation attributable to this lease was $125,529 and $76,748 at December 31, 2017 and 2016, respectively.

Future minimum lease payments required under operating leases according to our fiscal year-end are as follows:

Year Ending
December 31,	Amount
2018	$356,345
2019	401,296
2020	348,000
2021	58,000
Thereafter	-
$1,163,641

Rent expense was $389,520 and $329,218 for the years ended December 31, 2017 and 2016, respectively.

Note 16 – Subsequent Events

During the first quarter of 2018, the Company received $1,800,000 pursuant to the Membership Interest Purchase Agreement with CLS Holdings USA, Inc., in consideration for ten percent (10%) of the ownership interests in Alternative Solutions and its subsidiaries. The ownership change has been submitted to the State of Nevada for approval and the parties are awaiting approval pursuant to the terms of the sale.

On May 23, 2018, the Class A Members voted to use $100,000 of the $1,800,000 deposit for working capital to support ongoing operations and to finance growth in wholesale inventory.

ALTERNATIVE SOLUTIONS L.L.C.

UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

For the Three and Six Months Ended June 30, 2018 and 2017

ALTERNATIVE SOLUTIONS L.L.C.

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

	June 30,	December 31,
	2018	2017
ASSETS	(Unaudited)
Current assets:
Cash	$14,612	$332,060
Accounts receivable	35,437	47,529
Inventory	405,953	307,881
Prepaid expenses	105,188	197,409
Total current assets	561,190	884,879

Other assets	158,500	198,500
Property and equipment, net	933,143	992,091

Total assets	$1,652,833	$2,075,470

LIABILITIES AND PARTNERS' CAPITAL

Current liabilities:
Accounts payable	$342,293	$395,202
Accrued expenses	$579,349	$550,030
Deferred rent obligation	$136,040	$134,041
Convertible notes payable	-	$200,000
Short term loans, related parties	-	$57,557
Total current liabilities	$1,057,682	$1,336,830

Total liabilities	$1,057,682	$1,336,830

Partners capital:
Class A partner, 2,644,653 Units	-	$(1,309,293)
Class B partner, 101,851 Units	-	$775,128
Class C partner, 301,415 Units	-	$1,022,805
Partner's Capital, CLS	$595,151	$250,000
Total partners' capital	$595,151	$738,640

Total liabilities and partners' capital	$1,652,833	$2,075,470

See accompanying notes to financial statements.

ALTERNATIVE SOLUTIONS L.L.C.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	For the Three Months		For the Six Months
	Ended June 30,		Ended June 30,
	2018	2017	2018	2017

Revenue	$1,672,483	$428,060	$3,679,327	$765,374
Cost of goods sold	1,025,439	251,258	2,291,857	448,907
Gross Profit	647,044	176,802	1,387,470	316,467
Operating expenses:
General and administrative	898,840	494,737	1,671,802	861,486
Professional fees	26,550	15,067	63,835	28,174
Guaranteed payments to members	28,333	18,600	58,333	40,500
Depreciation and amortization	43,804	38,691	87,046	71,491
Total operating expenses	997,527	567,095	1,881,016	1,001,651

Net operating loss	(350,483)	(390,293)	(493,546)	(685,184)
Other income (expense):
Interest expense	(7,500)	(23,438)	(15,000)	(46,875)
Loss on early extinguishment of debt	(15,000)	-	(15,000)	-
Total other income (expense)	(22,500)	(23,438)	(30,000)	(46,875)

Net loss	$(372,983)	$(413,731)	$(523,546)	$(732,059)

See accompanying notes to financial statements.

ALTERNATIVE SOLUTIONS L.L.C.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

Ended June 30,

For the Six Months

(Unaudited)

	For the Six Months
	Ended June 30,
	2018	2017

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(523,546)	$(732,059)
Adjustments to reconcile net loss
to net cash used in operating activities:
Depreciation and amortization	$87,046	$71,491
Loss on early extinguishment of debt	$15,000	-
Decrease (increase) in assets:
Accounts receivable	$12,092	$(78,442)
Notes receivable	$40,000	-
Inventory	$(98,072)	$(192,319)
Prepaid expenses	$92,221	$(195,708)
Other assets	-	$249,000
Increase (decrease) in liabilities:
Accounts payable	$(52,909)	$78,317
Accrued expenses	$36,819	$(13,883)
Deferred rent obligations	$1,999	$24,432
Net cash used in operating activities	$(389,350)	$(789,171)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment	$(28,098)	$(249,920)
Net cash used in investing activities	$(28,098)	$(249,920)

CASH FLOWS FROM FINANCING ACTIVITIES
Cash contributions from partners	$1,800,000	$167,775
Cash distributions from partners	$(1,700,000)	-
Net cash provided by financing activities	$100,000	$167,775

NET CHANGE IN CASH	$(317,448)	$(871,316)
CASH AT BEGINNING OF PERIOD	$332,060	$919,879

CASH AT END OF PERIOD	$14,612	$48,563

SUPPLEMENTAL INFORMATION:
Interest paid	$31,655	$46,875
Income taxes paid	$-	$-

NON-CASH INVESTING AND FINANCING ACTIVITIES:
Repayment of convertible notes payable from proceeds of partnership sale	$222,500	$-
Repayment of short term loans from proceeds of partnership sale	$57,557	$-

See accompanying notes to financial statements.

ALTERNATIVE SOLUTIONS L.L.C.

Notes to Condensed Consolidated Financial Statements

(Unaudited)

Note 1 – Basis of Presentation

Basis of Presentation

The interim condensed consolidated financial statements of Alternative Solutions L.L.C. included herein, presented in accordance with United States generally accepted accounting principles and stated in US dollars, have been prepared by the Company, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC”). Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations, although the Company believes that the disclosures are adequate to not make the information presented misleading.

These statements reflect all adjustments, which in the opinion of management, are necessary for fair presentation of the information contained therein. Except as otherwise disclosed, all such adjustments are of a normal recurring nature. It is suggested that these interim condensed consolidated financial statements be read in conjunction with the financial statements of the Company for the year ended December 31, 2017 and notes thereto. The Company follows the same accounting policies in the preparation of interim reports.

Our consolidated financial statements are prepared using the accrual method of accounting as generally accepted in the United States of America (U.S. GAAP) and the rules of the SEC.

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of the following entities, all of which are under common control and ownership:

	State of		Abbreviated
Name of Entity (1)	Incorporation	Relationship	Reference
Alternative Solutions L.L.C. (2)	Nevada	Parent	Alternative Solutions
Serenity Wellness Center LLC	Nevada	Subsidiary	SWC
DBA/ Oasis Cannabis	Nevada	DBA	Oasis
Serenity Wellness Products LLC	Nevada	Subsidiary	SWP
DBA/ City Trees	Nevada	DBA	City Trees
Serenity Wellness Growers LLC	Nevada	Subsidiary	SWG
DBA/ City Trees	Nevada	Subsidiary	City Trees

(1)     Each entity is in the form of a domestic limited liability company.

(2)     Alternative Solutions L.L.C. is the parent company of each wholly-owned subsidiary.

The consolidated financial statements herein contain the operations of the wholly-owned subsidiaries listed above. All significant inter-company transactions have been eliminated in the preparation of these financial statements. The parent company, Alternative Solutions, and subsidiaries noted above, will be collectively referred to herein as the “Company”, “Alternative Solutions” or “Oasis”. The Company's headquarters are located in Las Vegas, Nevada and substantially all of its current customers are within the United States, more specifically, Las Vegas, Nevada.

These statements reflect all adjustments, consisting of normal recurring adjustments, which in the opinion of management are necessary for fair presentation of the information contained therein.

Fair Value of Financial Instruments

Under FASB ASC 820-10-05, the Financial Accounting Standards Board establishes a framework for measuring fair value in generally accepted accounting principles and expands disclosures about fair value measurements. This Statement reaffirms that fair value is the relevant measurement attribute. The adoption of this standard did not have a material effect on the Company’s financial statements as reflected herein. The carrying amounts of cash, prepaid expenses and accrued expenses reported on the balance sheet are estimated by management to approximate fair value primarily due to the short term nature of the instruments.

ALTERNATIVE SOLUTIONS L.L.C.

Notes to Condensed Consolidated Financial Statements

(Unaudited)

Cash in Excess of FDIC Insured Limits

The Company maintains its cash in bank deposit accounts which, at times, may exceed federally insured limits. Accounts are guaranteed by the Federal Deposit Insurance Corporation (FDIC) up to $250,000, under current regulations. The Company had funds in excess of FDIC insured limits at various times during the year, but not any as of June 30, 2018. The Company has not experienced any losses in such accounts.

Inventory

Inventories are stated at the lower of cost or market. Cost is determined on a standard cost basis that approximates the first-in, first-out (FIFO) method. Market is determined based on net realizable value. Appropriate consideration is given to obsolescence, excessive levels, deterioration, and other factors in evaluating net realizable value. Our cannabis products consist of prepackaged purchased goods ready for resale, and cannabis flower grown in-house under our cultivation license, along with produced edibles and extracts developed under our production license.

Deferred Rent Obligation

The Company has entered into operating lease agreements for its dispensary/corporate office and grow facility which contain provisions for future rent increases. In accordance with generally accepted accounting principles, the Company records monthly rent expense equal to the total of the payments due over the lease term, divided by the number of months of the lease terms. The difference between rent expense recorded and the amount paid is credited or charged to “Deferred rent obligation,” which is reflected as a separate line item in the accompanying Balance Sheets.

Revenue Recognition

Effective January 1, 2018, the Company adopted ASC 606 — Revenue from Contracts with Customers. Under ASC 606, the Company recognizes revenue from the commercial sales of products, licensing agreements and contracts to perform pilot studies by applying the following steps: (1) identify the contract with a customer; (2) identify the performance obligations in the contract; (3) determine the transaction price; (4) allocate the transaction price to each performance obligation in the contract; and (5) recognize revenue when each performance obligation is satisfied. For the comparative periods, revenue has not been adjusted and continues to be reported under ASC 605 — Revenue

Recognition. Under ASC 605, revenue is recognized when the following criteria are met: (1) persuasive evidence of an arrangement exists; (2) the performance of service has been rendered to a customer or delivery has occurred; (3) the amount of fee to be paid by a customer is fixed and determinable; and (4) the collectability of the fee is reasonably assured.

There was no impact on the Company’s financial statements as a result of adopting Topic 606 for the six months ended June 30, 2018 and 2017, or the twelve months ended December 31, 2017.

Revenue is primarily generated through our subsidiary, Serenity Wellness LLC, DBA/ Oasis Cannabis. Oasis operates a 24-hour cannabis dispensary that recognizes revenue from the sale of cannabis products within the state of Nevada.

Revenue from the sale of our cannabis products is recognized by our subsidiary at the point of sale, at which time payment is received. Management estimates an allowance for sales returns.

The Company also recognizes revenue from Serenity Wellness Products LLC and Serenity Wellness Growers LLC, DBA/ City Trees. City Trees recognizes revenue from the sale of the following cannabis products and services to licensed dispensaries within the state of Nevada:

●	Premium organic medical cannabis sold wholesale to licensed retailers
●	Recreational marijuana cannabis products sold wholesale to distributors and retailers
●	Extraction products such as oils and waxes derived from in-house cannabis production
●	Processing and extraction services for licensed medical cannabis cultivators in Nevada
●	High quality cannabis strains in the form of vegetative cuttings for sale to licensed medical cannabis cultivators in Nevada.

ALTERNATIVE SOLUTIONS L.L.C.

Notes to Condensed Consolidated Financial Statements

(Unaudited)

Note 1 – Basis of Presentation (Continued)

Advertising and Promotion

All costs associated with advertising and promoting products are expensed as incurred with the exception of the amortization of the cost of two major video productions. A music video and reality/lifestyle video were both produced in 2017. The remaining amount that has not been expensed is listed on the schedule in Note 5. Total recognized advertising and promotion expenses were $288,725 and $99,951 for the six months ended June 30, 2018 and 2017, respectively, and $351,841 and $180,227 for the years ended December 31, 2017 and 2016, respectively.

Recent Accounting Pronouncements

In June 2018, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2018-07, Compensation-Stock Compensation (Topic 718): Improvements to Nonemployee Share-Based Payment Accounting, which expands the scope of Topic 718 to include share-based payment transactions for acquiring goods and services from nonemployees. An entity should apply the requirements of Topic 718 to nonemployee awards except for specific guidance on inputs to an option pricing model and the attribution of cost (that is, the period of time over which share-based payment awards vest and the pattern of cost recognition over that period). The new guidance is effective for all entities for annual periods, and interim periods within those annual periods, beginning after December 15, 2017, with early adoption permitted. The Company does not expect the adoption of this ASU to have a material impact on its consolidated financial statements.

In March 2018, the FASB issued ASU No. 2018-05, Income Taxes (Topic 740) - Amendments to SEC Paragraphs Pursuant to SEC Staff Accounting Bulletin No. 118. The amendment provides guidance on accounting for the impact of the Tax Cuts and Jobs Act (the “Tax Act”) and allows entities to complete the accounting under ASC 740 within a one-year measurement period from the Tax Act enactment date. This standard is effective upon issuance. The Tax Act has several significant changes that impact all taxpayers, including a transition tax, which is a one-time tax charge on accumulated, undistributed foreign earnings. The calculation of accumulated foreign earnings requires an analysis of each foreign entity’s financial results going back to 1986. The Company does not expect the adoption of this ASU to have a material impact on its consolidated financial statements.

In February 2018, the FASB issued ASU No. 2018-02, Reclassification of Certain Tax Effects from Accumulated Other Comprehensive Income. The guidance permits entities to reclassify tax effects stranded in Accumulated Other Comprehensive Income as a result of tax reform to retained earnings. This new guidance is effective for annual and interim periods in fiscal years beginning after December 15, 2018. Early adoption is permitted in annual and interim periods and can be applied retrospectively or in the period of adoption. The Company is currently in the process of evaluating the impact of adoption on its consolidated financial statements.

Effective January 1, 2018, the Company adopted Accounting Standards Codification (“ASC”) 606 — Revenue from Contracts with Customers. Under ASC 606, the Company recognizes revenue from the commercial sales of products, licensing agreements and contracts to perform pilot studies by applying the following steps: (1) identify the contract with a customer; (2) identify the performance obligations in the contract; (3) determine the transaction price; (4) allocate the transaction price to each performance obligation in the contract; and (5) recognize revenue when each performance obligation is satisfied. For the comparative periods, revenue has not been adjusted and continues to be reported under ASC 605 — Revenue Recognition. Under ASC 605, revenue is recognized when the following criteria are met: (1) persuasive evidence of an arrangement exists; (2) the performance of service has been rendered to a customer or delivery has occurred; (3) the amount of fee to be paid by a customer is fixed and determinable; and (4) the collectability of the fee is reasonably assured. There was no impact on the Company’s financial statements as a result of adopting Topic 606 for the six months ending June 30, 2018 and the year ended December 31, 2017.

ALTERNATIVE SOLUTIONS L.L.C.

Notes to Condensed Consolidated Financial Statements

(Unaudited)

Note 1 – Basis of Presentation (Continued)

Recent Accounting Pronouncements (Continued)

In May 2017, the FASB issued ASU 2017-09, Compensation — Stock Compensation (Topic 718): Scope of Modification Accounting. ASU 2017-09, which provides guidance about which changes to the terms or conditions of a share-based payment award require an entity to apply modification accounting in Topic 718. Per ASU 2017-9, an entity should account for the effects of a modification unless all the following are met: (1) the fair value (or calculated value or intrinsic value, if such an alternative measurement method is used) of the modified award is the same as the fair value (or calculated value or intrinsic value, if such an alternative measurement method is used) of the original award immediately before the original award is modified. If the modification does not affect any of the inputs to the valuation technique that the entity uses to value the award, the entity is not required to estimate the value immediately before and after the modification, (2) the vesting conditions of the modified award are the same as the vesting conditions of the original award immediately before the original award is modified, and (3) the classification of the modified award as an equity instrument or a liability instrument is the same as the classification of the original award immediately before the original award is modified. The current disclosure requirements in Topic 718 apply regardless of whether an entity is required to apply modification accounting under the amendments in ASU 2017-9. ASU 2017- 9 is effective for public business entities for annual and interim periods in fiscal years beginning after December 15, 2017. Early adoption is permitted, including adoption in any interim period, for (1) public business entities for reporting periods for which financial statements have not yet been issued and (2) all other entities for reporting periods for which financial statements have not yet been made available for issuance. The amendments in this ASU should be applied prospectively to an award modified on or after the adoption date. The adoption of ASU 2017-9 is not expected to have a material impact on the Company’s financial statements or related disclosures.

No other new accounting pronouncements, issued or effective during the six months ended June 30, 2018, have had or are expected to have a significant impact on the Company’s financial statements.

Note 2 – Going Concern

As shown in the accompanying financial statements, the Company incurred net losses from operations resulting in an accumulated deficit of $5,288,877 that has been distributed to the partners’ capital accounts, and used $389,350 of cash from operations during the six months ended June 30, 2018. These factors raise substantial doubt about the Company’s ability to continue as a going concern. The Company is currently seeking additional sources of capital to fund short term operations. The Company, however, is dependent upon its ability to secure equity and/or debt financing and there are no assurances that the Company will be successful; therefore, without sufficient financing it would be unlikely for the Company to continue as a going concern.

The financial statements do not include any adjustments that might result from the outcome of any uncertainty as to the Company’s ability to continue as a going concern. The financial statements also do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classifications of liabilities that might be necessary should the Company be unable to continue as a going concern.

Note 3 – Change in Ownership

On June 27, 2018, CLS Holdings USA, Inc. (“CLS”) closed on the purchase of all of the membership interests in Alternative Solutions and its three operating subsidiaries (collectively, the “Oasis LLCs”) from the members of such entities (other than Alternative Solutions). The closing occurred pursuant to a Membership Interest Purchase Agreement (the “Acquisition Agreement”) entered into between CLS and Alternative Solutions on December 4, 2017, as amended.

Pursuant to the Acquisition Agreement, CLS paid a non-refundable deposit of $250,000 upon signing, which was followed by an additional payment of $1,800,000 paid in February 2018, for an initial 10% of each of the Oasis LLCs. At that time, CLS applied for regulatory approval to own an interest in the Oasis LLCs, which approval was subsequently received. On June 27, 2018, CLS made the remaining payments to indirectly acquire the remaining 90% of the Oasis LLCs, which were equal to cash in the amount of $6,200,000, a $4.0 million promissory note due in December 2019 (the “Oasis Note”), and 22,058,823 shares of its common stock (the “Purchase Price Shares”) (collectively, the “Closing Consideration”). CLS then applied for regulatory approval to own the additional 90% in membership interests in the Oasis LLCs, which we expect to receive in due course. The change of ownership in the Oasis LLCs to CLS will be recorded with the State upon receipt of such regulatory approvals. The closing was executed for accounting purposes as of June 30, 2018.

ALTERNATIVE SOLUTIONS L.L.C.

Notes to Condensed Consolidated Financial Statements

(Unaudited)

Note 4 – Fair Value of Financial Instruments

Under FASB ASC 820-10-5, fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (an exit price). The standard outlines a valuation framework and creates a fair value hierarchy in order to increase the consistency and comparability of fair value measurements and the related disclosures. Under GAAP, certain assets and liabilities must be measured at fair value, and FASB ASC 820-10-50 details the disclosures that are required for items measured at fair value.

The Company has certain financial instruments that must be measured under the new fair value standard. The Company’s financial assets and liabilities are measured using inputs from the three levels of the fair value hierarchy. The three levels are as follows:

Level 1 - Inputs are unadjusted quoted prices in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date.

Level 2 - Inputs include quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets or liabilities in markets that are not active, inputs other than quoted prices that are observable for the asset or liability (e.g., interest rates, yield curves, etc.), and inputs that are derived principally from or corroborated by observable market data by correlation or other means (market corroborated inputs).

Level 3 - Unobservable inputs that reflect our assumptions about the assumptions that market participants would use in pricing the asset or liability.

The following schedule summarizes the valuation of financial instruments at fair value on a recurring basis in the balance sheets as of June 30, 2018 and December 31, 2017, respectively:

	Fair Value Measurements at June 30, 2018
	Level 1	Level 2	Level 3
Assets
Cash	$14,612	$-	$-
Total assets	14,612	-	-
Liabilities
None	-	-	-
Total liabilities	-	-	-
	$14,612	$-	$-

	Fair Value Measurements at December 31, 2017
	Level 1	Level 2	Level 3
Assets
Cash	$332,060	$-	$-
Total assets	332,060	-	-
Liabilities
Convertible note payable, related parties	-	200,000	-
Notes payable, related parties	-	57,557	-
Total liabilities	-	257,557	-
	$332,060	$(257,557)	$-

The fair values of our related party debts are deemed to approximate book value, and are considered Level 2 inputs as defined by ASC Topic 820-10-35.

There were no transfers of financial assets or liabilities between Level 1 and Level 2 inputs for the six months ended June 30, 2018 and the year ended December 31, 2017.

ALTERNATIVE SOLUTIONS L.L.C.

Notes to Condensed Consolidated Financial Statements

(Unaudited)

Note 5 – Accounts Receivable

Accounts receivable was $35,437 and $47,529 at June 30, 2018 and December 31, 2017, respectively. No allowance for doubtful accounts was necessary during the six months ended June 30, 2018 and the year ended December 31, 2017, respectively.

Note 6 – Inventory

Inventories, consisting of material, overhead, labor, and manufacturing overhead, are stated at the lower of cost (first- in, first-out) or market and consist of the following:

	June 30,	December 31,
	2018	2017
Raw materials	$91,084	$41,375
Finished goods	314,869	266,506
	$405,953	$307,881

Raw materials consist of cannabis plants and the materials that are used in our production process prior to being tested and packaged for consumption. Finished goods consist of pre-packaged materials previously purchased from other licensed cultivators and our manufactured edibles and extracts.

Note 7 – Prepaid Expenses

Prepaid expenses included the following as of June 30, 2018 and December 31, 2017, respectively:

	June 30, 2018	December 31, 2017
Prepaid insurance	$8,604	$11,119
Prepaid advertising	46,092	113,017
Prepaid license fees	48,417	61,961
Prepaid general and administrative expenses	2,075	11,312
	$105,188	$197,409

Note 8 – Other Assets

Other assets included the following as of June 30, 2018 and December 31, 2017, respectively:

	June 30,	December 31,
	2018	2017
Advance to ATM Provider	$-	$40,000
Security deposits	158,500	158,500
	$158,500	$198,500

ALTERNATIVE SOLUTIONS L.L.C.

Notes to Condensed Consolidated Financial Statements

(Unaudited)

Note 9 – Property and Equipment

Property and equipment consist of the following at June 30, 2018 and December 31, 2017, respectively:

	June 30, 2018	December 31, 2017
Office equipment	$196,521	$191,424
Furniture and fixtures	19,491	18,991
Website development costs	2,324	2,324
Leasehold improvements	1,085,782	1,063,281
Total	1,304,118	1,276,020
Less accumulated depreciation	(370,975)	(283,929)
Property and equipment, net	$933,143	$992,091

Depreciation and amortization expense totaled $87,046 and $71,491 for the six months ended June 30, 2018 and 2017, respectively.

Note 10 – Accrued Expenses

Accrued expenses included the following as of June 30, 2018 and December 31, 2017, respectively:

	June 30, 2018	December 31, 2017
Accrued state and city taxes	$225,899	$173,456
Accrued payroll and payroll taxes	78,450	84,919
Accrued interest	-	16,655
Accrued consulting fees	275,000	275,000
	$579,349	$550,030

Accrued consulting fees consist of an estimated fee that we may be required to pay to settle a disputed contract. This settlement, when and if, it occurs may very well not be settled within the next twelve months, despite being currently recognized as a current liability.

ALTERNATIVE SOLUTIONS L.L.C.

Notes to Condensed Consolidated Financial Statements

(Unaudited)

Note 11 – Convertible Notes Payable

Convertible notes payable consist of the following at June 30, 2018 and December 31, 2017, respectively:

	June 30, 2018	December 31, 2017

On January 6, 2016, we entered into a Subscription Agreement with Jeffrey Sloane (“First Sloane Note”) for $100,000, consisting of an unsecured promissory note convertible into Class B LLC Units at the option of the Subscriber only between January 1, 2019 and February 28, 2019, subject to the execution of the Company’s operating agreement and pursuant to the State and local jurisdictions’ authorization. The Note bears interest at 15%, due and payable on November 30, 2023, and the principal is convertible into Class B LLC Units of the Company at a price based upon a total Company valuation of twenty million dollars ($20,000,000). Interest is to be paid quarterly, in arrears. A total of $111,250 was repaid on June 27, 2018 out of the proceeds of the sale to CLS Holdings USA in satisfaction of $100,000 of principal and $3,750 of accrued interest, resulting in a $7,500 loss on early extinguishment of debt.

	$-	$100,000

On June 5, 2015, we entered into a Subscription Agreement with Sandra (Smith) Johnson (“First Johnson Note”) for $100,000, consisting of an unsecured promissory note convertible into Class B LLC Units at the option of the Subscriber only between January 1, 2019 and February 28, 2019, subject to the execution of the Company’s operating agreement and pursuant to the State and local jurisdictions’ authorization. The Note bears interest at 15%, due and payable on November 30, 2023, and the principal is convertible into Class B LLC Units of the Company at a price based upon a total Company valuation of twenty million dollars ($20,000,000). Interest is to be paid quarterly, in arrears. A total of $111,250 was repaid on June 27, 2018 out of the proceeds of the sale to CLS Holdings USA in satisfaction of $100,000 of principal and $3,750 of accrued interest, resulting in a $7,500 loss on early extinguishment of debt.

	-	100,000

Convertible notes payable	$-	$200,000

The Company recorded interest expense pursuant to the stated interest rates on the convertible notes in the amount of $15,000 and $46,875 for the six months ended June 30, 2018 and 2017, respectively.

On June 27, 2018, the Company repaid a total of $222,500 of convertible notes, consisting of $200,000 of principal, $7,500 of interest and an additional $15,000 recognized as a loss on early extinguishment of the debt, out of the proceeds received by the partners from CLS Holdings USA, Inc. commensurate with the Membership Interest Purchase Agreement with CLS Holdings USA, Inc.

ALTERNATIVE SOLUTIONS L.L.C.

Notes to Condensed Consolidated Financial Statements

(Unaudited)

Note 12 – Short Term Loans, Related Parties

Notes payable, related parties consist of the following at June 30, 2018 and December 31, 2017, respectively:

	June 30, 2018	December 31, 2017

On various dates, the Company received non-interest bearing, unsecured loan advances, due on demand from Todd Swanson, one of the Company’s partners. Aggregate proceeds of $573,270 and $950,000 were contributed to capital on August 31, 2016 and January 1, 2016, respectively. A total of $10,000 of outstanding principal was repaid on June 27, 2018 out of the proceeds of the sale to CLS Holdings USA, Inc	$-	$10,000

On various dates, the Company received non-interest bearing, unsecured loan advances, due on demand from Deb Freeman, one of the Company’s partners. Aggregate proceeds of $31,098 and $60,836 were contributed to capital on August 31, 2016 and January 1, 2016, respectively. A total of $47,557 of outstanding principal was repaid on June 27, 2018 out of the proceeds of the sale to CLS Holdings USA, Inc.	-	47,557

Short term loans, related parties	$-	$57,557

Note 13 – Changes in Partners’ Capital

Alternative Solutions is a Limited Liability Company organized under the partnership laws of the State of Nevada on April 14, 2014. The original operating agreement authorized to issue up to 5,000 Common Units. A total of 1,000 Units were awarded to four original members, with one (1) additional unit awarded for each one thousand dollars ($1,000) of capital contributed thereafter. Debra Freeman served as the initial Managing Member, and Todd Swanson, Ben Sillitoe and Gary Schnitzer were subsequently added, by amendment, as Managing Members, with Todd Swanson designated as the Principal Manager. The operating agreement, as most recently amended on August 31, 2016, authorizes the issuance of up to 5,000,000 Common Units, which can be divided into multiple types, classes or series. The current capital structure carries three membership classes, as follows:

-	Class A LLC Units: Carries voting rights equal to the percentage of LLC Interest held by such Member.
-

Class B LLC Units: May be added by a Super Majority vote of Class A Members (Members holding 66 2/3% or more). Class B Members carry no voting rights and are not subject to dilution prior to March 1, 2019.

-	Class C LLC Units: May be added by a Super Majority vote of Class A Members, and carry no voting rights.

Unallocated Advance

In February 2018, the Company received $1,800,000 pursuant to the Membership Interest Purchase Agreement with CLS Holdings USA, Inc., in consideration for ten percent (10%) of the ownership interests in Alternative Solutions and its subsidiaries. The ownership change was submitted to the State of Nevada for approval and subsequently approved by the State pursuant to the terms of the sale.

Distributions

On June 27, 2018, the Company’s Managing Member was paid a distribution of $1,700,000 pursuant to the closing of the Membership Interest Purchase Agreement with CLS Holdings USA, Inc.

Transfer of Ownership

As disclosed in Note 3, above, on June 27, 2018, CLS closed on the remaining purchase of 100% of the membership interests in Alternative Solutions and its three operating subsidiaries from the members of such entities (other than Alternative Solutions). At which time, the entities became single member LLCs. The entities are also going to adopt the parent Company’s fiscal year-end of May 31st.

ALTERNATIVE SOLUTIONS L.L.C.

Notes to Condensed Consolidated Financial Statements

(Unaudited)

Note 14 – Income Taxes

The Company is a partnership for tax purposes and all taxable gains and losses are passed through to the individual partners, therefore there is no tax asset or liability to be presented by the Company.

Note 15 – Subsequent Events

As of the date of this filing, there have been no subsequent events to report.

Unaudited Pro Forma Financial Information of the Company

and Alternative Solutions for the 12-Month Period Ended May 31, 2018

On June 27, 2018, the Company completed the purchase of all of the membership interests in Alternative Solutions and the Oasis LLCs from the members of such entities. The closing occurred pursuant to a Membership Interest Purchase Agreement entered into between the Company and Alternative Solutions on December 4, 2017, as amended (the “Acquisition Agreement”).  Pursuant to the Acquisition Agreement, the Company initially contemplated acquiring all of the membership interests in the Oasis LLCs from Alternative Solutions. Just prior to closing, the parties agreed that the Company would instead acquire all of the membership interests in Alternative Solutions, the parent of the Oasis LLCs, from its members, and the membership interests in the Oasis LLCs owned by members other than Alternative Solutions (the “Oasis Acquisition”). The revised structure of the transaction is referenced in the Oasis Note, which modified the Acquisition Agreement.

The total cost of the Oasis Acquisition was $27,297,539. The consideration for and in connection with the Oasis Acquisition consisted of:  (a) A cash payment in the amount of $8,045,543; (b) a note payable with a fair value of $3,810,820 (net of original issue discount of $189,180); and (c) 22,058,823 shares of the Company’s common stock with a fair value of $15,441,176.

The following unaudited pro forma condensed combined balance sheet at May 31, 2018 and the unaudited pro forma condensed combined statements of operations for the year ended May 31, 2018 presented herein are based on the historical financial statements of The Company and its subsidiaries, and Alternative Solutions, LLC and subsidiaries, after giving effect to the Oasis Acquisition of all of the assets and liabilities of Alternative Solutions, LLC and its subsidiaries by the Company

The unaudited condensed combined pro forma balance sheet data assumes that the Acquisition took place on May 31, 2018 and combines unaudited consolidated balance sheets of the Company and Alternative Solutions, LLC as of May 31, 2018.

The unaudited pro forma condensed combined statement of operations for the year ended May 31, 2018 combines the historical consolidated statement of operations of the Company and Alternative Solutions, LLC for the year ended May 31, 2018. The unaudited pro forma condensed combined statement of operations for the fiscal year ended May 31, 2018 give effect to the Oasis Acquisition as if it occurred on June 1, 2017.

The unaudited pro forma condensed combined financial statements include adjustments, which are based upon preliminary estimates, to reflect the allocation of the purchase price to the acquired assets and assumed liabilities of Alternative solutions, LLC. The final allocation of the purchase price will be determined after the completion of the Oasis Acquisition and will be based upon actual net tangible and intangible assets acquired as well as liabilities assumed. The preliminary purchase price allocation for Alternative Solutions, LLC is subject to revision as more detailed analysis is completed and additional information on the fair values of its assets and liabilities becomes available. Any change in the fair value of the net assets of Alternative Solutions, LLC will change the amount of the purchase price allocable to goodwill. Final purchase accounting adjustments may differ materially from the pro forma adjustments presented here.

The unaudited pro forma condensed combined financial statements do not give effect to the potential impact of current financial conditions, regulatory matters or any anticipated synergies, operating efficiencies or cost savings that may be associated with the Oasis Acquisition. The unaudited pro forma condensed combined financial data also does not include any integration costs, cost overlap or estimated future transaction costs, except for fixed contractual transaction costs that the companies expect to incur as a result of the Oasis Acquisition.

The historical financial information has been adjusted to give effect to events that are directly attributable to the Oasis Acquisition, factually supportable and, with respect to the statements of operations, expected to have a continuing impact on the results of the combined company. This unaudited pro forma combined financial information should be read in conjunction with the historical financial statements and accompanying notes of Alternative Solutions, LLC (contained elsewhere in this Prospectus), and the historical financial statements and accompanying footnotes of the Company appearing in its periodic SEC filings and elsewhere in this Prospectus. The adjustments that are included in the following unaudited pro forma combined financial statements are described in the notes below, which include the numbered notes that are marked in those financial statements.

Unaudited Pro Forma Condensed Combined Balance Sheet

As of May 31, 2018

ASSETS	CLS Holdings USA, Inc.	Alternative
	and	Solutions, LLC	Pro forma		Pro forma
	Subsidiaries	and Subsidiaries	Adjustments	Note	Combined
Current assets:
Cash	$52,964	$1,716,235	$430,000	D	$2,199,199
Accounts Receivable	-	18,126	-		18,126
Inventory	-	411,658	-		411,658
Prepaid expenses	1,410	192,244	-		193,654
Total current assets	54,374	2,338,263			2,822,637

Investment	2,050,000	-	15,441,176	A	-
		-	5,995,543	D
		-	3,810,820	H
		-	(27,297,539)	I
Other assets	-	160,318	-		160,318
Property and equipment, net	-	945,959	-	I	945,959
Intangible assets	898	-	1,637,600	I	1,638,498
Goodwill	-	-	25,742,899		25,742,899
Total assets	$2,105,272	$3,444,540			$31,310,311

LIABILITIES AND PARTNERS' CAPITAL

Current liabilities:
Accounts payable and accrued liabilities	$826,621	925,360	(443,179)	I	1,308,802
Accrued compensation, related party	120,417	-	-		120,417
Due to related party	17,930	-	-		17,930
Accrued interest	24,748	-	-		24,748
Accrued interest, related party	5,143	-	-		5,143
Notes payable, related parties	75,137	-	-		75,137
Notes payable	310,000	-	3,810,820	H	4,120,820
Convertible notes payable, net of discount	43,401	-	-		43,401
Deferred rent obligation	-	135,707	-		135,707
Convertible notes payable	-	200,000	-		200,000
Short term loans, related parties	-	-	-		-
Derivative liability	1,265,751	-	-		1,265,751
Contingent liability	-	-	678,111	M	678,111
Total current liabilities	2,689,148	1,261,067			7,995,967

Convertible notes payable, related parties, long term, net of discount	2,832	-	-		2,832
Convertible notes payable, long term, net of discount	41,072	-	-		41,072
Total liabilities	2,733,052	1,261,067			8,039,871

Partners' capital		2,183,473	(2,183,473)	N	-
Common Stock	5,013	-	2,206	A	7,219
			70	B	70
Additional paid-in capital	17,628,717	-	15,438,970	A	50,736,353
	-	-	489,930	B	-
	-	-	9,785,978	D	-
	-	-	1,359,152	E	-
	-	-	1,329,736	F	-
	-	-	4,703,870	G	-
Stock payable	307,584	-	69,458	C	377,042
Accumulated deficit	(18,569,094)	-	(9,281,150)	B,C,D,E,F,G,I	(27,850,244)
Total equity	(627,780)	2,183,473			23,270,440

Total liabilities and equity	$2,105,272	$3,444,540			$31,310,311

Unaudited Pro Forma Condensed Combined Statement of Operations
For the Year Ended May 31, 2018

	CLS Holdings USA, Inc.	Alternative
	and	Solutions, LLC	Pro forma		Pro forma
	Subsidiaries	and Subsidiaries	Adjustments	Note	Combined

Revenue	$-	$7,258,443			$7,258,443
Cost of goods sold	-	4,586,221			4,586,221
Gross profit	-	2,672,222			2,672,222

Sales, general, and administrative expenses	3,116,040	3,877,117	125,060	J	7,118,217
Total operating expenses	3,116,040	3,877,117			7,118,217

Net operating loss	(3,116,040)	(1,204,895)			(4,445,995)

Other (income) expense:
Interest expense	4,718,940	67,641	372,606	K	5,159,187
Gain on settlement of debt	(3,480)				(3,480)
Loss on modification of debt	29,145				29,145
Loss on note exchange	404,082				404,082
Loss on extinguishment of debt	989,032				989,032
Prepayment Penalty	128,000				128,000
Change in fair value of derivative	195,725				195,725
Total other expense	6,461,444	67,641			6,901,691

Net loss	$(9,577,484)	$(1,272,536)			$(11,347,686)

Net loss per share - basic and diluted	$(0.24)				$(0.12)

			22,058,823	A
			700,000	B
			575,000	C
Weighted average shares outstanding - basic and diluted	39,224,613		33,463,868	L	96,022,304

Note 1 – Basis of Pro Forma Presentation

The accompanying unaudited pro forma condensed combined financial statements are based on the historical condensed consolidated financial statements of the Company and Alternative Solutions, LLC, as adjusted to give effect to the Oasis Acquisition of Alternative Solutions, LLC by the Company The unaudited pro forma condensed consolidated statement of income for the year ended May 31, 2018 gives effect to the Oasis Acquisition of Alternative Solutions, LLC as if it had occurred on June 1, 2017. The unaudited pro forma condensed consolidated balance sheet as of May 31, 2018 gives effect to the Oasis Acquisition of Alternative Solutions, LLC as if it occurred on May 31, 2018.

The unaudited pro forma combined financial information is based on the assumption that the Oasis Acquisition is accounted for using the acquisition accounting method in accordance with the Financial Accounting Standards Board ("FASB") Accounting Standards Codification ("ASC") 805, Business Combinations, and includes all adjustments that are directly attributable to the transactions, and are factually supportable regardless of whether they have continuing impact or are nonrecurring. In accordance with ASC 805, the Company allocated the purchase price of the Oasis Acquisition to the tangible assets, liabilities, and identifiable intangible assets acquired based on their estimated fair values. The excess of the purchase price over those fair values is recorded as goodwill. During the measurement period, as additional information becomes available about facts and circumstances that existed as of acquisition date, the Company may further revise its preliminary valuation of assets acquired and liabilities assumed with the corresponding offset to goodwill. After the measurement period, which could be up to one year after the initial transaction date, the Company may record subsequent adjustments to its statement of operations.

The unaudited pro forma combined financial information does not give effect to the potential impact of current  financial conditions, regulatory matters, operating efficiencies or other savings or expenses that may be associated with the Oasis Acquisition. The unaudited pro forma condensed combined  financial information also does not include any future integration costs. The unaudited pro forma condensed combined financial information has been prepared by management for illustrative purposes only in accordance with Article 11 of SEC Regulation S-X and is not necessarily indicative of the combined financial position or results of operations in future periods or the results that actually would have been realized had the Company and Alternative Solutions, LLC  been reporting operations on a consolidated basis  during the specified periods presented.

Note 2 – Pro Forma Adjustments

The pro forma condensed combined financial information is based upon the historical consolidated financial statements of the Company and Alternative Solutions, LLC and certain adjustments that the Company believes are reasonable to give effect to the Oasis Acquisition. These adjustments are based upon currently available information and certain assumptions, and therefore the actual adjustments will likely differ from the pro forma adjustments. The pro forma condensed combined financial statements were prepared using the acquisition method of accounting for the business combination.

The following pro forma adjustments are included in the unaudited pro forma condensed combined balance sheet and statements of operations:

A – Common stock issued in connection with the Oasis Acquisition.

B – Common stock issued to consultant for assisting with the Oasis Acquisition.

C – Common stock to be issued to certain officers of the Oasis LLCs.

D – Special warrants sold for cash in connection with the Oasis Acquisition. Each special warrant is exercisable, for no additional consideration, into one share of common stock and one three-year warrant to purchase one share of common stock at a price of C$0.65 per shares. Each special warrant is automatically exercisable on the earlier of: (i) the date that is five business days following the date on which the Company obtains a receipt from the applicable securities regulatory authorities in each of the jurisdictions in Canada in which the special warrants were sold for a final prospectus qualifying the distribution of the units, which is intended to be no later than August 31, 2018, and (ii) the date that is four months and one day after the completion of the Oasis Acquisition. The special warrants are deemed exercised for purposes of the pro forma statement of operations.

E - Special warrants issued to a placement agent in connection with the Oasis Acquisition. These warrants have the same terms as the special warrants described in note D, above. The placement agent special warrants are deemed exercised for purposes of the pro forma statement of operations.

F – Warrants issued as compensation to a placement agent in connection with the Oasis Acquisition.

G – Special warrants issued due to a registration statement filing penalty in connection with the Oasis Acquisition. These warrants have the same terms as the special warrants described in note D, above. These special warrants are deemed exercised for purposes of the pro forma statement of operations.

H – Note payable issued in connection with the Oasis Acquisition.

I – Assets and liabilities acquired in connection with the Oasis Acquisition.

J – Amortization of intangible assets acquired in the Oasis Acquisition.

K – Interest and amortization of discount on note payable issued in connection with the Oasis Acquisition.

L – Exercise of special warrants issued in connection with the Oasis Acquisition, including special warrants sold for cash, special warrants issued to the placement agent, and special warrants issued for a registration statement filing penalty. These warrants are automatically exercisable for no additional consideration.

M – Fair value of contingent consideration payable in connection with the Oasis Acquisition.

N – Elimination of the equity of Alternative Solutions, LLC and Subsidiaries.

CLS HOLDINGS USA, INC.

PROSPECTUS

67,637,143 Shares of Common Stock

____________, 2018

Until ____________, 2018, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.      Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses payable by us in connection with the issuance and distribution of the securities being registered hereunder. No expenses will be borne by the Selling Stockholders. All of the amounts shown are estimates, except for the SEC registration fee.

SEC registration fee	$7,828.73
Accounting fees and expenses*	$10,000.00
Legal fees and expenses*	$75,000.00
Printing expenses*	$10,000.00
Miscellaneous fees and expenses*	$10,000.00
Total*	$112,828.73

    * Estimated

Item 14.       Indemnification of Officers and Directors

Nevada Law

Section 78.7502 of the Nevada Revised Statutes permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership joint venture, trust, or other enterprise, against expenses, including attorneys’ fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he:

(a) is not liable pursuant to Nevada Revised Statute 78.138, or

(b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

In addition, Section 78.7502 of the Nevada Revised Statutes permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he:

(a) is not liable pursuant to Nevada Revised Statute 78.138; or

(b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation.

To the extent that a director, officer, employee, or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to above, or in defense of any claim, issue, or matter, the corporation is required to indemnify him against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the defense.

Section 78.751 of the Nevada Revised Statutes provides that such indemnification may also include payment by the Company of expenses incurred in defending a civil or criminal action or proceeding in advance of the final disposition of such action or proceeding upon receipt of an undertaking by the person indemnified to repay such payment if he shall be ultimately found not to be entitled to indemnification under Section 78.751 of the Nevada Revised Statutes. Indemnification may be provided even though the person to be indemnified is no longer a director, officer, employee, or agent of the Company or such other entities.

Section 78.752 of the Nevada Revised Statutes allows a corporation to purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee, or agent, or arising out of his status as such, whether or not the corporation has the authority to indemnify him against such liability and expenses.

Other financial arrangements made by the corporation pursuant to Section 78.752 of the Nevada Revised Statutes may include the following:

(a)  the creation of a trust fund;

(b)  the establishment of a program of self-insurance;

(c)  the securing of its obligations of indemnification by granting a security interest or other lien on any assets of the corporation; and

(d)  the establishment of a letter of credit, guaranty or surety.

No financial arrangement made pursuant to Section 78.752 may provide protection for a person adjudged by a court of competent jurisdiction, after exhaustion of all appeals, to be liable for intentional misconduct, fraud or a knowing violation of law, except with respect to the advancement of expenses of indemnification ordered by a court.

Any discretionary indemnification pursuant to Section 78.7502 of the Nevada Revised Statutes, unless ordered by a court or advanced pursuant to an undertaking to repay the amount if it is determined by a court that the indemnified party is not entitled to be indemnified by the corporation, may be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee, or agent is proper in the circumstances. The determination must be made:

(a)  by the stockholders;

(b)  by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the action, suit, or proceeding;

(c)  if a majority vote of a quorum consisting of directors who were not parties to the action, suit, or proceeding so orders, by independent legal counsel in a written opinion, or

(d)  if a quorum consisting of directors who were not parties to the action, suit, or proceeding cannot be obtained, by independent legal counsel in a written opinion.

Subsection 7 of Section 78.138 of the Nevada Revised Statutes provides that, subject to certain very limited statutory exceptions, a director or officer is not individually liable to the corporation or its stockholders or creditors for any damages as a result of any act or failure to act in his or her capacity as a director or officer, unless it is proven that the act or failure to act constituted a breach of his or her fiduciary duties as a director or officer and such breach of those duties involved intentional misconduct, fraud or a knowing violation of law. The statutory standard of liability established by Section 78.138 controls even if there is a provision in the corporation’s articles of incorporation unless a provision in the corporation’s articles of incorporation provides for greater individual liability.

Charter Provisions and Other Arrangements

Pursuant to the provisions of Nevada Revised Statutes, we have adopted indemnification provisions in our Amended and Restated Articles of Incorporation with respect to our officers and directors which state that, among other things, each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was an officer or director shall be indemnified and held harmless by the Company to the fullest extent authorized by Nevada law against all expense, liability, damage, claim and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes and penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith, and such indemnification shall continue as to an indemnitee who has ceased to be such a director, officer, employee or agent and shall inure to the benefit of the indemnitee’s heirs, executors and administrators.

Effective December 18, 2015, the Company entered into an indemnification agreement with each of Jeffrey Binder, its Chairman and Chief Executive Officer and director and Frank Koretsky, a director. On June 28, 2018, the Company entered into an indemnification agreement with each of David Lamadrid, its former President and Chief Financial Officer and Andrew Glashow, a director. Pursuant to the indemnification agreements, we are obligated to indemnify the Indemnitees to the fullest extent permitted by applicable law and to advance all reasonable expenses incurred by or on behalf of the Indemnitees in connection with any proceeding covered by the indemnification agreement, subject to certain restrictions and repayment provisions.

Item 15.       Recent Sales of Unregistered Securities

During the past three years, the following securities were sold or otherwise issued by the Company and were not registered under the Securities Act:

On August 3, 2016, we issued a convertible promissory note to CLS CO 2016, LLC in the amount of $150,000 in exchange for cash.

On January 10, 2017, we issued convertible promissory notes to Newcan Investment Partners LLC in the amounts of $410,000 and $50,000 in exchange for cash.

On March 27, 2017, we issued a convertible promissory note to Newcan Investment Partners LLC in the amount of $120,000 in exchange for cash.

On March 27, 2017, we issued a convertible promissory note to Mr. Binder in the amount of $159,000 in exchange for unpaid accrued salary due to Mr. Binder and cash.

On May 31, 2017, we issued an aggregate of 10,816,960 shares of common stock to Mr. Binder, Mr. Koretsky, Newcan Investment Partners LLC and CLS CO 2016 LLC in exchange for their conversion of certain convertible promissory notes totaling $2,537,750 and $166,490 in accrued interest under such notes.

On August 23, 2017, we issued convertible promissory notes to Newcan Investment Partners LLC in the amounts of $621,658 and $70,000 in exchange for cash.

On August 23, 2017, we issued convertible promissory notes to Mr. Binder in the amounts of $115,050 and $72,767 in exchange for unpaid accrued salary due to Mr. Binder and cash.

On September 20, 2017, we issued 1,500,000 shares of its common stock to StarForce Media, Inc. in exchange for a convertible promissory note in the original principal amount of $200,000, which note was originally issued by the Company on April 29, 2015 and subsequently purchased by Starforce Media, Inc.

On September 25, 2017, the Company agreed to issue up to 4,500,000 shares of its common stock to Andrew Glashow, as representative and nominee, in exchange for a convertible promissory note in the original principal amount of $200,000 issued to Old Main Capital, LLC on March 18, 2016.

On October 9, 2017, we issued a convertible promissory note to Newcan Investment Partners LLC in the amount of $29,999.50 in exchange for cash.

On October 9, 2017, we issued a convertible promissory note to Mr. Binder in the amount of $39,520.56 in exchange for unpaid accrued salary due to Mr. Binder and cash.

On November 15, 2017, we issued to FirstFire Global Opportunities Fund, LLC, in exchange for cash, a senior convertible promissory note in the amount of $363,000 and a warrant to purchase 350,000 shares of common stock.

On November 30, 2017, we issued 500,000 shares of restricted common stock to David Lamadrid as a signing bonus pursuant to the terms of his employment agreement.

On January 5, 20178 we issued a convertible promissory note to Newcan Investment Partners LLC in the amount of $115,000 in exchange for cash.

On January 5, 2018, we issued a convertible promissory note to Mr. Binder in the amount of $165,360.19 in exchange for unpaid accrued salary due to Mr. Binder and cash.

On February 5, 2018, we issued to Darling Capital LLC, in exchange for cash, a convertible promissory note in the amount of $550,000 and a warrant to purchase 400,000 shares of common stock.

On February 12, 2018, we issued to Efrat Investments, LLC, in exchange for cash, a convertible promissory note in the amount of $55,000 and a warrant to purchase 40,000 shares of common stock.

On February 20, 2018, we issued to David Lamadrid, in exchange for cash, a convertible promissory note in the amount of $31,250 and a warrant to purchase 25,000 shares of common stock.

On February 7, 21 and 28, 2018, we effected closings of our private securities offering conducted by WestPark Capital, Inc., as placement agent, whereby we sold an aggregate of $1,268,750 in units to a total of 15 investors in a private offering exempt from registration under Rule 506(c) of Regulation D, promulgated under the Securities Act of 1933, as amended.  Each unit consisted of four shares of our common stock and one warrant to purchase one share of common stock for $0.75.  The price per unit was $1.25.  The net proceeds to us, after deducting the placement agent’s commissions, the non-accountable expense allowance and actual expenses, was $1,081,528.

On May 11, 2018, we entered into a securities purchase agreement with YA II PN, Ltd., a Cayman Island exempted limited partnership, pursuant to which we agreed to sell to YA II PN, in two closings, (i) convertible debentures in the aggregate principal amount of $1,250,000, plus accrued interest, which may be converted into Common Shares, at the discretion of either the investor or the Company in accordance with the terms of the debentures, and (ii) five-year warrants to purchase an aggregate of 3,125,000 Common Shares at $0.60 per share.  At the first closing, which occurred on May 14, 2018, we issued a $750,000 debenture and a warrant to purchase 1,875,000 Common Shares.  At the second closing, which occurred on July 20, 2018, we issued a $500,000 debenture and a warrant to purchase 1,250,000 additional Common Shares.

On June 20, 2018, we closed the Canaccord Special Warrant Offering for aggregate gross proceeds of CAD$13,037,859. Canaccord Genuity Corp. acted as the sole agent and sole bookrunner in connection with the Offering. Pursuant to the Canaccord Special Warrant Offering, we issued 28,973,019 Special Warrants, at a price of CAD$0.45 per Special Warrant. Each Special Warrant was automatically exercisable, for no additional consideration, into one unit consisting of one share of common stock and one common stock warrant on the earlier of: (i) the date that is five business days following the date on which we obtain a receipt from the applicable securities commissions for a (final) prospectus qualifying the distribution of the units issuable upon exercise of the Special Warrants, and (ii) November 30, 2018. On August 20, 2018, the number of units acquirable upon deemed exercise of the Special Warrants was automatically adjusted from one unit per Special Warrant to 1.1 units per Special Warrant due to the Company not having obtained that required receipt from the applicable securities commissions to qualify the distribution of the units by that date.

On August 6, 2018, we issued a convertible promissory note to Newcan Investment Partners LLC, an entity owned by Frank Koretsky, a director of the Company, in the amount of $75,000.00, The holder of the Koretsky note may, at any time prior to payment or prepayment in full, convert all principal and accrued interest thereunder, in whole or in part, into securities of the Company. For each $0.40 converted, the holder will receive one Common Share.

Between August 8, 2018 and August 10, 2018, we entered into five subscription agreements, pursuant to which we agreed to sell, for an aggregate purchase price of $2,750,000, 6,875,000 units ($0.40 per unit), representing (i) 6,875,000 Common Shares and (ii) three-year warrants to purchase an aggregate of 6,875,000 Common Shares at an exercise price of $0.60 per share.  The warrants provide that they are callable at any time after the bid price of our common stock exceeds 120% of the exercise price of the warrants for a period of 20 consecutive business days.

Between October 25, 2018 and November 2, 2018, we entered into six subscription agreements pursuant to which we agreed to sell, for an aggregate purchase price of $5,857,000, $5,857,000 in original principal amount of convertible debentures. The debentures will bear interest, payable quarterly, at a rate of 8% per annum, with interest during the first eighteen (18) months following their issuance, being payable by increasing the then-outstanding principal amount of the Debentures and will mature on a date that is three years following their issuance.  The debentures will be convertible into units at a conversion price of $0.80 (U.S.) per unit.  Each unit consists of (i) one (1) share of our common stock, par value $.001, and (ii) one-half of one (1) warrant, with each warrant exercisable for three years to purchase one share of our common stock at a price of $1.10 (U.S.).  The debentures have a mandatory conversion feature in the event our common stock trades at a particular price over a specified period of time and a required redemption feature in the event of a “Change in Control” of the Company.  The debentures are unsecured obligations of the Company and will rank pari passu in right of payment of principal and interest with all other unsecured obligations of the Company. The parties to the Subscription Agreements and their respective purchase amounts are:  Navy Capital and its affiliates ($5,000,000 in principal amount), Darling and its affiliates ($632,000 in principal amount), Atul Sabharwal ($150,000 in principal amount) and Ashwin Srinivasan ($75,000 in principal amount).

All of the issuances of securities set forth above were deemed exempt from registration under the Securities Act in reliance on Section 4(a)(2) and/or Regulation D.

Item 16.       Exhibit Index

The following exhibits are included as part of this Registration Statement by reference:

Exhibit	Description

2.1

Agreement and Plan of Merger dated April 28, 2015 by and among CLS Holdings USA, Inc., CLS Merger, Inc., and CLS Labs, Inc. (incorporated by reference from Exhibit 2.1 in the Company’s Current Report on Form 8-K filed with the SEC on April 30, 2015).

2.2

Membership Interest Purchase Agreement dated December 4, 2017 between CLS Holdings USA, Inc. and Alternative Solutions, LLC (incorporated by reference from Exhibit 2.1 in the Company’s Current Report on Form 8-K filed with the SEC on December 7, 2017).

2.3

First Amendment to the Membership Interest Purchase Agreement by and between CLS Holdings USA, Inc. and Alternative Solutions, LLC dated January 16, 2018 (incorporated by reference from Exhibit 2.1 in the Company’s Current Report on Form 8-K filed with the SEC on January 19, 2018).

2.4

Second Amendment to the Membership Interest Purchase Agreement by and between CLS Holdings USA, Inc. and Alternative Solutions, LLC dated January 25, 2018 (incorporated by reference from Exhibit 2.1 in the Company’s Current Report on Form 8-K filed with the SEC on January 26, 2018).

2.5

Third Amendment to the Membership Interest Purchase Agreement by and between CLS Holdings USA, Inc. and Alternative Solutions, LLC effective as of March 27, 2018 (incorporated by reference from Exhibit 2.1 in the Company’s Current Report on Form 8-K filed with the SEC on April 4, 2018).

2.6

Fourth Amendment to the Membership Interest Purchase Agreement by and between CLS Holdings USA, Inc. and Alternative Solutions, LLC effective as of March 27, 2018 (incorporated by reference from Exhibit 2.2 in the Company’s Current Report on Form 8-K filed with the SEC on April 4, 2018).

2.7

Fifth Amendment to the Membership Interest Purchase Agreement by and between CLS Holdings USA, Inc. and Alternative Solutions, LLC effective as of May 17, 2018 (incorporated by reference from Exhibit 2.1 in the Company’s Current Report on Form 8-K filed with the SEC on May 21, 2018).

3.1	Articles of Incorporation of Adelt Design, Inc. (incorporated by reference from Exhibit 3.1 in the Company’s Registration Statement filed with the SEC on June 3, 2011).

3.2

Amended and Restated Articles of Incorporation of CLS Holdings USA, Inc. (incorporated by reference from Exhibit 1.1 in the Company’s Current Report on Form 8-K filed with the SEC on November 26, 2014).

3.3	Bylaws of Adelt Design, Inc. (incorporated by reference from Exhibit 3.2 in the Company’s Registration Statement filed with the SEC on June 3, 2011).

3.4	Amended and Restated Bylaws of CLS Holdings USA, Inc. (incorporated by reference from Exhibit 1.2 in the Company’s Current Report on Form 8-K filed with the SEC on November 26, 2014).

3.5	Certificate of Designation effective July 18, 2017. (incorporated by reference from Exhibit 3.1 in the Company’s Current Report on Form 8-K filed with the SEC on July 24, 2017).

4.1	Form of Stock Certificate (incorporated by reference from Exhibit 4.1 in the Company’s Current Report on Form 8-K filed with the SEC on April 30, 2015).

4.2

Special Warrant Indenture dated June 20, 2018 between CLS Holdings USA, Inc. and Odyssey Trust Company (incorporated by reference from Exhibit 4.1 in the Company’s Current Report on Form 8-K filed with the SEC on June 26, 2018).

4.3

Warrant Indenture dated June 20, 2018 between CLS Holdings USA, Inc. and Odyssey Trust Company (incorporated by reference from Exhibit 4.2 in the Company’s Current Report on Form 8-K filed with the SEC on June 26, 2018).

5.1*	Opinion of Connor and Connor LLP

10.1

Employment Agreement dated October 1, 2014 between CLS Labs, Inc. and Jeffrey Binder (incorporated by reference from Exhibit 10.1 in the Company’s Current Report on Form 8-K filed with the SEC on April 30, 2015) (1).

10.2

Addendum to Employment Agreement dated April 28, 2015 between CLS Labs, Inc., CLS Holdings USA, Inc. and Jeffrey Binder (incorporated by reference from Exhibit 10.2 in the Company’s Current Report on Form 8-K filed with the SEC on April 30, 2015) (1).

10.3

Employment Agreement dated October 1, 2014 between CLS Labs, Inc. and Michael Abrams (incorporated by reference from Exhibit 10.3 in the Company’s Current Report on Form 8-K filed with the SEC on April 30, 2015) (1).

10.4

Addendum to Employment Agreement dated April 28, 2015 between CLS Labs, Inc., CLS Holdings USA, Inc. and Michael Abrams (incorporated by reference from Exhibit 10.4 in the Company’s Current Report on Form 8-K filed with the SEC on April 30, 2015) (1).

10.5

Lease dated April 17, 2015 between Casimir-Quince, LLC, and CLS Labs Colorado, Inc. (incorporated by reference from Exhibit 10.5 in the Company’s Current Report on Form 8-K filed with the SEC on April 30, 2015).

10.6

Sublease Agreement dated April 17, 2015 between CLS Labs Colorado, Inc. and Picture Rock Holdings, LLC (incorporated by reference from Exhibit 10.6 in the Company’s Current Report on Form 8-K filed with the SEC on April 30, 2015).

10.7***

Licensing Agreement dated April 17, 2015 between CLS Labs Colorado, Inc. and Picture Rock Holdings, LLC (incorporated by reference from Exhibit 10.7 in the Company’s Current Report on Form 8-K filed with the SEC on April 30, 2015).

10.8***

Equipment Lease dated April 17, 2015, between CLS Labs Colorado, Inc. and Picture Rock Holdings, LLC (incorporated by reference from Exhibit 10.8 in the Company’s Current Report on Form 8-K filed with the SEC on April 30, 2015).

10.9

Restricted Stock Grant Agreement dated April 28, 2015 between CLS Holdings USA, Inc. and Michael Abrams (incorporated by reference from Exhibit 10.9 in the Company’s Current Report on Form 8-K filed with the SEC on April 30, 2015) (1).

10.10

Subscription for Property Agreement dated July 16, 2014, between CLS Labs, Inc. and Raymond Keller (incorporated by reference from Exhibit 2.1 in the Company’s Current Report on Form 8-K filed with the SEC on April 30, 2015).

10.11

Promissory Note dated April 17, 2015, between CLS Labs Colorado, Inc. and Picture Rock Holdings, LLC (incorporated by reference from Exhibit 10.11 in the Company’s Current Report on Form 8-K filed with the SEC on April 30, 2015).

10.12

Confidentiality, Non-Compete and Proprietary Rights Agreement dated July 16, 2104 between CLS Labs, Inc. and Raymond Keller (incorporated by reference from Exhibit 2.1 in the Company’s Current Report on Form 8-K filed with the SEC on April 30, 2015).

10.13

Employment Agreement dated August 18, 2015 between CLS Holdings USA, Inc. and Alan Bonsett (incorporated by reference from Exhibit 10.1 on the Company’s Current Report on Form 8-K filed with the SEC on August 20, 2015) (1).

10.14	Loan Agreement dated April 29, 2015 (incorporated by reference from Exhibit 10.1 in the Company’s Current Report on Form 8-K filed with the SEC on May 5, 2015).

10.15	Form of Indemnification Agreement (incorporated by reference from Exhibit 10.1 in the Company’s Current Report on Form 8-K filed with the SEC on December 22, 2015).

10.16

Convertible Promissory Note dated January 12, 2016 in favor of Frank Koretsky (incorporated by reference from Exhibit 10.1 in the Company’s Current Report on Form 8-K filed with the SEC on January 19, 2016).

10.17

Convertible Promissory Note dated January 12, 2016, in favor of Jeffrey Binder (incorporated by reference from Exhibit 10.2 in the Company’s Current Report on Form 8-K filed with the SEC on January 19, 2016) (1).

10.18

10% Original Issue Discount Convertible Promissory Note dated March 18, 2016, in favor of Old Main Capital, LLC (incorporated by reference from Exhibit 4.1 in the Company’s Current Report on Form 8-K filed with the SEC on March 24, 2016).

10.19

8% Convertible Promissory Note dated March 18, 2016 in favor of Old Main Capital, LLC (incorporated by reference from Exhibit 4.2 in the Company’s Current Report on Form 8-K filed with the SEC on March 24, 2016).

10.20

Securities Purchase Agreement dated March 18, 2016 between the Company and Old Main Capital, LLC (incorporated by reference from Exhibit 10.20 in Amendment No. 1 to the Company’s Registration Statement No. 333-210851 filed with the SEC on June 2, 2016).

10.21

Registration Rights Agreement dated March 18, 2016 between the Company and Old Main Capital, LLC (incorporated by reference from Exhibit 10.2 in the Company’s Current Report on Form 8-K filed with the SEC on March 24, 2016).

10.22

Convertible Promissory Note dated April 11, 2016, in favor of Frank Koretsky (incorporated by reference from Exhibit 10.1 in the Company’s Current Report on Form 8-K filed with the SEC on April 14, 2016).

10.23

Convertible Promissory Note dated April 11, 2016, in favor of Jeffrey Binder (incorporated by reference from Exhibit 10.2 in the Company’s Current Report on Form 8-K filed with the SEC on April 14, 2016).

10.24

Equity Purchase Agreement dated April 18, 2016 between the Company and Old Main Capital, LLC (incorporated by reference from Exhibit 10.1 in the Company’s Current Report on Form 8-K filed with the SEC on April 20, 2016).

10.25

Convertible Promissory Note dated July 20, 2016, in favor of Frank Koretsky (incorporated by reference from Exhibit 10.1 in the Company’s Current Report on Form 8-K filed with the SEC on July 28, 2016).

10.26

Convertible Promissory Note dated July 20, 2016, in favor of Jeffrey Binder (incorporated by reference from Exhibit 10.2 in the Company’s Current Report on Form 8-K filed with the SEC on July 28, 2016).

10.27

Convertible Promissory Note dated August 3, 2016, in favor of CLS CO 2016, LLC (incorporated by reference from Exhibit 10.27 in the Company’s Registration Statement on Form S-1 filed with the SEC on November 2, 2016).

10.28

Amendment to Agreements dated October 6, 2016 between the Company and Old Main Capital, LLC (incorporated by reference from Exhibit 10.1 in the Company’s Current Report on Form 8-K filed with the SEC on October 7, 2016).

10.29

Amendment to Equity Purchase Agreement dated October 6, 2016 between the Company and Old Main Capital, LLC (incorporated by reference from Exhibit 10.2 in the Company’s Current Report on Form 8-K filed with the SEC on October 7, 2016).

10.30

Amendment No.2 to Equity Purchase Agreement dated October 6, 2016 between the Company and Old Main Capital, LLC (incorporated by reference from Exhibit 10.1 in the Company’s Current Report on Form 8-K filed with the SEC on December 2, 2016).

10.31

Convertible Promissory Note dated January 10, 2017 in favor of Newcan Investment Partners LLC (incorporated by reference from Exhibit 10.1 in the Company’s Current Report on Form 8-K filed with the SEC on January 13, 2017).

10.32

Convertible Promissory Note dated January 10, 2017 in favor of Newcan Investment Partners LLC (incorporated by reference from Exhibit 10.2 in the Company’s Current Report on Form 8-K filed with the SEC on January 13, 2017).

10.33

Amendment No.3 to Equity Purchase Agreement dated October 6, 2016 between the Company and Old Main Capital, LLC (incorporated by reference from Exhibit 10.1 in the Company’s Current Report on Form 8-K filed with the SEC on March 28, 2017).

10.34

Convertible Promissory Note dated March 27, 2017 in favor of Newcan Investment Partners LLC (incorporated by reference from Exhibit 10.1 in the Company’s Current Report on Form 8-K filed with the SEC on April 4, 2017).

10.35

Convertible Promissory Note dated March 27, 2017 in favor of Jeffrey Binder (incorporated by reference from Exhibit 10.2 in the Company’s Current Report on Form 8-K filed with the SEC on April 4, 2017).

10.36

Omnibus Loan Amendment Agreement, dated May 31, 2017, by and among CLS Holdings USA, Inc., Jeffrey I. Binder, Frank Koretsky, Newcan Investment Partners LLC and CLS CO 2016 LLC (incorporated by reference from Exhibit 10.1 in the Company’s Current Report on Form 8-K filed with the SEC on June 2, 2017).

10.37

Amendment No.4 to Equity Purchase Agreement dated October 6, 2016 between the Company and Old Main Capital, LLC (incorporated by reference from Exhibit 10.1 in the Company’s Current Report on Form 8-K filed with the SEC on July 7, 2017).

10.38

Amendment No.5 to Equity Purchase Agreement dated October 6, 2016 between the Company and Old Main Capital, LLC (incorporated by reference from Exhibit 10.1 in the Company’s Current Report on Form 8-K filed with the SEC on August 24, 2017).

10.39

Convertible Promissory Note dated August 23, 2017 in favor of Newcan Investment Partners LLC (incorporated by reference from Exhibit 10.1 in the Company’s Current Report on Form 8-K filed with the SEC on August 24, 2017).

10.40

Convertible Promissory Note dated August 23, 2017 in favor of Newcan Investment Partners LLC (incorporated by reference from Exhibit 10.2 in the Company’s Current Report on Form 8-K filed with the SEC on August 24, 2017).

10.41

Convertible Promissory Note dated August 23, 2017 in favor of Jeffrey Binder (incorporated by reference from Exhibit 10.3 in the Company’s Current Report on Form 8-K filed with the SEC on August 24, 2017).

10.42

Convertible Promissory Note dated August 23, 2017 in favor of Jeffrey Binder (incorporated by reference from Exhibit 10.4 in the Company’s Current Report on Form 8-K filed with the SEC on August 24, 2017).

10.43

Exchange Agreement dated September 20, 2017 between CLS Holdings USA, Inc. and StarForce Media, Inc. (incorporated by reference from Exhibit 10.1 in the Company’s Current Report on Form 8-K filed with the SEC on September 26, 2017).

10.44

Exchange Agreement dated September 25, 2017 between CLS Holdings USA, Inc. and Andrew J. Glashow, as representative and nominee (incorporated by reference from Exhibit 10.2 in the Company’s Current Report on Form 8-K filed with the SEC on September 26, 2017).

10.45

Convertible Promissory Note dated October 9, 2017 in favor of Newcan Investment Partners LLC (incorporated by reference from Exhibit 10.1 in the Company’s Current Report on Form 8-K filed with the SEC on October 12, 2017).

10.46

Convertible Promissory Note dated October 9, 2017 in favor of Jeffrey Binder (incorporated by reference from Exhibit 10.2 in the Company’s Current Report on Form 8-K filed with the SEC on October 12, 2017).

10.47

Senior Convertible Promissory Note dated November 15, 2017 by the Company in favor of FirstFire Global Opportunities Fund, LLC ((incorporated by reference from Exhibit 10.1 in the Company’s Current Report on Form 8-K filed with the SEC on November 20, 2017).

10.48

Securities Purchase Agreement dated November 15, 2017 by the Company and FirstFire Global Opportunities Fund, LLC (incorporated by reference from Exhibit 10.2 in the Company’s Current Report on Form 8-K filed with the SEC on November 20, 2017).

10.49

Employment Agreement dated November 30, 2017 between the Company and David Lamadrid (incorporated by reference from Exhibit 10.2 in the Company’s Current Report on Form 8-K filed with the SEC on December 6, 2017).

10.50

Convertible Promissory Note dated January 5, 2018 in favor of Newcan Investment Partners LLC (incorporated by reference from Exhibit 10.1 in the Company’s Current Report on Form 8-K filed with the SEC on January 5, 2018).

10.51

Convertible Promissory Note dated January 5, 2018 in favor of Jeffrey Binder (incorporated by reference from Exhibit 10.2 in the Company’s Current Report on Form 8-K filed with the SEC on January 5, 2018).

10.52

Omnibus Amendment to Convertible Notes dated January 10, 2018, effective December 1, 2017, among CLS Holdings USA, Inc., Jeffrey I. Binder and Newcan Investment Partners, LLC (incorporated by reference from Exhibit 10.1 in the Company’s Current Report on Form 8-K filed with the SEC on January 12, 2018).

10.53

Convertible Promissory Note dated February 5, 2018 in favor of Darling Capital LLC (incorporated by reference from Exhibit 10.1 in the Company’s Current Report on Form 8-K filed with the SEC on February 9, 2018).

10.54

Securities Purchase Agreement dated February 5, 2018 by and between CLS Holdings USA, Inc. and Darling Capital LLC (incorporated by reference from Exhibit 10.2 in the Company’s Current Report on Form 8-K filed with the SEC on February 9, 2018).

10.55

Convertible Promissory Note dated February 12, 2018 in favor of Efrat Investments, LLC (incorporated by reference from Exhibit 10.1 in the Company’s Current Report on Form 8-K filed with the SEC on February 16, 2018).

10.56

Securities Purchase Agreement dated February 12, 2018 by and between CLS Holdings USA, Inc. and Efrat Investments, LLC (incorporated by reference from Exhibit 10.2 in the Company’s Current Report on Form 8-K filed with the SEC on February 16, 2018).

10.57

Convertible Promissory Note dated February 20, 2018 in favor of David Lamadrid (incorporated by reference from Exhibit 10.1 in the Company’s Current Report on Form 8-K filed with the SEC on February 26, 2018).

10.58

Securities Purchase Agreement dated February 20, 2018 by and between CLS Holdings USA, Inc. and David Lamadrid (incorporated by reference from Exhibit 10.2 in the Company’s Current Report on Form 8-K filed with the SEC on February 26, 2018).

10.59

Convertible Promissory Note dated April 6, 2018 in favor of Jeffrey Binder in the original principal amount of $37,500.00 (incorporated by reference from Exhibit 10.1 in the Company’s Current Report on Form 8-K filed with the SEC on April 11, 2018).

10.60

Securities Purchase Agreement dated May 11, 2018 by and between CLS Holdings USA, Inc. and YA II PN, Ltd (incorporated by reference from Exhibit 10.1 in the Company’s Current Report on Form 8-K filed with the SEC on May 17, 2018).

10.61	Convertible Promissory Note dated May 14, 2018 in favor of YAII PN, Ltd. (incorporated by reference from Exhibit 10.2 in the Company’s Current Report on Form 8-K filed with the SEC on May 17, 2018).

10.62

Warrant to Purchase 1,875,000 shares of Common Stock issued May 14, 2018 by CLS Holdings USA, Inc. in favor of YA II PN, Ltd. (incorporated by reference from Exhibit 10.3 in the Company’s Current Report on Form 8-K filed with the SEC on May 17, 2018).

10.63

Registration Rights Agreement dated May 11, 2018 by and between CLS Holdings USA, Inc. and YA II PN, Ltd (incorporated by reference from Exhibit 10.4 in the Company’s Current Report on Form 8-K filed with the SEC on May 17, 2018).

10.64

Agency Agreement dated June 20, 2018 by and between CLS Holdings USA, Inc. and Canaccord Genuity Corp. (incorporated by reference from Exhibit 10.1 in the Company’s Current Report on Form 8-K filed with the SEC on June 26, 2018).

10.65

Indemnification Agreement by and between CLS Holdings USA, Inc. and David Lamadrid dated June 28, 2018 (incorporated by reference from Exhibit 10.1 in the Company’s Current Report on Form 8-K filed with the SEC on June 29, 2018).

10.66

Indemnification Agreement by and between CLS Holdings USA, Inc. and Andrew Glashow dated June 28, 2018 (incorporated by reference from Exhibit 10.2 in the Company’s Current Report on Form 8-K filed with the SEC on June 29, 2018).

10.67

6% Secured Promissory Note of CLS Holdings USA, Inc. in favor of Serenity Wellness Enterprises, LLC, as nominee, in the aggregate principal amount of $4,000,000 dated June 27, 2018 (incorporated by reference from Exhibit 10.1 in the Company’s Current Report on Form 8-K filed with the SEC on June 29, 2018).

10.68

Convertible Debenture dated July 20, 2018 in the original principal amount of $500,000 made by CLS Holdings USA, Inc. in favor of YA II PN, Ltd. (incorporated by reference from Exhibit 10.1 in the Company’s Current Report on Form 8-K filed with the SEC on July 24, 2018).

10.69

Warrant to Purchase 1,250,000 shares of Common Stock issued July 20, 2018 by CLS Holdings USA, Inc. in favor of YA II PN, Ltd (incorporated by reference from Exhibit 10.2 in the Company’s Current Report on Form 8-K filed with the SEC on July 24, 2018).

10.70	Bonus Award Letter to Star Associates, LLC dated July 24, 2018 (incorporated by reference from Exhibit 10.1 in the Company’s Current Report on Form 8-K filed with the SEC on July 30, 2018).

10.71

Employment Agreement dated July 31, 2018 between CLS Nevada, Inc. and Benjamin Sillitoe (incorporated by reference from Exhibit 10.1 in the Company’s Current Report on Form 8-K filed with the SEC on August 1, 2018) (1).

10.72

Employment Agreement dated July 31, 2018 between CLS Nevada, Inc. and Don Decatur (incorporated by reference from Exhibit 10.2 in the Company’s Current Report on Form 8-K filed with the SEC on August 1, 2018) (1).

10.73	Subscription Agreement and Form of Warrant (incorporated by reference from Exhibit 10.1 in the Company’s Current Report on Form 8-K filed with the SEC on August 6, 2018).

10.74

Convertible Promissory Note dated August 6, 2018 in favor of Newcan Investment Partners LLC in the original principal amount of $75,000.00 (incorporated by reference from Exhibit 10.1 in the Company’s Current Report on Form 8-K filed with the SEC on August 7, 2018).

10.75

Form of Subscription Agreement with Ionic Ventures, LLC, Navy Capital Green Management, LLC, as nominee (Ireland Trust), Navy Capital Green Management, LLC, as nominee (Reichenbaum Trust), Navy Capital Green Management, LLC, as nominee (Aiello), Navy Capital Green Management, LLC, as nominee (Weil) (incorporated by reference from Exhibit 10.1 in the Company’s Current Report on Form 8-K filed with the SEC on August 6, 2018).

10.76	Form of Subscription Agreement and Warrant,(incorporated by reference from Exhibit 10.1 in the Company’s Current Report on Form 8-K filed with the SEC on November 6, 2018).

10.77†	Subscription Agreement with Navy Capital Green International Limited ($4,000,000).

10.78†	Subscription Agreement with Navy Capital Green International Limited ($1,000,000).

10.79

Option Agreement, dated October 31, 2018, by and among CLS Holdings USA, Inc., CLS Massachusetts, Inc. and In Good Health, Inc. (incorporated by reference from Exhibit 10.4 in the Company’s Current Report on Form 8-K filed with the SEC on November 6, 2018).

10.80

 Loan Agreement, dated October 31, 2018, by and between CLS Holdings USA, Inc. and In Good Health, Inc. (incorporated by reference from Exhibit 10.5 in the Company’s Current Report on Form 8-K filed with the SEC on November 6, 2018).

10.81

Secured Promissory Note, dated October 31, 2018, issued by In Good Health, Inc. in favor of CLS Holdings USA, Inc. (incorporated by reference from Exhibit 10.6 in the Company’s Current Report on Form 8-K filed with the SEC on November 6, 2018).

10.82

Security Agreement, dated October 31, 2018, by and between CLS Holdings USA, Inc. and In Good Health, Inc. (incorporated by reference from Exhibit 10.7 in the Company’s Current Report on Form 8-K filed with the SEC on November 6, 2018).

10.83†	Subscription Agreement with Darling Capital, LLC ($532,000).

10.84†	Subscription Agreement with Darling Capital, LLC ($100,000)

10.85†	Subscription Agreement with Atul Sabharwal ($150,000).

10.86†	Subscription Agreement with Ashwin Srinivasan ($75,000).

23.1*	Consent of M&K CPAS PLLC for CLS Holdings USA Year End Audit Report

23.2*	Consent of M&K CPAS PLLC for Alternative Solutions Year End Audit Report

23.3*	Consent of Connor and Connor LLP (included in exhibit 5.1)

24.1 **	Power of Attorney of Directors of the Registrant (set forth on signature page to this filing).

101.INS*	XBRL Instance Document

101.SCH*	XBRL Taxonomy Extension Schema Document

101.CAL*	XBRL Taxonomy Extension Calculation Linkbase Document

101.DEF*	XBRL Taxonomy Extension Definition Linkbase Document

101.LAB*	XBRL Taxonomy Extension Label Linkbase Document

101.PRE*	XBRL Taxonomy Extension Presentation Linkbase Document

(1)           Management Contract or Compensation Plan

*	Filed herewith

**	Previously filed with our Registration Statement on Form S-1, File No. 333-227089, filed with the Securities Exchange Commission on August 28, 2018

***

Portions of this document are omitted pursuant to a confidential treatment order granted pursuant to Rule 24(b)-2 under the Exchange Act.  Confidential portions of this document have been filed separately with the Securities and Exchange Commission.

†

Pursuant to Instruction 2 to Item 601 of Regulation S-K, document not filed because essentially identical in terms and conditions to Exhibit 10.76.  Material differences in those agreements are set forth in Part II Item 15 of this Registration Statement.

 Item 17.       Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for purposes of determining liability under the Securities Act to any purchaser:

(i) If the registrant is relying on Rule 430B:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) (§ 230.424(b)(2), (b)(5), or (b)(7) of this chapter) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) (§ 230.415(a)(1)(i), (vii), or (x) of this chapter) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(c) The undersigned registrant hereby undertakes that:

(1) For the purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) or under the securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities as that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Miami, State of Florida, on November 6, 2018.

CLS HOLDINGS USA, INC.

By:	/s/ Jeffrey I. Binder
Jeffrey I. Binder
Chairman and Chief Executive Officer (Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to Form S-1 has been signed by the following persons in the capacities and on the date indicated.

Signatures	Title	Date

/s/ Jeffrey I. Binder	Chairman, Chief Executive Officer and Director	November 6, 2018
Jeffrey I. Binder	(principal executive officer)

*	Director	November 6, 2018
Frank Koretsky

/s/ Frank Tarantino	Chief Financial Officer	November 6, 2018
Frank Tarantino	(principal financial officer)

*	Director	November 6, 2018
Andrew Glashow

* By:     /s/ Jeffrey I. Binder

              Jeffrey I. Binder, attorney-in-fact